     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             LIFECODES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    8071                                   52-1823048
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                                550 WEST AVENUE
                          STAMFORD, CONNECTICUT 06902
                                 (203) 328-9500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              WALTER O. FREDERICKS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LIFECODES CORPORATION
                                550 WEST AVENUE
                          STAMFORD, CONNECTICUT 06902
                                 (203) 328-9500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                   NORMAN J. FLEMING, ESQ.                                         MITCHELL S. BLOOM, ESQ.
                        WIGGIN & DANA                                          TESTA, HURWITZ & THIBEAULT, LLP
                      ONE CENTURY TOWER                                               HIGH STREET TOWER
                      265 CHURCH STREET                                                125 HIGH STREET
                 NEW HAVEN, CONNECTICUT 06508                                    BOSTON, MASSACHUSETTS 02110
                  TELEPHONE: (203) 498-4400                                       TELEPHONE: (617) 248-7000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                                    MAXIMUM OFFERING
              TITLE OF EACH CLASS                  AMOUNT TO BE         PRICE PER        MAXIMUM AGGREGATE         AMOUNT OF
        OF SECURITIES TO BE REGISTERED             REGISTERED(1)        SHARE(2)         OFFERING PRICE(2)     REGISTRATION FEE
Common Stock, par value $.10 per share.........      4,361,818           $12.00             $52,341,816           $18,048.91

(1) Includes 480,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any. Also includes 681,818 shares to be issued in connection with the acquisition of GeneScreen Inc.

(2) The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an underwritten offering of Common Stock (the 'IPO Prospectus') and one to be used in connection with the issuance of shares of Common Stock pursuant to the acquisition by the Registrant of the outstanding shares of GeneScreen Inc. (the 'Acquisition Prospectus'). The IPO Prospectus and the Acquisition Prospectus will be identical in all respects except for the alternate pages of the Acquisition Prospectus included herein each of which is labeled 'Alternate Page for Acquisition Prospectus.'

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 17, 1998
PROSPECTUS
                                3,200,000 SHARES

                                    [LOGO]

                                  COMMON STOCK
                            ------------------------

    Of the 3,200,000 shares of Common Stock offered hereby, 2,900,000 shares are being offered by Lifecodes Corporation ('Lifecodes' or the 'Company') and 300,000 shares are being offered by certain stockholders of the Company (the 'Selling Stockholders'). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See 'Principal and Selling Stockholders.' Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently anticipated that the initial public offering price of the Common Stock offered hereby will be between $10.00 and $12.00 per share. See 'Underwriting' for a discussion of the factors considered in determining the initial public offering price. The Common Stock has been applied for quotation on the Nasdaq National Market under the symbol 'LFCD.'

                           ------------------------
            THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE
                  OF RISK. SEE 'RISK FACTORS' ON PAGES 6-14.
                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[CAPTION]

                                                      UNDERWRITING                            PROCEEDS TO
                                    PRICE TO         DISCOUNTS AND        PROCEEDS TO           SELLING
                                     PUBLIC          COMMISSIONS(1)        COMPANY(2)         STOCKHOLDERS
Per Share....................          $                   $                   $                   $
Total(3).....................          $                   $                   $                   $

(1) The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

(2) Before deducting expenses payable by the Company estimated at $1,200,000.

(3) The Selling Stockholders have granted to the Underwriters a 45-day option to purchase up to 480,000 additional shares of Common Stock on the same terms and conditions set forth above solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to Company and Proceeds to
    Selling Stockholders will be $      , $       , $       and $       ,
    respectively. See 'Underwriting.'
                            ------------------------

     The shares of Common Stock are offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the certificates for the shares of Common Stock will be available for delivery at the offices of Volpe Brown Whelan & Company, LLC, One Maritime Plaza, San
Francisco, California, on or about             , 1998.

VOLPE BROWN WHELAN & COMPANY
                     VECTOR SECURITIES INTERNATIONAL, INC.
                                                                    ADVEST, INC.

               THE DATE OF THIS PROSPECTUS IS             , 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE
'UNDERWRITING.'

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including information set forth in 'Risk Factors,' 'Unaudited Pro Forma Condensed Combined Financial Data,' the Consolidated Financial Statements, including Notes thereto, included elsewhere in this Prospectus and the Supplemental Consolidated Financial Statements, including Notes thereto, included elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus has been adjusted to give retroactive effect to the split of the Common Stock at the rate of 3.65-for-1, to be effected prior to the closing of this offering, and assumes (i) the consummation of the GeneScreen Acquisition described under the heading 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition' to be completed contemporaneously with the closing of this offering, (ii) the Underwriters' over-allotment option is not exercised and (iii) the conversion of 21,500 shares of Series A Convertible Preference Stock ('Preferred Stock') into 156,950 shares of Common Stock at a rate of 7.3 shares of Common Stock for each share of Preferred Stock upon the closing of this offering. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those results discussed in those forward-looking statements and from results historically experienced. Factors that might cause such a difference include, but are not limited to, those discussed in 'Risk Factors.'

                                  THE COMPANY

     Lifecodes is a leading provider of DNA testing services and related products for human paternity and forensic identification ('identity testing') and for genetic typing of potential donors and recipients of bone marrow and organ transplants ('transplant testing'). Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect. Transplant testing detects the genetic sequence of certain human leukocyte antigens ('HLA') contained in DNA which are believed to be a principal determinant of whether a donor's bone marrow or organ transplant may be rejected by the recipient's immune system ('rejection') or may attack the recipient's immune system ('graft vs. host disease'). The Company is one of the largest providers of paternity, forensic and transplant testing services in the United States and is one of the largest providers of transplant testing in Europe. In addition to testing services, the Company offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized test kits.

     Lifecodes was the first company to commercially offer DNA testing for paternity and forensic identification. In 1987, the Company assisted law enforcement officials in obtaining the first conviction in the United States based on DNA testing. The Company's Cellmark subsidiary was the first and is one of only two commercial forensic laboratories accredited by the American Society of Crime Laboratory Directors for DNA testing and regularly performs casework and provides expert DNA testimony in criminal cases nationwide. The Company's HLA test kits are used by the Naval Medical Research Institute and by 15 of the 19 screening laboratories (including three of the Company's laboratories) performing DNA testing for the National Marrow Donor Program, which together are generally regarded as being among the most influential institutions worldwide in setting transplant testing standards.

     Historically, the Company has focused on developing and incorporating its DNA technology into products to be sold as stand-alone test kits and to a lesser extent as DNA testing services. Since 1997, the Company has emphasized offering testing services to end-users of DNA testing information in an effort to meet demand for an integrated DNA testing solution and to take advantage of access to new DNA testing process technologies from Molecular Dynamics, Inc., Amersham Pharmacia Biotech and Molecular Innovations, Inc. which the Company believes, when fully developed, will improve the speed, quality and breadth of information provided by its testing services at a reduced cost. In addition, the Company believes this strategy will allow the Company to exploit opportunities not otherwise available to it as a marketer of DNA testing products.

     Since January 1, 1998, the Company has substantially increased its testing service revenue base and expanded its market coverage and laboratory infrastructure by completing the acquisitions of (i) National Legal Laboratories ('NLL'), the fifth largest paternity testing laboratory in the United States,
(ii) International Support for Bone Marrow Drives, Ltd. ('ISBMD'), the largest provider of HLA testing services in Germany, (iii) Micro

Diagnostics, Inc. ('MDx'), a full service DNA testing laboratory and (iv) Helix Biotech Ltd. ('Helix'), a full service DNA testing laboratory serving the Canadian market (collectively, the 'Recent Acquisitions'). In addition, the Company has entered into a letter of intent to acquire GeneScreen Inc. ('GeneScreen') for cash and stock valued at $12.5 million (the 'GeneScreen Acquisition'). GeneScreen is a leading provider of paternity testing services and had revenues of $11.2 million during the year ended December 31, 1997. The GeneScreen Acquisition will close contemporaneously with this offering. See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.' The Company intends to increase its revenue and profitability by leveraging its DNA testing process technology, currently under development, across its existing and acquired laboratory operations and those which it may acquire in the future and, to a lesser extent, by taking advantage of operational efficiencies brought about as a result of a larger laboratory infrastructure.

     The Company's goal is to be the leading international supplier of integrated DNA testing solutions. The Company's business strategy to meet this goal consists of the following primary elements: (i) continuing to improve its DNA testing process to increase the speed, quality and breadth of information provided by its testing services and to lower its costs; (ii) pursuing strategic acquisitions; (iii) expanding internationally through joint venture and licensing arrangements; (iv) maintaining its industry leadership position by working to set industry standards; and (v) extending the Company's technologies into other diagnostic testing areas.

                                  THE OFFERING

Common Stock being offered by:

     The Company............................................  2,900,000 shares

     The Selling Stockholders...............................  300,000 shares

Common Stock to be outstanding after the offering...........  6,560,857 shares(1)

Use of proceeds.............................................  For payment of the cash portion of the purchase price of the GeneScreen Acquisition, repayment of
                                                              indebtedness, and for general corporate purposes,
                                                              including working capital and possible future
                                                              acquisitions. See 'Use of Proceeds.'

Proposed Nasdaq National Market symbol......................  LFCD

------------------
(1) Based upon the number of shares outstanding on July 15, 1998. Does not include: (i) 1,322,501 shares of Common Stock issuable upon the exercise of stock options and warrants outstanding as of such date, of which 1,049,335 stock options and warrants were then exercisable; and (ii) 1,101,287 additional shares available for grant under the 1992 Employee Stock Option Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Plan. See 'Management--Stock Option Plans.'

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                                     SIX MONTHS ENDED
                                                    FISCAL YEAR ENDED SEPTEMBER 30,                      MARCH 31,
                                       ---------------------------------------------------------   ---------------------
                                         1993        1994        1995       1996(1)     1997(1)     1997(1)     1998(1)
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                                   DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues...........................  $   2,402   $   2,628   $   3,534   $   7,683   $  15,065   $   5,706   $  10,250
  Gross profit.......................      1,137       1,271       2,030       3,679       7,690       2,663       5,340
  Income (loss) from operations......       (782)       (205)        276        (335)        822          59       1,219
  Net income (loss)..................       (671)       (391)        179        (576)        388        (103)        434
  Net income (loss) per share
    Basic............................  $   (0.56)  $   (0.26)  $    0.12   $   (0.32)  $    0.18   $   (0.05)  $    0.19
    Diluted..........................  $   (0.56)  $   (0.26)  $    0.10   $   (0.32)  $    0.14   $   (0.05)  $    0.14
  Weighted average common shares
    outstanding
    Basic............................  1,199,627   1,498,807   1,555,053   1,803,761   2,159,902   2,153,562   2,281,641
    Diluted..........................  1,199,627   1,498,807   1,792,504   1,803,761   2,706,793   2,153,562   3,139,511

                                                                                            MARCH 31, 1998
                                                                            ----------------------------------------------
                                                                                                              PRO FORMA
                                                                            ACTUAL(1)     PRO FORMA(2)      AS ADJUSTED(3)
                                                                            ---------    ---------------    --------------
                                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............................................    $   729         $ 1,136           $ 22,500
  Working capital........................................................       (429)         (1,803)            18,902
  Total assets...........................................................     10,972          14,332             42,377
  Total indebtedness(4)..................................................      2,804           3,532              1,281
  Stockholders' equity...................................................      2,356           3,145             23,113

------------------

(1) Restated to give effect to the acquisition of MDx effective April 30, 1998 which was accounted for as a pooling of interests. See Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.

(2) Pro forma to reflect the acquisitions of ISBMD and Helix as if they occurred on March 31, 1998. See 'Business--Recent and Pending Acquisitions.'

(3) Adjusted to reflect the consummation of the GeneScreen Acquisition and the sale of 2,900,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $11.00 per share and the application of the estimated net proceeds therefrom. See 'Use of Proceeds' and 'Capitalization.'

(4) Includes short-term and long-term borrowings and current maturities of long-term debt. Excludes capital lease obligations.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those results discussed in those forward-looking statements and from results historically experienced. Factors that might cause such a difference include, but are not limited to, those discussed in 'Risk Factors.'

     Absence of Profits. After giving effect to the Recent and Pending Acquisitions, the Company has, on a pro forma basis, incurred operating losses. For the fiscal year ended September 30, 1997 and the six months ended March 31, 1998, the Company incurred pro forma net losses of $1.3 million and $549,000, respectively. The Company's ability to achieve profitability in the future will depend on a variety of factors, including the Company's management of its existing operations, the ability of the Company to successfully implement its business strategy, the ability of the Company to integrate and increase the profitability of recently acquired entities, the nature and extent of any future acquisitions and general economic conditions. There can be no assurance that the Company will be profitable in the future. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Unaudited Pro Forma Condensed Combined Financial Data' and the Consolidated Financial Statements and Notes thereto, each included elsewhere in this Prospectus.

     Fluctuations in Quarterly Operating Results. Variations in the Company's results of operations have occurred from quarter to quarter and the Company may experience significant fluctuations in results of operations on a quarter to quarter basis in the future. Quarterly operating results will fluctuate due to numerous factors, including: (i) the timing of the introduction and availability of new or improved testing services and products; (ii) the timing and level of expenditures associated with research and development activities; (iii) seasonality in the Company's operating results; (iv) the Company's ability to cost-effectively manage and integrate newly acquired entities; (v) variations in laboratory efficiencies; (vi) the timing of establishment of strategic technology licenses and the implementation of technology licenses under such arrangements; (vii) changes in demand for its services and products based on competition and changes in government regulation and other economic factors;
(viii) the timing of significant orders from customers; (ix) changes in pricing and discounts; (x) variations in the mix of services and products sold; (xi) the timing and level of expenditures associated with expansion of sales and marketing activities and overall operations; and (xii) general economic conditions. Many of these factors are difficult to forecast or are beyond the Company's control, and these or other factors could have a material adverse effect on the Company's business, financial condition and results of operations. Specifically, the Company's operations are subject to certain seasonal and market forces that are difficult for management to anticipate or control. In particular, drives to find potential donors of bone marrow tend to occur in the spring and fall with the result that the Company's second and fourth fiscal quarters (winter and summer quarters) may not be as strong financially as its first and third fiscal quarters. Furthermore, the Company generally provides testing services as and when required by its customers and therefore does not typically have significant backlog. Fluctuations in quarterly demand for the Company's testing services and products may adversely affect the continuity of the Company's laboratory operations, increase uncertainty in operational planning and/or affect cash flows from operations. In addition, as a result of these fluctuations, it is likely that in some future period the Company's results will not meet the expectations of public market security analysts or investors. In such event, the price of the Common Stock could be adversely affected. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results of Operations.'

     Management of Growth and Integration of Recently Completed and Pending Acquisitions. Since January 1, 1998, the Company has completed four acquisitions of businesses involved in providing laboratory services or contracting for laboratory services in the fields of identity and transplant testing. The Company is in the process of implementing a number of changes to integrate these businesses into the Company, including but not limited to, changing or eliminating management, implementing programs to reduce the cost of purchased materials, implementing financial controls and consolidating administrative functions. There can be no assurance that the Company will be successful in implementing such changes or that such changes will be adequate to enable the Company to generate profits from the historically unprofitable operations acquired or to maintain the profitability of historically profitable operations. In addition to these completed acquisitions, the GeneScreen Acquisition, as well as the overall implementation of the Company's acquisition strategy, will place significant strain on the Company's administrative, operational and financial resources and increased demands on its systems and controls. The Company's ability to manage its growth successfully will require it to continue to improve and expand such systems and controls. The failure of the Company's management to manage growth effectively may have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks Related to Acquisition Strategy. A principal element of the Company's strategy is to increase revenues and profitability through the acquisition of laboratories engaged in DNA testing. The ability of the Company to achieve this objective will depend upon a variety of factors, including finding appropriate companies, acquiring such companies on commercially reasonable terms and conditions, making such acquisitions profitable under the Company's control, the integration of such companies into existing operations, the hiring, training and retention of qualified personnel, and the availability of capital necessary to make such acquisitions. Acquisitions involve a number of risks, including diversion of management's attention, whether or not the target is ultimately acquired, failure to retain key customers and employees, unanticipated liabilities, and tax and accounting issues. In addition, the Company competes for acquisition and expansion opportunities with a number of companies, many of which have significantly greater financial and management resources than does the Company. There can be no assurance that suitable acquisition opportunities will be identified, that any such transactions can be consummated, or that, if acquired, such new businesses can be integrated successfully and profitably into the Company's operations. If the Company consummates one or more significant acquisitions in which the consideration consists of stock, or is financed with the net proceeds of the issuance of stock, stockholders of the Company could suffer a significant dilution of their equity interests. In addition, if the Company were to complete an acquisition outside the United States, the Company's business may be subject to a variety of risks affecting international operations, including difficulties in collecting accounts receivable, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, currency fluctuations, changes in regulatory requirements, and difficulties in enforcement of contractual obligations and intellectual property rights. There can be no assurance that such factors would not have a material adverse effect on the Company's business, financial condition and results of operations.

     Uncertainties Relating to Technological Development and Improvements to DNA Testing Process. Due to rapid product development and technological advancement in the medical diagnostics and DNA testing industry, the Company's growth and future operating results will depend, in significant part, upon its ability to apply new technologies to automate and improve its DNA testing services and modify its existing products to take advantage of new technologies. There can be no assurance that the Company's development efforts will result in any additional commercially viable or successful improvements to its testing processes or products. Any potential improvements to the testing process or new product will require substantial additional investment, laboratory development and clinical testing, and possibly regulatory approvals, prior to commercialization. The Company's inability to successfully develop improvements to its testing processes or new products or to achieve market acceptance of such improvements or new products could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the rapid product development and technological advancement in the medical diagnostics and DNA testing industry could result in the Company's current or future services or products becoming obsolete. The Company believes that its future operating results will depend substantially upon its ability to overcome significant technological challenges, successfully introduce new technologies into its laboratories and to gain access to and successfully integrate such technologies if developed by others. See 'Business--Testing Process and Improvements.'

     The Company is continuing its research and development activities with respect to technology it has licensed from Molecular Dynamics, Inc. ('MDI'), Amersham Pharmacia Biotech ('Amersham') and Molecular Innovations, Inc. ('Molecular Innovations') and technology it will gain access to pursuant to the GeneScreen Acquisition. These technologies are currently at an early stage of development. In order to fully develop and commercialize this technology, the Company, alone or with others, must successfully develop, test, market and sell DNA testing services based on this technology. The development of new DNA testing technology is highly uncertain and subject to a number of significant risks, including the possibilities that the potential improvements to the testing process are found ineffective, fail to receive any necessary regulatory approvals, are difficult or uneconomical to use on a large scale, fail to achieve market acceptance or are precluded from commercialization by proprietary rights of third parties. In addition, the improvements to the DNA testing process that the Company is pursuing will require extensive additional development, testing and investment, as well as any regulatory approvals, prior to commercialization. No assurance can be given that the Company's development efforts will be successful, that required regulatory approvals will be obtained or that any improvements to the DNA testing process, if introduced, will be commercially successful. See 'Business-- Strategic Partnerships and Relationships.'

     Dependence on Licensed Technology. The Company's testing process and related products incorporate technologies that are owned by third parties. As a result, the Company's strategy for the improvement of its testing process and the development and commercialization of related products depends on the feasibility and continuity of arrangements with licensors. The Company has obtained licenses for certain of these technologies and may be required to obtain licenses for new technologies in the future. There can be no assurance that the Company will be able to obtain or renew licenses for technology owned by others on commercially reasonable terms, or at all, that it will be able to develop alternative approaches if unable to obtain or renew licenses or that the Company's current and future licenses will be adequate for the operation of the Company's business. The failure to obtain or renew such licenses or identify and implement alternative approaches could have a material adverse effect on the Company's business, financial condition and results of operations. In particular, the Company intends to improve its testing process by incorporating the MDI Microarray system, which is comprised of a spotter and reader, and the Amersham fluorescent dye technology, which is used to label probes used with the MDI Microarray system. The Company, MDI and Amersham have entered into a Technology Access Agreement covering the first phase of the Company's development program. As the Company moves toward commercial use of the MDI Microarray system, the Company will need to enter into further agreements with Amersham and possibly MDI, including agreements regarding whether royalties must be paid to MDI. The Company has also entered into a letter of intent with Amersham regarding commercial use of the fluorescent dye technology, and is currently negotiating a formal license agreement with Amersham. There can be no assurance that the Company will be able to enter into additional definitive agreements with MDI or Amersham on commercially acceptable terms, or at all. Failure by the Company to maintain or finalize rights to such technology would have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business--Patents and Proprietary Rights' and 'Business--Strategic Partnerships and Relationships.'

     Reliance on Key Customer. During the fiscal year ended September 30, 1997 and six months ended March 31, 1998, on a pro forma basis after giving effect to the Recent and Pending Acquisitions as if they were consummated on October 1, 1996, Deutsche Knochenmarkspenderdatei gemeinnuetzige GmbH ('DKMS'), accounted for approximately 15% and 17% of the Company's revenues, respectively. DKMS is a German charitable foundation of which Prof. Dr. Gerhard Ehninger, a director of the Company, is a founder and a member of its Board of Directors. See 'Certain Transactions.' DKMS has utilized the Company to oversee the logistics, quality and data management needed by DKMS or the organizers of its bone marrow specimen collection drives. The Company does not have a written contract with DKMS to provide testing services and there can be no assurance that DKMS will organize bone marrow specimen drives in the future or that DKMS will continue to use the Company to provide the testing services related to the specimen drives. The loss of or substantial decrease in business from DKMS would have a material adverse effect on the Company's business, financial condition and results of operations.

     Uncertain Market Acceptance of DNA Typing for Bone Marrow and Organ Transplants. The Company's DNA testing services and products are utilized to type and screen the genetic sequence of certain human leukocyte antigens ('HLA') of a donor in order to determine the compatibility of the donor's bone marrow or organ to that of a potential recipient in a transplant procedure. Incompatibility between the bone marrow or organ of the donor and the recipient has been associated with the donated bone marrow or organ being rejected by the recipient's immune system as well as with 'graft vs. host disease.' While scientific evidence suggests that the HLA regions of DNA which have been identified to date are indicative of compatibility between donor and recipient, this evidence is not conclusive and research in this area is continuing. Accordingly, there is a significant risk that the marketplace may not accept or be receptive to the benefits of DNA typing for bone marrow and organ transplants. Market acceptance of DNA typing and screening will depend upon the ability of the Company and others to demonstrate both the scientific and economic feasibility of DNA typing and its advantages over available alternatives, including serology. There can be no assurance that DNA typing for bone marrow and organ transplants will be accepted by the medical community or generally. Failure of DNA typing to gain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

     Dependence on Key Personnel; Ability to Attract and Retain Qualified Personnel. The Company is highly dependent on the principal members of its management and scientific staff, particularly its President and Chief Executive Officer, Walter O. Fredericks, the loss of whose services might impede achievement of its strategic objectives. The Company maintains 'key man' life insurance on Mr. Fredericks in the amount of $2 million, of which the Company is the sole beneficiary, but there can be no assurance that the proceeds will be sufficient to offset the loss to the Company in the event of his death. The Company does not maintain any insurance on the lives of its other senior management or scientific staff. The Company's success will depend, in large part, on its ability to continue to attract, hire and retain qualified senior management and scientific staff. There is intense competition among major pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions for qualified personnel in the areas of the Company's activities. Loss of the services of, or failure to hire and retain key scientific and technical personnel could adversely affect the Company's business, financial condition and results of operations. In addition, all of the stock options currently held by many of the Company's key employees, including Mr. Fredericks, are vested. Although the Company intends to grant additional stock options to key members of management in the future, there can be no assurance that granting additional shares of Common Stock or stock options will be sufficient to attract or retain key employees.

     Risks Related to International Sales. After giving effect to the Recent and Pending Acquisitions, on a pro forma basis as if such acquisitions were consummated on October 1, 1996, international sales accounted for approximately 21% and 26% of the Company's revenues for the fiscal year ended September 30, 1997 and the six month period ended March 31, 1998, respectively. International sales are subject to certain inherent risks, including difficulties in collecting accounts receivable, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, currency fluctuations, changes in regulatory requirements, and difficulties in enforcement of contractual obligations and intellectual property rights. Foreign regulatory agencies often establish product standards different from those in the United States and any inability to obtain or maintain foreign regulatory approvals on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

     Dependence on Proprietary Technology; Uncertainty of Patent
Protection. The Company is the holder and the assignee of certain United States patents covering genetic probe sequences and nucleic acid analysis methods useful in the Company's DNA testing services and diagnostic test kits. However, the issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. There can be no assurance that the Company's patents or any future patents will prevent other companies from developing non-infringing similar or functionally equivalent testing services or products or from successfully challenging the validity of the Company's patents. Furthermore, there is no assurance that (i) any of the Company's future products or processes will be patentable; (ii) any pending or additional patents will issue to the Company in any appropriate jurisdiction; (iii) the Company's processes or products will not infringe the patents of third parties; or (iv) the Company will have the resources to defend against charges of infringement by third parties or to protect its own patent rights. The inability of the Company to protect its patent rights or infringement by the Company of the patent or proprietary rights of others would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's business consists of the sale of testing services and products. In each area, the Company relies on a combination of patents, trademarks, trade secrets, copyrights, and confidentiality agreements to protect its proprietary technology, rights and know-how. The Company's success will depend in part on its ability or the ability of its licensors or sub-licensors to obtain patents, defend patents, maintain trade secrets, defend copyrights and operate without infringing the proprietary rights of others, both in the United States and in foreign countries. The position of companies relying upon biotechnology is highly uncertain in general and involves complex legal and factual issues, and no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Although the Company and certain of the Company's licensors and sub-licensors have filed patent applications relating to technologies and discoveries used by the Company, there can be no assurance that patents will be issued as a result of such patent applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors. The commercial success of the Company also will depend upon avoiding the infringement of patents issued to third parties, obtaining licenses to third parties' technologies and genetic discoveries and maintaining licenses upon which certain of the Company's services are, or might be, based. In particular, third parties, including potential competitors, have already filed patent applications relating to a variety of genes and genetic mutations underlying certain of the Company's services, and may in the future file additional such patent applications. In the event that any such patents are issued to such parties, such patents may preclude the Company, its licensors and sub-licensors from providing DNA testing services and could require the Company to enter into licenses with such parties or cease such activities. There can be no assurance that any required licenses would be available on acceptable terms, or at all.

     Litigation, which could result in substantial cost to the Company, may be necessary to determine the scope and validity of others' proprietary rights or to enforce the Company's patent, copyright, trade secret and license and sublicense rights. The failure by the Company to obtain any such licenses, if required, and the Company's involvement in such litigation could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company also relies on certain technologies, trade secrets and know-how that are not patentable or proprietary and are available to the Company's competitors. Although the Company has taken steps to protect its unpatented technologies, trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. See 'Business-- Patents and Proprietary Rights.'

     Competition. The Company competes in the medical diagnostics, laboratory, biotechnology and medical services industries, each of which is characterized by numerous competitors, extensive research and development efforts and rapid technological progress. Among the Company's major competitors in the market for DNA probe diagnostics products are The Perkin-Elmer Corporation, Roche Molecular Systems, Inc. ('Roche'), Promega Corporation ('Promega'), Affymetrix, Inc., Myriad Genetics, Inc., Abbott Laboratories and Chiron Corporation. Many of these competitors have substantially greater financial, technical and sales and marketing resources than the Company. Other companies, including large pharmaceutical and biotechnology companies, may enter the market for DNA probe diagnostics or have already commenced research and development in the field. Moreover, such competitors may offer broader product lines and have greater name recognition than the Company, and may offer discounts as a competitive tactic. In addition, competitive products may be designed, manufactured and marketed more successfully than the Company's existing or potential products. Such developments could render the Company's products less competitive or obsolete, and could have a material adverse effect on the Company's business, financial condition and results of operations.

     In many instances, the Company's larger laboratory service competitors, such as Laboratory Corporation of America Holdings, have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than the Company. Certain competitors may also offer a broader array of testing services than the Company. In addition, several development stage companies have entered the market for DNA testing services and have test offerings that compete with or will compete with those of the Company. The Company's future success will depend in large part on its ability to maintain a competitive position in the quality of service it provides to its laboratory service customers. The Company's inability to consistently deliver accurate and timely services at a competitive price could have a material adverse effect on the Company's business, financial condition and results of operations.

     The public segment of the forensics testing market includes the Federal Bureau of Investigation (the 'FBI') as well as local and state law enforcement agencies. Currently, the FBI and local and state law enforcement agencies perform forensic testing in the United States and generally do not charge the agencies that utilize their services. Most state and local criminal laboratories also offer forensics testing at no charge to the law enforcement community in their jurisdiction. See 'Business--Competition.'

     Dependence on Single Source Suppliers. Certain key components of the Company's testing process and products are currently provided to the Company by single source suppliers. In particular, the Company's proposed improvements to its testing process will make it dependent upon obtaining Microarray spotter and reader devices from MDI and fluorescent detection dyes for the Microarray system currently provided by Amersham. See 'Business--Strategic Partnerships and Relationships' and '--Manufacturing.' In the event that the Company is unable to obtain sufficient quantities of such components on commercially reasonable terms, and in a timely manner, the Company would not be able to complete development of the improvements to its testing process on a timely and cost-competitive basis, which would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, if any of the components of the Company's testing process are no longer available in the marketplace, the Company may be forced to further develop technology that incorporates alternate components. There can be no assurance that such development would be successful or that, if developed by the Company or licensed from third parties, such alternative components would perform as required, or at all. Furthermore, interruptions in the supply of certain components could also have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks Related to Litigation. The Company is a party to litigation with Promega relating to the infringement by the Company, between October 1990 and June 1993, of a patent covering major DNA probes used in paternity and forensic testing (the 'White Patent'). Promega was the exclusive sub-licensee of the White Patent until June 1995 and the Company is currently the exclusive licensee of this patent. The action regarding the Company's infringement of Promega's sub-licensee patent rights during the period in question is currently in the damage phase and is scheduled for trial without a jury in April 1999. Each party has submitted an expert's report as to the amount of damages owed by the Company to Promega. Promega's expert has estimated the damages to range from approximately $900,000 to $1.3 million, while the Company's expert has estimated the damages to range from approximately $100,000 to $900,000. Furthermore, if the Company is adjudicated to have willfully infringed the patent, the court has the authority to impose up to treble damages and require the Company to pay Promega's attorneys' fees. The Company has established a reserve to cover the impact of this litigation. Although the Company believes its reserve is adequate to cover any potential damages, there can be no assurance that damages will not substantially exceed the reserved amount or that the judgment will not have a material adverse effect on the Company's financial condition. See 'Business--Legal Proceedings.'

     Government Regulation. The Company's clinical laboratories, as well as customers using its products for clinical use in the United States, are regulated under the Clinical Laboratory Improvement Amendments of 1988, as amended ('CLIA'). CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualification, administration, participation in proficiency testing, patient test management, quality control, quality assurance and inspections. CLIA requirements may prevent some clinical laboratories from using certain of the Company's diagnostic products. Therefore, there can be no assurance that CLIA regulations and future administrative interpretations of CLIA will not have a material adverse impact on the Company by limiting the potential market for the Company's products. While the Company believes it is in material compliance with CLIA requirements, there can be no assurance that the Company will be in compliance with such requirements in the future. In addition, there can be no assurance that clinical laboratories acquired by the Company will meet CLIA requirements. If the acquired laboratories do not meet CLIA requirements, the Company may be required to expend significant resources to bring them into compliance, which could have a material adverse effect on the Company's business, financial condition, and results of operations.

     Unlike the Company's current testing services and products, which are offered exclusively for non-medical database and legal uses, future products may be offered by the Company for the detection of diseases in humans and animals. The manufacture and sale of medical diagnostic devices intended for commercial use in humans and animals are subject to extensive government regulation in the United States and in other countries. The process of obtaining United States Food & Drug Administration ('FDA'), Medicare and other required regulatory approvals can be time-consuming, expensive and uncertain, frequently requiring several years from the commencement of clinical trials to the receipt of regulatory approval. There can be no assurance that the Company will be able to obtain necessary regulatory approvals or clearances or comply with regulatory requirements applicable to any such new products in the United States or internationally on a timely basis, or at all. Further, there can be no assurance that the FDA or other government or industry agency will not regulate the Company's products or services in the future. In addition, the Company is subject to extensive federal, state and local regulation, including regulation under the Occupational Safety and Health Act, the Environmental

Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other laws, rules and regulations governing health care, clinical laboratory activities, waste disposal, handling of toxic, dangerous or radioactive materials and other matters. Delays in receipt of or failure to receive such approvals or clearances, the loss of previously received approvals or clearances or failure to comply with existing or future regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business--Government Regulation.'

     Product Liability Exposure; Inadequacy or Unavailability of Insurance. The testing, manufacturing and marketing of the Company's products and services entails an inherent risk of product liability claims. To date, the Company has not experienced any product liability claims, but any such claims arising in the future could have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently has $5 million of product liability/clinical liability insurance coverage. Potential product liability claims may exceed the amount of the Company's insurance coverage or may be excluded from coverage under the terms of the policy. There can be no assurance that the Company's insurance can be renewed at a cost and level of coverage comparable to that then in effect. Any claims against the Company, regardless of their merit or eventual outcome, could have a material adverse effect upon the Company's business, financial condition and results of operations.

     Control by Management and Directors. After this offering, the executive officers and directors of the Company (and their affiliates) will beneficially
own approximately 34.4% of the outstanding Common Stock (approximately      % if
the Underwriters' over-allotment option is exercised in full). As a result, while there is no agreement among the executive officers and directors of the Company as to the voting of their Common Stock, if they vote together, they could effectively control the outcome of matters requiring a stockholder vote, including the election of directors, adopting or amending provisions of the Company's Certificate of Incorporation and Bylaws, and approving mergers or other similar transactions, such as sales of substantially all of the Company's assets. Control by the executive officers and directors could have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then current market prices. In addition, the possibility of such persons exercising such control may limit the price that certain investors may be willing to pay in the future for shares of the Common Stock. Purchasers in this offering will become minority stockholders of the Company and will be unable to control the management or business policies of the Company. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors. See 'Management' and 'Principal and Selling Stockholders.'

     Future Capital Needs; Uncertainty of Availability of Additional
Financing. The Company believes that the anticipated net proceeds from this offering, together with interest thereon and the Company's existing capital resources, will be sufficient to fund its operations for at least the next twelve months. However, the Company's future liquidity and capital requirements will depend upon numerous factors, including the resources required to improve its testing system, to consummate additional acquisitions which may be undertaken, or to further develop its sales and marketing capabilities domestically and internationally. There can be no assurance that the Company will not require additional financing or will not in the future seek to raise additional funds through equity or debt offerings, bank facilities, or other sources of capital. Additional funding may not be available when needed or on terms acceptable to the Company, which would have a material adverse effect on the Company's business, financial condition and results of operations. See 'Use of Proceeds' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

     Potential Issuance of Preferred Stock; Anti-takeover Effects of Certificate of Incorporation and Delaware Law. The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors (the 'Board'), without any further vote or action by the Company's stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and as a result, the issuance of such Preferred Stock could have a material adverse effect on the market value of the Common Stock. Although the Company has no present intention to issue any shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future. These provisions, as well as other provisions contained in the Company's Certificate of Incorporation, may also have the effect of discouraging, delaying or preventing a change in control of the Company. See 'Description of Capital Stock.'

     In addition, the Company's Certificate of Incorporation provides for a staggered Board of Directors. Certain provisions of Delaware law applicable to the Company could also delay or make more difficult a merger, tender offer or proxy contest involving the Company, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The potential issuance of Preferred Stock, the existence of a staggered Board of Directors, and provisions of Delaware law could have the effect of delaying, deferring or preventing a change in control of the Company, including without limitation, discouraging a proxy contest, making more difficult the acquisition of a substantial block of the Common Stock or limiting the price that investors might be willing to pay in the future for shares of the Common Stock.

     Broad Discretion as to Use of Proceeds. The Company has no current specific plan for the use of a significant portion of the estimated net proceeds from this offering. As a consequence, the Company's management will have the discretion to allocate a large percentage of the net proceeds to uses that stockholders may not consider desirable, and there can be no assurance that the net proceeds can or will be invested to yield a significant return. See 'Use of Proceeds.'

     Year 2000 Risks. The Company has initiated communications with its software vendors to determine the extent to which the Company is vulnerable to those third parties' failure to remediate the Year 2000 issue. The Company relies on the ability of its outside software vendors for remedial action. There can be no assurance that the systems of these third party software vendors on which the Company relies will be converted on a timely basis, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company. The total remaining cost of completion of the Company's Year 2000 compliance plan is estimated to be less than $100,000 and will be funded through operating cash flows. The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Any disruption of its operations caused by the computer systems of any of the Company's vendors or customers could have a material adverse effect on the Company's financial position or results of operations, including customer satisfaction issues and potential lawsuits. In addition, there can be no assurance that the Company will not experience significant cost overruns or delays in connection with upgrading software or the programming of changes required to address the Year 2000 issue. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000.'

     Shares Eligible for Future Sale. Sales of a substantial number of shares of the Common Stock in the public market following this offering, or the perception that such sales could occur, could materially adversely affect the prevailing market price of the Common Stock. Immediately after completion of this offering, the Company will have 6,560,857 shares of Common Stock outstanding, of which the 3,200,000 shares offered hereby and the 681,818 shares issued pursuant to the GeneScreen Acquisition will be eligible for sale without regard to volume or other limitations pursuant to Rule 144 ('Rule 144') under the Securities Act of 1933, as amended (the 'Securities Act'), unless purchased by 'affiliates' of the Company as that term is defined under Rule 144. The Company, its executive officers, directors and certain stockholders, who in the aggregate own beneficially 2,802,186 of the remaining outstanding shares of Common Stock, have agreed pursuant to lock-up agreements that they will not sell or otherwise dispose of any shares of Common Stock beneficially owned by them (except for shares sold in this offering) for a period of 180 days from the date of this Prospectus other than as bona fide gifts or as distributions to the stockholders or limited partners of certain stockholders, provided that, in either event, the transferee agrees to be bound by similar restrictions. Such agreements provide that Volpe Brown Whelan & Company, LLC may, in its sole discretion, and at any time or from time to time, without notice, release all or any portion of the shares subject to these lock-up agreements. Upon the expiration of these lock-up agreements, all of such outstanding shares will become immediately eligible for sale in the public market, subject in some cases to the volume and other restrictions of Rule 144 or Rule 701 under the Securities Act. Promptly after the date of this Prospectus, the Company intends to register on one or more registration statements on Form S-8 all shares of Common Stock issuable under its stock option plans. Shares covered by such registration statements will be eligible for sale in the public market after the effective date of such registration. In
addition, the holders of 591,943 shares of Common Stock (      shares if the
Underwriters' over-allotment option is exercised in full) are entitled to certain registration rights with respect to such shares. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales may have a material adverse effect on the market price of the Common Stock. In addition, certain employees of the Company's subsidiary Cellmark Diagnostics, Inc. ('Cellmark') own an aggregate of 1,960 shares of the common stock of Cellmark (representing 19.6% of the common stock of Cellmark). The Company has agreed to allow the Cellmark employees to exchange, beginning in March 1999, each share of common stock of Cellmark for 43.654 shares of the Company's Common Stock, representing a potential issuance of an aggregate of 85,562 shares of the Company's Common Stock. If such holders, by exercising their exchange rights, cause a large number of shares to be sold in the public market, such sales may have a material adverse effect on the market price of the Common Stock. See 'Management--Executive Compensation' and '--Stock Option Plans,' 'Description of Capital Stock' and 'Shares Eligible for Future Sale.'

     No Prior Public Market; Possible Volatility of Stock Price. Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that an active public market for the Common Stock will develop or be sustained after this offering. The initial public offering price will be determined through negotiations between the Company and the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the closing of this offering. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly held medical diagnostics companies have in the past been, and may in the future be, especially volatile. Announcements of technological innovations or new services or products by the Company or its competitors, release of reports by securities analysts, developments or disputes concerning patents or proprietary rights, regulatory developments, economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. Such litigation could result in substantial costs and a diversion of management attention and resources, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Immediate and Substantial Dilution. Purchasers of shares of Common Stock in this offering will incur immediate and substantial dilution in the pro forma net tangible book value per share from the public offering price. In addition, investors purchasing shares in this offering will incur additional dilution to the extent that Company stock options and warrants (whether currently outstanding or subsequently issued or granted) are exercised. See 'Dilution.'

     Lack of Dividends. The Company currently intends to retain all earnings, if any, for future growth and, therefore, does not intend to pay cash dividends on the Common Stock in the foreseeable future. See 'Dividend Policy.'

     Benefits of the Offering to Current Stockholders. The completion of this offering will provide significant benefits to the current stockholders of the Company, including certain of its directors and executive officers. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The completion of this offering will also create a public market for the Common Stock and thereby may increase the market value of the investment by current stockholders in the Company. Upon the closing of this offering, the difference between the aggregate purchase price paid by the Company's current stockholders for their shares and the aggregate market value of such shares will be approximately $27.9 million (calculated on the basis of an assumed initial public offering price of $11.00 per share). See 'Dilution,' 'Management' and 'Principal and Selling Stockholders.'

                                  THE COMPANY

     Lifecodes Corporation was incorporated in New York in April 1982 and was purchased by, and became a wholly-owned subsidiary of, Quantum Chemical Corporation ('Quantum') in 1985. In September 1991, existing management and stockholders acquired all of Quantum's interest in the Company and relocated the Company to Stamford, Connecticut. The Company reincorporated in Delaware in January 1993. In March 1996, the Company acquired Cellmark, a division of Zeneca, plc. In February 1997, the Company, ISBMD and its founders formed Medical Molecular Diagnostics GmbH ('MMD') to perform HLA testing in Germany. In October 1997, the Company acquired a controlling interest in MMD.

     In 1998, the Company has completed or has pending a number of acquisitions as part of its strategic plan, including the recently completed acquisitions of National Legal Laboratories (the 'NLL Acquisition'), International Support for Bone Marrow Drives, Ltd. (the 'ISBMD Acquisition'), Micro Diagnostics, Inc. (the 'MDx Acquisition'), Helix Biotech Ltd. (the 'Helix Acquisition'), and the pending acquisition of GeneScreen Inc. (the 'GeneScreen Acquisition,' and together with the NLL Acquisition, the ISBMD Acquisition, the MDx Acquisition and the Helix Acquisition, the 'Recent and Pending Acquisitions'). See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.'

     The Company's principal executive offices are located at 550 West Avenue, Stamford, Connecticut 06902 and its telephone number is (203) 328-9500.

                                USE OF PROCEEDS

     The net proceeds to the Company from this offering, after deducting underwriting discounts and commissions and estimated expenses payable by the Company in connection with this offering, are estimated to be approximately $28.5 million assuming an initial public offering price of $11.00 per share. The Company will not receive any of the proceeds from the sales of Common Stock by the Selling Stockholders. See 'Principal and Selling Stockholders.'

     The Company intends to use the net proceeds of this offering as follows:
(i) to pay the $5.0 million cash portion of the purchase price of the GeneScreen Acquisition; (ii) to repay approximately $2.25 million outstanding under the Company's Credit Facility as of June 30, 1998; and (iii) to use the remainder of the net proceeds for general corporate purposes, including working capital and possible future acquisitions. The Company's Credit Agreement with First Union National Bank ('First Union') dated as of March 31, 1998 provides for a $2.3 million term loan and a $1.0 million revolving loan (collectively, the 'Credit Facility'). Interest on the term loan accrues at a fixed rate of 8.39%, while interest on the revolving loan accrues at a floating rate equal to First Union's prime rate, currently 8.5%. The term loan matures on March 1, 2001 while the termination date for the revolving loan commitment is May 31, 1999. The Credit Facility replaced a prior credit facility with First Union that was used primarily for working capital purposes.

     From time to time in the ordinary course of business, the Company evaluates the potential acquisition of businesses and technologies that complement the Company's business, for which a portion of the net proceeds may be used. Currently, the Company does not have any commitments or agreements with respect to any such acquisitions other than with respect to the GeneScreen Acquisition. See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.' Pending such uses, the net proceeds will be invested in short-term, investment grade securities.

                                DIVIDEND POLICY

     Lifecodes Corporation has never declared or paid any cash dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the general financial condition of the Company, contractual restrictions and general business conditions. In addition, the Credit Facility prohibits the payment of dividends without the consent of First Union.

                                 CAPITALIZATION

     The following table sets forth as of March 31, 1998: (i) the actual capitalization of the Company as reflected in the Supplemental Consolidated Financial Statements; (ii) the pro forma capitalization of the Company after giving effect to the ISBMD Acquisition and the Helix Acquisition; and (iii) the pro forma as adjusted capitalization of the Company after giving effect to the GeneScreen Acquisition, the sale by the Company of 2,900,000 shares of Common Stock in this offering at an assumed initial public offering price of $11.00 per share and the application of the estimated net proceeds therefrom (after deducting underwriting discounts and commissions and estimated offering expenses) and the conversion of all shares of Preferred Stock into shares of Common Stock upon the closing of this offering. This table should be read in conjunction with 'Use of Proceeds,' 'Unaudited Pro Forma Condensed Combined Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the Consolidated Financial Statements and Notes thereto and the Supplemental Consolidated Financial Statements and Notes thereto, each included elsewhere in this Prospectus.

                                                                                 MARCH 31, 1998
                                                                     --------------------------------------
                                                                                                 PRO FORMA
                                                                     ACTUAL(1)     PRO FORMA    AS ADJUSTED
                                                                     ---------     ---------    -----------
                                                                                 (IN THOUSANDS)
Current portion of long-term debt(2)..............................    $ 1,103       $ 1,449       $   900
                                                                     ---------     ---------    -----------
Long-term debt, less current portion(2)...........................      1,701         2,083           381
                                                                     ---------     ---------    -----------
Stockholders' equity:
  Preferred Stock, $10.00 par value; 1,000,000 shares authorized,
     21,500 shares issued and outstanding, actual; 21,500 shares issued and outstanding, pro forma; 0 shares issued and
     outstanding, pro forma as adjusted. .........................        215           215            --
  Common Stock, $0.10 par value; 15,000,000 shares authorized,
     2,332,989 shares issued and outstanding, actual; 2,822,089 shares issued and outstanding, pro forma; 6,560,857 shares
     issued and outstanding, pro forma as adjusted(3). ...........        233           282           656
  Additional paid-in capital......................................      3,252         5,100        33,409
  Foreign currency translation adjustment.........................         (5)           (5)           (5)
  Notes receivable from stockholders..............................       (308)       (1,416)       (1,416)
  Treasury stock..................................................         (4)           (4)           (4)
  Accumulated deficit.............................................     (1,027)       (1,027)       (9,527)
                                                                     ---------     ---------    -----------
     Total stockholders' equity...................................      2,356         3,145        23,113
                                                                     ---------     ---------    -----------
       Total capitalization.......................................    $ 5,160       $ 6,677       $24,394
                                                                     ---------     ---------    -----------
                                                                     ---------     ---------    -----------

------------------
(1) Restated to give effect to the acquisition of MDx effective April 30, 1998 which was accounted for as a pooling of interests. See Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.
(2) Excludes capital lease obligations.
(3) Based upon the number of shares outstanding on July 14, 1998. Does not include: (i) 1,322,501 shares of Common Stock issuable upon the exercise of stock options and warrants outstanding as of such date, or which 1,049,335 stock options and warrants were then exercisable; and (ii) 1,101,287 additional shares available for grant under the 1992 Employee Stock Option Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Plan. See 'Management--Stock Option Plans.'

                                    DILUTION

     As of March 31, 1998, the pro forma net tangible book value of the Company, as adjusted to reflect: (i) the completion of the ISBMD Acquisition and the Helix Acquisition and (ii) the conversion of all of the Preferred Stock into Common Stock immediately prior to the closing of this offering, was approximately $27,000, or $0.01 per share of Common Stock. Pro forma net tangible book value per share represents the amount of total stockholders' equity less intangible assets, exclusive of patents and licenses, divided by the number of shares of Common Stock outstanding on a pro forma basis at that date. After giving effect to (i) the sale by the Company of 2,900,000 shares of Common Stock in this offering at an assumed initial public offering price of $11.00 per share and the application of the estimated net proceeds therefrom (after deducting underwriting discounts and commissions and estimated offering expenses) and (ii) the completion of the GeneScreen Acquisition, the pro forma net tangible book value of the Company at March 31, 1998 would have been approximately $16.4 million or $2.50 per share, representing an immediate increase in pro forma net tangible book value of $2.49 per share to existing shareholders and an immediate dilution in pro forma net tangible book value per share of $8.50 per share to persons purchasing shares of Common Stock in this offering. The following table illustrates this per share dilution.

Assumed initial public offering price per share.......................................            $11.00
  Net tangible book value per share as of March 31, 1998 based on the Supplemental
     Consolidated Financial Statements(1).............................................    0.62
  Decrease in net tangible book value per share as a result of completion of the ISBMD
     Acquisition and the Helix Acquisition............................................   (0.61)
                                                                                         -----
  Pro forma net tangible book value per share as of March 31, 1998(1).................    0.01
  Increase in pro forma net tangible book value per share as a result of the
     GeneScreen Acquisition and the consummation of this offering.....................    2.49
                                                                                         -----
Pro forma net tangible book value per share after this offering.......................              2.50
                                                                                                  ------
Dilution per share to new investors...................................................            $ 8.50
                                                                                                  ------
                                                                                                  ------

     The following table summarizes, on a pro forma basis as of March 31, 1998, the differences between the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company, and the average price paid per share by existing stockholders and by new investors in this offering.

                                             SHARES PURCHASED       TOTAL CONSIDERATION
                                           --------------------    ----------------------    AVERAGE PRICE
                                            NUMBER      PERCENT      AMOUNT       PERCENT      PER SHARE
                                           ---------    -------    -----------    -------    -------------
Existing stockholders(2)(3).............   2,979,039      45.4%    $ 4,911,836      11.1%       $  1.65
GeneScreen stockholders.................     681,818      10.4       7,500,000      16.9        $ 11.00
New investors in this offering..........   2,900,000      44.2      31,900,000      72.0        $ 11.00
                                           ---------    -------    -----------    -------
     Total..............................   6,560,857     100.0%    $44,311,836     100.0%
                                           ---------    -------    -----------    -------
                                           ---------    -------    -----------    -------

------------------------
(1) Restated to give effect to the acquisition of MDx effective April 30, 1998 which was accounted for as a pooling of interests. See Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.
(2) Sales by the Selling Stockholders in this offering will cause the number of shares held by existing stockholders to be reduced to 2,679,039 shares or
    40.8% (       shares or         % if the Underwriters' over-allotment option
    is exercised in full) of the total number of shares of Common Stock to be outstanding after this offering, and will increase the number of shares held
    by new investors to 3,200,000 shares or 48.9% (       shares or        % if
    the Underwriters' over-allotment option is exercised in full) of the total number of shares of Common Stock to be outstanding after this offering. See 'Principal and Selling Stockholders.'

(3) Gives effect to the Recent Acquisitions.

     The calculation of pro forma net tangible book value and the other computations above assume no exercise of stock options or warrants outstanding as of March 31, 1998. As of March 31, 1998, there were stock options and warrants outstanding to purchase a total of 1,332,501 shares of Common Stock, of which 1,049,335 stock options and warrants were then exercisable. To the extent that any of these stock options or warrants are exercised, there will be further dilution to new investors. See 'Capitalization,' 'Management--Stock Option Plans,' 'Description of Capital Stock,' 'Shares Eligible for Future Sale' and the Notes to the Consolidated Financial Statements.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial and operating data of the Company as of the dates and for the periods indicated. The statement of operations data for each of the three years in the period ended September 30, 1997 and the balance sheet data as of September 30, 1996 and 1997 have been derived from the Company's Supplemental Consolidated Financial Statements included elsewhere in this Prospectus. The balance sheet data as of September 30, 1993, 1994, 1995, and statement of operations data for the years ended September 30, 1993 and 1994 are derived from the audited Consolidated Financial Statements of the Company which are not included herein. The supplemental consolidated balance sheet data as of March 31, 1998 and statement of operations data for the six months ended March 31, 1997 and March 31, 1998 are derived from the Company's unaudited Financial Statements included elsewhere in this Prospectus. The supplemental consolidated balance sheet data as of March 31, 1997 is derived from the Company's unaudited Financial Statements which are not included herein. In the opinion of management, the unaudited Financial Statements include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth herein. The results of operations for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. See 'The Company,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Notes 1 and 13 of the Notes to the Consolidated Financial Statements. The following selected combined financial and operating data is qualified by reference to, and should be read in conjunction with the Company's Consolidated Financial Statements and Supplemental Consolidated Financial Statements and Notes thereto, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the other financial information included elsewhere in this Prospectus.

                                                                                                                SIX MONTHS ENDED
                                                           FISCAL YEAR ENDED SEPTEMBER 30,                          MARCH 31,
                                            --------------------------------------------------------------   -----------------------
                                               1993         1994         1995         1996         1997         1997         1998
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues...............................   $    2,402   $    2,628   $    3,534   $    7,683   $   15,065   $    5,706   $  10,250
  Cost of revenues.......................        1,265        1,357        1,504        4,004        7,375        3,043       4,910
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Gross profit.........................        1,137        1,271        2,030        3,679        7,690        2,663       5,340
  Other costs and expenses:
    Selling, general and administrative
      expenses...........................        1,215          799        1,085        3,295        5,968        2,171       3,566
    Research and development expenses....          704          677          669          719          900          433         555
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations..........         (782)        (205)         276         (335)         822           59       1,219
  Other income (expense):
    Other income.........................          126           18           18           21           47           19          78
    Interest expense.....................         (114)        (204)        (115)        (183)        (308)        (106)       (110)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) before income taxes and
    extraordinary item...................         (770)        (391)         179         (497)         561          (28)      1,187
  Income taxes...........................            1           --           --           --          173           75         753
  Extraordinary item(1)..................          100           --           --          (79)          --           --          --
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss)......................         (671)        (391)         179         (576)         388         (103)        434
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss) per share
    Basic................................   $    (0.56)  $    (0.26)  $     0.12   $    (0.32)  $     0.18   $    (0.05)  $    0.19
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Diluted..............................   $    (0.56)  $    (0.26)  $     0.10   $    (0.32)  $     0.14   $    (0.05)  $    0.14
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Weighted average common shares
    outstanding
    Basic................................    1,199,627    1,498,807    1,555,053    1,803,761    2,159,902    2,153,562   2,281,641
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Diluted..............................    1,199,627    1,498,807    1,792,504    1,803,761    2,706,793    2,153,562   3,139,511
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

                                                                                 SEPTEMBER 30,                     MARCH 31,
                                                                   ------------------------------------------   ----------------
                                                                    1993     1994     1995     1996     1997     1997     1998
                                                                   ------   ------   ------   ------   ------   ------   -------
                                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.....................................   $   54   $  218   $   16   $  760   $  663   $  777   $   729
  Working capital...............................................       95      296      533      369      128    1,120      (429)
  Total assets..................................................    1,749    1,989    2,351    4,715    7,511    5,363    10,972
  Total indebtedness(2).........................................    1,034      742      711    1,915    1,668    1,879     2,804
  Stockholders' equity..........................................      141      318      601      401    1,664    1,379     2,356

------------------
(1) Extraordinary items relate to the gain (loss) on the extinguishment of debt.

(2) Includes short-term and long-term borrowings and current maturities of long-term debt. Excludes capital lease obligations.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     Set forth below are the unaudited pro forma condensed combined balance sheet as of March 31, 1998, and the unaudited pro forma condensed combined statements of operations of the Company for the year ended September 30, 1997 and the six month period ended March 31, 1998. The unaudited pro forma condensed combined balance sheet and statements of operations give effect to the consolidation of the Company with the Recent and Pending Acquisitions. The unaudited pro forma condensed combined balance sheet as of March 31, 1998 gives effect to the acquisitions of ISBMD, Helix and GeneScreen as if such transactions had been consummated as of such date. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 1997 and six months ended March 31, 1998 give effect to the acquisitions of NLL, ISBMD, Helix and GeneScreen had such transactions been consummated as of the beginning of the fiscal year and period, respectively. For classification purposes, NLL, ISBMD and Helix are defined as the 'Recent Acquisitions' and GeneScreen is defined as the 'Pending Acquisition,' collectively as the 'Recent and Pending Acquisitions.' The historical balance sheet as of March 31, 1998 and historical combined statements of operations for the year ended September 30, 1997 and six months ended March 31, 1998 of the Company reflect the acquisition of MDx effective April 30, 1998, as discussed below. This acquisition was accounted for as a pooling of interests and therefore all historical financial information of the Company has been restated to reflect the pooling as if it occurred as of the earliest financial period presented. See the Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.

     On February 6, 1998, the Company acquired substantially all of the assets of NLL, a division of Group Benefit Services, Inc., for approximately $730,000 in cash and an aggregate of 14,600 shares of Common Stock. The NLL Acquisition was accounted for under the purchase method of accounting. The cash portion of the purchase price was financed primarily by borrowings. The excess of the purchase price over the fair value of the net assets acquired was $780,000, which has been recorded as goodwill and will be amortized over a 15-year period.

     On April 3, 1998, the Company acquired all of the outstanding stock of ISBMD for an aggregate of 365,000 shares of Common Stock. The ISBMD Acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was approximately $1.2 million, whichhas been recorded as goodwill and will be amortized over a 15-year period.

     Effective April 30, 1998, the Company acquired all of the outstanding common stock of MDx and retired notes payable to stockholders aggregating $200,000 in exchange for 325,372 shares of Common Stock.The MDx Acquisition was accounted for as a pooling of interests and, accordingly, the historical financial statements of the Company as of March 31, 1998, and for the year ended September 30, 1997 and the six month period ended March 31, 1998 have been restated to include the operations of the acquired company as if the pooling had been consummated as of the earliest date presented.

     In July 1998, the Company acquired certain assets and assumed certain liabilities of Helix for $650,000 in cash payable over 26 months and an aggregate of 124,100 shares of Common Stock. The Helix Acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was approximately $1.1 million which has been recorded as goodwill and will be amortized over a 15-year period.

     In July 1998, the Company signed a letter of intent to acquire the common stock of GeneScreen. The closing of the GeneScreen Acquisition is contingent upon the effectiveness of the Registration Statement of which this Prospectus is a part. The preliminary aggregate purchase price is $12.5 million, consisting of $5.0 million in cash and $7.5 million of Common Stock. The purchase price is subject to certain net worth adjustments of the acquired business from May 31, 1998 through the date of closing. The cash portion of the purchase price will be financed from the net proceeds of this offering. See 'Use of Proceeds.' The Company estimates that approximately $8.5 million of the purchase price will be allocated to purchased research and development and will be charged to operations simultaneously with the closing of the acquisition. The excess of purchase price over the fair value of the net assets acquired is estimated to be approximately $2.1 million, which will be recorded as goodwill and will be amortized over a 15-year period.

     The unaudited pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. Final adjustments may differ from the pro forma adjustments presented herein. The Unaudited Pro Forma Condensed Combined Financial Data are not necessarily indicative of the results that would have been achieved had such events occurred as of the dates indicated or that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Supplemental Consolidated Financial Statements and Notes thereto of the Company, the financial statements and notes thereto of NLL, ISBMD and MDx, 'Capitalization' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' each included elsewhere in this Prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                      RECENT ACQUISITIONS                     PENDING
                                                      ---------------------------------------------------   ACQUISITION
                                                                      ACQUIRED                              ------------
                                                                     OPERATIONS
                                                                     HISTORICAL    PRO FORMA    PRO FORMA       GENE
                                                      LIFECODES(a)     (b)(c)     ADJUSTMENTS   LIFECODES   SCREEN(b)(c)
                                                      ------------   ----------   -----------   ---------   ------------
                       ASSETS
Current assets:
  Cash and cash equivalents..........................   $    729       $  407       $    --      $ 1,136       $  147
  Accounts receivable, net...........................      3,196          899          (584)(d)    3,511        2,409
  Inventories........................................      1,354           62            --        1,416          394
  Prepaid and other current assets...................        327           32            --          359            7
                                                      ------------   ----------   -----------   ---------      ------
Total current assets.................................      5,606        1,400          (584)       6,422        2,957

Property and equipment, net..........................      2,718          209            --        2,927          772

Deferred tax assets..................................        555           32            --          587           --

Intangible assets:
  Goodwill...........................................        815           --         2,303(e)     3,118           --
  Patents and licenses, net..........................      1,160           --            --        1,160          126
                                                      ------------   ----------   -----------   ---------      ------
Total intangible assets..............................      1,975           --         2,303        4,278          126
                                                      ------------   ----------   -----------   ---------      ------
Other assets.........................................        118           --            --          118          756
                                                      ------------   ----------   -----------   ---------      ------
Total assets.........................................   $ 10,972       $1,641       $ 1,719      $14,332       $4,611
                                                      ------------   ----------   -----------   ---------      ------
                                                      ------------   ----------   -----------   ---------      ------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses..............   $  4,159       $2,326       $  (584)(d)  $ 5,901       $1,410
  Current portion of long-term debt..................      1,205           46           300(g)     1,551        1,170
  Other..............................................        671           13            89(h)       773          788
                                                      ------------   ----------   -----------   ---------      ------
Total current liabilities............................      6,035        2,385          (195)       8,225        3,368
Long-term debt, net..................................      2,220           31           350(g)     2,601            8
Other liabilities....................................        361           --            --          361           --
                                                      ------------   ----------   -----------   ---------      ------
Total liabilities....................................      8,616        2,416           155       11,187        3,376
                                                      ------------   ----------   -----------   ---------      ------
Stockholders' equity:
  Preferred stock....................................        215           --            --          215           52
  Common stock.......................................        233           --            49(i)       282           26
  Additional paid-in capital.........................      3,252          138(j)      1,710(i)     5,100        7,695
  Retained earnings (accumulated deficit)............     (1,027)         195          (195)(i)   (1,027)      (6,453)
  Foreign currency translation adjustment............         (5)          --            --           (5)          --
  Less notes receivable from stockholders............       (308)      (1,108)           --       (1,416)         (85)
  Less common stock in treasury at cost..............         (4)          --            --           (4)          --
                                                      ------------   ----------   -----------   ---------      ------
Total stockholders' equity...........................      2,356         (775)        1,564        3,145        1,235
                                                      ------------   ----------   -----------   ---------      ------
Total liabilities and stockholders' equity...........   $ 10,972       $1,641       $ 1,719      $14,332       $4,611
                                                      ------------   ----------   -----------   ---------      ------
                                                      ------------   ----------   -----------   ---------      ------


                                                          PENDING ACQUISITION
                                                       ---------------------------
                                                                       PRO FORMA
                                                        PRO FORMA    LIFECODES AND
                                                       ADJUSTMENTS    GENESCREEN
                                                       -----------   -------------
                                                      <
                       ASSETS
Current assets:
  Cash and cash equivalents..........................    $    --        $ 1,283
  Accounts receivable, net...........................       (651)(d)      5,269
  Inventories........................................         --          1,810
  Prepaid and other current assets...................         --            366
                                                       -----------   -------------
Total current assets.................................       (651)         8,728
Property and equipment, net..........................         --          3,699
Deferred tax assets..................................         --            587
Intangible assets:
  Goodwill...........................................      3,584(e)       6,702
  Patents and licenses, net..........................         --          1,286
                                                       -----------   -------------
Total intangible assets..............................      3,584          7,988
                                                       -----------   -------------
Other assets.........................................       (720)           154
                                                       -----------   -------------
Total assets.........................................    $ 2,213        $21,156
                                                       -----------   -------------
                                                       -----------   -------------
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............    $ 4,349(d)(f)  $11,660
  Current portion of long-term debt..................         --          2,721
  Other..............................................        100(h)       1,661
                                                       -----------   -------------
Total current liabilities............................      4,449         16,042
Long-term debt, net..................................         --          2,609
Other liabilities....................................         --            361
                                                       -----------   -------------
Total liabilities....................................      4,449         19,012
                                                       -----------   -------------
Stockholders' equity:
  Preferred stock....................................        (52)(i)        215
  Common stock.......................................         42(i)         350
  Additional paid-in capital.........................       (264)(i)     12,531
  Retained earnings (accumulated deficit)............     (2,047)(i)     (9,527)
  Foreign currency translation adjustment............         --             (5)
  Less notes receivable from stockholders............         85(i)      (1,416)
  Less common stock in treasury at cost..............         --             (4)
                                                       -----------   -------------
Total stockholders' equity...........................     (2,236)         2,144
                                                       -----------   -------------
Total liabilities and stockholders' equity...........    $ 2,213        $21,156
                                                       -----------   -------------
                                                       -----------   -------------

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                                PENDING
                                                                 RECENT ACQUISITIONS                          ACQUISITION
                                             ------------------------------------------------------------   ----------------
                                                                ACQUIRED
                                                               OPERATIONS        PRO FORMA      PRO FORMA
                                             LIFECODES(a)   HISTORICAL(c)(k)    ADJUSTMENTS     LIFECODES   GENESCREEN(c)(k)
                                             ------------   ----------------   --------------   ---------   ----------------
Revenues...................................   $   15,065         $8,777           $ (1,469)(d)   $22,373        $ 11,217
Cost of revenues...........................        7,375          5,937             (1,469)(d)    11,843           8,278
                                             ------------        ------            -------      ---------        -------
  Gross profit.............................        7,690          2,840                 --        10,530           2,939

Other costs and expenses:
  Selling, general and administrative......        5,968          2,940                206(l)      9,114           3,833
  Research and development.................          900             --                 --           900              --
                                             ------------        ------            -------      ---------        -------
Income (loss) from operations..............          822           (100)              (206)          516            (894)

Other income (expense):
  Other income.............................           47             44                 --            91              16
  Interest expense.........................         (308)           (67)               (50)(m)      (425)            (23)
                                             ------------        ------            -------      ---------        -------
Income (loss) before taxes.................          561           (123)              (256)          182            (901)
                                             ------------        ------            -------      ---------        -------
Income taxes (benefit).....................          173             79                 --           252              --
                                             ------------        ------            -------      ---------        -------
Net income (loss)..........................   $      388         $ (202)          $   (256)      $   (70)       $   (901)
                                             ------------        ------            -------      ---------        -------
                                             ------------        ------            -------      ---------        -------
Net income per share:
  Basic....................................   $     0.18
  Diluted..................................         0.14
Average number of common shares and
  dilutive common share equivalents
  outstanding:
  Basic....................................    2,159,902
  Diluted..................................    2,706,793


                                                 PENDING AQUISITION
                                             ---------------------------
                                                             PRO FORMA
                                              PRO FORMA    LIFECODES AND
                                             ADJUSTMENTS    GENESCREEN
                                             -----------   -------------
Revenues...................................    $(1,184)(d)   $  32,406
Cost of revenues...........................     (1,184)(d)      18,937
                                             -----------   -------------
  Gross profit.............................         --          13,469
Other costs and expenses:
  Selling, general and administrative......        311(l)       13,258
  Research and development.................         --             900
                                             -----------   -------------
Income (loss) from operations..............       (311)           (689)
Other income (expense):
  Other income.............................         --             107
  Interest expense.........................         --            (448)
                                             -----------   -------------
Income (loss) before taxes.................       (311)         (1,030)
                                             -----------   -------------
Income taxes (benefit).....................         --             252
                                             -----------   -------------
Net income (loss)..........................    $  (311)      $  (1,282)
                                             -----------   -------------
                                             -----------   -------------
Net income per share:
  Basic....................................                  $   (0.39)
  Diluted..................................                      (0.39)
Average number of common shares and
  dilutive common share equivalents
  outstanding:
  Basic....................................                  3,330,820
  Diluted..................................                  3,330,820

                 FOR THE SIX MONTH PERIOD ENDED MARCH 31, 1998
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                                PENDING
                                                                RECENT ACQUISITIONS                           ACQUISITION
                                           --------------------------------------------------------------   ----------------
                                                              ACQUIRED
                                                             OPERATIONS       PRO FORMA         PRO FORMA
                                           LIFECODES(a)   HISTORICAL(c)(n)   ADJUSTMENTS        LIFECODES   GENESCREEN(c)(n)
                                           ------------   ----------------  --------------      ---------   ----------------
Revenues.................................    $ 10,250          $4,927           $ (785)(d)       $14,392         $6,547
Cost of revenues.........................       4,910           3,057             (785)(d)         7,182          4,873
                                           ------------        ------            -----          ---------        ------
  Gross profit...........................       5,340                               --             7,210          1,674
Other costs and expenses:
  Selling, general and administrative....       3,566           1,870               93(l)          5,529          2,370
  Research and development...............         555              --               --               555             --
                                           ------------        ------            -----          ---------        ------
Income (loss) from operations............       1,219              --              (93)            1,126           (696)
  Other income (expense).................          78              37               --               115              4
  Interest expense, net..................        (110)            (37)             (17)(m)          (164)           (36)
                                           ------------        ------            -----          ---------        ------
Income (loss) before taxes...............       1,187              --             (110)            1,077           (728)
                                           ------------        ------            -----          ---------        ------
Income taxes (benefit)...................         753             (11)              --               742             --
                                           ------------        ------            -----          ---------        ------
Net income (loss)........................    $    434          $  (11)          $ (110)          $   335         $ (728)
                                           ------------        ------            -----          ---------        ------
                                           ------------        ------            -----          ---------        ------
Net income per share:
  Basic..................................    $   0.19
  Diluted................................        0.14

Average number of common shares and
  dilutive common share equivalents
  outstanding:
  Basic................................    2,281,641
  Diluted..............................    3,139,511


                                               PENDING AQUISITION
                                           ---------------------------
                                                           PRO FORMA
                                            PRO FORMA    LIFECODES AND
                                           ADJUSTMENTS    GENESCREEN
                                           -----------   -------------
Revenues.................................     $(872)(d)     $20,067
Cost of revenues.........................      (872)(d)      11,183
                                              -----      -------------
  Gross profit...........................        --           8,884
Other costs and expenses:
  Selling, general and administrative....       156(l)        8,055
  Research and development...............        --             555
                                              -----      -------------
Income (loss) from operations............      (156)            274
  Other income (expense).................        --             119
  Interest expense, net..................        --            (200)
                                              -----      -------------
Income (loss) before taxes...............      (156)            193
                                              -----      -------------
Income taxes (benefit)...................        --             742
                                              -----      -------------
Net income (loss)........................     $(156)        $  (549)
                                              -----      -------------
                                              -----      -------------
Net income per share:
  Basic..................................                   $ (0.16)
  Diluted................................                     (0.16)


Average number of common shares and
  dilutive common share equivalent
  outstanding:
  Basic................................                      3,452,559
  Diluted..............................                      3,452,559



(Footnotes from previous page)
------------------
(a) Restated to give effect to the acquisition of MDx effective April 30, 1998 which was accounted for as a pooling of interests. See Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.

(b) Reflects the Recent and Pending Acquisitions as if they had occurred on March 31, 1998.

(c) ISBMD and GeneScreen have different fiscal periods from the Company. For financial reporting purposes, ISBMD and GeneScreen have a fiscal year ended December 31, and the Company has a fiscal year ended September 30. Consequently, ISBMD and GeneScreen have results of operations for the period October 1, 1997 through December 31, 1997 that have been included in both the unaudited pro forma results of operations for fiscal 1997 and the six month interim period ended March 31, 1998. ISBMD revenues and net income were $1.3 million and $43,000, respectively, for the three month period ended December 31, 1997. GeneScreen revenues and net loss for the three-month period ended December 31, 1997 were $3.1 million and $930,000 respectively.

(d) Reflects the pro forma adjustments necessary to eliminate intercompany transactions as follows:

INTERCOMPANY ACCOUNTS RECEIVABLE/PAYABLE                           AS OF MARCH 31, 1998
----------------------------------------------------------------   --------------------
ISBMD...........................................................          $  536
Helix...........................................................              48
                                                                         -------
                                                                             584
GeneScreen......................................................             651
                                                                         -------
Total Intercompany Accounts Receivable/Payable..................          $1,235
                                                                         -------
                                                                         -------


                                                                        YEAR ENDED              SIX MONTHS
INTERCOMPANY SALES/COST OF SALES                                    SEPTEMBER 30, 1997     ENDED MARCH 31, 1998
----------------------------------------------------------------   --------------------    --------------------
ISBMD...........................................................          $  839                  $  530
Helix...........................................................             325                     158
NLL.............................................................             305                      97
                                                                         -------                 -------
                                                                           1,469                     785
GeneScreen......................................................           1,184                     872
                                                                         -------                 -------
Total Intercompany Sales/Cost of Sales..........................          $2,653                  $1,657
                                                                         -------                 -------
                                                                         -------                 -------

(e) Represents the estimated excess of purchase price over the fair value of the net assets acquired as follows:

                                                               RECENT ACQUISITIONS        PENDING ACQUISITION
                                                            --------------------------    -------------------
                                                            ISBMD     HELIX     TOTAL         GENESCREEN
                                                            ------    ------    ------    -------------------
Purchase price...........................................   $1,433    $1,204    $2,637          $12,600
Net assets acquired......................................      196       138       334           10,516
                                                            ------    ------    ------       ----------
Goodwill.................................................   $1,237    $1,066    $2,303          $ 2,084
                                                            ------    ------    ------       ----------
                                                            ------    ------    ------       ----------

    Net assets acquired in the GeneScreen Acquisition include acquired research and development preliminarily valued at $8.5 million, which will be charged to expense in the period corresponding to the closing of the acquisition. Moreover, net assets acquired include $1.5 million in other intangible assets which include approximately $900,000 in developed technology value and $600,000 in workforce value which will be amortized over eight and ten years, respectively. These intangible assets are reflected in goodwill and other intangible assets.

(f) Represents cash to be paid in conjunction with the GeneScreen Acquisition which will close contemporaneously with this offering. Accordingly, a pro forma adjustment has been made to accounts payable to reflect the $5.0 million due upon the closing of this offering.

(g) Represents the cash portion of the Helix Acquisition, payable over 26 months in equal monthly installments.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(h) Represents estimated capitalized expenses incurred in connection with the acquisitions of ISBMD, Helix and GeneScreen.

(i) Represents the elimination of acquired companies' equity accounts and issuance of 489,100 shares of Common Stock necessary to effect the acquisitions of ISBMD and Helix. The estimated number of shares of Common Stock to be issued in the GeneScreen Acquisition is 681,818, which is based on a per share price of $11.00. The actual number of shares of Common Stock to be issued will be based on the initial public offering price.

(j) The Helix Acquisition consists of the acquisition of only certain assets and liabilities. Purchased assets exceeded liabilities assumed by approximately $138,000 and have been reflected as 'additional paid-in capital' for pro forma purposes only.

(k) Reflects the historical results of operations for the Recent and Pending Acquisitions as if they had occurred on October 1, 1996.

(l) Reflects the increase in amortization expense relating to the estimated goodwill for the Recent and Pending Acquisitions. Goodwill is amortized over a 15-year period.

(m) Pro forma adjustment represents incremental interest expense on debt utilized to acquire certain of the Recent Acquisitions at the Company's current rate of interest of 8.39%.

(n) Reflects the historical results of operations for the Recent and Pending Acquisitions as if they had occurred on October 1, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Lifecodes is a leading provider of DNA testing services and related products for human paternity and forensic identification and for genetic typing of potential donors and recipients of bone marrow and organ transplants. Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect. Transplant testing detects the genetic sequence of certain human leukocyte antigens contained in DNA which are believed to be a principal determinant of whether a donor's bone marrow or organ transplant may be rejected by the recipient's immune system or may attack the recipient's immune system. The Company is one of the largest providers of paternity, forensic and transplant testing services in the United States and is one of the largest providers of transplant testing in Europe. In addition to testing services, the Company offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized test kits.

     The Company was incorporated in New York in April 1982 and was purchased by, and became a wholly-owned subsidiary of, Quantum Chemical Corporation in 1985. In September 1991, management and certain investors acquired all of Quantum's interest in the Company and relocated the Company to Stamford, Connecticut. The Company reincorporated in Delaware in January 1993. In March 1996, the Company acquired Cellmark Diagnostics, Inc., a division of Zeneca, plc. Cellmark is one of the two largest commercial forensic testing laboratories in the United States and was the first and is one of only two commercial laboratories accredited by the American Society of Crime Laboratory Directors for DNA testing. The Company's services and products are marketed to each of the paternity, forensic and transplant markets. For the fiscal year ended September 30, 1997 and the six months ended March 31, 1998, the Company derived approximately 52%, 8% and 40% and 45%, 9% and 46% of its revenues from the paternity, forensic and transplant markets, respectively.

     Historically, the Company has focused on developing and incorporating its DNA technology into products to be sold as stand-alone test kits and to a lesser extent as DNA testing services. Since 1997, the Company has emphasized offering testing services to end-users of DNA testing information in an effort to meet demand for an integrated DNA testing solution and to take advantage of access to new DNA testing process technologies from Molecular Dynamics, Inc., Amersham Pharmacia Biotech and Molecular Innovations, Inc. which the Company believes, when fully developed, will improve the speed, quality and breadth of information provided by its testing services at a reduced cost. In addition, the Company believes this strategy will allow the Company to exploit opportunities not otherwise available to it as a marketer of DNA testing products. As a result, the Company expects testing services to generate an increasing percentage of its future revenues.

RECENT AND PENDING ACQUISITIONS

     Since January 1, 1998, the Company has substantially increased its testing services revenue base and expanded its market coverage and laboratory infrastructure by completing the acquisitions of National Legal Laboratories (the 'NLL Acquisition'), International Support for Bone Marrow Drives, Ltd. (the 'ISBMD Acquisition'), Micro Diagnostics, Inc. (the 'MDx Acquisition') and Helix Biotech Ltd. (the 'Helix Acquisition') (collectively, the 'Recent Acquisitions'). In addition, the Company has entered into a letter of intent to acquire GeneScreen Inc. contemporaneously with the closing of this offering (the 'GeneScreen Acquisition,' and together with the Recent Acquisitions, the 'Recent and Pending Acquisitions'). See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.'

     National Legal Laboratories. In February 1998, the Company acquired substantially all of the assets of National Legal Laboratories ('NLL'), a division of Group Benefit Services, Inc., for approximately $730,000 in cash and an aggregate of 14,600 shares of Common Stock. NLL is the fifth largest paternity testing laboratory in the United States. NLL generated revenues of $2.0 million during the fiscal year ended September 30, 1997. The acquisition of NLL was accounted for as a purchase.

     International Support for Bone Marrow Drives, Ltd. In April 1998, the Company acquired all of the outstanding stock of International Support for Bone Marrow Drives, Ltd. ('ISBMD') for an aggregate of 365,000 shares of Common Stock. ISBMD is the largest provider of HLA testing services in Germany. ISBMD arranges HLA testing to be performed for a large marrow donor database organization and contracts with a small group of specially selected laboratories in Germany and the United States to perform both DNA and serological HLA testing. ISBMD generated revenues of $4.8 million during the year ended December 31, 1997. The acquisition of ISBMD was accounted for as a purchase.

     Micro Diagnostics, Inc. Effective April 1998, the Company acquired all of the outstanding stock of Micro Diagnostics, Inc. ('MDx') for an aggregate of 325,372 shares of Common Stock. MDx is a full service DNA testing laboratory. MDx generated revenues of $3.0 million during the year ended December 31, 1997. The acquisition of MDx was accounted for as a pooling of interests.

     Helix Biotech Ltd. In July 1998, the Company acquired substantially all of the assets of Helix Biotech Ltd. ('Helix') for $650,000 in cash payable over 26 months and an aggregate of 124,100 shares of Common Stock. Helix is a full service DNA testing laboratory serving the Canadian market. Helix generated revenues of $1.9 million during the fiscal year ended July 31, 1997. The acquisition of Helix was accounted for as a purchase.

     GeneScreen Inc. In July 1998, the Company entered into a letter of intent with GeneScreen Inc. ('GeneScreen') whereby the Company agreed to acquire substantially all of the stock of GeneScreen for cash and Common Stock. The preliminary aggregate purchase price is $12.5 million, consisting of $5.0 million in cash and $7.5 million of Common Stock. GeneScreen is a leading provider of paternity testing services, primarily to the public testing market. The acquisition is expected to be completed contemporaneously with the closing of this offering. GeneScreen generated revenues of $11.2 million during the year ended December 31, 1997. The acquisition of GeneScreen is being accounted for as a purchase.

     In connection with the GeneScreen Acquisition, the Company is also acquiring rights to a technology developed by GeneScreen referred to as genetic bit analysis ('GBA') for paternity, transplant, forensic and pharmacogenetic applications. While management believes GBA technology will prove to be of value in the future, the Company will need to make further investments in this technology to prepare it for commercialization. As a result, the Company expects to incur a sizable charge simultaneously with the completion of the GeneScreen Acquisition from the write-off of the portion of the GeneScreen purchase price that is deemed to be purchased research and development. This write-off is expected to be approximately $8.5 million. In addition, it is expected that the restructuring of the Recent and Pending Acquisitions will result in certain additional charges during the fourth quarter of fiscal 1998 as a result of integrating selling and marketing activities and streamlining operations. The Company also expects to record approximately $2.1 million of goodwill that will be amortized over a 15-year period. In addition, the Company expects to amortize approximately $1.5 million of other intangible assets over an eight to ten year period.

     Except for the MDx Acquisition, the Recent and Pending Acquisitions have been or will be accounted for as purchases. As a result, the Company's historical financial statements do not reflect the operating results for the full historical periods of the Recent and Pending Acquisitions that are treated as purchases but will be restated to include the results of MDx, which has been accounted for as a pooling of interests. The Recent and Pending Acquisitions that have been treated, for accounting purposes, as purchases will cause the Company to incur significant future amortization expense associated with the excess of the purchase price over the fair value of the net tangible assets acquired.

     The Recent and Pending Acquisitions have resulted in a significant change in the Company's financial profile. On a pro forma basis, after giving effect to the Recent and Pending Acquisitions, the Company had revenues for the fiscal year ended September 30, 1997 of $32.4 million and a net loss of $1.3 million, compared to historical revenues of $12.2 million and net income of $1.4 million in the same period. In addition, the Company's pro forma revenues were $20.0 million and net loss was $549,000 for the six months ended March 31, 1998, compared to historical revenues of $8.4 million and net income of $884,000 for the same period.

IMPACT OF NEW TECHNOLOGY

     In furtherance of the Company's strategic goal of improving the speed, quality and breadth of information provided by its testing services and lowering its costs, the Company has entered into a number of strategic technology access relationships to implement the ongoing improvement of its testing process. In January 1998, the Company entered into a technology access agreement to enable the Company to utilize the MDI Microarray spotter and reader. In addition, in March 1998, the Company entered into an agreement with Molecular Innovations for exclusive rights to a technology developed to reduce the cost of preparing DNA for testing. The Company is also negotiating with Amersham a sublicense agreement pursuant to which the Company would acquire the right to use Amersham's fluorescent detection dye technology in connection with the MDI

Microarray system for testing services in the areas of paternity, forensics and tissue transplants. See 'Business-- Strategic Partnerships and Relationships' and 'Risk Factors--Dependence on Licensed Technology.' The Company intends to adapt its current DNA testing technology, and make improvements to its DNA testing process, based on technology licensed or to be acquired from MDI, Amersham, Molecular Innovations and GeneScreen. As a result, the Company expects to incur a higher level of research and development spending during fiscal 1998, 1999 and 2000 than the Company experienced in fiscal 1996 and 1997.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain financial data as a percentage of revenues:

                                                                                        SIX MONTHS ENDED MARCH 31,
                                           YEAR ENDED SEPTEMBER 30,
                                -----------------------------------------------    ------------------------------------
                                1993      1994      1995     1996(1)    1997(1)        1997(1)             1998(1)
                                ----      ----      ----     -------    -------    ----------------    ----------------
Revenues......................  100 %     100 %     100 %      100%       100%            100%                100%
Cost of revenues..............   53        52        43         52         49              53                  48
                                ----      ----      ----     -------    -------           ---                 ---
  Gross profit................   47        48        57         48         51              47                  52
Other costs and expenses:
  Selling, general and
     administrative
     expenses.................   51        30        31         43         40              38                  35
  Research and development
     expenses.................   29        26        19          9          6               8                   5
                                ----      ----      ----     -------    -------           ---                 ---
Income (loss) from
  operations..................  (33 )      (8 )       7         (4)         5               1                  12
Other income (expense):
  Other income................    5         1         1         --         --              --                   1
  Interest expense............   (5 )      (8 )      (3 )       (2)        (2)             (2)                 (1)
                                ----      ----      ----     -------    -------           ---                 ---
Income (loss) before income
  taxes and extraordinary
  item........................  (33 )     (15 )       5         (6)         3              (1)                 12
Income taxes..................   --        --        --         --          1               1                   7
Extraordinary item............    4        --        --         (1)        --              --                  --
                                ----      ----      ----     -------    -------           ---                 ---
Net income (loss).............  (29 )%    (15 )%      5 %       (7)%        2%             (2)%                 5%
                                ----      ----      ----     -------    -------           ---                 ---
                                ----      ----      ----     -------    -------           ---                 ---

------------------

(1) Restated to give effect to the acquisition of MDx effective April 30, 1998 which was accounted for as a pooling of interests. See Supplemental Consolidated Financial Statements and Notes thereto, included elsewhere in this Prospectus.

Six Months Ended March 31, 1998 Compared With Six Months Ended March 31, 1997

     Revenues. Revenues increased to $10.3 million during the six months ended March 31, 1998 from $5.7 million during the six months ended March 31, 1997, an increase of $4.6 million or 81%. The increased revenues are attributable to further market penetration of the Company's services and products for transplant testing and to a lesser extent to sales increases in its services and products for paternity and forensic testing.

     Cost of Revenues. Cost of revenues includes the cost of labor and purchased chemicals and materials to produce reagents sold to other companies as well as those used in the Company's own business. In addition, it also includes the labor and outside services involved in obtaining and shipping specimens to the Company's facilities, testing such specimens and returning results to the appropriate party. Cost of revenues increased to $4.9 million during the six months ended March 31, 1998 from $3.0 million during the six months ended March 31, 1997, an increase of $1.9 million or 63%. The increase in cost of revenues is attributable to growth in the Company's revenues.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses, which include salaries, benefits, facility expenses and other administrative overhead, increased to $3.6 million during the six months ended March 31, 1998 from $2.2 million during the six months ended March 31, 1997, an increase of $1.4 million or 64%. Of this increase, approximately $200,000 was attributable to increased royalty payments and selling expenses related to the Company's new HLA tests, approximately $170,000 was due to increased patent and legal expenditures to enforce newly issued patents received by the Company and other litigation matters, approximately $200,000 was due to increased compensation and costs related to the Company's acquisition program and the balance was due to the general growth of the Company's business. Amortization of goodwill arising from acquisitions is also included in selling, general and administrative expenses. During the six months ended March 31, 1998, such charges were approximately $10,000 compared to no such charges during the six months ended March 31, 1997. Such charges are expected to increase as the Company completes additional acquisitions. As a percentage of revenues, selling, general and administrative expenses were 35% compared to 38% in the comparable period last year.

     Research and Development Expenses. Research and development expenses include salaries, benefits, facilities expenses, outside services and other related costs incurred for the identification, creation and development of new products and services. The Company expenses all research and development expenses as incurred except for depreciable equipment (which is depreciated over its useful life) and prepaid licenses and expenses (which are amortized over the life of the agreement covering such licenses and expenses). Research and development expenses increased to $555,000 during the six months ended March 31, 1998 from $433,000 during the six months ended March 31, 1997, an increase of $122,000 or 28%. As a percentage of revenues, research and development expenses were 5% during the six months ended March 31, 1998 compared to 8% during the six months ended March 31, 1997.

     Interest Expense. Interest expense increased to $110,000 during the six months ended March 31, 1998 from $106,000 during the six months ended March 31, 1997, an increase of $4,000 or 4%.

     Income Taxes. Income tax expense increased to $753,000 during the six months ended March 31, 1998 from $75,000 during the six months ended March 31, 1997. The effective tax rate in fiscal 1998 was adversely impacted by non-deductible losses generated by the Company's equity investment in MMD and other non-deductible expenses. Income taxes in 1997 reflect the utilization of previously unrecognized net operating loss carryforwards and the recording for the first time of a deferred tax asset for future tax benefits of $555,000.

Fiscal Year Ended September 30, 1997 Compared With Fiscal Year Ended September 30, 1996

     Revenues. Revenues increased to $15.1 million during the fiscal year ended September 30, 1997 from $7.7 million during the fiscal year ended September 30, 1996, an increase of $7.4 million or 96%. The growth of both service and product revenues was primarily impacted by the growth of the Company's transplant testing business and secondarily by continued growth of the Company's paternity and forensic testing businesses.

     Cost of Revenues. Cost of revenues increased to $7.4 million during the fiscal year ended September 30, 1997 compared to $4.0 million in fiscal 1996, an increase of $3.4 million or 85%. The increase in cost of revenues is attributable to growth in the Company's sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $6.0 million during the fiscal year ended September 30, 1997 from $3.3 million during the fiscal year ended September 30, 1996, an increase of $2.7 million or 82%. As a percentage of revenues, selling, general and administrative expenses decreased to 40% in fiscal 1997 from 43% in fiscal 1996 principally as a result of the Company's increase in revenues.

     Research and Development Expenses. Research and development expenses increased to $900,000 during the fiscal year ended September 30, 1997 from $718,000 during the fiscal year ended September 30, 1996, an increase of $182,000 or 25%. The increase in research and development expenses was primarily attributable to increased spending on the Company's technology for transplant testing. As a percentage of revenues, research and development expenses were 6% in fiscal 1997 compared to 9% in fiscal 1996 principally as a result of the Company's increase in revenues.

     Interest Expense. Interest expense increased to $308,000 during the fiscal year ended September 30, 1997 from $183,000 during the fiscal year ended September 30, 1996, an increase of $125,000 or 68%. This increase resulted primarily from interest expense for a full year related to borrowings for the acquisition of Cellmark in the middle of fiscal 1996 and to the use of accounts receivable factoring and shareholder advances rather than equity financing at MDx.

     Income Taxes. Prior to fiscal 1997, the Company did not recognize the tax benefits related to its net operating loss carryforwards due to the uncertainty related to their realization. Accordingly, no income tax expense or benefit was recognized in fiscal 1996. In fiscal 1997, the Company concluded that this uncertainty had been resolved based on three consecutive years of profitable operations. A deferred tax benefit of $555,000 was recorded in fiscal 1997 that impacted income taxes recorded for the period.

Fiscal Year Ended September 30, 1996 Compared With Fiscal Year Ended September 30, 1995

     Revenues. Revenues increased to $7.7 million in fiscal 1996 from $3.5 million in fiscal 1995, an increase of $4.2 million or 120%. Approximately $1.8 million of this increase came from Cellmark, which was acquired in fiscal 1996, and approximately $622,000 of this increase was attributable to MDx, which was founded in the second half of fiscal 1996. Of the remaining sales growth, both service and product revenues were primarily impacted by the growth of the Company's transplant testing business and secondarily by growth in the Company's paternity and forensic testing businesses.

     Cost of Revenues. Cost of revenues increased to $4.0 million in fiscal 1996 from $1.5 million in fiscal 1995, an increase of $2.5 million or 167%. Approximately $981,000 of this increase was attributable to Cellmark, and approximately $802,000 of this increase was attributable to the start-up of MDx.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $3.3 million during the fiscal year ended September 30, 1996 from $1.1 million during the fiscal year ended September 30, 1995, an increase of $2.2 million or 200%. Of this increase, approximately $240,000 was attributable to management incentive compensation payments based on profitability goals, approximately $850,000 was attributable to the selling, general and administrative expenses added by the acquisition of Cellmark and approximately $704,000 was attributable to the selling, general and administrative expenses added by the start-up of MDx. As a percentage of revenues, selling, general and administrative expenses were 43% during the fiscal year ended September 30, 1996 compared to 31% during the fiscal year ended September 30, 1995.

     Research and Development Expenses. Research and development expenses increased to $718,000 during the fiscal year ended September 30, 1996 from $669,000 during the fiscal year ended September 30, 1995, an increase of $49,000 or 7%. As a percentage of revenues, research and development expenses were 9% in fiscal 1996 compared to 19% in fiscal 1995.

     Interest Expense. Interest expense increased to $183,000 during the fiscal year ended September 30, 1996 from $115,000 during the fiscal year ended September 30, 1995, an increase of $68,000 or 59%. This increase resulted primarily from interest expense related to borrowing to fund the acquisition of Cellmark and the start-up of MDx.

     Income Taxes. No income tax expense was incurred during the fiscal years ended September 30, 1996 or 1995 because the Company had not recognized the tax benefit of net operating loss carryforwards in prior years due to the uncertainty regarding their realization. Such benefits were recognized in fiscal 1995 and 1996 to the extent the Company had current period income.

QUARTERLY RESULTS OF OPERATIONS

     Variations in the Company's results of operations have occurred from quarter to quarter and the Company may experience significant fluctuations in results of operations on a quarter to quarter basis in the future. Quarterly operating results will fluctuate due to numerous factors, including: (i) the timing of the introduction and availability of new or improved testing services and products; (ii) the timing and level of expenditures associated with research and development activities; (iii) seasonality in the Company's operating results; (iv) the Company's ability to cost-effectively manage and integrate newly acquired entities; (v) variations in laboratory efficiencies; (vi) the timing of establishment of strategic technology licenses and the implementation of technology licenses under such arrangements; (vii) changes in demand for its services and products based on competition and changes in government regulation and other economic factors; (viii) the timing of significant orders from customers; (ix) changes in pricing and discounts; (x) variations in the mix of services and products sold; (xi) the timing and level of expenditures associated with expansion of sales and marketing activities and overall operations; and
(xii) general economic conditions. Many of these factors are difficult to forecast or are beyond the Company's control, and these or other factors could have a material adverse effect on the Company's business, financial condition and results of operations. Specifically, the Company's operations are subject to certain seasonal and market forces that are difficult for management to anticipate or control. In particular, drives to find potential donors of bone marrow tend to occur in the spring and fall with the result that the Company's second and fourth fiscal quarters (winter and summer quarters) may not be as strong financially as its first and third fiscal quarters. Furthermore, the Company generally provides testing services as and when required by its customers and therefore does not typically have significant backlog. Fluctuations in quarterly demand for the Company's testing services and products may adversely affect the continuity of the Company's laboratory operations, increase uncertainty in operational planning and/or affect cash flows from operations.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically financed its growth and operations through cash flows from operations, borrowings under its credit facilities and the private sale of equity and debt securities.

     The Company borrows funds pursuant to a Credit Agreement with First Union National Bank ('First Union') dated as of March 31, 1998 that provides for a $2.3 million term loan and a $1.0 million revolving loan (collectively, the 'Credit Facility'). Interest on the term loan accrues at a fixed rate of 8.39%, while interest on the revolving loan accrues at a floating rate equal to First Union's prime rate, currently 8.5%. The term loan matures on March 1, 2001 while the termination date for the revolving loan commitment is May 31, 1999. The Credit Facility replaced a prior credit facility with First Union that was used primarily for working capital purposes. On June 30, 1998, the Company had outstanding borrowings of $2.25 million under the term loan and $0 under the revolving loan. The Company intends to use certain of the net proceeds of this offering to repay all amounts due under the Credit Facility. See 'Use of Proceeds.'

     The Company's net cash provided by operating activities during the six months ended March 31, 1998 was $417,000 compared to $57,000 for the first half of 1997. Generally, the cash used in operating activities results from increased working capital requirements.

     The Company's net cash used in investing activities during the six months ended March 31, 1998 was $1.4 million compared to $133,000 during the six months ended March 31, 1997. In particular, net cash used in investing activities increased by $702,000 related to the NLL Acquisition and purchases of property and equipment of $699,000. Net cash provided by financing activities during the six months ended March 31, 1998 was $1.1 million compared to a use of $34,000 for the comparable period last year. Net cash provided by financing activities increased primarily by additional bank borrowings in the amount of $1.2 million which were used to finance investing activities and for the repayment of $164,000 of long-term debt.

     The Company is a party to litigation with Promega Corporation ('Promega') relating to the infringement by the Company, between October 1990 and June 1993, of a patent covering major DNA probes used in paternity and forensic testing. The action regarding the Company's infringement of Promega's sub-licensee patent rights during the period in question is currently in the damage phase and is scheduled for trial without a jury in April 1999. Each party has submitted an expert's report as to the amount of damages owed by the Company to Promega. Promega's expert has estimated the damages to range from approximately $900,000 to $1.3 million, while the Company's expert has estimated the damages to range from approximately $100,000 to $900,000. Furthermore, if the Company is adjudicated to have willfully infringed the patent, the court has the authority to impose up to treble damages and require the Company to pay Promega's attorneys' fees. The Company has established a reserve to address expenses associated with the potential impact of this litigation. Although the Company believes its reserve is adequate, there can be no assurance that damages will not substantially exceed the reserved amount or that the judgment will not have a material adverse effect on the Company's financial condition. See 'Business--Legal Proceedings.'

     The Company believes that cash flows from operations, availability under the Credit Facility, and the anticipated net proceeds of this offering will be adequate to fund its anticipated working capital requirements for at least the next 12 months. In order to implement its growth strategy and fund additional acquisitions, if any, the Company will require substantial capital resources and may need to incur, from time to time, additional bank indebtedness. The Company may also need to issue, in public or private transactions, equity or debt securities, the availability and terms of which will depend on market and other conditions. There can be no assurance that any such additional financing will be available on terms acceptable to the Company, if at all. See 'Risk Factors-- Future Capital Needs; Uncertainty of Availability of Additional Financing.'

INFLATION

     To date, inflation has not had a material impact on the Company's operations and financial results.

YEAR 2000

     The Company has initiated communications with its software vendors to determine the extent to which the Company is vulnerable to those third parties' failure to remediate the Year 2000 issue. The Company relies on the ability of its outside software vendors for remedial action. There can be no assurance that the systems of these third party software vendors on which the Company relies will be converted on a timely basis, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

     The Company will utilize internal and external resources to test, replace and, if necessary, modify the software for Year 2000 compliance. The Company plans to have all its critical hardware and software Year 2000 compliant not later than June 30, 1999. The total remaining cost of completion of the Company's Year 2000 compliance plan is estimated to be less than $100,000 and will be funded through operating cash flows. Some or all of this expense will be for new hardware and software, which will be capitalized. To date, the Company has not incurred any costs, other than internal staff time, related to the assessment and preliminary efforts in connection with the Year 2000 project and the development of a remediation plan.

     The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant software issues and similar uncertainties. See 'Risk Factors--Year 2000 Risks.'

                                    BUSINESS

GENERAL

     Lifecodes is a leading provider of DNA testing services and related products for human paternity and forensic identification ('identity testing') and for genetic typing of potential donors and recipients of bone marrow and organ transplants ('transplant testing'). Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect. Transplant testing detects the genetic sequence of certain human leukocyte antigens ('HLA') contained in DNA which are believed to be a principal determinant of whether a donor's bone marrow or organ transplant may be rejected by the recipient's immune system ('rejection') or may attack the recipient's immune system ('graft vs. host disease'). The Company is one of the largest providers of paternity, forensic and transplant testing services in the United States and is one of the largest providers of transplant testing in Europe. In addition to testing services, the Company offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized test kits.

     Lifecodes was the first company to commercially offer DNA testing for paternity and forensic identification. In 1987, the Company assisted law enforcement officials in obtaining the first conviction in the United States based on DNA testing. The Company's Cellmark subsidiary was the first and is one of only two commercial forensic laboratories accredited by the American Society of Crime Laboratory Directors for DNA testing and regularly performs casework and provides expert DNA testimony in criminal cases nationwide. The Company's HLA test kits are used by the Naval Medical Research Institute and by 15 of the 19 screening laboratories (including three of the Company's laboratories) performing DNA testing for the National Marrow Donor Program, which together are generally regarded as being among the most influential institutions worldwide in setting transplant testing standards.

     Historically, the Company has focused on developing and incorporating its DNA technology into products to be sold as stand-alone test kits and to a lesser extent as DNA testing services. Since 1997, the Company has emphasized offering testing services to end-users of DNA testing information in an effort to meet demand for an integrated DNA testing solution and to take advantage of access to new DNA testing process technologies from Molecular Dynamics, Inc., Amersham Pharmacia Biotech and Molecular Innovations, Inc. which the Company believes, when fully developed, will improve the speed, quality and breadth of information provided by its testing services at a reduced cost. In addition, the Company believes this strategy will allow the Company to exploit opportunities not otherwise available to it as a marketer of DNA testing products.

INDUSTRY OVERVIEW

Technology

     DNA (deoxyribonucleic acid) is the genetic material found in all living organisms and contains the information that governs all cellular processes. In a person, every cell contains identical DNA, which is obtained in equal amounts from a person's biological mother and biological father. DNA is composed of four chemical bases arranged in a strand, the order of which is unique to each individual, with the exception of identical twins. A DNA molecule is composed of two strands that combine in the form of a double helix based on the complementary nature of their chemical building blocks or 'bases' and consists of over three billion base pairs in each human cell. The two strands can typically be separated by heating or by chemical means, but due to their complementary nature, will flawlessly reform to their original orientation when the separating agent is removed. DNA testing takes advantage of this strong complementarity between DNA strands to locate the presence or absence of specific DNA sequences in a test sample.

     All DNA testing involves the isolation of DNA from a sample. Since DNA is found in virtually all cells in the body, with the major exception of red blood cells, samples are readily available. The amount of DNA needed for testing is as little as that found in a few cells. Two primary approaches to DNA testing are currently utilized. One approach, known as restriction fragment length polymorphism ('RFLP') analysis, directly tests the DNA isolated from a sample. The isolated DNA is cut into fragments by enzymes that recognize specific DNA sequences and the fragments are separated by size. These fragments are then separated into single strands and probes, generally labeled with a fluorescent chemical, are added. The labeled probes recognize specific regions in the DNA and since the probe is single-stranded, it binds with its complementary single strand and reforms the DNA molecule. The chemical label allows the detection of where the probe bound to the DNA and allows a determination of the size of the fragment identified. Another approach, polymerase chain reaction ('PCR') analysis, replicates small quantities of DNA by utilizing special enzymes. DNA is combined with primers, single strand fragments which recognize specific regions, and enzymes to allow defined regions of the DNA to be replicated. Once an appropriate number of copies of DNA have been produced, a variety of detection methods can be used to obtain a test result.

     Prior to the advent of DNA testing technology, identity and transplant testing were performed through the use of serology, which detects various proteins found in blood. Although serological testing is typically 20 - 30% less costly than DNA testing, serological testing has limited predictive power and is based on measuring biological substances that are less stable than DNA. While serological testing may provide greater than 95% certainty of identification in paternity cases, DNA testing typically provides over 99.999% certainty when identifying a particular individual. In transplant testing, DNA analysis enables the detection of over 300 genetic differences that may contribute to transplant incompatibility. One study reported that 48% of individuals deemed to be compatible by serological testing were found to have one or more differences in the most commonly studied genetic regions when DNA testing was used. The Company believes that DNA testing is increasingly replacing serological testing because it allows for more precise identification and matching, superior accuracy of results, a broader range of information provided and less specimen degradation.

Markets

     The market for nucleic acid diagnostic services (including both DNA and RNA testing) is significant and growing. According to an independent market study, the global nucleic acid diagnostic services market was approximately $2 billion in 1997 and is expected to exceed $3 billion by the year 2002. The nucleic acid diagnostics market includes testing for identity, transplant compatibility, genetic diseases, infectious diseases, cancer and others. According to the same market study, the markets for identity and pre-transplant testing services using DNA and other technologies together exceeded $400 million worldwide in 1997 and are growing as a result of emerging medical technology and social trends. Although DNA testing has grown in many areas, there have been several barriers to the wider use of DNA testing in the marketplace. Historically, DNA testing has cost more than serology testing and has taken longer to provide results. For instance, transplant serology tests can generally be completed in two hours, while DNA testing currently takes up to four days, thus preventing DNA testing from being widely used in solid organ transplants where time is a critical factor. These issues have limited the ability to economically provide the broad range of information available from DNA testing. For example, only 10% of the specimens entered into the bone marrow databases in the United States have been classified by DNA testing, although this percentage has been increasing in recent years. The Company believes that as DNA testing becomes more economical from a time and cost standpoint, customers will utilize DNA testing solutions more broadly to obtain the greater breadth of information and higher quality of results available from such technology.

Identity Testing

     Paternity Testing. Paternity testing is used in both the public and private sectors to determine the parentage of a child. The public paternity testing market involves tests ordered by state governmental agencies commonly referred to as Child Support Enforcement Agencies ('CSEAs'). This market developed largely in response to the requirements of such agencies to identify an alleged father, in circumstances where a mother applies for public monetary assistance or welfare, in order to compel the father to make child support payments or to recoup any disbursements made for the benefit of the child. In the United States, the Federal government covers 90% of the cost of child support as long as the CSEA abides by the specific Federal regulations concerning enforcement. The Company believes that the growth of paternity testing will continue in the United States due to various Federal laws which contain financial penalties and incentives for states to obtain definitive paternity evidence, either through voluntary admissions or appropriate biological tests, for 80-90% of public assistance cases involving children. In 1995, only approximately 50% of illegitimate births had definitive paternity evidence. With over one million illegitimate births annually in the United States, the Company believes that the enforcement of this Federal legislation will increase the use of DNA testing in the public paternity market. The private paternity testing market typically involves disputes over paternity in which services are principally ordered through attorneys involved in resolving such disputes.

     Forensic Testing. Forensic testing is used to evaluate biological specimens involved in a crime in order to identify the individual responsible for the crime. In recent years, the acceptance of forensic DNA testing has increased due to a number of high profile criminal cases. The growing recognition of the effectiveness of DNA testing, combined with the high percentage of repeat criminal offenders, has prompted the FBI and nearly every state to establish a Convicted Felon Database Profiling program which would allow law enforcement officials to search to see if DNA found at a crime scene matches that of any felon in the database. Specifically, forty-eight states have enacted legislation requiring persons convicted of felony sex offenses to provide samples for DNA testing. Thirty-five of these states are currently collecting such samples and thirty-two states have already started analyzing those samples.

Transplant Testing

     The two major markets for transplant testing worldwide are (i) pre-transplant screening of potential donors, which consists of high volume testing to classify and database each potential donor's human leukocyte antigens ('HLA') associated with organ rejection and (ii) clinical testing at transplant centers to confirm donor/recipient compatibility and to diagnose and manage organ rejection and other health issues faced by transplant recipients. The Company believes that bone marrow transplants between two individuals are increasing in number due to their established effectiveness in treating bone marrow diseases such as leukemia. There is also anecdotal evidence indicating that bone marrow transplants may affect tumor reduction in patients with breast and other cancers, as well as provide therapeutic benefits in patients with handicapped immune systems. According to a market research study, there were over 17,000 bone marrow transplants worldwide between different individuals in 1997 and the number of such transplants has been increasing by approximately 16% per year. In addition, according to a market research study, there were over 32,000 solid organ transplants worldwide in 1997 that required compatible donors and recipients.

     DNA testing is used in the transplant market to match potential bone marrow and organ donors to recipients. Transplantation fails when the recipient's immune system does not recognize the donated organ and rejects it. The immune system recognizes HLA proteins on the surface of cells as part of its defense mechanism. These HLA proteins vary greatly between individuals, and the DNA that determines these protein differences can be tested to see whether the donor matches the recipient. DNA probes that are designed to detect differences in HLA DNA sequences provide a powerful tool to accurately type the HLA features of cells. Tagged DNA probes are added to the DNA sample and they bind tightly to specific HLA sequences. The HLA type is then determined by which DNA probe bound to the sample.

     Use of HLA testing may result in substantial cost savings to hospitals by increasing the chance of a proper transplant match and therefore reducing the probability of the need for additional transplants or expensive drug therapies to prevent rejection of the donated bone marrow or organ. In the United States, transplants between two individuals typically cost between $80,000 and $300,000, in large part because physicians must manage not only the risk of donated bone marrow being rejected, but also the risk that donated bone marrow may attack the immune system of the recipient (graft vs. host disease). The Company believes that access to a large number of HLA-typed individuals in order to find the most compatible donor is a cost-effective way to manage these risks. DNA testing is better suited to detect subtle genetic variations that impact organ rejection than traditional serological testing methods. In addition to growth due to the increased number of transplant procedures, the Company believes that HLA testing will be used more extensively because scientists have recently discovered that other portions of the HLA gene system may have important roles in many nonmalignant diseases, the severity of infectious diseases and the occurrence of toxic events after therapeutic interventions.

STRATEGY

     The Company's objective is to become the leading international provider of integrated DNA testing solutions. The Company's strategy for achieving this objective consists of the following principal elements:

          o Continue to Improve DNA Testing Process. The Company intends to use existing technology, as well as technology being developed through its current collaborations, to lower costs and improve the quality, speed and breadth of information provided by its testing services. The Company is currently developing methods to automate and miniaturize the DNA testing process and is acquiring additional technology in this area pursuant to the GeneScreen Acquisition. Automation is expected to lower labor costs while increasing accuracy and speed while miniaturization is expected to lower reagent costs. The Company believes that improvements in speed and accuracy may permit it to set new standards and specifications, thereby enhancing the Company's ability to win additional contracts and further expand its business.

          o Pursue Strategic Acquisitions. The Company has completed a number of recent acquisitions and the pending GeneScreen Acquisition will close contemporaneously with this offering. The Company intends to continue to explore such opportunities to expand its market coverage and laboratory infrastructure. The Company believes that there is an opportunity to consolidate the industry and enhance laboratory performance as many smaller laboratories do not have the automation, information systems or implementation capabilities necessary to serve larger customers.

          o Expand Internationally. The Company believes that there are substantial opportunities for growth in DNA testing outside the United States. Due to its capability as a supplier of DNA testing products, the Company intends to seek opportunities to enter into joint venture and licensing arrangements in certain large countries to broaden the base of users of the Company's technology and, where appropriate, become a provider of testing services. The Company has recently acquired entities with primary operations in Canada and Germany and intends to pursue growth opportunities in other international locations.

          o Maintain Industry Leadership Position. The Company intends to maintain its industry leadership position by working to set industry standards. The Company's HLA test kits are currently used by the Naval Medical Research Institute and by 15 of the 19 screening laboratories (including three of the Company's laboratories) performing DNA testing for the National Marrow Donor Program, which together are generally regarded as being among the most influential institutions worldwide in setting transplant testing standards. Management is also active in other organizations that set industry standards in the paternity testing market, such as the American Association of Blood Banks. In addition, the Company is working with various international groups to achieve a more uniform set of testing standards and protocols for classifying potential bone marrow donors around the world.

          o Extend the Company's Technologies into Other Diagnostic Testing Areas. Over the longer term, the Company believes that it can use its DNA and related technology to develop other high volume genetic tests such as those for childhood disorders, cancer risk indicators, hematologic disorders and oncogene mutations. In addition, the Company intends to investigate opportunities to expand its range of testing capabilities and to provide DNA analysis in clinical transplant centers and other settings.

SERVICES AND PRODUCTS

Services

     The three general categories of DNA testing services provided by the Company are as follows:

     Paternity Testing Services. The Company offers a variety of paternity tests, consisting primarily of a standard test involving the mother, child and presumptive father. The Company also offers a non-maternal test in which only the father and the child are tested, neo-natal and pre-natal tests, and a test that uses samples collected from a child's grandparents to establish paternity. Since we inherit our DNA from our parents, a child's DNA pattern is a combination of that of both parents. Standard DNA testing is used to determine paternity by matching the DNA pattern of the mother to those of the child, so that the patterns that do not match the mother must therefore come from the father. The greater the number of these DNA patterns that are matched between father and child, the greater the certainty of paternity. In addition to providing DNA testing, the Company also provides expert testimony in paternity cases.

     Forensic Testing Services. The Company tests a variety of forensic samples found at crime scenes, such as hair, blood, semen, saliva, skin, bone, muscle tissue and urine. The Company has both the technological capability and expertise required to test forensic specimens even in cases where the volume of the specimen is small and where the specimen has been exposed to humidity and temperature extremes that can reduce the amount of molecular material available for testing. The Company also provides expert testimony in cases involving forensic identity testing. Expert testimony is an important service in the forensic testing market, as the expert witness is required to interpret both laboratory methodology and statistics to a jury. Since the Company was one of the first commercial entities in this field, Company experts have had extensive experience in dealing with DNA data in such cases and have become recognized in both lay and legal communities as credible and reliable witnesses.

     Pre-Transplant Testing Services. The Company provides screening test services for typing of bone marrow specimens through both DNA and serological testing. Pre-transplant testing is generally provided to customer specifications as to the level of detail and specificity in the test. The Company is able to provide a wide range of pre-transplant tests due to its extensive selection of DNA probes and primers. Since many pre-transplant specimens are collected in large batches from drives sponsored by various organizations and since much of this testing is still done by serological methods which require processing within five to seven days, the Company believes it has a competitive advantage due to its multiple laboratories that perform the testing and generate timely results. Results are reported back to the central Company database, and consolidated reports of specimens from each collecting organization and site are distributed within seven to ten days. The following chart summarizes the types of testing services offered by the Company and each of its divisions:

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                         PATERNITY                    FORENSIC                   PRE-TRANSPLANT
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                                                                FELON
   DIVISION        PRIVATE        PUBLIC      CASE WORK      DATABASING     DNA TESTING     SEROLOGY
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
 United States
  Cellmark            X                           X               X
  GeneScreen          X             X             X               X              X             X
  Lifecodes           X                           X                              X
  MDx                 X             X             X               X              X             X
  NLL                 X             X
 International
  Helix               X             X             X
  ISBMD                                                                          X             X
  MMD                                                                            X

Laboratory Operations

     While each Company laboratory has minor variations in its operating techniques, the principal elements involved in the performance of the Company's DNA testing services are as follows:

     Specimen Collection and Transportation. For paternity testing and pre-transplant screening, the Company has established a network of hundreds of collection sites and experienced specimen collection personnel to handle specimen collection and transportation, since specimens are often not obtained in the same location as the customer. In addition, the network of collection sites allows the Company flexibility in scheduling remote collections within forty-eight to seventy-two hours after the request is made. Specimens are generally fresh blood spotted on a specialized cardboard-like paper or cells collected from the inside of the mouth on the cheek. Once

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the donor has provided the specimen, a detailed information sheet about the donor is completed and a picture is taken by a trained individual. These, along with the specimen, are sealed in a tamper-proof box and delivered to the laboratory via overnight courier or regular mail.

     Specimen collection and transportation for forensics and felon databasing is generally provided by the applicable law enforcement agency. Because of the nature of the testing (e.g., murder scenes, rape victims), forensic specimens are found in a variety of forms, including hair, blood, semen, saliva, skin, bone, muscle tissue and urine.

     Receiving and Accessioning. The Company receives specimens in its restricted accessioning areas, where they are inspected for tampering and checked for proper documentation. With the exception of forensic cases that generally require specialized handling, specimens are identified and monitored using unique bar-coded laboratory accessioning numbers.

     Laboratory Handling. After a specimen is received by one of the Company's laboratories, it is entered into a specialized, proprietary sample tracking system. The system software has been specifically designed for the Company to track a specimen from the time it enters the laboratory until it leaves as a finished result. Upon entry into the laboratory, the biographical information collected with each specimen is entered into the system. The system allows the laboratory personnel to monitor the specimen at any time during the testing process and to catalogue it upon completion into a library of thousands of other specimens. Along with tracking specimens, the system aids in monitoring the entire testing process in each of the Company's areas of testing. After testing is completed and reviewed by the Company's Ph.D. level scientists, the system accepts the information that is yielded from the DNA test patterns and transforms it into numeric results, which are the end product that is reported to the customer.

     Data Review and Reporting of Results. Each test result undergoes several independent levels of review before being reported by a certifying scientist. In order to assure quality control, each Company laboratory carefully monitors the accuracy and reliability of its test results through the use of both internal and external quality assurance and quality control programs. The Company's staff evaluates laboratory performance with open and blind quality control samples. In addition, the Company is subject to frequent proficiency testing by various certifying agencies that send their own open and blind samples to the Company's laboratories. The Company is also subject to frequent inspections by certifying agencies. See '--Government Regulation.'

     Program Contracting. To increase its share of transplant testing services outside the United States, the Company acquired ISBMD, a specialized service organization which contracts to assist a charitable organization in Germany to process specimens obtained for bone marrow screening analysis.

Products

     In addition to its DNA testing services, the Company offers a broad array of DNA testing products for identity and transplant testing. The Company's products are generally sold to laboratories as standardized test kits containing all of the components, including probes, reagents, buffers, standards and controls necessary to perform certain standard DNA test procedures. Each test kit also includes protocols and instructions for use. Customers can also customize test kits by adding selected probes, reagents and other components. The Company sells over 300 different individual DNA probes. Standard identity test kits range in price from $90 to $550, while transplant test kits range in price from $650 to $2,225. DNA probes generally range in price from $200 to $750 per vial.

     The Company's products are typically sold pursuant to purchase orders delivered by customers. The Company generally warrants that its products will meet written specifications for a limited period of time set forth on the label of the product. Certain other equipment and supplies are warranted for 90 days. The Company maintains minimal inventory levels to meet customer demands and generally operates without a significant backlog.

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
TESTING PROCESS AND IMPROVEMENTS

     Although the DNA testing methods used by the Company vary based upon the type of DNA testing performed, the Company's DNA testing processes generally utilize the following basic steps:

     Extraction. Prior to testing a DNA sample, the DNA must be isolated or extracted from the applicable sample, typically blood or tissue. Extraction procedures generally involve numerous manual and labor intensive steps to separate and extract the DNA from the sample. Isolation and extraction of DNA in forensic testing, in particular, is a time consuming and challenging process, due largely to the often small amount and poor condition of the sample.

     Amplification. In order to provide that the DNA can be easily detected, the extracted target DNA is copied (or amplified) using PCR. The Company licenses this process on a non-exclusive basis from Roche. See '--Strategic Partnerships and Relationships.' In this process, DNA primers are added to a sample of DNA and the sample is subjected to multiple cycles of heating and cooling which causes the primers to locate the DNA segments of interest and to duplicate them in every heating/cooling cycle. After multiple cycles, this process produces millions of copies of the DNA segment of interest, enabling the measurement of the presence or absence of this segment.

     Probes and Dyes. After the DNA has been extracted and amplified, the two DNA strands are separated chemically and specific DNA probes are then added, depending on the type of test to be performed. DNA probes are short, synthetically-prepared sequences of single-stranded DNA which are complementary to specific target DNA regions. The DNA probes seek out the sequence that they complement and bind tightly to the target DNA. The DNA probe is tagged with a fluorescent chemical or radioactive marker so that the binding of the DNA probe to the target DNA can be easily detected through automated or other means.

     Spotting and Reading. In order to read the results of a DNA test, the DNA is measured by a process called gel electrophoresis, which involves placing the specimen on a gelatin-like substance and running electric current through it to separate strands of DNA by molecular weight. After the electrophoresis process is performed, a laboratory technician can read and report the test results.

     The Company intends to use its existing technology, as well as technology being licensed from third parties and developed through its current collaborations, to lower the costs and improve the quality, speed and breadth of information provided by its testing services. The Company's goal is to develop the first fully automated, miniaturized DNA testing system that will reduce the amount of labor and the quantity of reagents used in the DNA testing process. The Company believes that reducing costs and improving the speed and accuracy of its testing services will provide it with a competitive advantage in the DNA testing service market.

     In order to meet this goal, the Company has entered into a series of arrangements with key industry participants to gain access to new technologies. In January 1998, the Company entered into a technology access agreement with MDI to use MDI's Microarray spotter and reader in its DNA testing system for research and development purposes. The Company believes that these two devices are potentially capable of processing a substantially greater number of samples per technician than possible using current labor-intensive manual methods. In connection with this arrangement with MDI, the Company also entered into a non-binding letter of intent with Amersham, a major shareholder of MDI, pursuant to which it is intended that the Company would use certain fluorescent dyes developed by Amersham on a co-exclusive basis with Amersham for human identity testing and transplantation typing and on a non-exclusive basis for other diagnostic testing. The Company believes these dyes, when used in conjunction with its already developed probes and primers and MDI's Microarray spotter and reader, will allow faster processing time, significant reduction in reagent costs and improved quality of results. In addition, to attempt to reduce the costs and time consuming nature of current DNA extraction techniques, the Company, in March 1998, entered into an exclusive worldwide license to use, manufacture and sell certain DNA extraction technology developed by Molecular Innovations. The Company believes that the Molecular Innovations extraction technology, when fully developed, may allow the Company to perform both DNA extraction and PCR amplification in the same container without any human intervention, thereby significantly reducing the manual steps and time necessary to extract and amplify DNA using currently available methods. See '--Strategic Partnerships and Relationships.'

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
     In connection with the GeneScreen Acquisition, the Company is acquiring certain rights to GeneScreen's proprietary genetic bit analysis ('GBA') technology. These rights are co-exclusive with Laboratory Corporation of America Holdings for paternity testing in the United States and exclusive for paternity testing outside the United States and for all other human and animal identity and transplant testing worldwide. GBA is a novel method of DNA testing that employs PCR amplification in a manner that renders a yes/no answer, rather than a more complex subjective result and permits the procedure to be performed in an automated and miniaturized system. GBA differs from current PCR technology in that it. The Company intends to implement GBA as part of its proposed testing process improvements to maximize the potential benefits of GBA and to realize its full potential through miniaturization.

     The Company is continuing its research and development activities with respect to its already developed transplant probes and primers and the MDI, Amersham, Molecular Innovations and GBA technology for human and animal identity testing. This technology is currently at an early stage of development. In order to fully develop and commercialize this technology, the Company, alone or with others, must successfully develop, test, market and sell DNA testing services based on this technology. The development of a new DNA testing process is highly uncertain and subject to a number of significant risks, including the possibilities that the potential test system is found ineffective, fails to receive any necessary regulatory approvals, is difficult or uneconomical to use on a large scale, fails to achieve market acceptance or is precluded from commercialization by proprietary rights of third parties. The improvements to the DNA testing process that the Company is pursuing will require extensive additional development, testing and investment, as well as any regulatory approvals, prior to commercialization. No assurance can be given that the Company's development efforts will be successful, that required regulatory approvals will be obtained or that any improvements to the DNA testing process, if introduced, will be commercially successful. See 'Risk Factors--Uncertainties Relating to Technological Development and Improvements to DNA Testing Process.'

RESEARCH AND DEVELOPMENT

     The Company conducts the majority of its research and development activities at its own facilities using Company personnel. Taking into account the Helix Acquisition and the GeneScreen Acquisition, at June 15, 1998, the Company had 11 employees principally engaged in research and development. Company-sponsored research and development expenditures in fiscal 1995, 1996 and 1997 were approximately $669,000, $718,000 and $900,000, respectively. The Company's principal research and development programs are targeted at improving the Company's testing services, expanding the range and improving the efficiency and utility of its line of DNA probes and PCR primers. In addition, in 1998 the Company is devoting significant effort to developing specialized reagent systems for the MDI Microarray system.

     The Company's research and development activities also include optimizing and standardizing procedures, creating quality control and quality assurance programs and ensuring that the results obtained through its laboratory services are reproducible and accurate. Each of the Company's genetic testing services undergoes an extensive development and testing process prior to its introduction into the market. This process includes the verification and validation of the service utilizing previously analyzed and characterized samples and establishing written protocols and guidelines.

RECENT AND PENDING ACQUISITIONS

     Since its acquisition of Cellmark in March 1996, the Company has completed five acquisitions and has pending an additional acquisition to implement its goal of becoming the leading integrated international provider of DNA testing services:

Recent Acquisitions

     o MEDICAL MOLECULAR DIAGNOSTICS GMBH. In February 1997, the Company, ISBMD and its founders formed Medical Molecular Diagnostics GmbH ('MMD') to perform HLA testing in Germany. In October 1997, the Company acquired a controlling interest in MMD. See 'Certain Transactions.' The primary purpose of MMD is to expand the Company's geographic base and to service samples originated by ISBMD.

     o NATIONAL LEGAL LABORATORIES. In February 1998, the Company acquired substantially all of the assets of National Legal Laboratories ('NLL'), a division of Group Benefit Services, Inc., for approximately $730,000 in cash and an aggregate of 14,600 shares of Common Stock. NLL is the fifth largest paternity testing laboratory in the United States. NLL generated revenues of $2.0 million during the year ended September 30, 1997.

     o INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD. In April 1998, the Company acquired all of the outstanding stock of International Support for Bone Marrow Drives, Ltd. ('ISBMD') for an aggregate of 365,000 shares of Common Stock. ISBMD is the largest provider of HLA testing services in Germany. ISBMD arranges HLA testing to be performed for a large marrow donor database organization and contracts with a small group of specially selected laboratories in Germany and the United States to perform both DNA and serological HLA testing. ISBMD generated revenues of $4.8 million during the year ended December 31, 1997.

     o MICRO DIAGNOSTICS, INC. Effective April 1998, the Company acquired all of the outstanding stock of Micro Diagnostics, Inc. ('MDx') for an aggregate of 325,372 shares of Common Stock. MDx is a full service DNA testing laboratory. MDx generated revenues of $3.0 million during the year ended December 31, 1997.

     o HELIX BIOTECH LTD. In July 1998, the Company acquired substantially all of the assets of Helix Biotech Ltd. ('Helix') for $650,000 in cash, payable over 26 months, and an aggregate of 124,100 shares of Common Stock. Helix is a full service DNA testing laboratory serving the Canadian market. Helix generated revenues of $1.9 million during the year ended July 31, 1997.

Pending Acquisition

     o GENESCREEN INC. In July 1998, the Company entered into a letter of intent with GeneScreen Inc. ('GeneScreen') whereby the Company agreed to acquire substantially all of the stock of GeneScreen for cash and Common Stock having an aggregate value of $12.5 million. GeneScreen is a leading provider of paternity testing services, primarily to the public testing market. The acquisition is expected to be completed contemporaneously with the closing of this offering. GeneScreen generated revenues of $11.2 million during the year ended December 31, 1997.

STRATEGIC PARTNERSHIPS AND RELATIONSHIPS

     In furtherance of the Company's strategic goal of improving the speed, quality, and breadth of information provided by its testing services and lowering its costs, the Company has entered into a number of strategic technology access relationships to implement the ongoing improvement of its testing process. See '--Testing Process and Improvements.' These relationships include the following:

Molecular Dynamics, Inc. and Amersham Pharmacia Biotech

     In January 1998, the Company, MDI and Nycomed Amersham, plc (now known as Amersham Pharmacia Biotech) entered into a Technology Access Agreement relating to MDI's Microarray system, which is comprised of a spotter and reader. Pursuant to this agreement, the Company obtained a license to purchase MDI Microarray system units and related products for research, through July 15, 1999, in the fields of paternity, forensics and tissue transplants. The MDI Microarray system spots DNA onto a glass slide or other substrate and scans fluorescently-labeled probes hybridized or bound to the DNA. Until July 15, 1999, the Company will develop and sell products and test kits under such terms as may be agreed upon between the Company and MDI. The Company is also permitted to perform tests using the MDI Microarray system on a paid basis, from and after October 1, 1998, for the National Marrow Donor Program and the United States Navy. After July 15, 1999, the Company will be free to provide services to all of its customers. The Company is also negotiating with Amersham a sublicense agreement pursuant to which the Company would acquire the right, co-exclusive with Amersham, to use Amersham's fluorescent detection dye technology in connection with the MDI Microarray system for testing services in the areas of paternity, forensics and tissue transplants, although this agreement has not been finalized and there can be no assurance that it will be finalized in the near future, or at all.

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
Molecular Innovations, Inc.

     In April 1998, the Company and Molecular Innovations entered into a Purchase and License Agreement relating to Molecular Innovations' Xtra technology. The Xtra technology, which is covered by pending patents, includes nucleic acid binding material and a 96-well format for amplifications of DNA samples. Pursuant to this agreement, the Company acquired an exclusive worldwide license to make (under Molecular Innovations' authorization), use and sell products and provide testing services incorporating the Xtra technology in the fields of paternity, forensic and transplant testing.

Roche Molecular Systems, Inc.

     The Company and Roche entered into a License Agreement in March 1997 and a Parentage Testing Product Agreement in May 1998, each relating to Roche's PCR technology. The PCR technology is used to amplify DNA samples so as to permit detection by an automated system. Through the 1997 agreement, the Company acquired a non-exclusive worldwide license to manufacture and sell PCR-based products for HLA typing for organ transplants. Through the 1998 agreement, the Company has a similar license for the paternity field. Under both agreements, the Company uses and distributes to its affiliates such PCR-based products for testing services in the licensed fields.

SALES AND MARKETING

     Testing Services. The Company has an internal sales force of 23 employees and also utilizes two independent contractors to promote the Company's testing services to commercial and governmental laboratories and agencies, as well as to selected physicians and hospitals across the United States. Decision making in the public paternity and forensic markets is generally decentralized, requiring sales activity in each locality or jurisdiction. The Company sells its paternity testing services in the public market to state agencies through (i) statewide exclusive contracts or pricing agreements, (ii) statewide non-exclusive contracts or pricing agreements and (iii) a purchase order or similar basis. The Company sells its forensic testing services through similar means on a statewide basis or to local law enforcement authorities or individual attorneys. In addition to face-to-face sales calls, the Company uses direct mailings and telemarketing to target groups of physicians, prosecutors and family welfare agencies. In the even more decentralized private paternity market, the Company relies primarily on telemarketing and the use of brokers to reach its main source of referrals--attorneys and physicians. As the pre-transplant market is more highly concentrated primarily in the hands of a few governmental and not-for-profit entities, the Company targets its sales force toward key decision makers at the largest customers such as the Naval Medical Research Institute and the National Marrow Donor Program. The Company also participates in professional meetings, sponsors educational forums and promotes the Company on its site on the World Wide Web. In order to facilitate the marketing of its testing services, the Company contracts with over 200 collection sites with available phlebotomists throughout the country to assist its customers in collecting specimens. The phlebotomy service is an important competitive tool in the public sector paternity market as the convenience of local phlebotomists can influence a customer's decision about where to send specimens if more than one laboratory is an approved provider.

     During the fiscal year ended September 30, 1997 and six months ended March 31, 1998, on a pro forma basis after giving effect to the Recent and Pending Acquisitions as if they were consummated on October 1, 1996, DKMS accounted for approximately 15% and 17% of the Company's revenues, respectively. DKMS is a German charitable foundation of which Prof. Dr. Gerhard Ehninger, a director of the Company, is a founder and a member of its Board of Directors. See 'Certain Transactions.' DKMS has utilized the Company to oversee the logistics, quality and data management needed by DKMS or the organizers of its bone marrow specimen collection drives. The Company does not have a written contract with DKMS to provide testing services and there can be no assurance that DKMS will organize bone marrow specimen drives in the future or that DKMS will continue to use the Company to provide the testing services related to the specimen drives. The loss of or substantial decrease in business from DKMS would have a material adverse effect on the Company's business, financial condition and results of operations.

     Products. The Company also has seven employees engaged in selling and marketing DNA testing products and also utilizes the services of one sales representative in Europe. The Company currently sells its

                                       40
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products outside the United States through a network of approximately a dozen distributors located worldwide. The Company's products are sold in the United States and Europe to clinical, reference and hospital laboratories through its direct sales force, with the exception of sales of paternity and forensic products in Europe, which are sold through its distributor Cellmark UK, a division of Zeneca, plc.

MANUFACTURING

     The Company's products are manufactured, assembled and packaged at its facility in Stamford, Connecticut. At June 15, 1998, the Company employed 15 people engaged in manufacturing and assembly operations. Certain of the Company's paternity and transplant test kits also include reagents that the Company purchases from third parties. In addition, certain of the Company's transplant test kits include a license to use the PCR process for diagnostic use which is covered by certain patents owned by Roche. See '--Strategic Partnerships and Relationships.'

     Of the components used in the Company's test kits, many are purchased from third parties and are available from alternative suppliers. Several components, however, are provided by single source suppliers and include certain probes, light enhancing chemicals and substrates. The Company believes that in most of these cases, alternative sources of supply are available or could be developed within a reasonable period of time. To date, the Company has been able to obtain adequate supplies of all necessary materials and components from its suppliers. The Company maintains a strategic inventory of certain key components and raw materials currently obtained from single-source suppliers; however, there can be no assurance that such inventories would be adequate to meet the Company's production needs during any interruption of supply. The inability to develop alternative supply sources, if required, or a reduction or stoppage in supply could have a material adverse effect on the Company's business, financial condition and results of operations. See 'Risk Factors--Dependence on Single Source Suppliers.'

GENESCREEN ACQUISITION

     The letter of intent with GeneScreen provides that at the closing (the 'Closing'), the Company would acquire by merger all of the issued and outstanding stock of GeneScreen. On the date of the Closing, the Company would acquire all of the stock of GeneScreen for an aggregate purchase price of $12.5 million payable as follows: $5.0 million in cash plus $7.5 million in registered shares of Common Stock (the 'Lifecodes Shares') to be issued on the date of closing of this offering; provided that all shares issued to GeneScreen's shareholders shall be subject to a 180 day lock-up agreement. See 'Shares Eligible for Future Sale.' The number of shares will be determined by dividing $7.5 million by the price to the public in this offering, except that for purposes of the calculation, the price of such shares shall not exceed $16.44 per share. Payment of the cash portion of purchase price would be subject to reserves or escrow arrangements of up to 20% of the aggregate purchase price.

     There will be an adjustment at the time of the Closing providing for the issuance of additional Lifecodes Shares up to a maximum aggregate value equal to $1.25 million or reduction in the number of Lifecodes Shares issued or refund to the Company of cash held in escrow based upon changes to the GeneScreen balance sheet net worth from May 31, 1998 to the end of the month immediately preceding the month in which the Closing occurs, with the Lifecodes Shares valued at the same price as at Closing. The obligation of the Company to consummate the GeneScreen Acquisition is subject to the execution of definitive agreements, the approval of the transaction by the GeneScreen stockholders pursuant to Delaware law, the sale (the 'MTI Sale') or spin-off by GeneScreen of its Molecular Tool, Inc. ('MTI') subsidiary, and additional customary closing conditions, such as:
(i) satisfactory completion of due diligence, (ii) obtaining all approvals, consents and/or waivers, and (iii) no adverse change in the business, assets, liabilities, operations, prospects, properties or condition, financial or otherwise, of GeneScreen.

     The Company has agreed in principle until the sale of MTI, to provide financial accommodations to GeneScreen contingent upon negotiation and execution of definitive agreements. The Company agreed that from July 1, 1998 until the earliest to occur of (i) the MTI Sale, or (ii) the GeneScreen Acquisition, GeneScreen may defer further payment of accounts due to the Company, and may, in accordance with its usual course of business, generate new accounts due to the Company. At the Closing, accounts due to the Company through the date of

Closing will be treated as reductions to the balance sheet of the Company for purposes of the closing adjustment. In addition, commencing July 1, 1998, the Company advanced $150,000 to GeneScreen and the Company shall advance up to $150,000 per month (not to exceed $600,000 in the aggregate), until the MTI Sale is consummated.

COMPETITION

     The Company competes in the medical diagnostics, laboratory, biotechnology and medical services industries, each of which is characterized by numerous competitors, extensive research and development efforts and rapid technological progress. Among the Company's major competitors in the market for DNA probe diagnostics products are Abbott Laboratories, Affymetrix, Inc., Chiron Corporation, Myriad Genetics, Inc., The Perkin-Elmer Corporation, Promega Corporation and Roche Molecular Systems, Inc. Many of these competitors have substantially greater financial, technical and sales and marketing resources than the Company. Other companies, including large pharmaceutical and biotechnology companies, may enter the market for DNA probe diagnostics or have already commenced research and development in the field. Moreover, such competitors may offer broader product lines and have greater name recognition than the Company, and may offer discounts as a competitive tactic. In addition, competitive products may be designed, manufactured and marketed more successfully than the Company's existing or potential products. Such developments could render the Company's products less competitive or obsolete, and could have a material adverse effect on the Company's business, financial condition and results of operations.

     In the laboratory service market there are numerous competitors, including Laboratory Corporation of America, many of which have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than the Company. Certain competitors may also offer a broader array of services than the Company. In addition, several development stage companies have entered the market for DNA testing services and have test offerings that compete with or will compete with those of the Company. The Company's future success will depend in large part on its ability to maintain a competitive position in the quality of service it provides to its laboratory service customers. If the Company is unable to consistently deliver accurate and timely services at a competitive price, such developments would have a material adverse effect on the Company's business, financial condition and results of operations.

     The public segment of the forensics testing market includes the FBI as well as local and state law enforcement agencies. Currently the FBI and many state and local criminal laboratories offer forensics testing at no charge to the law enforcement community. However, FBI and state laboratories often have backlogs of forensic casework that needs to be performed.

     The Company relies on certain technologies that are not patentable or proprietary and consequently may be available to the Company's competitors. Competition may increase further as a result of the potential advances in the technology underlying the services and products developed by the Company. The Company also is aware that other companies have developed or may be developing genetic testing and information technologies, services and products for diagnostic purposes that are or may be competitive with the Company's services and products. The Company also competes with others in acquiring products or technology from research institutions or universities. Potential competitors may be able to develop technologies that are as effective as, or more effective than, those offered by the Company, which would render the Company's products or services noncompetitive or obsolete and could have a material adverse effect on the Company's business, financial condition and results of operations.

     The important competitive factors in the Company's testing services business are accuracy, response time and price. The important competitive factors in the Company's products business are availability, accuracy and price.

PATENTS AND PROPRIETARY RIGHTS

     The Company believes that intellectual property protection is important to its business, and that the Company's success will depend in part on its ability to maintain existing protection, obtain additional protection, and to avoid infringing the proprietary rights of others.

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
     The Company is the assignee of five issued U.S. patents and certain corresponding foreign patents. In addition, the Company is the exclusive licensee of three U.S. patents worldwide. The patents issued or licensed to the Company cover genetic probe sequences and nucleic acid analysis methods useful in the Company's DNA testing services and diagnostic kits. The Company's patents expire between 2010 and 2014.

     The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. There is no assurance that the Company's patents or any future patents will prevent other companies from developing non-infringing similar or functionally equivalent products or from successfully challenging the validity of the Company's patents. Furthermore, there is no assurance that (i) any of the Company's future products or processes will be patentable; (ii) any pending or additional patents will issue to the Company in any appropriate jurisdiction; (iii) the Company's processes or products will not infringe the patents of third parties; or (iv) the Company will have the resources to defend against charges of infringement by third parties, or to protect its own patent rights. The inability of the Company to protect its patent rights or infringement by the Company of the patent or proprietary rights of others could have a material adverse effect on the Company's business, financial condition and results of operations. See 'Risk Factors--Dependence on Proprietary Technology; Uncertainty of Patent Protection.'

     The Company's business consists of the sale of testing services and products. In each area, the Company relies on a combination of patents, trademarks, trade secrets, copyrights and confidentiality agreements to protect its proprietary technology, rights and know-how. The Company's success will depend in part on its ability or the ability of its licensors or sub-licensors to obtain patents, defend patents, maintain trade secrets, defend copyrights and operate without infringing the proprietary rights of others, both in the United States and in foreign countries. The position of companies relying upon biotechnology is highly uncertain in general and involves complex legal and factual issues, and no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Although the Company and certain of the Company's licensors and sub-licensors have filed patent applications relating to technologies and discoveries used by the Company, there can be no assurance that patents will be issued as a result of such patent applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors. The commercial success of the Company also will depend upon avoiding the infringement of patents issued to third parties, obtaining licenses to third parties' technologies and genetic discoveries and maintaining licenses upon which certain of the Company's services are, or might be, based. In particular, third parties, including potential competitors, have already filed patent applications relating to a variety of genes and genetic mutations underlying certain of the Company's services, and may in the future file additional such patent applications. In the event that any such patents are issued to such parties, such patents may preclude the Company, its licensors and sub-licensors from providing genetic testing services and could require the Company to enter into licenses with such parties or cease such activities. There can be no assurance that any required licenses would be available on acceptable terms, or at all.

     Litigation, which could result in substantial cost to the Company, may be necessary to determine the scope and validity of others' proprietary rights or to enforce the Company's patent, copyright, trade secret and license and sublicense rights. The failure by the Company to obtain any such licenses, if required, and the Company's involvement in such litigation, could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company also relies on certain technologies, trade secrets and know-how that are not patentable or proprietary and are available to the Company's competitors. Although the Company has taken steps to protect its unpatented technologies, trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors.

GOVERNMENT REGULATION

     The Clinical Laboratory Improvement Act ('CLIA'), as amended in 1988, provides for regulation of clinical laboratories by the United States Department of Health and Human Services ('HHS'). These regulations mandate the certification of all clinical laboratories performing tests on human specimens for the purpose of providing information for the diagnosis, prevention or treatment of any disease. These regulations also contain guidelines for the qualifications, responsibilities, training, working conditions and oversight of clinical laboratory employees. In addition, specific standards are imposed for each type of test that is performed in a laboratory. Each of the Company's laboratories requiring certification are certified under these regulations and the Company believes that it is in substantial compliance with these guidelines. CLIA, and the regulations promulgated thereunder, are enforced through quality inspections of test methods, equipment, instrumentation, materials and supplies on a bi-annual and 'spot' basis.

     The Company's laboratories are licensed, accredited or regulated by various trade, federal and state agencies. The Company has received accreditation from HHS for laboratory services, and from the American Association of Blood Banks, American Society of Crime Laboratory Directors, and the American Society of Histocompatibility and Immunogenetics. The Company also possesses licenses in the United States from the states of New York, Maryland and Pennsylvania and intends to seek approval from other states as required. No assurance can be given that the Company will be able to obtain or renew such approvals, licenses or accreditations on a timely basis or at all. The loss of, or the failure to obtain, any required state license or CLIA accreditation could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the loss of, or a failure to obtain accreditations from certain trade associations could adversely affect the Company's competitive position and could, therefore, have a material adverse effect on the Company's business, financial condition and results of operations. See 'Risk Factors--Government Regulation.'

     While the United States Food and Drug Administration (the 'FDA') does not currently regulate the genetic tests underlying the Company's services if they are performed in a CLIA certified clinical laboratory, there can be no assurance that the FDA will not seek to regulate such tests in the future. If, in the future, the FDA should determine that the tests underlying the Company's services should be subject to FDA approval, there can be no assurance that such approval would be received on a timely basis or at all. Any change in CLIA or related regulations, or in the interpretation thereof, or in the FDA's position on regulating the tests underlying the Company's services, could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company does not have experience in obtaining FDA approval for the products or services that it markets. Such approval, if required, would increase the Company's costs of operations and increase the time required to introduce new products to market.

     The Company is subject to extensive federal, state and local regulation, including regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other laws, rules and regulations governing health care, clinical laboratory activities, waste disposal, handling of toxic, dangerous or radioactive materials and other matters. Although the Company's services are currently considered screening services under Medicare and are therefore excluded from coverage under Medicare, if the Company begins providing clinical transplant services or if the Medicare regulations are changed, the Company's services may become subject to laws, rules and regulations governing reimbursement and fraud and abuse, and prohibiting the filing of false claims. These laws, rules and regulations include 'anti-kickback' and 'Stark' laws, which contain extremely broad proscriptions, the violation of which may result in exclusion from Medicare and Medicaid and criminal and civil penalties. In addition, the Company is subject to state laws, rules and regulations limiting certain financial relationships between health care providers and physicians and other referral sources. Although the Company believes that it is in substantial compliance with all applicable laws, rules and regulations, there can be no assurance that the Company will remain in compliance with applicable laws, rules and regulations or that changes in, or new interpretations of, existing laws, rules and regulations would not have a material adverse effect on the Company's business, financial condition and results of operations.

     The availability of genetic predisposition testing has raised certain ethical, legal and social issues regarding the appropriate utilization and confidentiality of information provided by such testing. The medical information obtained or determined about an individual from the Company's services is of an extremely sensitive nature. In providing its services, the Company is subject to certain statutory, regulatory and common law requirements regarding the confidentiality of such medical information. The Company monitors compliance with applicable confidentiality requirements, and believes that it is in substantial compliance with such requirements. Failure to comply with such confidentiality requirements could result in material liability to the Company.

EMPLOYEES

     Taking into account the Helix Acquisition and the GeneScreen Acquisition, as of June 15, 1998, the Company employed 305 persons, consisting of 185 in laboratory operations and genetic services, 64 in administration, 30 in sales and marketing, 15 in manufacturing, and 11 in research and development. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes that its relations with its employees are good.

FACILITIES

     The Company's executive offices and main manufacturing facilities are located in an approximately 25,000 square foot facility located in Stamford, Connecticut. The Company also leases facilities at the following locations:

LOCATION                                                USE                  SQUARE FOOTAGE
-----------------------------------------------------   ------------------   --------------
Germantown, MD.......................................   Laboratory/Office        16,300
Okemos, MI...........................................   Laboratory/Office         5,700
Dresden, Germany.....................................   Laboratory                3,700
Nashville, TN........................................   Laboratory/Office        15,000
High Point, NC.......................................   Office                      650
Dallas, TX...........................................   Laboratory/Office        19,200
Dayton, OH...........................................   Laboratory/Office        12,500
Sacramento, CA.......................................   Laboratory/Office         5,100
Raritan, NJ..........................................   Office                      360
Buffalo, NY..........................................   Office                      500
Rochester, NY........................................   Office                      180
Richmond, British Columbia...........................   Laboratory/Office         6,000
Oakville, Ontario....................................   Office                      500
Montreal, Quebec.....................................   Office                      300

     The lease on the Company's Stamford, Connecticut facility expires in April 2002 and the Company's other facility leases expire at various times between 1998 and 2007.

LEGAL PROCEEDINGS

     The Company is a party to the action captioned Promega Corporation v. Lifecodes Corporation in the United States District Court for the District of Utah, (Civil No. 2:93cv0184C). This case relates to the infringement by the Company, between October 1990 and June 1993, of a patent covering major DNA probes used in paternity and forensic testing (the 'White Patent'). Promega was the exclusive sub-licensee of the White Patent until June 1995 and the Company is currently the exclusive licensee of this patent. The action regarding the Company's infringement of Promega's sub-licensee patent rights during the period in question is currently in the damage phase and is scheduled for trial without a jury in April 1999. Each party has submitted an expert's report as to the amount of damages owed by the Company to Promega. Promega's expert has estimated the damages to range from approximately $900,000 to $1.3 million, while the Company's expert has estimated the damages to range from approximately $100,000 to $900,000. Furthermore, if the Company is adjudicated to have willfully infringed the patent, the court has the authority to impose up to treble damages and require the Company to pay Promega's attorneys' fees. The Company has established a reserve to cover the impact of this litigation. Although the Company believes its reserve is adequate to cover any potential damages, there can be no assurance that damages will not substantially exceed the reserved amount or that the judgment will not have a material adverse effect on the Company's financial condition. See 'Risk Factors--Risks Related to Litigation.'

     The Company also entered into arbitration with Promega to resolve differences arising from interpretation of the sub-license agreement that expired on July 1, 1995. Promega argued that their right to continue to sell DNA probes covered by the White Patent survived the expiration of the contract because they had modified, improved or enhanced the probes. In January 1996, the arbitrator determined that Promega has non-exclusive rights to sell modified probes based on the White Patent but that Promega has no rights to further improve or modify the probes. The arbitration was confirmed by the United States District Court for the District of Utah on July 16,

1996. The Company alleges that in violation of the arbitrator's decision, Promega altered its probe products and is selling improved, modified products and thus may be in contempt of the Federal confirmation. The Federal Court that initially confirmed the arbitrator's decision heard arguments on whether Promega violated the arbitrator's order and whether an injunction should issue on June 1 and 2, 1998 and a decision is pending. If the Company prevails on the issues presented at the June 1998 hearing, it intends to seek damages and sanctions for the unauthorized sales made by Promega and to have Promega's non-exclusive license voided.

     The Company is also a party to the action captioned Lifecodes Corporation vs. Serological Services Limited in the Federal Court of Canada, Trial Division (No. T-134-95). This case relates to the alleged infringement of a patent by Serological Services Limited ('SSL') relating to a paternity testing technology. SSL has filed a Statement of Defense and Counterclaim alleging that the patent in question is invalid and seeking damages. The matter is currently pending before the Trial Division of the Federal Court of Canada.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of the date of this Prospectus, the names, ages and other information concerning those persons who are or will be directors and executive officers of the Company upon the closing of this offering.

NAME                                         AGE   POSITION
------------------------------------------   ---   ---------------------------------------------------------------
Richard A. Sandberg.......................   56    Chairman of the Board, Acting Chief Financial Officer and
                                                   Director
Walter O. Fredericks......................   58    President, Chief Executive Officer and Director
Ivan Balazs, Ph.D.(1).....................   56    Vice President, Research and Director
Michael T. Petrillo.......................   33    Vice President, Sales and Marketing
Jacob Victor, Ph.D........................   47    Vice President, Development
Michael L. Baird, Ph.D....................   48    Vice President, Laboratory Operations
Dean L. Somer.............................   35    Controller, Treasurer and Secretary
Joseph I. Bishop(2)(3)....................   59    Director
Keith W. Brown(4).........................   45    Director
Claude L. Buller..........................   55    Director
Prof. Dr. Gerhard Ehninger................   46    Director
Dean E. Fenton(2)(3)......................   64    Director
John A. Hansen, M.D.(2)(3)(5).............   55    Director
Ross V. Hickey, Jr........................   63    Director
Milton Steele(6)..........................   50    Director

------------------
(1) Effective upon the closing of this offering, Dr. Balazs will resign as a Director of the Company.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Mr. Brown will join the Board upon the closing of this offering and the consummation of the GeneScreen Acquisition.

(5) Dr. Hansen will join the Board upon the closing of this offering.

(6) Effective upon the closing of this offering, Mr. Steele will resign as a Director of the Company.

     Richard A. Sandberg has served as Chairman of the Board and Chief Financial Officer since May 1997. From 1983 to 1998, he served in a variety of positions including Chairman and Chief Executive Officer at DIANON Systems Inc., an oncology marketing and database firm that he co-founded. He has been a co-founder of a number of companies in the healthcare and database fields over the last twenty years. Prior to starting his first company, Mr. Sandberg was engaged in venture capital and corporate finance activities with Smith Barney & Co. and a predecessor to Rothschild, Inc. in New York City. Mr. Sandberg currently serves as a director of UroMed Corporation.

     Walter O. Fredericks has served as President and Chief Executive Officer and as a Director of the Company since 1988. Prior to joining Lifecodes, Mr. Fredericks held sales, marketing and senior management positions with Johnson & Johnson and Becton Dickinson. Mr. Fredericks is also a founder and Chairman of Electronic Instruments International Inc., a privately-held electronics company focused on the monitoring of high voltage power distribution.

     Ivan Balazs, Ph.D. joined Lifecodes in 1983 as Director of Research and Development. He has also served as Director of Clinical Services and Director of Genetics. He was appointed Vice President, Research in 1991. Dr. Balazs is a geneticist specializing in DNA testing and is the author of numerous scientific publications in the field of DNA testing. Dr. Balazs has served as a Director of the Company since 1991.

     Michael T. Petrillo joined Lifecodes in 1992 as Technical Marketing Specialist and was appointed Director, Sales and Marketing in 1993. He was appointed Vice President, Sales and Marketing in 1996. His background includes over six years of sales and product management experience at CPG, Applied Biosystems and International Biotechnologies.

     Jacob Victor, Ph.D. joined Lifecodes in 1990 as Director, Medical Product Development. He was appointed Vice President, Director of Product Development in 1991. Dr. Victor has broad experience in product development including six years with Roche Diagnostics as Group Chief in their infectious disease group. Dr. Victor served as a Director of the Company from October 1991 to April 1998.

     Michael L. Baird, Ph.D. has been with Lifecodes since its inception in 1982. He was appointed Vice President, Laboratory Operations in 1992. Dr. Baird serves as the primary expert witness for Lifecodes in court cases and testified in the first case in the United States to result in a conviction utilizing DNA technology.

     Dean L. Somer joined Lifecodes in 1988 as Accounting Manager and was appointed Controller and Treasurer in 1991. Mr. Somer was also appointed as Secretary of the Company in July 1998. Prior to joining Lifecodes, Mr. Somer worked for Oxford Energy Co., Ted Bates Worldwide and the Martin Segal Company.

     Joseph I. Bishop has served as a Director of the Company since 1991. Mr. Bishop is the founder and sole stockholder of Hydromotion, Inc., a manufacturer of precision fluid valves, controls and hydraulics. In addition, Mr. Bishop is a founder and director of New Century Bank.

     Keith W. Brown has been the President and Chief Executive Officer of GeneScreen Inc. since April 1988. Mr. Brown will join the Board and become a Senior Vice President of Lifecodes upon the closing of this offering and the consummation of the GeneScreen Acquisition.

     Claude L. Buller has served as a Director of the Company since the sale of his interest in ISBMD to the Company in April 1998 and also serves as a consultant to the Company. Mr. Buller has been President, Chief Executive Officer and a Director of Marco International, Inc., a privately-held manufacturer of electronic components and assemblies since 1995. From November 1994 to June 1995 he served as President and Chief Executive Officer of VimRx Pharmaceuticals, Inc., a biotechnology company, and from 1988 to 1994 he served as President and Chief Executive Officer of Genetic Design, Inc., a paternity testing laboratory.

     Prof. Dr. Gerhard Ehninger has served as a Director of the Company since the sale of his interest in ISBMD to the Company in April 1998 and also serves as a consultant to the Company. Currently, he serves as Director, Medizinische Klinik und Poliklinik I at the Universitatsklinikum Carl Gustav Carusin der Technischen Universitat Dresden, in Germany. Dr. Ehninger is a founder and has been a director since 1991 of Deutsche Knochenmarkspenderdatei GmbH, a private charitable foundation creating a bone marrow registry in Germany.

     Dean E. Fenton has served as a Director of the Company since November 1997. He is a founding partner and has served as President of Prime Capital Management Inc. ('Prime'), a venture capital firm specializing in technology investments, since its formation in 1981. Mr. Fenton also serves as a director and general partner of various private companies. Prime made its first investment in the Company in 1991.

     John A. Hansen, M.D. has served as head of the Human Immunogenetics Program at the Fred Hutchinson Cancer Research Center in Seattle, Washington since 1993 and has served as a Professor of Medicine in the Division of Oncology at the University of Washington since 1983. Dr. Hansen is currently the Chairman of the National Marrow Donor Program and is a member of the editorial boards of numerous professional publications and the author of over 300 articles in immunogenetics and related fields.

     Ross V. Hickey, Jr. has served as a Director of the Company since the sale of his interest in Micro Diagnostics, Inc. to the Company in April 1998. Mr. Hickey served as Chairman and Chief Executive Officer of Micro Diagnostics, Inc. from March 1996 until the sale. Since 1970, Mr. Hickey has also been Chairman of Century II Financial and Century II Corporation which are involved in financial services to small businesses and retail pharmacies, and real estate investments.

     Milton Steele has served as a Director of the Company since January 1998. He joined FMC Corporation in 1977 and has been Division Manager of FMC BioProducts since 1997. Prior to 1997, Mr. Steele spent 14 years in Asia, most recently as General Manager of various FMC businesses in the Asia Pacific region.

     Executive officers of the Company are elected by the Board on an annual basis and serve until their successors are duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

BOARD CLASSIFICATION

     Upon the closing of this offering, the Board will be divided into three classes, with the members of each class of directors serving for staggered three-year terms. Messrs. Fredericks, Brown and Hansen will serve in the class the term of which expires in 1999; Messrs. Buller, Bishop and Fenton will serve in the class the term of which expires in 2000; and Messrs. Ehninger, Hickey and Sandberg will serve in the class the term of which expires in 2001. Upon the expiration of the term of each class of directors, nominees for such class will be elected for a three-year term at the next annual meeting of stockholders. The Company's adoption of a classified Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. See 'Description of Capital Stock--Delaware Law and Certain Provisions of the Company's Certificate of Incorporation and Bylaws.'

     The General Corporation Law of Delaware permits a corporation, through its Certificate of Incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

BOARD COMMITTEES

     The Board has established an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and is expected to consist of Messrs. Bishop, Fenton and Hansen. The Compensation Committee will approve salaries and certain incentive compensation for management and key employees of the Company, will administer the 1992 Employee Stock Option Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Plan and will consist of Messrs. Bishop, Fenton and Hansen.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who was a founder of the Company or who became an investor in the Company through the acquisition of his business will receive a fee of $1,500 per meeting attended, plus reimbursement of out of pocket expenses. Directors in this group are Messrs. Bishop, Fenton, Hickey and Steele. Each director who is neither an employee of the Company or one of its subsidiaries nor a founder or stockholder of the Company through an acquisition (an 'Outside Director') receives an annual retainer of $20,000, plus reimbursement of out of pocket expenses. Each Outside Director also receives, upon joining the Board, a one-time five year option to purchase 20,000 shares vesting 40% after the second anniversary of the date of grant, 60% after the third anniversary of the date of grant, 80% after the fourth anniversary of the date of grant and 100% after the fifth anniversary of the date of grant. Directors are not compensated for service on committees of the Board.

     Mr. Buller and Prof. Dr. Ehninger are parties to Consulting Agreements with the Company and are not paid Director fees. See 'Certain Transactions.'

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1997, the Compensation Committee consisted of three non-employee directors--Mr. Bishop, Theodore H. Elliott, Jr. and Gerald A. Moss. Mr. Sandberg replaced Mr. Elliott as a member of the Compensation Committee in October 1997 and Mr. Steele replaced Mr. Moss upon his resignation from the Board effective January 1, 1998. Mr. Sandberg also serves as Acting Chief Financial Officer of the Company. Upon consummation of this offering, the Compensation Committee of the Board will consist of Messrs. Bishop, Fenton and Hansen. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company and its subsidiaries to those persons who were (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the 'Named Executive Officers'), for services rendered by them in all capacities in which they served the Company and its subsidiaries during the fiscal year ended September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                        ANNUAL COMPENSATION              ------------
                                              ----------------------------------------    SECURITIES
                                                                        OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                   SALARY($)   BONUS($)     COMPENSATION(1)    OPTIONS(2)    COMPENSATION($)(3)
--------------------------------------------  ---------   --------     ---------------   ------------   ------------------
Walter O. Fredericks
President and Chief Executive Officer.......    197,637     90,000           --               --               4,753
Michael T. Petrillo
Vice President, Sales and Marketing.........     88,750    161,882(4)        --               --               6,323
Ivan Balazs, Ph.D.
Vice President, Research....................    106,916     44,000           --               --               4,556
Jacob Victor, Ph.D.
Vice President, Development.................     94,277     25,000           --               --               4,714
Michael L. Baird, Ph.D.
Vice President, Laboratory Operations.......     93,300     20,000           --               --                  --

------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property has been omitted for each of the Named Executive Officers because such perquisites and other personal benefits, securities or property constituted in the aggregate less than the lesser of $50,000 or 10% of such person's salary and bonus shown in the table.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or stock options, or make any long-term incentive payments during fiscal 1997 to the Named Executive Officers.

(3) All Other Compensation consists of matching contributions pursuant to the Company's 401(k) plan.

(4) Amount consists of a $10,000 bonus for fiscal year 1997 and $151,882 in commissions earned during fiscal year 1997.

     Option Grants. No stock options were granted during fiscal 1997 to the Named Executive Officers.

     Option Exercises and Unexercised Option Holdings. The following table sets forth information with respect to unexercised options to purchase the Company's Common Stock held by the Named Executive Officers at September 30, 1997. No options to purchase the Company's Common Stock were exercised during fiscal 1997 by such persons.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                    SHARES                      OPTIONS AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)(1)
                                  ACQUIRED ON       VALUE       ------------------------------    ----------------------------
NAME                              EXERCISE(#)    REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
-------------------------------   -----------    -----------    ------------    --------------    -----------    -------------
Walter O. Fredericks...........       --             --            111,690          52,560           614,295         289,080
Michael T. Petrillo............       --             --             33,142          14,308           198,852          85,848
Ivan Balazs, Ph.D..............       --             --             37,230          17,520           223,380         105,120
Jacob Victor, Ph.D.............       --             --             37,230          17,520           223,380         105,120
Michael L. Baird, Ph.D.........       --             --             29,784          14,016           178,704          84,096

------------------
(1) There was no public trading market for the Common Stock as of September 30, 1997. Accordingly, these values have been calculated by determining the difference between the fair market value of the securities underlying the option as of September 30, 1997 (calculated on the basis of the midpoint of the assumed initial public offering price of $11.00 per share) and the exercise price of the Named Executive Officer's options.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has not entered into any employment agreements with any of the executives named in the Summary Compensation Table. Each of Messrs. Fredericks, Balazs and Victor has entered into a severance agreement with the Company.

     The severance agreements with Messrs. Fredericks, Balazs and Victor (the 'Senior Executive Officers') extended through December 31, 1994, with automatic one-year extensions upon each anniversary date of such agreement unless the Board gives at least 30 days' notice to the contrary. No such notice was given in 1994, 1995, 1996 or 1997 with regard to the Senior Executive Officers and their agreements were extended until December 31, 1998.

     In the event a proposal is made to effect a 'change in control' (as defined in the agreement), the Senior Executive Officers' agreements require each executive to continue to render his services to the Company until such proposal for a change in control is terminated or abandoned or until six months after a change in control has occurred. A 'change in control' of the Company is defined as (a) approval by the stockholders of the Company of (i) any consolidation or merger of the Company or any subsidiary of the Company where (1) the stockholders of the Company, immediately prior to such consolidation or merger, would not, immediately after such consolidation or merger, hold more than 50% of the combined voting power of the stock of the surviving entity, or (2) the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger, or (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; or (b) a change in the majority of the Board with the result that those individuals constituting the entire Board as of the date of the agreement (the 'Incumbent Directors') cease to constitute a majority of the Board, unless the election of each new director was approved by at least a majority of the remaining Incumbent Directors.

     Each of the Senior Executive Officers' severance agreements provides for the payment of severance benefits to the executive in the event of a 'termination' (as defined in the agreement). A 'termination' is defined as the termination of such executive's employment by or consultancy with the Company at any time from six months prior to a 'change in control' to two years following a 'change in control.' The Company may effect a 'termination' by terminating the executive's employment with the Company for any reason other than 'cause' (as defined in the agreement), 'disability' (as defined in the agreement), death, or attainment of age 65. The executive may effect a 'termination' in the event that, without the executive's consent, (i) the executive is assigned to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such 'change in control,' or any reduction of his responsibilities or position at the Company; (ii) the executive's salary is reduced (except for across-the-board salary reductions similarly affecting other executives); (iii) the executive's rate of incentive compensation pursuant to any benefit plan is reduced by a greater amount than the average reduction received by all participants in such benefit plan; (iv) the executive is transferred to a location requiring a change in his residence or there is a material increase in the amount of travel required of the executive in connection with his employment by the Company; or (v) the Company fails to use its best efforts to cause any successor to the Company to assume the Company's obligations under the agreement. The executive may also effect a 'termination' if he determines in good faith that, due to the change in control, he is no longer able to effectively discharge his duties and responsibilities, and such situation is not remedied by the Company within thirty days of receiving notice of such situation by the executive.

     Severance payments under the Senior Executive Officers' agreements will be the greater of the executive's annual salary or annual consultancy payment in effect immediately prior to a 'change in control' or 'termination,' and will be payable in twelve, or at the executive's option, twenty-four monthly installments. In addition, immediately prior to a 'change in control,' (i) all outstanding options to buy Company stock held by the executive will become fully vested and immediately exercisable, and (ii) any repurchase agreement or right of first refusal agreement between the Company and the executive with respect to the Company's stock will terminate and the executive's ownership of all shares of the Company's stock will fully vest. Severance payments will be reduced by any compensation received by the Senior Executive Officers from other employment, except that the Company is required to provide a minimum of four months severance payments.

     The Senior Executive Officers are not entitled to any Severance Payments in the event that (i) the Company terminates such executive's employment for 'cause' (as defined in each severance agreement), (ii) such executive becomes disabled, or (iii) such executive refuses to resign as a director and/or officer of the Company upon receiving a request to do so following a 'termination.'

STOCK OPTION PLANS

1998 Stock Plan

     The 1998 Stock Plan (the 'Plan') permits the issuance of shares of restricted common stock ('Restricted Shares') and the granting of options to purchase shares of Common Stock, $.10 par value per share, of the Company ('Common Stock') to key employees, officers and directors of, and consultants or advisors to, the Company and its subsidiaries. The maximum number of shares of Common Stock that may be issued and sold under the Plan is 1,000,000 shares, subject to proportionate adjustment in the event of (i) any increase or decrease in the number of issued shares, (ii) the issuance of shares in exchange for a different number or kind of shares or other securities of the Company, or (iii) the distribution of additional shares or new or different shares or other non-cash assets with respect to such shares of Common Stock or other securities of the Company, resulting from any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction.

     Options granted pursuant to the Plan will be authorized by action of the Board (or a Committee designated by the Board) and may be either incentive stock options ('Incentive Stock Options') meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. The Plan also provides that each director who is neither an employee of the Company nor a beneficial holder of more than one percent of the outstanding Common Stock (an 'Outside Director') receives, upon joining the Board, a one-time five year option to purchase 20,000 shares vesting 40% after the second anniversary of the date of grant, 60% after the third anniversary of the date of grant, 80% after the fourth anniversary of the date of grant and 100% on the fifth anniversary of the date of grant.

     The Plan will be administered by the Board, which may delegate its powers to a committee consisting of two or more non-employee directors (the 'Committee'). The Board or the Committee (if appointed) shall have full authority to determine the individuals to whom Restricted Shares or stock options will be granted, the timing of the option or Restricted Share grant, the exercise price of the option and the number of Restricted Shares or shares subject to the option. Any director to whom an option or stock grant is awarded shall be ineligible to vote upon his or her option or stock grant, but such option or stock grant may be awarded any such director by a vote of the remainder of the directors, subject to certain limitations.

     The exercise price for shares covered by an Incentive Stock Option shall not be less than 100% of the fair market value (as defined in the Plan) of such stock, at the time of grant of such option, or less than 110% of such fair market value in the case of options granted to an employee, who at the time of the grant, was the owner of stock possessing more than 10% of the combined voting power of all classes of stock of the Company ('10% Stockholder'), and in the case of a non-statutory option shall not be less than 50% of fair market value. In the event of a merger, reorganization or consolidation of the Company with one or more other corporations (collectively, 'Merger') in which the Company is the surviving entity, the exercise price of all such shares is subject to proportionate adjustment to ensure that the aggregate exercise price after such Merger is the same as before the Merger. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check, shares of Common Stock, or by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations. All options must expire no later than ten years (five years in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the option is granted. No option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     At the time an award of Restricted Shares is made, the Board shall establish a period of time (the 'Restricted Period') applicable to such award that shall not be less than one year nor more than ten years. During the Restricted Period, the holder of Restricted Shares shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that (i) the employee shall not be entitled to delivery of an unlegended certificate until the expiration or termination of the Restricted Period; (ii) such Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the expiration of the Restricted Period; and (iii) the employee shall forfeit all rights with respect to the Restricted Shares unless the employee has remained a regular full-time employee of the Company or any of its subsidiaries, or a consultant to the Company or a subsidiary under a post-employment consulting arrangement, until the expiration or termination of the Restricted Period. Such restrictions shall lapse upon the expiration or termination of the Restricted Period and a stock certificate shall be issued for the appropriate number of Restricted Shares.

     As of the date hereof, no options or Restricted Shares have been granted under the Plan.

1992 and 1995 Employee Stock Option Plans

     The 1992 Employee Stock Option Plan and 1995 Employee Stock Option Plan (the '1992 Plan' and the '1995 Plan,' respectively) permit the granting of options to purchase shares of Common Stock and the granting of options with stock appreciation rights ('SARs') to key employees of the Company. The maximum number of shares of Common Stock and SARs which may be issued and sold are 686,200 shares under the 1992 Plan and 237,250 shares under the 1995 Plan, subject to proportionate adjustment in the event of any changes in the outstanding stock of the Company by reason of stock dividends, split-ups, consolidations, recapitalizations, or reorganizations.

     The Plan is administered by the Compensation Committee appointed by the Board, which has full authority to determine the individuals to whom stock options will be granted, the period within which each option may be exercised, the exercise price of the option and the number of shares subject to the option. Options granted may be either Incentive Stock Options or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. An option may be granted to a member of the Committee only by action of the Board and only if the Committee member is also an employee of the Company.

     The exercise price for all options shall not be less than 100% of the fair market value (as defined therein) of such stock, at the time of grant of such option, or less than 110% of such fair market value in the case of options granted to an employee, who at the time of the grant, was the owner of stock possessing more than 10% of the combined voting power of all classes of stock of the Company ('10% Stockholder'). The aggregate fair market value of stock subject to an Incentive Stock Option granted to an optionee in any calendar year shall not exceed $100,000. Options granted under the 1992 Plan or the 1995 Plan may provide for the payment of the exercise price by delivery of cash, a full recourse promissory note, shares of Common Stock, or any combination thereof unless the Committee requires payment in cash. All options must expire no later than ten years (five years in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the option is granted. No option granted under the 1992 Plan or the 1995 Plan is transferable by the optionee except by will or by the laws of descent and distribution.

     As of June 30, 1998, options covering 586,738 shares of Common Stock and 235,425 shares of Common Stock were outstanding under the 1992 Plan and the 1995 Plan, respectively. Of such shares, 423,400 and 125,597 were vested prior to June 30, 1998. All stock options granted under the 1992 Plan and the 1995 Plan which have not already vested shall become fully vested and exercisable upon completion of this offering.

                              CERTAIN TRANSACTIONS

     In April 1998, the Company acquired all of the issued and outstanding shares of stock of ISBMD from Claude Buller and Gerhard Ehninger in exchange for 365,000 shares of Common Stock. Messrs. Buller and Ehninger joined the Company's Board of Directors in April 1998 following the consummation of the transaction. In connection with the acquisition of ISBMD by the Company, Messrs. Buller and Ehninger executed and delivered non-recourse promissory notes in the amounts of $541,392.28 and $632,072.14, respectively, representing advances previously made to them by ISBMD. Interest on these notes accrues at eight percent (8%) per annum until maturity. The notes are payable on demand after March 31, 2004 or sooner upon an event of default and provide for recourse only to the 365,000 shares of Common Stock which is pledged to secure them. For these purposes, the stock is valued at market price if the shares are publicly traded or at an appraised value if privately held, but in no event less than $2.68 per share. To the extent that a scheduled number of samples are generated for the Company and its affiliates through ISBMD, the principal amount outstanding under each such note will be reduced pursuant to a formula which allows for the forgiveness of up to $50,000 per quarter beginning in 2001.

     At the time of the ISBMD closing, each of Messrs. Buller and Ehninger entered into a consulting agreement with the Company which provides for an annual consulting fee in an amount equal to $100,000 per annum during the initial two years of its term and $150,000 per annum for the next forty-eight months if more than a set number of samples are obtained by ISBMD during the first two years of the term of the consultancy. Dr. Ehninger is also a director of DKMS, a private not-for-profit foundation that administers bone marrow donor programs in Germany and which is the sole provider of bone marrow samples to ISBMD in Germany. During the year ended December 31, 1997, ISBMD's revenues from services provided to DKMS were $4.8 million.

     During fiscal 1997, Walter O. Fredericks, the Company's President and Chief Executive Officer, acquired a forty percent (40%) interest in MMD, a German corporation that has established laboratories in Dresden, Germany and performs molecular HLA typing. As part of the investment agreement, Mr. Fredericks assumed the role of managing director of MMD and obtained veto power on all significant matters relating to its operations. In connection with his personal investment in MMD, the Company loaned money to and received a promissory note from Mr. Fredericks in the principal amount of $150,000 bearing interest at eight percent (8%) per annum, interest payable annually and maturing on December 31, 2001. As of April 30, 1998, there was $104,098 outstanding under the promissory note. The promissory note contains a put and call feature pursuant to which either Mr. Fredericks or the Company has the right at any time to acquire all of Mr. Fredericks' interest in MMD solely in exchange for the cancellation of the promissory note. As security for payment of the principal amount, the Company received a Notarial Deed transferring the Chief Executive Officer's interest in MMD to the Company. During fiscal 1997, the Company made various loans to MMD totaling $469,398. In exchange for this, the Company received a promissory note in the principal amount of $350,000 bearing interest at eight percent (8%) per annum, interest payable annually with a maturity date of December 31, 2001, with the balance of $119,398 remaining as unsecured short-term advances. In conjunction with the loan agreement, MMD qualified for reimbursement from Saxony Redevelopment Bank estimated at approximately $167,000. Each of Messrs. Buller and Ehninger owns five percent (5%) of MMD. Through its acquisition of ISBMD in April 1998, the Company's effective ownership interest in MMD increased to ninety percent (90%) through the acquisition of ISBMD's interest in MMD.

     In connection with the acquisition of MDx in April 1998, the Company repurchased approximately $1.2 million of the accounts receivable of MDx from Century II Corp., a company controlled by Ross V. Hickey, Jr., a director of the Company. The amounts paid for the accounts receivable are payable to Century II Corp. over a six month period without interest. As part of the MDx Acquisition, the Company also agreed to repay certain advances made to it by Century II Corp. in the aggregate amount of $200,000. In June 1998 the Company issued 27,809 shares of Common Stock to repay the $200,000 advance in full.

     In March 1997, the Company sold 3,650 shares of Common Stock to its President and Chief Executive Officer, Walter O. Fredericks, at a price of $1.51 per share.

     In September 1997, the Company sold to its Chairman and Chief Financial Officer, Richard A. Sandberg, 80,300 shares of Common Stock with an estimated fair value of $2.69 per share, for $2.60 per share. In return, the Company received cash proceeds of $2,200 and a promissory note in the amount of $206,800 that bears interest at a rate of eight percent (8%) per annum. In accordance with the terms of the note, the first installment of interest is due on September 30, 1998 and the remaining interest and principal are due on September 30, 1999. As collateral for the note, the Company retains all of the shares of Common Stock purchased by Mr. Sandberg. As of April 30, 1998, there was $206,800 outstanding under the promissory note.

     In June 1997, the Company loaned Michael T. Petrillo, its Vice President, Sales and Marketing, $50,000 towards the purchase of a house. Mr. Petrillo executed a promissory note that provides for interest accruing at a rate of eight and one-half percent (8.5%) per annum. Mr. Petrillo is required to use half of each quarterly sales bonus to pay down principal and interest under the promissory note. Any balance remaining unpaid at June 30, 2000 shall become immediately payable. The loan is secured by a pledge of Mr. Petrillo's stock options and the shares of Common Stock underlying such options. As of April 30, 1998, there was $22,000 outstanding under the promissory note.

     In January 1998, Mr. Fredericks exercised a stock option to purchase 54,750 shares of Common Stock at an aggregate exercise price of $82,500. In order to pay for these shares, Mr. Fredericks executed a promissory note in the amount of $82,500 that provides for interest accruing at a rate of eight percent (8%) per annum. In accordance with the terms of the note, the first installment of interest is due on January 2, 1999 and the remaining interest and principal are due on January 2, 2000. As collateral for the note, the Company is retaining 36,500 of the shares of Common Stock exercised by Mr. Fredericks pursuant to the option. As of April 30, 1998 there was $82,500 outstanding under the promissory note.

     The Company is a party to Severance Agreements with Messrs. Fredericks, Balazs and Victor. See 'Management--Employment, Termination of Employment and Change of Control Arrangements' for a description of the terms of these agreements.

     In 1992, the Company signed a Research and Development Agreement with FMC Corporation ('FMC') to conduct joint research and development programs designed to expand the applications of DNA analysis products. Lifecodes provides the primary facilities and the scientific and technical input. The Company and FMC also entered into license agreements relating to technology arising from the foregoing research and certain existing patent rights. FMC also contributed $300,000 to the Company in consideration for 109,500 shares of Common Stock and received certain options that have since expired unexercised. Milton Steele, a director of the Company, is an employee of FMC. FMC and its wholly-owned subsidiary are Selling Stockholders in this offering. See 'Principal and Selling Stockholders.'

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this Prospectus and as adjusted to reflect the sale of the shares of Common Stock offered hereby by:
(i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each Named Executive Officer (see 'Management--Executive Compensation.'); (iv) all directors and executive officers of the Company as a group; and (v) each Selling Stockholder.

                                                     BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                                   PRIOR TO THE OFFERING(1)                    AFTER OFFERING(1)(2)
                                                  --------------------------                  -----------------------
                                                  NUMBER OF                       SHARES      NUMBER OF
NAME OF BENEFICIAL OWNER(3)                        SHARES         PERCENTAGE    OFFERED(4)     SHARES      PERCENTAGE
----------------------------------------------    ---------       ----------    ----------    ---------    ----------
Richard A. Sandberg(5)........................       80,300            2.7%            --        80,300          1.2%
Walter O. Fredericks(6).......................      586,300           18.6             --       586,300          8.7
Ivan Balazs, Ph.D.(7).........................      178,120            5.8             --       178,120          2.7
Michael T. Petrillo(8)........................       84,315            2.8             --        84,315          1.3
Jacob Victor, Ph.D.(9)........................      146,183            4.8             --       146,183          2.2
Michael L. Baird, Ph.D.(10)...................      107,675            3.6             --       107,675          1.6
Dean L. Somer(11).............................       84,315            2.6             --        84,315          1.3
Joseph I. Bishop(12)..........................      639,214           21.2             --       639,214          9.7
Keith W. Brown(13)............................            0             --             --             0           --
Claude L. Buller(14)..........................      182,500            6.1             --       182,500          2.8
Prof. Dr. Gerhard Ehninger(14)................      182,500            6.1             --       182,500          2.8
Dean E. Fenton(15)............................       36,007            1.2             --        36,007            *
John A. Hansen, M.D...........................            0             --             --             0           --
Ross V. Hickey, Jr.(16).......................      139,047            4.7             --       139,047          2.1
Milton Steele(17).............................      309,082           10.4             --         9,082            *
Crossroads Constitution L.P.(18)..............      274,035            8.7             --       274,035          4.1
FMC A/S (19)..................................      309,082           10.4        300,000         9,082            *
Connecticut Innovations, Incorporated(20).....      206,225            6.8             --       206,225          3.1
Connecticut Development Authority(21).........      184,263            5.8             --       184,263          2.7
All directors and executive officers as a
  group (15 persons)(22)......................    2,755,558           77.4%                   2,455,558         34.4%

------------------
 * Indicates less than 1%.

 (1) Assumes conversion of all of the Company's outstanding Series A Convertible Preference Stock on a 7.3 for one basis into Common Stock. Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. Shares of Common Stock subject to options that are currently exercisable or are exercisable within 60 days from the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Assumes that the Underwriters' over-allotment option to purchase up to an additional 480,000 shares from certain Selling Stockholders is not exercised. Also assumes the issuance of 681,818 shares of Common Stock in connection with the GeneScreen Acquisition.
 (3) See 'Management--Executive Officers and Directors.' Unless otherwise indicated, the address of each beneficial owner is c/o Lifecodes Corporation, 550 West Avenue, Stamford, Connecticut 06902.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (4) If the Underwriters' exercise their over-allotment option to purchase up to an additional 480,000 shares, then the following stockholders will sell up to the following number of additional shares:
 (5) The indicated shares are pledged to the Company as collateral for a promissory note. See 'Certain Transactions.'
 (6) Includes 171,733 shares issuable upon exercise of stock options. Also includes 36,500 shares pledged to the Company as collateral for a promissory note. See 'Certain Transactions.'
 (7) Includes 87,600 shares issuable upon exercise of stock options.
 (8) Includes 73,000 shares issuable upon exercise of stock options.
 (9) Includes 73,000 shares issuable upon exercise of stock options.
(10) Includes 52,925 shares issuable upon exercise of stock options.
(11) Includes 65,335 shares issuable upon exercise of stock options.
(12) Includes 32,850 shares issuable upon exercise of warrants.
(13) Mr. Brown is President and Chief Executive Officer of GeneScreen and will become a Senior Vice President of the Company upon consummation of the GeneScreen Acquisition. See 'Business--Recent and Pending Acquisitions.'
(14) The indicated shares have been pledged to the Company to secure promissory notes payable to the Company. See 'Certain Transactions.'
(15) Includes 24,324 shares issuable upon exercise of warrants exercisable within 60 days.
(16) Includes 13,903 shares held by Century II Corp. of which Mr. Hickey is the President.
(17) Consists of shares held by FMC, an entity of which Mr. Steele is a Division Manager.
(18) Crossroads Constitution L.P.'s address is 190 Farmington Avenue, Farmington, CT 06032. Includes 185,303 shares issuable upon exercise of warrants exercisable within 60 days.
(19) FMC A/S's address is Risingevej 1, 2665 Vallensbaek Strand, Denmark. Milton Steele, a Director of the Company, is a Division Manager of FMC Corporation, the parent entity of FMC A/S.
(20) Connecticut Innovations, Incorporated's address is 40 Cold Spring Road, Rocky Hill, CT 06067. Consists of 156,950 shares issuable upon conversion of 21,500 shares of Series A Convertible Preference Stock and 49,275 shares issuable upon exercise of warrants exercisable within 60 days.
(21) The Connecticut Development Authority's address is 217 Washington Street, Hartford, CT 06106. Consists of shares issuable upon exercise of warrants exercisable within 60 days.
(22) Includes 523,591 shares issuable upon exercise of stock options and 57,174 shares issuable upon exercise of warrants exercisable within 60 days.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $10.00 par value. Immediately prior to the offering and taking into effect the issuance of shares in the GeneScreen Acquisition, there were 3,660,857 shares of Common
Stock outstanding, held of record by    stockholders. The following summary of
certain terms of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Amended and Restated Certificate of Incorporation (the 'Certificate of Incorporation') and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

COMMON STOCK

     Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common Stock are entitled to receive such dividends, pro rata based on the number of shares held, when, as and if declared by the Board, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series as determined by the Board. The Board is authorized to issue the shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. The issuance of such Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock, including the loss of voting control to others. The Company currently has no plan to issue any shares of Preferred Stock.

WARRANTS

     As of July 15, 1998, the Company had warrants outstanding to purchase an aggregate of 500,338 shares of Common Stock with exercise prices ranging from $0.27 to $1.82 per share. These warrants are immediately exercisable and expire at various times between 2001 and 2004. The exercise price and number of shares issuable upon exercise are generally subject to adjustment in the event of a stock dividend, reclassification, exchange, substitution, subdivision or reverse stock split and such warrants contain anti-dilution protection in the event of certain issuances of Common Stock below the respective exercise prices of the warrants.

DELAWARE LAW AND CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of the Company's Certificate of Incorporation and Bylaws are intended to enhance the likelihood of continuity and stability in the Board and in its policies, but might have the effect of delaying or preventing a change in control of the Company and may make more difficult the removal of incumbent directors or management even if such transactions could be beneficial to the interests of stockholders. Set forth below is a summary description of such provisions:

          Authority to Issue Preferred Stock. The Company's Certificate of Incorporation authorizes the Board, without stockholder approval, to establish and to issue shares of one or more series of preferred stock, each such series having such dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series or designation of such series, and other rights as may be fixed by the Board.

          Staggered Board. The classification of the Board into three classes, each with a three-year term, will have the effect of making it difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders generally will be required to effect a change in the majority of the Board. Such a delay may help ensure that the Company's directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Board would be beneficial to the Company and its stockholders and whether a majority of the Company's stockholders and whether a majority of the Company's stockholders believes that such a change would be desirable.

          Limitation of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law ('Section 102(b)') authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not alter a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

          Indemnification. To the maximum extent permitted by law, the Company's Certificate of Incorporation provides for mandatory indemnification of directors and officers, and permits indemnification of employees and agents of the Company against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company. In addition, the Company must advance or reimburse directors and officers, and may advance employees and agents amounts for expenses incurred by them in connection with indemnifiable claims.

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ('Section 203'). Section 203 generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation (an 'Interested Stockholder') but less than 85% of such stock (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) may not engage in certain Business Combinations (as defined below) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless
(i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder, or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of the Interested Stockholder, during the previous three years or who became an Interested Stockholder, with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term 'Business Combination' to include transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro forma basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, together with the ability of the Board to issue Preferred Stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions also could discourage, impede or prevent a merger, tender offer or proxy consent, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Company's Certificate of Incorporation or Bylaws, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Company's Certificate of Incorporation nor Bylaws currently exclude the Company from the restrictions imposed by Section 203.

TRANSFER AGENT

     American Stock Transfer & Trust Company, New York, New York, serves as Transfer Agent and Registrar for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have 6,560,857 shares of Common Stock outstanding (based upon shares of Common Stock outstanding as of the date of this Prospectus, the conversion of all outstanding shares of Series A Convertible Preference Stock, the issuance of 681,818 shares in the concurrent offering pursuant to the GeneScreen Acquisition and assuming no exercise of outstanding stock options). Of these shares, the 3,200,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by 'affiliates' of the Company, as that term is defined in Rule 144 ('Rule 144') under the Securities Act ('Affiliates'), may generally only be sold in compliance with the limitations of Rule 144 described below. The remaining 2,679,039 shares of Common Stock (the 'Restricted Shares') held by existing stockholders upon completion of this offering, other than holders pursuant to the GeneScreen Acquisition, will be 'restricted' securities within the meaning of Rule 144 and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144.

SALES OF RESTRICTED SHARES

     Beginning 180 days after the date of this Prospectus, approximately 1,829,259 Restricted Shares subject to lock-up agreements (the 'Lock-up Agreements') between the Underwriters and certain stockholders, including officers and directors, will become eligible for sale in the public market pursuant to Rule 144(k), Rule 144 or Rule 701. In addition, certain existing holders of an aggregate of 591,943 shares of Common Stock have the right to require registration of their shares under certain circumstances. However, such stockholders and holders of Common Stock pursuant to the GeneScreen Acquisition have entered into Lock-up Agreements with respect to all shares owned by them and not sold in this offering, which provide that they will not sell or otherwise dispose of any shares of Common Stock (except for shares sold in this offering) without the prior written consent of Volpe Brown Whelan & Company, LLC for a period of 180 days from the date of this Prospectus other than bona fide gifts or distributions to the stockholders or limited partners of such stockholders, provided that, in either event, the transferee agrees to be bound by similar restrictions. Volpe Brown Whelan & Company, LLC may, in its sole discretion, and at any time or from time to time, without notice, release all or any portion of the securities subject to the Lock-up Agreements. See '--Registration Rights' and 'Underwriting.'

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an Affiliate, who has beneficially owned Restricted Shares for at least one year (including the holding period of certain prior owners) is entitled to sell in 'brokers' transactions' or to market makers, within any three-month period commencing 90 days after the Company becomes subject to reporting requirements of Section 13 of the Exchange Act, a number of such shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 65,609 shares immediately after this offering) or (ii) the average weekly trading volume in the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of such sale is filed. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements and availability of current public information about the Company. In addition, under Rule 144(k), a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the limitations described above. In meeting the one and two year holding periods described above, a holder of Restricted Shares can include the holding periods of a prior owner who was not an Affiliate. Further, Rule 144A under the Securities Act as currently in effect permits the immediate sale of restricted shares to certain qualified institutional buyers without regard to the volume restrictions described above.

STOCK OPTIONS

     In general, under Rule 701 of the Securities Act as currently in effect, any employee, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or other written compensatory agreement is entitled to resell such shares without having to comply with the public-information, holding-period, volume-limitation or notice provisions of Rule 144, and Affiliates are entitled to sell their Rule 701 shares under Rule 144 without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act. Rule 701 is available for stockholders of the Company as to all shares issued pursuant to exercise of options granted prior to the offering.

     As of the date of this Prospectus, the Board had authorized an aggregate of up to 1,923,450 shares of Common Stock for issuance pursuant to the Company's stock option plans. As of the date of this Prospectus, options to purchase a total of 822,162 shares of Common Stock were outstanding; 273,166 of the shares issuable pursuant to such options are not yet exercisable; and an additional 1,101,287 shares of Common Stock are available for future grants under the Company's stock option and stock purchase plans. In addition, options to purchase 20,000 shares will be granted as of the effective date of this offering at an exercise price equal to the initial public offering price. The holder of such option has executed a Lock-up Agreement.

     The Company intends to file one or more registration statements on Form S-8 under the Securities Act promptly after the date of this Prospectus to register all shares of Common Stock subject to outstanding stock options and Common Stock issuable pursuant to the Company's stock option plans. Such registration statements are expected to become effective upon filing. Shares covered by these registration statements will thereupon be eligible for sale in the public markets, subject to the Lock-up Agreements, to the extent applicable.

CELLMARK STOCKHOLDERS

     Coincident with the Company's purchase of the diagnostics business of Cellmark in March 1996, certain Cellmark employees purchased an aggregate of 1,960 shares of the common stock of the Company's subsidiary Cellmark Diagnostics, Inc. (representing 19.6% of the common stock of Cellmark Diagnostics, Inc.). The Company has agreed to allow the Cellmark employees to exchange, beginning in March 1999, each share of common stock of Cellmark Diagnostics, Inc. for 43.654 shares of Common Stock, representing a potential issuance of an aggregate of 85,562 shares of Common Stock. If such holders, by exercising their exchange rights, cause a large number of shares to be sold in the public market, such sales may have a material adverse effect on the market price of the Common Stock.

LOCK-UP AGREEMENTS

     Certain security holders and all officers and directors of the Company have agreed, pursuant to the Lock-up Agreements, that they will not, without the prior written consent of Volpe Brown Whelan & Company, LLC, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock beneficially owned by them (except for shares sold in this offering) for a period of 180 days after the date of this Prospectus other than bona fide gifts and distributions to the stockholders or limited partners of such security holders, provided that, in either event, the transferee agrees to be bound by similar restrictions.

REGISTRATION RIGHTS

     Upon the expiration of the contractual lock-up period, certain security holders of the Company (the 'Rights Holders') will be entitled to require the Company to register under the Securities Act up to a total of 591,943 shares
(      shares if the Underwriters' over-allotment option is exercised in full)
of outstanding Common Stock (the 'Registrable Shares') under the terms of various agreements between the Company and the Rights Holders. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

     Prior to this offer, there has not been any public market for the securities of the Company. No predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could materially adversely affect the prevailing market price. See 'Risk Factors--Shares Eligible for Future Sale.'

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the 'Underwriters'), and each of such Underwriters, for whom Volpe Brown Whelan & Company, LLC, Vector Securities International, Inc. and Advest, Inc. (collectively, the 'Representatives'), are acting as representatives, have agreed severally to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below. The Underwriters are committed to purchase and pay for all shares if any shares are purchased.

                                                                                                NUMBER
UNDERWRITERS                                                                                   OF SHARES
--------------------------------------------------------------------------------------------   ---------
Volpe Brown Whelan & Company, LLC...........................................................
Vector Securities International, Inc........................................................
Advest, Inc.................................................................................

                                                                                               ---------
     Total..................................................................................
                                                                                               ---------
                                                                                               ---------

     The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession not in excess of $     per share, of which $
per share may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

     Certain Selling Stockholders have granted the Underwriters an option for 45 days after the date of this Prospectus to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus, up to 480,000 additional shares of Common Stock at the same price per share as the Company and the Selling Stockholders receive for the 3,200,000 shares of Common Stock offered hereby, solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by each of them, as shown in the foregoing table, bears to the 3,200,000 shares of Common Stock offered hereby. The Underwriters may exercise such option only to cover the over-allotments in connection with the sale of the 3,200,000 shares of Common Stock offered hereby. To the extent that the Underwriters exercise such over-allotment option in part, such shares shall be purchased pro-rata among the Company and the individual Selling Stockholders.

     Certain of the Company's executive officers, directors and existing stockholders owning in the aggregate 2,802,186 shares of Common Stock have agreed not to offer, pledge, sell, contract to sell, make any short sale or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the 180 day period following the date of this Prospectus, without the prior written consent of Volpe Brown Whelan & Company, LLC. The Company also has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the 180 day period following the date of this Prospectus without the prior written consent of Volpe Brown Whelan & Company, LLC, except for the granting of options pursuant to the Plan or the issuance of shares of Common Stock upon the exercise of outstanding options or in connection with acquisitions. Volpe Brown Whelan & Company, LLC, in its discretion, may waive the foregoing restrictions in whole or in part, with or without a public announcement of such action. In recent offerings in which it has served as lead manager of underwriters, Volpe Brown Whelan & Company, LLC has consented to early releases from lock-up agreements only in a limited number of circumstances, after considering all circumstances that it deemed to be relevant. Volpe Brown Whelan & Company, LLC will have, however, complete discretion in determining whether to consent to early releases from the lock-up agreements delivered in connection with this offering, and no assurance can be given that it will not consent to the early release of all or a portion of the shares of Common Stock and options covered by such lock-up agreements.

     The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which the Underwriters have discretionary authority.

     Prior to this offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were the results of operations of the Company in recent periods, the prospects for the Company and the industry in which the Company competes, an assessment of the Company's management, its financial condition, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of the economy and the securities markets at the time of this offering and the market prices of and demand for publicly traded stock of comparable companies in recent periods.

     In connection with this offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters also may cover all or a portion of such short position, up to 480,000 shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Volpe Brown Whelan & Company, LLC on behalf of the Underwriters, may impose 'penalty bids' under the contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this offering), for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in this offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which otherwise might prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The Company has agreed to indemnify the Underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     The foregoing contains a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Wiggin & Dana, New Haven, Connecticut. Certain legal matters for the Underwriters will be passed upon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and supplemental consolidated financial statements of Lifecodes Corporation and subsidiaries as of September 30, 1996, and 1997, and for each of the three years in the period ended September 30, 1997, the financial statements of Micro Diagnostics, Inc. as of December 31, 1996 and 1997 and for the years then ended, the financial statements of International Support for Bone Marrow Drives, Ltd. as of December 31, 1997 and for the year then ended, the financial statements of GeneScreen Inc. as of December 31, 1996, 1997 and for each of the three years in the period ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of National Legal Laboratories as of September 30, 1997 and for the year then ended included in this prospectus have been audited by Schlattman & Associates, P.C., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission'), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement, together with its exhibits and schedules, may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains all such material filed electronically with the Commission at www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
LIFECODES CORPORATION AND SUBSIDIARIES
  Independent Auditor's Report............................................................................    F-3
  Consolidated Balance Sheets as of September 30, 1996, 1997 and March 31, 1998 (unaudited)...............    F-4
  Consolidated Statements of Operations for the Years Ended September 30, 1995, 1996, 1997 and the Six
     Months Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)...............................    F-5
  Consolidated Statements of Stockholders' Equity for the Years Ended September 30, 1995, 1996 and 1997 and
     the Six Months Ended March 31, 1998 (unaudited)......................................................    F-6
  Consolidated Statements of Cash Flows for the Years Ended September 30, 1995, 1996, 1997 and the Six
     Months Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)...............................    F-7
  Notes to Consolidated Financial Statements..............................................................    F-8
  Independent Auditor's Report............................................................................   F-22
  Supplemental Consolidated Balance Sheets as of September 30, 1996, 1997 and March 31, 1998
     (unaudited)..........................................................................................   F-23
  Supplemental Consolidated Statements of Operations for the Years Ended September 30, 1995, 1996, 1997
     and the Six Months Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)...................   F-24
  Supplemental Consolidated Statements of Stockholders' Equity for the Years Ended September 30, 1996,
     1997 and the Six Months Ended March 31, 1998 (unaudited).............................................   F-25
  Supplemental Consolidated Statements of Cash Flows for the Years Ended September 30, 1995, 1996, 1997
     and the Six Months Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)...................   F-26
  Notes to Supplemental Consolidated Financial Statements.................................................   F-27

MICRO DIAGNOSTICS, INC.
  Independent Auditors' Report............................................................................   F-42
  Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998......................................   F-43
  Statements of Operations for the Years Ended December 31, 1996 and 1997 and the Three Months Ended March
     31, 1997 (unaudited) and March 31, 1998 (unaudited)..................................................   F-44
  Statements of Stockholders' Deficiency for the Years Ended December 31, 1996 and 1997 and the Three
     Months Ended March 31, 1998 (unaudited)..............................................................   F-45
  Statements of Cash Flows for the Years Ended December 31, 1996, 1997 and the Three Months Ended March
     31, 1997 (unaudited) and March 31, 1998 (unaudited)..................................................   F-46
  Notes to Financial Statements...........................................................................   F-47

INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
  Independent Auditors' Report............................................................................   F-53
  Balance Sheets as of December 31, 1997 and March 31, 1998 (unaudited)...................................   F-54
  Statements of Operations for the Year Ended December 31, 1997 and the Three Months
     Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)......................................   F-55
  Statements of Stockholders' Deficit for the Year Ended December 31, 1997 and Three Months Ended March
     31, 1998 (unaudited).................................................................................   F-56
  Statements of Cash Flows for the Year Ended December 31, 1997 and the Three Months Ended March 31, 1997
     (unaudited) and March 31, 1998 (unaudited)...........................................................   F-57
  Notes to Financial Statements...........................................................................   F-58

                                                                                                             PAGE
GENESCREEN, INC. AND SUBSIDIARIES                                                                            ----
  Independent Auditors' Report............................................................................   F-61
  Consolidated Balance Sheets as of December 31, 1996 and 1997, and March 31, 1998 (Unaudited)............   F-62
  Consolidated Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997, and for the
     Three Months Ended March 31, 1997 (Unaudited) and 1998 (Unaudited)...................................   F-63
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1995, 1996 and 1997,
     and for the Three Months Ended March 31, 1998 (Unaudited)............................................   F-64
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997, and for the
     Three Months Ended March 31, 1997 (Unaudited) and 1998 (Unaudited)...................................   F-65
  Notes to Consolidated Financial Statements..............................................................   F-66

NATIONAL LEGAL LABORATORIES
  Independent Auditor's Report............................................................................   F-74
  Balance Sheets as of September 30, 1996 and 1997........................................................   F-75
  Statements of Operations for the Year Ended September 30, 1997 and the Three Months Ended December 31,
     1997 (unaudited).....................................................................................   F-76
  Statements of Changes in Accumulated Deficit for the Year Ended September 1997 and the Three Months
     Ended December 31, 1997 (unaudited)..................................................................   F-77
  Statements of Cash Flows for the Year Ended September 30, 1997 and the Three Months Ended December 31,
     1997 (unaudited).....................................................................................   F-78
  Notes to Financial Statements...........................................................................   F-79

The accompanying financial statements retroactively reflect a 3.65 for one common stock split which the Company intends to adopt in conjunction with an increase in its authorized number of common shares to 15,000,000 and authorized number of preferred shares to 1,000,000. Accordingly, all common shares, options and warrants to acquire common shares and the conversion terms of the preferred stock have been adjusted to reflect the pending stock split. The below opinion is in the form which will be signed by Deloitte and Touche LLP upon formal stockholder approval of the stock split and an increase in authorized number of common shares, and no other events shall have occurred that would effect the accompanying financial statements and notes thereto.

                         'INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Lifecodes Corporation

We have audited the accompanying consolidated balance sheets of Lifecodes Corporation and subsidiaries (the 'Company') as of September 30, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 24, 1997, except for Note 13 and Note 5(e), as to which the date is July 13, 1998'

                     LIFECODES CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
            SEPTEMBER 30, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

                                                                                                                     MARCH 31, 1998
                                                                         SEPTEMBER 30, 1996    SEPTEMBER 30, 1997    --------------
                                                                         ------------------    ------------------     (UNAUDITED)
                                ASSETS
Current assets:
  Cash and cash equivalents...........................................       $  759,005            $  615,408         $    689,248
  Accounts receivable (net of allowance for doubtful accounts of
    $108,921, $181,490 and $256,947 for 1996, 1997 and 1998,
    respectively).....................................................        1,234,263             2,295,956            3,268,566
  Inventories.........................................................          783,795             1,252,440            1,169,397
  Prepaid expenses and other current assets...........................          176,321               311,072              305,297
                                                                         ------------------    ------------------    --------------
Total current assets..................................................        2,953,384             4,474,876            5,432,508
Property and equipment--net...........................................          898,914               934,768            2,102,932
Deferred tax assets...................................................               --               555,421              555,421
Investment in and advances to affiliate--net..........................               --               474,718                   --
Intangible assets:
  Patents and licenses less accumulated amortization of $187,095,
    $235,591 and $370,649 for 1996, 1997 and 1998, respectively.......          206,766               172,513            1,160,110
  Goodwill, less accumulated amortization of $10,166..................               --                    --              815,098
                                                                         ------------------    ------------------    --------------
Total intangible assets...............................................          206,766               172,513            1,975,208
Other assets..........................................................           64,142                90,041               87,526
                                                                         ------------------    ------------------    --------------
Total assets..........................................................       $4,123,206            $6,702,337         $ 10,153,595
                                                                         ------------------    ------------------    --------------
                                                                         ------------------    ------------------    --------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................       $  577,478            $  851,005         $  1,858,303
  Accrued royalties...................................................           52,059               152,348              419,977
  Accrued litigation..................................................            7,033               721,033              842,908
  Income taxes payable................................................               --               440,601               98,403
  Accrued benefits and compensation...................................          403,520               491,545              412,023
  Current maturities of debt..........................................          167,856               167,856              327,858
  Capital lease obligations--current portion..........................               --                40,089               26,878
  Deferred revenue....................................................          309,486               263,662              199,173
  Other...............................................................          202,898                76,034              331,407
                                                                         ------------------    ------------------    --------------
Total current liabilities.............................................        1,720,330             3,204,173            4,516,930
Long-term debt--net...................................................        1,188,007               825,300            1,701,370
Capital lease obligations--long-term portion..........................               --                35,996              380,234
Other liabilities.....................................................          232,272               231,688              210,708
                                                                         ------------------    ------------------    --------------
Total liabilities.....................................................        3,140,609             4,297,157            6,809,242
                                                                         ------------------    ------------------    --------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $10 par value--authorized, 1,000,000 shares; issued
    and outstanding, 21,500 shares....................................          215,000               215,000              215,000
  Common stock, $0.10 par value--authorized, 15,000,000 shares;
    issued, 1,823,766, 1,939,362 and 2,009,435 for 1996, 1997 and
    1998, respectively................................................          182,377               193,936              200,943
  Additional paid-in capital..........................................        1,755,355             2,015,688            2,119,461
  (Accumulated deficit) retained earnings.............................       (1,168,642)              223,356            1,106,901
  Foreign currency translation adjustment.............................               --                    --               (4,652)
  Less notes receivable for common stock sold--80,300 and 135,050
    shares, for 1997 and 1998, respectively...........................               --              (206,800)            (289,300)
  Less common stock in treasury at cost--6,442, 16,425 and 1,825
    shares for 1996, 1997 and 1998, respectively......................           (1,493)              (36,000)              (4,000)
                                                                         ------------------    ------------------    --------------
Total stockholders' equity............................................          982,597             2,405,180            3,344,353
                                                                         ------------------    ------------------    --------------
Total liabilities and stockholders' equity............................       $4,123,206            $6,702,337         $ 10,153,595
                                                                         ------------------    ------------------    --------------
                                                                         ------------------    ------------------    --------------

                See notes to consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997
              AND THE SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                                                           YEARS ENDED                             SIX MONTHS ENDED
                                           -----------------------------------------------------------------------------
                                           SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,    MARCH 31,       MARCH 31,
                                               1995             1996              1997           1997            1998
                                          --------------    -------------     -------------   -----------    -----------
                                                                                              UNAUDITED      UNAUDITED
Revenues:
  Service...............................    $ 1,178,400      $ 3,370,762      $  5,417,596    $ 2,434,321    $ 4,067,337
  Product and other revenues............      2,356,010        3,716,273         6,806,277      2,570,030      4,317,148
                                           -------------    -------------    -------------    -----------    -----------
          Total.........................      3,534,410        7,087,035        12,223,873      5,004,351      8,384,485
Cost of revenues:
  Service...............................        429,154        1,791,868         2,764,286      1,316,075      2,251,194
  Product and other revenues............      1,075,335        1,440,142         2,131,683        897,989      1,096,733
                                           -------------    -------------    -------------    -----------    -----------
          Total.........................      1,504,489        3,232,010         4,895,969      2,214,064      3,347,927
                                           -------------    -------------    -------------    -----------    -----------
Gross profit............................      2,029,921        3,855,025         7,327,904      2,790,287      5,036,558
                                           -------------    -------------    -------------    -----------    -----------
Other costs and expenses:
  Selling, general and administrative...      1,084,755        2,625,107         4,680,891      1,628,593      2,872,239
  Research and development..............        669,392          717,839           900,404        433,297        555,471
                                           -------------    -------------    -------------    -----------    -----------
          Total.........................      1,754,147        3,342,946         5,581,295      2,061,890      3,427,710
                                           -------------    -------------    -------------    -----------    -----------
Income from operations..................        275,774          512,079         1,746,609        728,397      1,608,848
                                           -------------    -------------    -------------    -----------    -----------
Other income (expense):
  Other income..........................         18,002           17,975            43,422         17,980         75,187
  Interest expense......................       (114,937)        (144,943)         (224,303)       (71,261)       (47,988)
                                           -------------    -------------    -------------    -----------    -----------
          Total.........................        (96,935)        (126,968)         (180,881)       (53,281)        27,199
                                           -------------    -------------    -------------    -----------    -----------
Income before income taxes and
  extraordinary item....................        178,839          385,111         1,565,728        675,116      1,636,047
Income taxes............................             --               --           173,730         74,910        752,502
Extraordinary item--Loss on early
  extinguishment of debt................             --           78,837                --             --             --
                                           -------------    -------------    -------------    -----------    -----------
Net income..............................    $   178,839      $   306,274      $  1,391,998    $   600,206    $   883,545
                                           -------------    -------------    -------------    -----------    -----------
                                           -------------    -------------    -------------    -----------    -----------
Net income per share:
  Basic.................................            .12              .18               .76            .33            .45
                                           -------------    -------------    -------------    -----------    -----------
                                           -------------    -------------    -------------    -----------    -----------
  Diluted...............................            .10              .16               .58            .25            .31
                                           -------------    -------------    -------------    -----------    -----------
                                           -------------    -------------    -------------    -----------    -----------
Average number of common shares and
  dilutive common share equivalents
  outstanding:
  Basic.................................      1,555,053        1,719,975         1,834,530      1,828,190      1,956,269
                                           -------------    -------------    -------------    -----------    -----------
                                           -------------    -------------    -------------    -----------    -----------
  Diluted...............................      1,792,504        1,957,426         2,381,421      2,379,318      2,814,139
                                           -------------    -------------    -------------    -----------    -----------
                                           -------------    -------------    -------------    -----------    -----------

                See notes to consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, AND 1997 AND MARCH 31, 1998
                                  (UNAUDITED)

                                                                                       (ACCUMULATED                    FOREIGN
                                                    COMMON STOCK         ADDITIONAL      DEFICIT)                     CURRENCY
                                   PREFERRED    ---------------------     PAID-IN        RETAINED         NOTE       TRANSLATION
                                     STOCK       SHARES       AMOUNT      CAPITAL        EARNINGS      RECEIVABLE    ADJUSTMENTS
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
Balance, October 1, 1994........   $ 215,000    1,572,946    $157,295    $1,604,347    $ (1,653,755)   $       --      $    --
  Net income....................          --           --          --            --         178,839            --           --
  Reclassification of put
     warrant obligation.........          --           --          --       100,000              --            --           --
  Issuance of common stock......          --        2,555         256         3,245              --            --           --
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
Balance, September 30, 1995.....     215,000    1,575,501     157,550     1,707,592      (1,474,916)           --           --
  Net income....................          --           --          --            --         306,274            --           --
  Issuance of common stock......          --      248,265      24,827        32,325              --            --           --
  Sale of treasury stock........          --           --          --        15,438              --            --           --
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
Balance, September 30, 1996.....     215,000    1,823,766     182,377     1,755,355      (1,168,642)           --           --
  Net income....................          --           --          --            --       1,391,998            --           --
  Issuance of common stock......          --      115,596      11,559       253,000              --      (206,800)          --
  Sale of treasury stock........          --           --          --         7,333              --            --           --
  Purchase of treasury stock....          --           --          --            --              --            --           --
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
Balance, September 30, 1997.....     215,000    1,939,362     193,936     2,015,688         223,356      (206,800)          --
  Net income (unaudited)........          --           --          --            --         883,545            --           --
  Issuance of common stock
     (unaudited)................          --       70,073       7,007        96,493              --       (82,500)          --
  Sale of treasury stock
     (unaudited)................                                              7,280
  Translation adjustments
     (unaudited)................          --           --          --            --              --            --       (4,652)
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
Balance, March 31, 1998
  (unaudited)...................   $ 215,000    2,009,435    $200,943    $2,119,461    $  1,106,901    $ (289,300)     $(4,652)
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------
                                   ---------    ---------    --------    ----------    ------------    ----------    -----------


                                    TREASURY STOCK          TOTAL
                                  ------------------    STOCKHOLDERS'
                                  SHARES     AMOUNT        EQUITY
                                  ------    --------    -------------
Balance, October 1, 1994........  20,020    $ (4,655)    $   318,232
  Net income....................      --          --         178,839
  Reclassification of put
     warrant obligation.........      --          --         100,000
  Issuance of common stock......      --          --           3,500
                                  ------    --------    -------------
Balance, September 30, 1995.....  20,020      (4,655)        600,571
  Net income....................      --          --         306,274
  Issuance of common stock......      --          --          57,152
  Sale of treasury stock........  13,578       3,162          18,600
                                  ------    --------    -------------
Balance, September 30, 1996.....   6,442      (1,493)        982,597
  Net income....................      --          --       1,391,998
  Issuance of common stock......      --          --          57,759
  Sale of treasury stock........   6,442       1,493           8,826
  Purchase of treasury stock....  16,425     (36,000)        (36,000)
                                  ------    --------    -------------
Balance, September 30, 1997.....  16,425     (36,000)      2,405,180
  Net income (unaudited)........      --          --         883,545
  Issuance of common stock
     (unaudited)................      --          --          21,000
  Sale of treasury stock
     (unaudited)................  14,600      32,000          39,280
  Translation adjustments
     (unaudited)................      --          --          (4,652)
                                  ------    --------    -------------
Balance, March 31, 1998
  (unaudited)...................   1,825    $ (4,000)    $ 3,344,353
                                  ------    --------    -------------
                                  ------    --------    -------------

                See notes to consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND
 THE SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

                                                               YEARS ENDED                           SIX MONTHS ENDED
                                             -----------------------------------------------    --------------------------
                                             SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,      MARCH 31,
                                                 1995             1996             1997            1997           1998
                                             -------------    -------------    -------------    -----------    -----------
                                                                                                (UNAUDITED)    (UNAUDITED
Operating activities:
  Net income..............................     $ 178,839        $ 306,274       $ 1,391,998      $ 600,206     $  883,545
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Depreciation and amortization.......       157,319          185,654           224,413        116,068        290,859
      Amortization of debt discount.......        20,213          115,205           105,149          9,289             --
      Net loss of affiliate...............            --               --            98,777             --             --
      Loss on disposition of property and
        equipment.........................            --               --            59,222             --             --
      Increase in allowance for doubtful
        accounts..........................        14,127            5,921            72,569         33,646         75,457
      Increase in deferred tax asset......            --               --          (555,421)        (7,015)            --
      Increase (decrease) in provision for
        inventory obsolescence............       (39,886)           2,044                --             --             --
      (Decrease) increase in deferred
        revenue...........................       (99,676)         135,433           (96,160)       (73,353)       (64,489 )
  Net change in operating assets and
    liabilities (net of business
    acquisitions):
      Increase in accounts receivable.....      (266,002)        (149,010)       (1,134,262)      (532,677)      (676,139 )
      (Increase) decrease in
        inventories.......................      (297,158)          64,204          (468,645)      (163,866)       138,981
      (Increase) decrease in prepaid
        expenses and other current
        assets............................        49,914          (17,283)         (134,751)      (102,313)        14,416
      (Increase) decrease in patents and
        licenses..........................            --          (14,560)          (14,234)            --     (1,034,602 )
      Increase in security deposits.......            --           (9,912)          (25,899)            --          2,515
      Increase in accounts payable........       150,509          137,078           273,526        361,676        561,838
      Increase (decrease) in accrued
        expenses and other current
        liabilities.......................       118,765          322,277           865,875       (258,921)       589,691
      Decrease in deferred rent payable...        (8,995)          (8,994)          (11,658)        (4,498)        (7,693 )
      Increase (decrease) in other
        noncurrent liabilities............        50,768          (96,016)           47,070          4,131        (14,857 )
      Increase (decrease) in income taxes
        payable...........................            --               --           440,601         74,910       (342,198 )
                                             -------------    -------------    -------------    -----------    -----------
      Net cash provided by operating
        activities........................        28,737          978,315         1,138,170         57,283        417,324
                                             -------------    -------------    -------------    -----------    -----------
Investing actvities:
  Acquistion of Cellmark Diagnostics......            --         (500,000)               --             --             --
  Acquisition of National Legal
    Laboratories..........................            --               --                --             --       (701,527 )
  Acquistion of interest in and advances
    to Medical Molecular Diagnostics......            --               --          (573,995)      (123,495)
  Purchases of property and equipment.....      (181,546)        (320,716)         (270,501)        (9,260)      (699,029 )
                                             -------------    -------------    -------------    -----------    -----------
      Net cash used in investing
        activities........................      (181,546)        (820,716)         (844,496)      (132,755)    (1,400,556 )
                                             -------------    -------------    -------------    -----------    -----------
Financing activities:
  Repayments of long-term debt............       (52,197)        (665,414)         (467,856)       (83,929)      (163,928 )
  Proceeds from issuance of long-term
    debt..................................            --        1,175,000                --             --      1,200,000
  Proceeds from issuance of common
    stock.................................         3,500           57,152            57,760         48,352         21,000
  Purchase of treasury stock..............            --               --           (36,000)            --             --
  Proceeds from sale of treasury stock....            --           18,600             8,825          1,493             --
                                             -------------    -------------    -------------    -----------    -----------
Net cash (used in) provided by
        financing activities..............       (48,697)         585,338          (437,271)       (34,084)     1,057,072
                                             -------------    -------------    -------------    -----------    -----------
  Net (decrease) increase in cash and cash
    equivalents...........................      (201,506)         742,937          (143,597)      (109,556)        73,840
Cash and cash equivalents, beginning......       217,574           16,068           759,005        759,005        615,408
                                             -------------    -------------    -------------    -----------    -----------
Cash and cash equivalents, end............     $  16,068        $ 759,005       $   615,408      $ 649,449     $  689,248
                                             -------------    -------------    -------------    -----------    -----------
                                             -------------    -------------    -------------    -----------    -----------
Supplemental disclosures of cash flow
  information:
  Cash paid during the period for
    interest..............................     $  58,990        $ 147,439       $   137,452      $  71,261     $   47,988
                                             -------------    -------------    -------------    -----------    -----------
                                             -------------    -------------    -------------    -----------    -----------
  Cash paid during the period for income
    taxes.................................     $      --        $      --       $   288,776      $      --     $1,094,724
                                             -------------    -------------    -------------    -----------    -----------
                                             -------------    -------------    -------------    -----------    -----------

                See notes to consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Lifecodes Corporation ('Lifecodes' or the 'Company') is a leading provider of DNA testing services and diagnostic test kits for human paternity and forensic identification and for the genetic typing of potential donors and recipients of bone marrow and other organ transplants. The Company's identity testing services in the paternity and forensics areas seek to establish the correct identify of a child's parents when such matters are disputed or seek to link hair, saliva, blood or another biological specimen found at a crime scene to an alleged felon. The Company's transplantation tests detect the genetic sequence for certain human leukocyte antigens ('HLA') contained in DNA which are the principal determinant whether a donor's bone marrow or organ transplant will be rejected by the recipient's immune system.

     During March 1996, the Company acquired Cellmark Diagnostics ('Cellmark'), a division of Zeneca plc, for $500,000. The acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their fair values. The fair value of the net assets acquired exceeded the total cost by $185,799, which reduced the fair value of the long-term assets acquired (property and equipment and other assets).

     Coincident with the Company's purchase of Cellmark, certain Cellmark employees purchased 1,960 shares (19.6%) of Cellmark common stock from Lifecodes for $98,000 (representing a price of $50 per share), through the issuance of noninterest bearing, nonrecourse notes. The notes receivable offset the Cellmark minority interest in the consolidated balance sheet at September 30, 1996 and 1997. The notes are to be paid within the 36-month period following the acquisition. Each Cellmark common share is convertible into 43.65 Lifecodes common shares during the 36 month to 60 month period following the Cellmark acquisition. Upon termination of employment, shares must be converted, subject to time frame restrictions, or surrendered to the Company at their cost basis to the extent the note had not been paid or at their cost basis plus 15% interest to the extent the note had been paid.

     During fiscal 1997, through an arrangement with the Company's Chief Executive Officer, the Company acquired a 40 percent interest in Medical Molecular Diagnostics GmbH ('MMD'). MMD's office and laboratory facilities are located in Dresden, Germany, where it conducts molecular HLA typing (See note
9). Effective October 1, 1997 the Company increased its investment to 60% through the conversion of debt to equity.

     In September, 1997, the Company established a wholly-owned subsidiary, Lifecodes Europe BVBA ('LC-Europe'), in Belgium. LC-Europe will function as a distributor of DNA probe and reagent identity products and will commence operations on April 1, 1998. Total costs associated with LC-Europe were $6,836 through September 30, 1997.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, Lifebank Inc. (a dormant company), and Genomics International Corporation (which acquired the Assets of National Legal Laboratories), and its majority-owned subsidiaries, Cellmark Diagnostics, Inc., and MMD (commencing October 1, 1997). All material intercompany balances and transactions have been eliminated in consolidation.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, and trade payables. The carrying amounts of cash and cash equivalents, investments, trade receivables, and trade payables approximate fair value due to the short maturity of these instruments. The carrying value of the term debt approximates fair value.

  Investment in Affiliate

     Through September 30, 1997, the Company's 40% investment in MMD is accounted for by the equity method. On October 1, 1997, the Company increased its equity position in MMD to 60% through the conversion of debt to equity. Accordingly, MMD has been consolidated in the March 31, 1998 (unaudited) financial statements.

  Cash and Cash Equivalents

     The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized when products are shipped and/or services are provided to the customer.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined for the various categories of inventory using the first-in, first-out method.

  Depreciation and Amortization

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (five to ten years). Leasehold improvements are amortized on a straight-line basis over the term of the lease which is not in excess of the estimated useful life of the improvement. Purchased computer software is being amortized over a period of three to five years.

  Patents and Licenses

     The Company capitalized the costs of acquiring certain patent rights and licenses on its products. These costs are being amortized on a straight-line basis over the terms of the agreements (one to ten years).

  Licenses and Royalties

     Lifecodes has licensed its technology to certain companies in Canada and Australia under specific licensing agreements. Each of these agreements contain minimum annual royalty requirements.

     The Company also receives royalties under sublicense and distribution agreements. These agreements stipulate the terms for computing the royalties due to the Company based upon sales levels. The rates used to determine the royalties range from 5 to 30 percent, depending on the agreement terms.

     The Company earned $443,335, $388,960, and $462,469 in royalties for the years ended September 30, 1995, 1996, and 1997, respectively. Revenue derived from royalties are included in product and other revenues in the consolidated statements of operations.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Intangible Assets

     Intangible assets are stated at cost and amortized using the straight-line method over the assets' estimated useful lives, which range from 1.5 to fifteen years. The Company evaluates the possible impairment of long-lived assets, including intangible assets, whenever events or circumstances indicate that the carrying value of the assets may not be recoverable.

  Income Taxes

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109.

  Foreign Currency Translation

     The financial statements of MMD were prepared in its respective local currency and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the statement of operations. Translation adjustments are reflected as foreign currency translation adjustments in Stockholders' Equity and accordingly have no effect on net income.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain previously reported amounts have been reclassified to conform to the 1997 financial statement presentation.

  Interim Financial Statements

     The accompanying balance sheet as of March 31, 1998 and the statements of operations and cash flows for the six months ended March 31, 1997 and 1998 are unaudited but, in the opinion of management, include all adjustments (consisting of only normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. Results for interim periods are not necessarily indicative of results for the entire year.

  Stock Split

     The accompanying financial statements retroactively reflect a 3.65 for one common stock split which the Company intends to adopt in conjunction with an increase in its authorized number of common shares to 15,000,000. Accordingly, all common shares, options and warrants to acquire common shares and the conversion terms of the preferred stock have been adjusted to reflect the pending stock split. The above conversion has been presented as the Company intends to obtain formal stockholder approval of the stock split and an increase in the number of authorized common shares.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

2. ACCOUNTS RECEIVABLE

     A summary of activity in the allowance for doubtful accounts is as follows:

                                                            YEAR ENDED SEPTEMBER 30,      6 MONTHS ENDED MARCH 31,

                                                          ----------------------------   --------------------------
                                                            1995       1996        1997         1998
                                                          -------    --------    --------     -----------
                                                                                             (UNAUDITED)
Balance beginning of period............................   $30,621    $ 44,738    $108,921     $ 181,490
Provision charged to expense...........................    34,211     120,763     110,503        94,601
Charge offs............................................   (20,094)    (56,580)    (37,934)      (19,144)
                                                          -------    --------    --------    -----------
Balance at end of period...............................   $44,738    $108,921    $181,490     $ 256,947
                                                          -------    --------    --------    -----------
                                                          -------    --------    --------    -----------

3. INVENTORY



                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Inventory consists of the following:
  Raw materials...........................................     $ 104,657       $    87,441     $   102,068
  Work-in-process.........................................       297,451           504,075         449,117
  Finished goods..........................................       381,687           660,924         618,212
                                                             -------------    -------------    -----------
Total.....................................................     $ 783,795       $ 1,252,440     $ 1,169,397
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:



                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Leasehold improvements....................................    $   792,471      $   794,662     $   818,559
Furniture, fixtures and equipment.........................        523,757          798,640       2,135,708
Computer software.........................................         92,908           27,613          29,003
                                                             -------------    -------------    -----------
Total.....................................................      1,409,136        1,620,915       2,983,270
Less accumulated depreciation and amortization............        510,222          686,147         880,338
                                                             -------------    -------------    -----------
Property and equipment--net...............................    $   898,914      $   934,768     $ 2,102,932
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

     Included in furniture, fixtures and equipment is $112,090, $115,287 and $115,287 at September 30, 1996 and 1997, and March 31, 1998 (unaudited), respectively, which is restricted under a research grant with the U.S. Department of Defense ('DOD'). Under the terms of the agreement, the DOD has funded this equipment to complete various research projects. Based on the terms of the agreement, the equipment may be returned to the DOD. A corresponding amount has been recorded in other liabilities on the respective balance sheets.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Promissory note, net of unamortized discount of $105,149
  at September 30, 1996(a)................................    $   194,851              --               --
Term note agreement(d)....................................      1,161,012       $ 993,156      $   909,228
Lines of credit outstanding(e)............................             --              --        1,120,000
                                                             -------------    -------------    -----------
Total.....................................................      1,355,863         993,156        2,029,228
Less current maturities of long-term debt.................        167,856         167,856          327,858
                                                             -------------    -------------    -----------
Long-term debt--net.......................................    $ 1,188,007       $ 825,300      $ 1,701,370
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

------------------
(a) In December 1991, the Company issued a promissory note to an investor for $300,000. The promissory note bore interest at the rate of 10 percent per annum. The promissory note was due October 31, 1997. In connection with the promissory note, the Company issued a detachable warrant to purchase 165,155 shares of common stock at $1.82 per share. The portion of the proceeds allocable to the warrant was accounted for as additional paid-in capital. The discount was recorded as additional interest expense over the term of the promissory note.

   On July 15, 1994, a twelve-month interest moratorium commencing January 1, 1994 was granted to the Company. The interest accumulated during the moratorium was deferred until the maturity of the promissory note. In connection with the moratorium, the Company granted to the investor a ten-year warrant for 21,900 common shares at $0.27 per share. The promissory note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the promissory note.

   At September 30, 1996, the principal outstanding under the promissory note was $300,000. On August 29, 1997, the Company paid the outstanding principal.

(b) On March 6, 1992, the Company entered into a note purchase agreement (the 'Agreement') with Connecticut Innovations Inc. ('CII'). Pursuant to the Agreement, as most recently amended August 2, 1993, the Company issued a senior secured note due March, 1998 in the principal amount of $450,000, bearing interest at the rate of 10 percent per annum, payable quarterly (the 'Senior Secured Note'). Under the terms of the Agreement, royalties were also due to CII on a percentage of sales ranging from 2 to 5 percent or a minimum quarterly guaranteed amount of $22,500, as to allow CII to receive a return on investment of 25 percent compounded quarterly. On July 20, 1994, CII granted the Company a full payment moratorium for the period December 1993 through May 1994. The interest accumulated during the moratorium is deferred until maturity of the note. In connection with the moratorium, the Company granted to CII a ten year warrant for 49,275 common shares at $0.27 per share. The warrants contained CII's standard terms, including anti-dilution protection and demand registration rights. The Senior Secured Note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the Senior Secured Note.

   On March 4, 1996, the Company paid the outstanding principal and related interest and royalties totaling $622,171. The related unamortized debt discount of $37,328 was recognized as a loss on the early extinguishment of debt.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT--(CONTINUED)

(c) On April 13, 1992, the Company entered into a note and warrant purchase agreement in which a promissory note was issued to Connecticut Development Authority ('CDA') for $300,000.

   In connection with the note and warrant purchase agreement, the Company issued to CDA a detachable stock subscription warrant to purchase 129,305 shares of common stock, at $1.65 per share, and entered into a warrant put and call agreement, subject to the defined terms. The portion of the proceeds allocable to the warrant was accounted for as additional paid-in capital. The resulting discount was recorded as additional interest expense over the term of the promissory note. The warrant put and call agreement contained specific terms whereby CDA was able to put the warrants back to the Company for $100,000. During 1995, CDA waived its right to put the warrants to the Company which resulted in the reclassification of the put warrant obligation from liabilities to additional paid in capital.

   The promissory note bore interest at the rate of 10 percent per annum, with interest payable monthly, maturing on May 1, 1998. On July 11, 1994, CDA granted the Company a full payment moratorium for the period May through July 1994 and requested interest payments only for the period August through December 1994. The interest accumulated during the moratorium was deferred until the maturity of the promissory note. In connection with the moratorium, the Company granted to CDA a ten year warrant for 29,452 common shares at $0.27 per share. The warrants carried all of CDA's standard terms, including anti-dilution protection and demand registration rights. The promissory note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the promissory note.

   On March 4, 1996, the Company paid the outstanding principal and related interest totaling $201,886. The related unamortized debt discount relating to the warrant and the interest moratorium of $41,509, has been recognized as a loss on the early extinguishment of debt.

(d) On March 4, 1996, the Company entered into a term note agreement with First Union Bank of Connecticut in which a promissory note was issued in the principal amount of $1,175,000. The promissory note bears interest at a fixed rate of 8.35% per annum. Interest and principal is payable monthly and matures on August 1, 2003. In conjunction with this agreement, the Company was extended a $1,000,000 line of credit.

   The promissory note is collateralized by a first lien on all assets of the Company and contains a number of financial covenants. As of September 30, 1997, the Company was in violation with certain debt covenants, for which the Company received a waiver.

(e) In March of 1998, the line of credit was increased to $1,700,000. In April, 1998, the Company entered into a term note agreement of $2,300,000 and a $1,000,000 revolving loan with First Union National Bank of Connecticut. The term note is payable in monthly installments through March 1, 2001, with a final balloon payment on April 2, 2001, while the termination date for the revolving loan commitment is May 31, 1999. The Company's interest rate on this term note is 8.39%, while interest on the revolving loan accrues at a floating rate equal to First Union's prime rate. In conjunction with the term note agreement, the Company refinanced $1,120,000 of its line of credit advances into the term note agreement.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT--(CONTINUED)
     Future minimum payments under these loan agreements at September 30, 1997 and March 31, 1998 (unaudited) are as follows:

                                            SEPTEMBER 30, 1997                   MARCH 31, 1998 (UNAUDITED)
                                    -----------------------------------     ------------------------------------
                                    PRINCIPAL    INTEREST      TOTAL        PRINCIPAL     INTEREST      TOTAL
                                    ---------    --------    ----------     ----------    --------    ----------
Within 1 year....................   $ 167,856    $ 76,505    $  244,361     $  327,858    $156,753    $  484,611
1999.............................     167,856      62,489       230,345        327,850     136,025       463,875
2000.............................     167,856      48,473       216,329        327,851     115,297       443,148
2001.............................     167,856      34,457       202,313        807,873      74,433       882,306
2002.............................     167,856      20,441       188,297        167,856      13,433       181,289
Thereafter.......................     153,876       6,425       160,301         69,940       1,460        71,400
                                    ---------    --------    ----------     ----------    --------    ----------
Total............................   $ 993,156    $248,790    $1,241,946     $2,029,228    $497,401    $2,526,629
                                    ---------    --------    ----------     ----------    --------    ----------
                                    ---------    --------    ----------     ----------    --------    ----------

6. STOCKHOLDERS' EQUITY

PREFERRED STOCK

     In September 1994, the Company sold to an investor 21,500 shares of convertible senior preferred stock at $10.00 per share for cash proceeds of $215,000. The preferred stock ranks senior to the Company's other equity securities, converts into two shares of common stock for each share of preferred, has voting power equivalent to the votes of the underlying common stock and has full anti-dilution protection.

COMMON STOCK

     In February 1996, the Company issued to investors and the chief executive officer 160,702 and 21,900 shares, respectively, of common stock in accordance with an agreement made in August 1993, which provided for the issuance of additional shares of common stock if certain sales targets were not met by the fiscal year ending September 30, 1996.

     In September 1997, the Company sold to its Chairman 80,300 shares of common stock with an estimated fair value of $2.69 per share for $2.60 per share. In return, the Company received cash proceeds of $2,200 and a promissory note in the amount of $206,800 which bears interest at a rate of 8% per annum. Per terms of the note, the first installment of interest is due on September 30, 1998 and the remaining interest and principal are due on September 30, 1999. As collateral for the note, the Company retains all of the shares of common stock purchased by the Chairman. Additional paid-in capital was increased to recognize the excess of fair value over the par value of the common shares. The difference between the fair value of the common stock sold and its issuance proceeds was recorded as compensation expense.

     During 1992 and 1995, the Company implemented Stock Option Plans (the 'Plans') which provide for grants of incentive and nonstatutory options to purchase up to 686,200 and 237,250 shares, respectively, of common stock at a purchase price equal to the fair market value at the date of grant. All stock options under the 1992 Plan were granted during 1992 through 1994. The options expire between five and ten years from the date of grant. All stock options under the 1995 Plan were granted during 1995 and expire five and ten years from the date of grant. Subject to the terms of the Plan, the Company may repurchase the shares issued at a price equal to the then fair market value. The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ('APB 25') and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equaled the fair value of the underlying stock on the date of grant, no compensation expense was recorded.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

6. STOCKHOLDERS' EQUITY--(CONTINUED)
     The Company applies Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' and other related interpretations in accounting for its stock option plans. No compensation expense has been recognized for these plans. Had compensation cost been determined based upon the fair value at grant date consistent with the accounting methodology prescribed under SFAS No. 123, 'Accounting for Stock Based Compensation,' the Company's pro forma net income and pro forma diluted earnings per share would have been reported as follows:

                                                                         YEAR ENDED SEPTEMBER 30,
                                                                    -----------------------------------
                                                                      1995        1996          1997
                                                                    --------    ---------    ----------
Pro forma net income.............................................   $139,006    $ 283,886    $1,378,333
Pro forma diluted earnings per share.............................   $    .08    $     .15    $      .58
                                                                    --------    ---------    ----------

     There were no options granted during 1996 or 1997. The weighted average fair value of options granted during 1995 were estimated to be $1.32 on the dates of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 0%, risk free interest rate of 6.82% and an expected life of 5 years, respectively.

     As of September 30, 1997 the 725,985 stock options outstanding have exercise prices between $1.37 and $1.51 and a weighted average remaining contractual life of 4.9 years.

     The following summarizes the transactions pursuant to the Plans for the years ended September 30, 1995, 1996, and 1997:

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                        SHARES     OPTION PRICE
                                                                        -------    ------------
Balance at October 1, 1994...........................................   642,035       $ 1.41
  Granted............................................................   237,250         1.40
  Canceled...........................................................   (32,850)        1.37
                                                                        -------       ------
Balance at September 30, 1995........................................   846,435         1.41
  Exercised..........................................................    (1,205)        1.37
  Canceled...........................................................   (44,420)        1.37
                                                                        -------       ------
Balance at September 30, 1996........................................   800,810         1.41
  Exercised..........................................................    (5,110)        1.37
  Canceled...........................................................   (14,965)        1.37
  Expired............................................................   (54,750)        1.51
                                                                        -------       ------
Balance at September 30, 1997........................................   725,985       $ 1.40
                                                                        -------       ------
                                                                        -------       ------
  Exercisable at September 30, 1997..................................   531,367       $ 1.41
                                                                        -------       ------
                                                                        -------       ------

  Warrants

     In connection with the issuance of the promissory note in 1991, referred to in Note 5(a), the Company has granted warrants to purchase 165,155 shares of common stock. The warrants expire May 1, 2002 and are exercisable at $1.82 a share. The fair value of the warrants when issued was estimated to be $150,000.

     In connection with the issuance of the promissory note in 1992, referred to in Note 5(c), the Company has granted warrants to purchase 129,305 shares of common stock. The warrants expire April 13, 2000 and are exercisable at $1.64 per share. The fair value of the warrants when issued was estimated to be $100,000.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

6. STOCKHOLDERS' EQUITY--(CONTINUED)
     In connection with interest and principal moratoriums in 1994, for debt referred to in Note 5(a), (b) and (c), the Company has granted warrants to purchase 100,627 shares of common stock, respectively. The warrants expire on September 26, 2004 and are exercisable at $0.27 per share. The fair value of the warrants when issued was estimated to be $126,817, respectively.

     On February 24, 1994, the Company issued a five-year stock warrant to an investor for 27,375 common shares at the warrant price of $1.37 per share in connection with the issuance of a short-term promissory note that has since been paid. The fair value of the warrant when issued was estimated to be $19,650.

  Earnings Per Common Share

     The following table represents the computation of basic and diluted earnings per common share.


                                                          YEARS ENDED                      SIX MONTHS      SIX MONTHS
                                        -----------------------------------------------      ENDED           ENDED
                                          SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,   MARCH 31,       MARCH 31,
                                             1995             1996             1997           1997            1998
                                        -------------    -------------    -------------   -----------    -----------
                                                                                           (UNAUDITED)   (UNAUDITED)
Basic Earnings per Share:
  Net income.........................    $   178,839      $   306,274      $ 1,391,998     $   600,206    $   883,545
                                        -------------    -------------    -------------    -----------    -----------
  Weighted average common shares
     outstanding.....................      1,555,053        1,719,975        1,834,530       1,828,190      1,956,269
                                        -------------    -------------    -------------    -----------    -----------
  Basic earnings per common share....    $       .12      $       .18      $       .76     $       .33    $       .45
                                        -------------    -------------    -------------    -----------    -----------
                                        -------------    -------------    -------------    -----------    -----------
Diluted Earnings per Share:
  Net income.........................    $   178,839      $   306,274      $ 1,391,998     $   600,206    $   883,545
                                        -------------    -------------    -------------    -----------    -----------
  Weighted average common shares
     outstanding.....................      1,555,053        1,719,975        1,834,530       1.828,190      1,956,269
  Common stock equivalents...........         80,501           80,501          389,941         394,178        700,920
  Assumed conversion of preferred
     stock...........................        156,950          156,950          156,950         156,950        156,950
                                        -------------    -------------    -------------    -----------    -----------
Total weighted average common
  shares.............................      1,792,504        1,957,426        2,381,421       2,379,318      2,814,139
                                        -------------    -------------    -------------    -----------    -----------
Diluted earnings per common share....    $       .10      $       .16      $       .58     $       .25    $       .31
                                        -------------    -------------    -------------    -----------    -----------
                                        -------------    -------------    -------------    -----------    -----------

7. INCOME TAXES

     There was no income tax expense or benefit recorded in the years ended September 30, 1995 and 1996. The Company recorded a provision for income taxes in the year ended September 30, 1997 of $173,730.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

7. INCOME TAXES--(CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows:

                                                                           1996        1997
                                                                         --------    --------
Net operating loss carryforwards......................................   $264,201    $  3,553
Federal business credit carryforwards.................................    189,114          --
Accrued liabilities...................................................         --     325,114
Depreciation and amortization.........................................     20,000     131,689
Allowance for doubtful accounts.......................................     43,568      90,890
Other.................................................................         --       4,175
                                                                         --------    --------
                                                                          516,883     555,421
Less valuation allowance..............................................    516,883          --
                                                                         --------    --------
Deferred tax asset, net...............................................   $     --    $555,421
                                                                         --------    --------
                                                                         --------    --------

     The Company recorded a valuation allowance with respect to the tax benefits and loss carryforwards recorded as a deferred tax asset at September 30, 1996 due to the uncertainty of their ultimate realization. As of September 30, 1997 the Company concluded that a valuation allowance was no longer necessary due to three consecutive years of profitable operations.

     The provision for income taxes is different from the amount computed using applicable statutory federal rates for the following reasons:

                                                                       1995        1996         1997
                                                                     --------    ---------    ---------
Income taxes at federal statutory rates...........................   $ 60,805    $ 104,133    $ 532,348
Adjustment due to:
  Utilization of net operating loss carryforwards.................    (29,000)    (199,737)    (260,648)
  Utilization of general business credits.........................         --           --     (189,114)
  State taxes, net of Federal benefit.............................         --       41,347       99,132
  Other...........................................................    (31,805)      54,257       (7,988)
                                                                     --------    ---------    ---------
Income taxes......................................................   $     --    $      --    $ 173,730
                                                                     --------    ---------    ---------
                                                                     --------    ---------    ---------

8. RELATED PARTY TRANSACTIONS

     In April 1992, the Company signed an agreement with FMC Corporation to conduct joint research and development programs designed to expand the applications of DNA analysis products to both the research and identity markets. Lifecodes provides the primary facilities and the scientific and/or technical effort as set forth in the agreement. FMC Corporation initially contributed $300,000 of equity capital and received 109,500 shares at $2.74 per share that have since expired. For each year ended September 30, 1995, 1996 and 1997, Lifecodes recognized $45,000, $22,500 and $22,500, respectively, of research funding under this agreement. The Company also purchases certain inventory items from FMC during fiscal 1995, 1996, 1997, which amounted to $59,494, $94,113 and $74,962, respectively.

     During 1995 and 1996, the Company provided management services to an entity in which the Chief Executive Officer and other investors of the Company own an interest. Services include accounting, purchasing, administration, and rental of office space. During 1996, the Company made various loans to this entity. As of December 31, 1996, all outstanding loans as of September 30, 1996 were paid. For the year ended September 30, 1996, the Company received $56,800 in management fees and rent which are reflected in the accompanying statement of operations as reductions in expense.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

9. INVESTMENT IN AND ADVANCES TO AFFILIATE

     During fiscal 1997, through an arrangement with its Chief Executive Officer, the Company acquired a 40 percent interest in Medical Molecular Diagnostics GmbH ('MMD'). As part of the investment agreement, the Chief Executive Officer assumed the role of managing director of MMD and obtained veto power on all significant matters relating to its operations. The Company received a promissory note from its Chief Executive Officer in the principal amount of $150,000 bearing interest at 8% per annum, interest receivable annually and maturing on December 31, 2001. The promissory note contains a put and call feature set forth in the agreement. As security for the payment of the principal amount, the Company entered into an agreement transferring the Chief Executive Officer's business interest in MMD to the Company. As of September 30, 1997, the outstanding principal on the note was $104,097.

     During fiscal 1997, the Company made various loans to MMD totaling $469,398. In return, the Company received a promissory note in the principal amount of $350,000, bearing interest at 8% per annum, interest receivable annually and maturing on December 31, 2001 with the balance of $119,398 remaining as unsecured short-term advances. In conjunction with the loan agreement MMD qualified for reimbursement from Saxony Redevelopment Bank estimated at approximately $150,000. MMD has agreed to repay the Company any unsecured short-term advances outstanding upon receipt and release of the development money.

     At September 30, 1997, the Company had a trade receivable of $87,351 due from MMD which is included in accounts receivable on the consolidated balance sheet. Effective October 1, 1997 the Company increased its ownership interest in MMD to 60% through the conversion of debt to equity.

10. EMPLOYEE BENEFIT PLAN

     Effective October 1, 1991, the Company established a retirement plan pursuant to Section 401(k) of the Internal Revenue Code (the 'Code'), whereby employees over the age of 21 years with at least 12 months of service are eligible to contribute a percentage of their compensation to the plan, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary matching contribution by the Company. During the years ended September 30, 1996, and 1997, the Company's expense relating to the matching contributions amounted to $47,796 and $142,462, respectively. There were no matching contributions in 1995.

11. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Office Space and Laboratory Facilities--The Company has long-term operating leases for office space and laboratory facilities in Stamford, Connecticut and Germantown, Maryland. The leases provide for monthly rental payments and, in addition, the Company is responsible for certain building and operating expenses of such facilities based upon its proportionate share of occupancy.

     Equipment and Automobiles--The Company also leases certain office equipment and automobiles under operating leases which expire at various dates through 1999.

     During September 1997, the Company entered into an agreement to amend its long-term operating lease for approximately 7,595 square feet of new office space in Stamford, Connecticut. The additional space is scheduled for occupancy September 1, 1998, pending completion of construction. Commencing on the second month anniversary of the commencement date through and including April 30, 2002, the fixed annual rent will be increased by $106,880 per annum.

     Office Space and Laboratory Facilities--On August 12, 1997, Cellmark Diagnostics extended the operating lease for office space and laboratory facilities in Germantown, Maryland to November 2007. Per terms of the new agreement, the available space will be increased from 8,956 to 16,361 square feet upon completion of

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES--(CONTINUED) scheduled leasehold improvements commencing in December 1997. The Landlord granted an improvement allowance of $196,332 to revitalize and expand the current facilities. A deferred liability was recorded in the amount of this improvement allowance which is being amortized against rent expense on a straight-line basis over the term of the lease. Rent expense is being charged to operations on a straight-line basis over the term of the lease.

     Future minimum rental payments for office space, equipment and automobiles under the above leases, are as follows:

1998........................................................   $  706,299
1999........................................................      824,446
2000........................................................      765,265
2001........................................................      765,265
2002........................................................      594,189
                                                               ----------
Total future minimum lease payments.........................   $3,655,464
                                                               ----------
                                                               ----------

     Annual rent expense under these leases for the years ended September 30, 1995, 1996, 1997 were $288,315, $462,854 and $615,189, respectively.

  Capital Leases

     The Company leases certain machinery and equipment costing $99,200 and $158,187 at September 30, 1996 and 1997, respectively, under capital lease agreements. Accumulated depreciation on this equipment was $16,592 and $44,049 at September 30, 1996 and 1997, respectively. These amounts are included in property and equipment in Note 4.

     Minimum lease payments, including interest, under these capital leases at September 30, 1997 are as follows:

YEAR ENDING SEPTEMBER 30,
--------------------------------------------------------------
1998..........................................................   $43,084
1999..........................................................   31,254
2000..........................................................    5,752
                                                                 -------
Total minimum lease payments..................................   80,090
Less amounts representing interest............................    4,005
                                                                 -------
Present value of future minimum lease payments................   76,085
Less current portion of obligations...........................   40,089
                                                                 -------
Obligations under capital leases, net of current portion......   $35,996
                                                                 -------
                                                                 -------

     On December 9, 1991, the Company purchased certain patent rights and licenses from Genmark and the University of Utah Research Foundation (the 'University'). The patent rights purchased allow for the commercial development, use and sale of the patent rights. Included as part of the patent rights acquired are certain sublicense and distribution agreements assumed by the Company, which provide for royalty payments to be made to the Company based on net sales. In addition, Lifecodes has assumed the responsibility to pay the annual royalties due to the University over the life of the patent rights of seventeen years. The royalties are based upon a percentage of sales or a minimum guaranteed amount of $25,000 per year. For the years ended September 30, 1995, 1996, and 1997, Lifecodes paid $37,539, $72,968 and $119,638, respectively, in royalties to the University.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     The Company has claims against it arising out of the conduct of its business. The ultimate resolution of such matters, in the opinion of management, will not have a material effect on Lifecodes' financial statements. At September 30, 1997, the Company has accrued approximately $721,000 for domestic and foreign litigation.

     The Company has entered into severance agreements with two key executives and the Chief Executive Officer to provide them with certain compensation and benefits, including up to one year's salary upon termination. As of September 30, 1997, the Company's total potential payments under such severance agreements is approximately $400,000.

12. RECENT ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, 'Reporting Comprehensive Income' ('SFAS 130'), and No. 131, 'Disclosures About Segments of an Enterprise and Related Information' (SFAS 131), were issued in June 1997.

     SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as the other financial statements. Comprehensive income is defined as 'the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources.' It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. This statement is effective for fiscal years beginning after December 15, 1997.

     SFAS 131 establishes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements beginning after December 15, 1997.

     As the Company does not have material changes in equity other than from investments by owners and distributions to owners and operates in a single segment the implementation of both these standards are not expected to have a material effect on the Company.

13. ACQUISITIONS

     In February 1998, the Company's wholly-owned subsidiary, Genomics International Corporation, acquired substantially all the assets of National Legal Laboratories ('NLL'), a division of Group Benefit Services, Inc. for cash and stock the value of which aggregated $807,000. NLL is a paternity testing laboratory, with contracts in seven Midwestern and Eastern states. NLL is located in Okemos, Michigan. The acquisition will be accounted for using the purchase method.

     In April 1998, the Company acquired all of the outstanding stock of International Support for Bone Marrow Drives, Ltd. ('ISBMD'), a provider of HLA testing services in Germany for cash and stock, the value of which aggregated $1,433,000. ISBMD arranges HLA testing to be performed for large marrow donor database organizations and contracts with a small group of specially selected laboratories in Germany and the United States to perform both DNA and serological HLA testing. The acquisition will be accounted for using the purchase method.

     Effective April 30, 1998, Micro Diagnostics, Inc. ('MDx') a DNA testing laboratory located in Nashville, Tennessee, merged with and into a wholly-owned subsidiary of the Company. The Company acquired all of the

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998 (UNAUDITED)

13. ACQUISITIONS--(CONTINUED)
MDx outstanding shares and notes payable to MDx stockholders in exchange for 325,372 Company shares. The acquisition will be accounted for as a pooling of interests.

     In July 1998, the Company acquired substantially all of the assets of Helix Biotech Ltd. for cash and stock the value of which aggregated $1,203,200 Helix is a full service DNA testing laboratory servicing the Canadian market. The acquisition will be accounted for using the purchase method. In addition, if Lifecodes has not completed an underwritten public offering before September 2000, Lifecodes will make monthly payments of $57,000 per month for up to 36 months depending upon the occurrence of certain events as set forth in the agreement.

     In July 1998, the Company entered into a letter of intent with GeneScreen, Inc. of Dallas, Texas whereby the Company agreed to acquire GeneScreen testing laboratory business and certain technology and patents for cash and Company stock valued at $12.5 million. GeneScreen is a provider of paternity testing services, primarily to the public testing market.

                                     ******

     The accompanying financial statements retroactively reflect a 3.65 for one common stock split which the Company intends to adopt in conjunction with an increase in its authorized number of common shares to 15,000,000 and authorized number of preferred shares to 1,000,000. Accordingly, all common shares, options and warrants to acquire common shares and the conversion terms of the preferred stock have been adjusted to reflect the pending stock split. The below opinion is in the form which will be signed by Deloitte and Touche LLP upon formal stockholder approval of the stock split and an increase in authorized number of common shares, and no other events shall have occurred that would effect the accompanying financial statements and notes thereto.

                         'INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Lifecodes Corporation

We have audited the accompanying supplemental consolidated balance sheets of Lifecodes Corporation and subsidiaries (the 'Company') as of September 30, 1996 and 1997, and the related supplemental statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. The supplemental consolidated financial statements give retroactive effect to the acquisition of Micro Diagnostics Incorporated on April 3, 1998, which has been accounted for as a pooling of interests as described in Note 1. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, after giving retroactive effect to the acquisition of Micro Diagnostics Incorporated as described in Note 1, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 22, 1998, except for Note 13
as to which the date is July 13, 1998'

                     LIFECODES CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
           SEPTEMBER 30, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

                                                                        SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                            1996             1997            1998
                                                                        -------------    -------------    -----------
                                                                                                            (UNAUDITED)
                               ASSETS
Current assets:
  Cash and cash equivalents..........................................    $   759,853      $   662,839     $   729,137
  Accounts receivable (net of allowance for doubtful accounts of
    $108,921, $181,490, and $256,947 for 1996, 1997 and 1998,
    respectively)....................................................      1,214,379        2,242,118       3,195,700
  Inventories........................................................        877,642        1,502,358       1,353,743
  Prepaid expenses and other current assets..........................        184,288          316,581         326,450
                                                                        -------------    -------------    -----------
Total current assets.................................................      3,036,162        4,723,896       5,605,030
Property and equipment--net..........................................      1,366,778        1,461,781       2,718,424
Deferred tax assets..................................................             --          555,421         555,421
Investment in and advances to affiliate--net.........................             --          474,718              --
Intangible assets:
  Goodwill, less accumulated amortization of $10,166.................             --               --         815,098
  Patents and licenses less accumulated amortization of $187,095,
    $235,591, and $370,649 for 1996, 1997 and 1998, respectively.....        206,766          172,513       1,160,110
                                                                        -------------    -------------    -----------
Total intangible assets..............................................        206,766          172,513       1,975,208
Other assets.........................................................        104,891          122,718         117,829
                                                                        -------------    -------------    -----------
Total assets.........................................................    $ 4,714,597      $ 7,511,047     $10,971,912
                                                                        -------------    -------------    -----------
                                                                        -------------    -------------    -----------

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................    $   882,419      $ 1,405,004     $ 2,307,482
  Accrued royalties..................................................         52,059          152,348         424,355
  Accrued litigation.................................................          7,033          721,033         842,908
  Income taxes payable...............................................             --          440,601          98,403
  Accrued benefits and compensation..................................        408,977          561,369         485,929
  Current maturities of debt.........................................        726,707          842,856       1,102,858
  Capital lease obligations--current portion.........................         31,345          108,569         101,699
  Deferred revenue...................................................        309,486          263,662         318,450
  Other..............................................................        248,825          100,839         352,754
                                                                        -------------    -------------    -----------
Total current liabilities............................................      2,666,851        4,596,281       6,034,838
Long-term debt--net..................................................      1,188,007          825,300       1,701,370
Obligations under capital lease......................................        226,757          193,983         518,579
Other liabilities....................................................        232,272          231,689         360,708
                                                                        -------------    -------------    -----------
Total liabilities....................................................      4,313,887        5,847,253       8,615,495
                                                                        -------------    -------------    -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $10 par value--authorized, 1,000,000 shares;
    issued and outstanding, 21,500 shares............................    $   215,000      $   215,000     $   215,000
  Common stock, $0.10 par value--authorized, 15,000,000 shares;
    issued, 1,907,552, 2,264,734, and 2,334,806 for 1996, 1997 and
    1998, respectively...............................................        190,755          226,473         233,481
  Additional paid-in capital.........................................      2,046,977        3,148,150       3,251,922
  Accumulated deficit................................................     (2,050,529)      (1,662,812)     (1,027,350)
  Foreign currency translation adjustment............................             --               --          (4,652)
  Less notes receivable for common stock sold--80,300 shares and
    135,050 for 1997 and 1998, respectively..........................             --         (227,017)       (307,984)
  Less common stock in treasury at cost--6,442, 16,425 and 1,825
    shares, for 1996, 1997 and 1998, respectively....................         (1,493)         (36,000)         (4,000)
                                                                        -------------    -------------    -----------
Total stockholders' equity...........................................        400,710        1,663,794       2,356,417
                                                                        -------------    -------------    -----------
Total liabilities and stockholders' equity...........................    $ 4,714,597      $ 7,511,047     $10,971,912
                                                                        -------------    -------------    -----------
                                                                        -------------    -------------    -----------

          See notes to supplemental consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, AND 1997,
         AND FOR THE SIX MONTH PERIODS ENDED MARCH 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                                                                  YEARS ENDED
                                                                                                      SIX MONTHS ENDED
                                                -----------------------------------------------     --------------------------
                                                SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,       MARCH 31,      MARCH 31,
                                                    1995             1996             1997            1997           1998
                                                -------------    -------------    -------------    -----------    -----------
                                                                                                   (UNAUDITED)    (UNAUDITED)
Revenues:
  Service....................................    $ 1,178,400      $ 3,967,014      $ 8,258,819     $3,136,353     $5,933,335
  Product and other revenues.................      2,356,010        3,716,273        6,806,277      2,570,030      4,317,148
                                                -------------    -------------    -------------    -----------    -----------
    Total....................................      3,534,410        7,683,287       15,065,096      5,706,383     10,250,483
Cost of Revenues:
  Service....................................        429,154        2,564,141        5,243,694      2,145,353      3,814,061
  Product and other revenues.................      1,075,335        1,440,142        2,131,683        897,989      1,096,733
                                                -------------    -------------    -------------    -----------    -----------
    Total....................................      1,504,489        4,004,283        7,375,377      3,043,342      4,910,794
                                                -------------    -------------    -------------    -----------    -----------
Gross Profit.................................      2,029,921        3,679,004        7,689,719      2,663,041      5,339,689
                                                -------------    -------------    -------------    -----------    -----------
Other Costs and Expenses:
  Selling, general and administrative........      1,084,755        3,295,040        5,967,802      2,170,684      3,565,796
  Research and development...................        669,392          717,839          900,404        433,297        555,471
                                                -------------    -------------    -------------    -----------    -----------
    Total....................................      1,754,147        4,012,879        6,868,206      2,603,981      4,121,267
                                                -------------    -------------    -------------    -----------    -----------
Income (loss) from operations................        275,774         (333,875)         821,513         59,060      1,218,422
                                                -------------    -------------    -------------    -----------    -----------
Other income (expense):
  Other income...............................         18,002           20,595           47,471         19,388         78,014
  Interest expense...........................       (114,937)        (183,496)        (307,537)      (106,147 )     (109,611 )
                                                -------------    -------------    -------------    -----------    -----------
    Total....................................        (96,935)        (162,901)        (260,066)       (86,759 )      (31,597 )
                                                -------------    -------------    -------------    -----------    -----------
Income (loss) before income taxes and
  extraordinary item.........................        178,839         (496,776)         561,447        (27,699 )    1,186,825
Income taxes.................................             --               --          173,730         74,910        752,502
Extraordinary item--loss on early
  extinguishment of debt.....................             --           78,837               --             --             --
                                                -------------    -------------    -------------    -----------    -----------
Net income (loss)............................    $   178,839      $  (575,613)     $   387,717     $ (102,609 )   $  434,323
                                                -------------    -------------    -------------    -----------    -----------
                                                -------------    -------------    -------------    -----------    -----------
Net income (loss) per share:
  Basic......................................           0.12            (0.32)            0.18          (0.05 )         0.19
                                                -------------    -------------    -------------    -----------    -----------
                                                -------------    -------------    -------------    -----------    -----------
  Diluted....................................           0.10            (0.32)            0.14          (0.05 )         0.14
                                                -------------    -------------    -------------    -----------    -----------
                                                -------------    -------------    -------------    -----------    -----------
Average number of common shares and dilutive
  common share equivalents outstanding:
  Basic......................................      1,555,053        1,803,761        2,159,902      2,153,562      2,281,641
                                                -------------    -------------    -------------    -----------    -----------
                                                -------------    -------------    -------------    -----------    -----------
  Diluted....................................      1,792,504        1,803,761        2,706,793      2,153,562      3,139,511
                                                -------------    -------------    -------------    -----------    -----------
                                                -------------    -------------    -------------    -----------    -----------

          See notes to supplemental consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND MARCH 31, 1998
                                  (UNAUDITED)

                                                                                                                           FOREIGN
                                                                       COMMON STOCK         ADDITIONAL                    CURRENCY
                                                      PREFERRED    ---------------------     PAID-IN      ACCUMULATED    TRANSLATION
                                                        STOCK       SHARES       AMOUNT      CAPITAL        DEFICIT      ADJUSTMENTS
                                                      ---------    ---------    --------    ----------    -----------    -----------
Balance, October 1, 1994...........................   $215,000     1,572,946    $157,295    $1,604,347    $(1,653,755)     $    --
  Net income.......................................         --            --          --           --        178,839            --
  Reclassification of put warrant obligation.......         --            --          --      100,000             --            --
  Issuance of common stock.........................         --         2,555         255        3,245             --            --
                                                      ---------    ---------    --------    ----------    -----------    -----------
Balance, September 30, 1995........................    215,000     1,575,501     157,550    1,707,592     (1,474,916 )          --

  Net income.......................................         --            --          --           --       (575,613 )          --
  Issuance of common stock.........................         --       248,266      24,824       31,645             --            --
  Pooling of interests with MDI (Note 1)...........         --        83,786       8,380      291,392             --            --
  Sale of treasury stock...........................         --            --          --       15,438             --            --
                                                      ---------    ---------    --------    ----------    -----------    -----------
Balance, September 30, 1996........................    215,000     1,907,553     190,754    2,046,067     (2,050,529 )          --

  Net income.......................................         --            --          --           --        387,717            --
  Issuance of common stock.........................         --       115,596      11,560      252,684             --            --
  Pooling of interests with MDI (Note 1)...........         --       241,585      24,159      840,180             --            --
  Sale of treasury stock...........................         --            --          --        7,332             --            --
  Purchase of treasury stock.......................         --            --          --           --             --            --
                                                      ---------    ---------    --------    ----------    -----------    -----------
Balance, September 30, 1997........................    215,000     2,264,734     226,473    3,148,150     (1,662,812 )          --

  Net income (unaudited)...........................         --            --          --           --        434,323            --
  Issuance of common stock (unaudited).............         --        70,072       7,008       96,492             --            --
  Sale of treasury stock (unaudited)...............         --            --          --        7,280             --            --
  Foreign currency translation adjustment
    (unaudited)....................................         --            --          --           --             --        (4,652)
  Adjustment for pooling of company with different
    fiscal
    year-end (unaudited)...........................         --            --          --           --        201,139            --
                                                      ---------    ---------    --------    ----------    -----------    -----------
Balance, March 31, 1998 (unaudited)................   $215,000     2,334,806    $233,481    $3,251,922    $(1,027,350)     $(4,652)
                                                      ---------    ---------    --------    ----------    -----------    -----------
                                                      ---------    ---------    --------    ----------    -----------    -----------


                                                                     TREASURY STOCK          TOTAL
                                                        NOTE       ------------------    STOCKHOLDERS'
                                                     RECEIVABLE    SHARES     AMOUNT        EQUITY
                                                     ----------    ------    --------    -------------
Balance, October 1, 1994...........................  $      --     20,020    $ (4,655)    $   318,232
  Net income.......................................         --        --           --         178,839
  Reclassification of put warrant obligation.......         --        --           --         100,000
  Issuance of common stock.........................         --        --           --           3,500
                                                     ----------    ------    --------    -------------
Balance, September 30, 1995........................         --     20,020      (4,655)        600,571
  Net income.......................................         --        --           --        (575,613)
  Issuance of common stock.........................         --        --           --          57,152
  Pooling of interests with MDI (Note 1)...........         --        --           --         300,000
  Sale of treasury stock...........................         --     13,578       3,162          18,600
                                                     ----------    ------    --------    -------------
Balance, September 30, 1996........................         --     6,442       (1,493)        400,710
  Net income.......................................         --        --           --         387,717
  Issuance of common stock.........................   (227,017 )      --           --          37,543
  Pooling of interests with MDI (Note 1)...........         --        --           --         865,000
  Sale of treasury stock...........................         --     6,442        1,493           8,825
  Purchase of treasury stock.......................         --     16,425     (36,000)        (36,000)
                                                     ----------    ------    --------    -------------
Balance, September 30, 1997........................   (227,017 )   16,425     (36,000)      1,663,794
  Net income (unaudited)...........................         --        --           --         434,323
  Issuance of common stock (unaudited).............    (80,967 )      --           --          22,533
  Sale of treasury stock (unaudited)...............         --     14,600      32,000          39,280
  Foreign currency translation adjustment
    (unaudited)....................................         --        --           --          (4,652)
  Adjustment for pooling of company with different
    fiscal
    year-end (unaudited)...........................         --        --           --         201,139
                                                     ----------    ------    --------    -------------
Balance, March 31, 1998 (unaudited)................  $(307,984 )   1,825     $ (4,000)    $ 2,356,417
                                                     ----------    ------    --------    -------------
                                                     ----------    ------    --------    -------------

          See notes to supplemental consolidated financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996, 1997 AND FOR THE SIX MONTH PERIOD
        ENDED MARCH 31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

                                                                         YEARS ENDED                           SIX MONTHS ENDED
                                                       ---------------------------------------------     -------------------------
                                                       SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,       MARCH 31,     MARCH 31,
                                                           1995            1996            1997             1997          1998
                                                       -------------   -------------   -------------     -----------   -----------
                                                                                                        (UNAUDITED)   (UNAUDITED)
Operating activities:
  Net income.........................................    $ 178,839      $   (575,613)   $    387,717     $ (102,609)  $   434,323
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization..................      157,319           282,206         444,244        190,006       421,661
      Amortization of debt discount..................       20,213           115,205         105,149          9,289            --
      Equity in net loss of affiliate................           --                --          98,777             --            --
      Loss on disposition of property and equipment..           --                --          59,222             --            --
      Increase in allowance for doubtful accounts....       14,127             5,921          72,569         33,646        75,457
      Increase in deferred tax asset.................           --                --        (555,421)        (7,015)           --
      Increase (decrease) in provision for inventory
         obsolescence................................      (39,886)            2,044              --             --            --
      (Decrease) increase in deferred revenue........      (99,676)          135,433         (96,160)       (73,353)      (64,489)
  Net change in operating assets and liabilities (net
    of business acquisitions):
      Increase in accounts receivable................     (266,002)         (149,010)     (1,134,262)      (499,250)     (676,139)
      (Increase) decrease in inventories.............     (297,158)          (29,643)       (624,715)      (146,056)      102,476
      Decrease (increase) in prepaid expenses and
         other current assets........................       49,914           (25,250)       (129,713)      (111,523)        1,119
      (Increase) decrease in patents and licenses....           --           (14,560)        (14,234)                  (1,034,602)
      Increase in security deposits..................           --           (52,949)        (25,899)         2,580         5,066
      Increase in accounts payable...................      150,509           461,903         556,538        329,862       764,774
      Increase in accrued expenses and other current
         liabilities.................................      118,765           373,661         909,120       (252,542)      758,895
      Decrease in deferred rent payable..............       (8,995)           (8,994)        (11,658)        (4,498)       (7,693)
      Increase (decrease) in other noncurrent
         liabilities.................................       50,768           (96,016)         47,070          4,131       (14,857)
      Increase (decrease) in income taxes payable....           --                --         440,601         74,910      (342,198)
                                                       -------------   -------------   -------------    -----------   -----------
Net cash provided by (used in) operating
  activities.........................................       28,737           424,338         528,945       (552,422)      423,793
                                                       -------------   -------------   -------------    -----------   -----------
Investing actvities:
  Acquistion of Cellmark Diagnostics.................           --          (500,000)             --             --            --
  Acquistion of interest in and advances to
    Medical..........................................                                             --                           --
  Molecular Diagnostics..............................           --                --        (573,995)      (123,495)           --
  Acquisition of National Legal Laboratories.........                                             --                     (701,528)
Loans and advances to affiliate......................           --                --              --             --            --
  Purchases of property and equipment................     (181,546)         (624,742)       (543,988)       (89,691)     (960,271)
                                                       -------------   -------------   -------------    -----------   -----------
Net cash used in investing activities................     (181,546)       (1,124,742)     (1,117,983)      (213,186)   (1,661,799)
                                                       -------------   -------------   -------------    -----------   -----------
Financing activities:
  Repayments of long-term debt.......................      (52,197)       (1,023,316)     (1,198,344)      (707,562)     (958,142)
  Proceeds (repayments) from issuance of long-term
    debt.............................................           --         2,091,753         815,000        690,000     2,265,000
  Proceeds from issuance of common stock.............        3,500           357,152         902,543        798,352        21,000
  Payments for purchase of treasury stock............           --                --         (36,000)            --            --
  Proceeds from sale of treasury stock...............           --            18,600           8,825          1,493            --
                                                       -------------   -------------   -------------    -----------   -----------
Net cash (used in) provided by financing
  activities.........................................      (48,697)        1,444,189         492,024        782,283     1,327,858
                                                       -------------   -------------   -------------    -----------   -----------
Net (decrease) increase in cash and cash
  equivalents........................................     (201,506)          743,785         (97,014)        16,675        89,852
Cash and cash equivalents, beginning.................      217,574            16,068         759,853        759,853       639,285
                                                       -------------   -------------   -------------    -----------   -----------
Cash and cash equivalents, end.......................    $  16,068      $    759,853    $    662,839     $  776,528   $   729,137
                                                       -------------   -------------   -------------    -----------   -----------
                                                       -------------   -------------   -------------    -----------   -----------
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest...........    $  58,990      $    160,939    $    219,782     $   90,711   $    88,488
                                                       -------------   -------------   -------------    -----------   -----------
                                                       -------------   -------------   -------------    -----------   -----------
  Cash paid during the period for income taxes.......    $      --      $         --    $    288,776     $       --   $ 1,094,724
                                                       -------------   -------------   -------------    -----------   -----------
                                                       -------------   -------------   -------------    -----------   -----------

          See notes to consolidated supplemental financial statements.

                     LIFECODES CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Lifecodes Corporation ('Lifecodes' or the 'Company') is a leading provider of DNA testing services and diagnostic test kits for human paternity and forensic identification and for the genetic typing of potential donors and recipients of bone marrow and other organ transplants. The Company's identity testing services in the paternity and forensics areas seek to establish the correct identity of a child's parents when such matters are disputed or seek to link hair, saliva, blood or another biological specimen found at a crime scene to an alleged felon. The Company's transplantation tests detect the genetic sequence for certain human leukocyte antigens ('HLA') contained in DNA which are the principal determinant whether a donor's bone marrow or organ transplant will be rejected by the recipient's immune system.

     Effective April 30, 1998, the Company acquired all of the outstanding common stock of Micro Diagnostics, Inc. (MDx) and notes payable to MDx stockholders in exchange for 325,372 shares of Lifecodes common stock. MDx is engaged principally in the business of providing serologic and DNA testing services. The acquisition was accounted for as a pooling of interests and, accordingly, the financial statements for the years ended September 30, 1996 and 1997 have been restated to include the accounts of the acquired company. MDx commenced operations during March 1996.

     MDx and the Company had different fiscal periods for financial reporting purposes, MDx--December 31, and the Company--September 30. Consequently, the MDx results of operations for the period October 1, 1996 through December 31, 1996 have been included in both the restated results of operations for fiscal 1996 and the six month interim period ended March 31, 1997. MDx revenues and net loss were $361,586 and $401,831 for the three month period ended December 31, 1996. Additionally, the MDx results of operations for the period October 1, 1997 through December 31, 1997 have been included in both the restated results of operations for fiscal 1997 and the six month interim period ended March 31, 1998. MDx revenues and net loss were $1,220,438 and $201,139 for the three month period ended December 31, 1997.

     For fiscal years 1996, 1997, and the six month period ended March 31, 1998 (unaudited) all intercompany amounts have been eliminated which consist of intercompany sales of $25,652, $122,410, $128,372 (unaudited) and cost of sales of $25,652, $122,410, $128,372 (unaudited), respectively. As of September 30, 1996, September 30, 1997, and March 31, 1998 (unaudited) intercompany accounts receivable from MDx to Lifecodes of $19,884, $40,291, and $67,809 (unaudited), respectively, have been eliminated.

     During March 1996, the Company acquired Cellmark Diagnostics ('Cellmark'), a division of Zeneca plc, for $500,000. The acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their fair values. The fair value of the net assets acquired exceeded the total cost by $185,799, which reduced the fair value of the long-term assets acquired (property and equipment and other assets).

     Coincident with the Company's purchase of Cellmark, certain Cellmark employees purchased 1,960 shares (19.6%) of Cellmark common stock from Lifecodes for $98,000 (representing a price of $50 per share), through the issuance of noninterest bearing, nonrecourse notes. The notes receivable offset the Cellmark minority interest in the consolidated balance sheet at September 30, 1996 and 1997. The notes are to be paid within the 36-month period following the acquisition. Each Cellmark common share is convertible into 43.65 Lifecodes common shares during the 36 month to 60 month period following the Cellmark acquisition. Upon termination of employment, shares must be converted, subject to time frame restrictions, or surrendered to the Company at their cost basis to the extent the note had not been paid or at their cost basis plus 15% interest to the extent the note had been paid.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) During fiscal 1997, through an arrangement with the Company's Chief
Executive Officer, the Company acquired a 40 percent interest in Medical Molecular Diagnostics GmbH ('MMD'). MMD's office and laboratory facilities are located in Dresden, Germany, where it conducts molecular HLA typing (See note
9). During fiscal 1998, the Company increased its equity position in MMD to 60% through the conversion of debt to equity. Accordingly, MMD has been consolidated in the March 31, 1998 financial statements.

     In September, 1997, the Company established a new wholly-owned subsidiary, Lifecodes Europe BVBA ('LC-Europe'), in Belgium. LC-Europe will function as a distributor of DNA probe and reagent identity products and will commence operations on April 1, 1998. Total costs associated with LC-Europe were $6,836 through September 30, 1997.

  Principles of Consolidation

     The supplemental consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, Lifebank Inc. (a dormant company) and its majority-owned subsidiaries, Cellmark Diagnostics, Inc., National Legal Laboratories, MMD, and MDx. All material intercompany balances and transactions have been eliminated. As of September 30, 1997, the Company accounted for its 40 percent interest in MMD using the equity method.

  Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, and trade payables. The carrying amounts of cash and cash equivalents, investments, trade receivables, and trade payables approximate fair value due to the short maturity of these instruments. The carrying value of the term debt approximates fair value.

  Cash and Cash Equivalents

     The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized when products are shipped and/or services are provided to the customer.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined for the various categories of inventory using the first-in, first-out method.

  Depreciation and Amortization

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line or accelerated methods over the estimated useful lives of the assets (five to ten years). Leasehold improvements are amortized on a straight-line basis over the term of the lease which is not in excess of the estimated useful life of the improvement. Purchased computer software is being amortized over a period of three to five years.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Patents and Licenses

     The Company capitalized the costs of acquiring certain patent rights and licenses on its products. These costs are being amortized on a straight-line basis over the terms of the agreements (five to ten years).

  Licenses and Royalties

     Lifecodes has licensed its technology to certain companies in Canada and Australia under specific licensing agreements. Each of these agreements contain minimum annual royalty requirements.

     The Company also receives royalties under sublicense and distribution agreements. These agreements stipulate the terms for computing the royalties due to the Company based upon sales levels. The rates used to determine the royalties range from 5 to 30 percent, depending on the agreement terms.

     The Company earned $443,335, $388,960, and $462,469 in royalties for the years ended September 30, 1995, 1996, and 1997, respectively. Revenue derived from royalties are included in product and other revenues in the supplemental consolidated statements of operations.

  Intangible Assets

     Intangible assets are stated at cost and amortized using the straight-line method over the assets' estimated useful lives, which range from 1.5 to fifteen years. The Company evaluates the possible impairment of long-lived assets, including intangible assets, whenever events or circumstances indicate that the carrying value of the assets may not be recoverable.

  Income Taxes

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109. Prior to the business combination, MDx was an S Corporation and, consequently, was not subject to federal income taxes.

  Foreign Currency Translation

     The financial statements of MMD were prepared in its respective local currency and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the statement of operations. Translation adjustments are reflected as foreign currency translation adjustments in Stockholders' Equity and accordingly have no effect on net income.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Reclassifications

     Certain previously reported amounts have been reclassified to conform to the 1997 financial statement presentation.

  Interim Financial Statements

     The accompanying balance sheet as of March 31, 1998 and the statements of operations and cash flows for the six months ended March 31, 1997 and 1998 are unaudited but, in the opinion of management, include all adjustments (consisting of only normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. Results for interim periods are not necessarily indicative of results for the entire year.

  Stock Split

     The accompanying financial statements retroactively reflect a 3.65 for one common stock split which the Company intends to adopt in conjunction with an increase in its authorized number of common shares to 15,000,000. Accordingly, all common shares, options and warrants to acquire common shares and the conversion terms of the preferred stock have been adjusted to reflect the pending stock split. The above conversion has been presented as the Company intends to obtain formal stockholder approval of the stock split and an increase in the number of authorized common shares.

2. ACCOUNTS RECEIVABLE

     A summary of activity in the allowance for doubtful accounts is as follows:

                                                                                               6 MONTHS
                                                             YEAR ENDED SEPTEMBER 30,            ENDED
                                                          -------------------------------      MARCH 31,
                                                            1995       1996        1997          1998
                                                          -------    --------    --------     -----------
                                                                                             (UNAUDITED)
Balance beginning of period............................   $30,621    $ 44,738    $108,921     $ 181,490
Provision charged to expense...........................    34,211     145,108     134,848        94,601
Charge offs............................................   (20,094)    (80,925)    (62,279)      (19,144)
                                                          -------    --------    --------    -----------
Balance at end of period...............................   $44,738    $108,921    $181,490     $ 256,947
                                                          -------    --------    --------    -----------
                                                          -------    --------    --------    -----------

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

3. INVENTORY


                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Inventory consists of the following:
  Raw materials...........................................     $ 198,504       $   337,359     $   286,414
  Work-in-process.........................................       297,451           504,075         449,117
  Finished goods..........................................       381,687           660,924         618,212
                                                             -------------    -------------    -----------
     Total................................................     $ 877,642       $ 1,502,358     $ 1,353,743
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Leasehold improvements....................................    $   796,501      $   801,597     $   825,494
Furniture, fixtures and equipment.........................      1,081,855        1,627,321       3,097,916
Computer software.........................................         92,908           27,613          29,003
                                                             -------------    -------------    -----------
Total.....................................................      1,971,264        2,456,531       3,952,413
Less accumulated depreciation and amortization............        604,486          994,750       1,233,989
                                                             -------------    -------------    -----------
Property and equipment--net...............................    $ 1,366,778      $ 1,461,781     $ 2,718,424
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

     Included in furniture, fixtures and equipment is $112,090, $115,287 and $115,287 at September 30, 1996 and 1997, and March 31, 1998 (unaudited), respectively, which is restricted under a research grant with the U.S. Department of Defense ('DOD'). Under the terms of the agreement, the DOD has funded this equipment to complete various research projects. Based on the terms of the agreement, the equipment may be returned to the DOD. A corresponding amount has been recorded in other liabilities on the balance sheet.

5. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                             SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                                 1996             1997            1998
                                                             -------------    -------------    -----------
                                                                                               (UNAUDITED)
Promissory note, net of unamortized discount of $105,149
  at September 30, 1996(a)................................    $   194,851
Term note agreement(d)....................................      1,161,012       $ 993,156      $   909,228
Line of Credit Outstanding(d).............................             --              --        1,120,000
Demand notes(e)...........................................        500,000         675,000          775,000
Other.....................................................         58,851              --               --
                                                             -------------    -------------    -----------
Total.....................................................      1,914,714       1,668,156        2,804,228
Less current maturities of long-term debt.................        726,707         842,856        1,102,858
                                                             -------------    -------------    -----------
Long-term debt--net.......................................    $ 1,188,007       $ 825,300      $ 1,701,370
                                                             -------------    -------------    -----------
                                                             -------------    -------------    -----------

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT--(CONTINUED)
------------------
(a) In December 1991, the Company issued a promissory note to an investor for $300,000. The promissory note bore interest at the rate of 10 percent per annum. The promissory note was due October 31, 1997. In connection with the promissory note, the Company issued a detachable warrant to purchase 165,155 shares of common stock at $1.82 per share. The portion of the proceeds allocable to the warrant was accounted for as additional paid-in capital. The discount was recorded as additional interest expense over the term of the promissory note.

   On July 15, 1994, a twelve-month interest moratorium commencing January 1, 1994 was granted to the Company. The interest accumulated during the moratorium was deferred until the maturity of the promissory note. In connection with the moratorium, the Company granted to the investor a ten-year warrant for 21,900 common shares at $0.27 per share. The promissory note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the promissory note.

   At September 30, 1996, the principal outstanding under the promissory note was $300,000. On August 29, 1997, the Company paid the outstanding principal.

(b) On March 6, 1992, the Company entered into a note purchase agreement (the 'Agreement') with Connecticut Innovations Inc. ('CII'). Pursuant to the Agreement, as most recently amended August 2, 1993, the Company issued a senior secured note due March, 1998 in the principal amount of $450,000, bearing interest at the rate of 10 percent per annum, payable quarterly (the 'Senior Secured Note'). Under the terms of the Agreement, royalties were also due to CII on a percentage of sales ranging from 2 to 5 percent or a minimum quarterly guaranteed amount of $22,500, as to allow CII to receive a return on investment of 25 percent compounded quarterly. On July 20, 1994, CII granted the Company a full payment moratorium for the period December 1993 through May 1994. The interest accumulated during the moratorium is deferred until maturity of the note. In connection with the moratorium, the Company granted to CII a ten year warrant for 49,275 common shares at $0.27 per share. The warrants contained CII's standard terms, including anti-dilution protection and demand registration rights. The Senior Secured Note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the Senior Secured Note.

   On March 4, 1996, the Company paid the outstanding principal and related interest and royalties totaling $622,171. The related unamortized debt discount of $37,328 was recognized as a loss on the early extinguishment of debt.

(c) On April 13, 1992, the Company entered into a note and warrant purchase agreement in which a promissory note was issued to Connecticut Development Authority ('CDA') for $300,000.

   In connection with the note and warrant purchase agreement, the Company issued to CDA a detachable stock subscription warrant to purchase 129,305 shares of common stock, at $1.65 per share, and entered into a warrant put and call agreement, subject to the defined terms. The portion of the proceeds allocable to the warrant was accounted for as additional paid-in capital. The resulting discount was recorded as additional interest expense over the term of the promissory note. The warrant put and call agreement contained specific terms whereby CDA was able to put the warrants back to the Company for $100,000. During 1995, CDA waived its right to put the warrants to the Company which resulted in the reclassification of the put warrant obligation from liabilities to additional paid in capital.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT--(CONTINUED)

   The promissory note bore interest at the rate of 10 percent per annum, with interest payable monthly, maturing on May 1, 1998. On July 11, 1994, CDA granted the Company a full payment moratorium for the period May through July 1994 and requested interest payments only for the period August through December 1994. The interest accumulated during the moratorium was deferred until the maturity of the promissory note. In connection with the moratorium, the Company granted to CDA a ten year warrant for 29,452 common shares at $0.27 per share. The warrants carried all of CDA's standard terms, including anti-dilution protection and demand registration rights. The promissory note was discounted and additional paid-in capital was increased for the fair value of the warrant. The discount was recorded as additional interest expense over the remaining term of the promissory note.

   On March 4, 1996, the Company paid the outstanding principal and related interest totaling $201,886. The related unamortized debt discount relating to the warrant and the interest moratorium of $41,509, has been recognized as a loss on the early extinguishment of debt.

(d) On March 4, 1996 the Company entered into a term note agreement with First Union Bank of Connecticut in which a promissory note was issued in the principal amount of $1,175,000. The promissory note bears interest at a fixed rate of 8.35% per annum. Interest and principal are payable monthly and matures on August 1, 2003. In conjunction with this agreement, the Company was additionally extended a $1,000,000 line of credit, which was increased to $1,700,000 in March of 1998.

   The promissory note is collateralized by a first lien on all assets of Lifecodes and contains a number of financial covenants. As of September 30, 1997, the Company was in violation with certain debt covenants, for which the Company received a waiver.

   In March of 1998, the line of credit was increased to $1,700,000. In April, 1998, the Company entered into a term note agreement of $2,300,000 and a $1,000,000 revolving loan with First Union National Bank of Connecticut. The term note is payable in monthly installments through March 1, 2001, with a final balloon payment on April 2, 2001, while the termination date for the revolving loan commitment is May 31, 1999. The Company's interest rate on this term note is 8.39%, while interest on the revolving loan accrues at a floting rate equal to First Union's prime rate. In conjunction with the term note agreement, the Company refinanced $1,120,000 of its line of credit advances into the term note agreement.

(e) During 1996 and 1997, MDx entered into demand notes with related parties of approximately $800,000 and $815,000, respectively. At December 31, 1996 and 1997, there were $500,000 and $675,000 of demand notes outstanding, respectively. The Company's interest rate for the notes payable was 12% for all periods.

(f) In March 1996, the Company entered into a term note agreement of $116,753 with One Lambda, Inc. The promissory note is payable in monthly installments through September 1997. The balance at September 30, 1996 was $58,851. The promissory note was collateralized by certain assets of the Company purchased from One Lambda, Inc.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

5. LONG-TERM DEBT--(CONTINUED)
     Future minimum payments under these loan agreements at September 30, 1997 and March 31, 1998 (unaudited) are as follows:

                                           SEPTEMBER 30, 1997                   MARCH 31, 1998 (UNAUDITED)
                                  ------------------------------------     ------------------------------------
                                  PRINCIPAL     INTEREST      TOTAL        PRINCIPAL     INTEREST      TOTAL
                                  ----------    --------    ----------     ----------    --------    ----------
Within 1 year..................   $  842,856    $ 76,505    $  919,361     $1,102,858    $166,003    $1,268,861
1999...........................      167,856      62,489       230,345        327,850     136,025       463,875
2000...........................      167,856      48,473       216,329        327,850     115,297       443,147
2001...........................      167,856      34,457       202,313        807,874      74,433       882,307
2002...........................      167,856      20,441       188,297        167,856      13,433       181,289
Thereafter.....................      153,876       6,425       160,301         69,940       1,460        71,400
                                  ----------    --------    ----------     ----------    --------    ----------
Total..........................   $1,668,156    $248,790    $1,916,946     $2,804,228    $506,651    $3,310,879
                                  ----------    --------    ----------     ----------    --------    ----------
                                  ----------    --------    ----------     ----------    --------    ----------

6. STOCKHOLDERS' EQUITY

PREFERRED STOCK

     In September 1994, the Company sold to an investor 21,500 shares of convertible senior preferred stock at $10.00 per share for cash proceeds of $215,000. The preferred stock ranks senior to the Company's other equity securities, converts into two shares of common stock for each share of preferred, has voting power equivalent to the votes of the underlying common stock and has full anti-dilution protection.

COMMON STOCK

     In February 1996, the Company issued to investors and the chief executive officer 160,702 and 21,900 shares, respectively, of common stock in accordance with an agreement made in August 1993, which provided for the issuance of additional shares of common stock if certain sales targets were not met by the fiscal year ended September 30, 1996.

     In September 1997, the Company sold to its Chairman 80,300 shares of common stock with an estimated fair value of $2.69 per share for $2.60 per share. In return, the Company received cash proceeds of $2,200 and a promissory note in the amount of $206,800 which bears interest at a rate of 8% per annum. Per the terms of the note the first installment of interest is due on September 30, 1998 and the remaining interest and principal are due on September 30, 1999. As collateral for the note, the Company retains all of the shares of common stock purchased by the Chairman. Additional paid-in capital was increased to recognize the excess of fair value over the par value of the common shares. The difference between the fair value of the common stock sold and its issuance proceeds was recorded as compensation expense.

     During 1992 and 1995, the Company implemented Stock Option Plans (the 'Plans') which provide for grants of incentive and nonstatutory options to purchase up to 686,200 and 237,250 shares, respectively, of common stock at a purchase price equal to the fair market value at the date of grant. All stock options under the 1992 Plan were granted during 1992 through 1994. The options expire between five and ten years from the date of grant. All stock options under the 1995 Plan were granted during 1995 and expire five and ten years from the date of grant. Subject to the terms of the Plan, the Company may repurchase the shares issued at a price equal to the then fair market value. The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ('APB 25') and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equaled the fair value of the underlying stock on the date of grant, no compensation expense was recorded.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

6. STOCKHOLDERS' EQUITY--(CONTINUED)
     The Company applies Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' and other related interpretations in accounting for its stock option plans. No compensation expense has been recognized for these plans. Had compensation cost been determined based upon the fair value at grant date consistent with the accounting methodology prescribed under SFAS No. 123, 'Accounting for Stock Based Compensation,' the Company's pro forma net income (loss) and pro forma diluted earnings per share would have been reported as follows:

                                                                          YEAR ENDED SEPTEMBER 30,
                                                                      ---------------------------------
                                                                        1995        1996         1997
                                                                      --------    ---------    --------
Pro forma net income...............................................   $139,006    $(575,613)   $374,052
                                                                      --------    ---------    --------
Pro forma diluted earnings per share...............................   $   0.08    $   (0.32)   $   0.14
                                                                      --------    ---------    --------

     There were no options granted during 1996 or 1997. The weighted average fair value of options granted during 1995 were estimated to be $1.32 on the dates of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 0%, risk free interest rate of 6.82% and an expected life of 5 years, respectively.

     As of September 30, 1997 the 198,900 stock options outstanding have exercise prices between $5.00 and $5.50 and a weighted average remaining contractual life of 4.4 years.

     The following summarizes the transactions pursuant to the Plans for the years ended September 30, 1995, 1996, and 1997:

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                        SHARES     OPTION PRICE
                                                                        -------    ------------
Balance at October 1, 1994...........................................   642,035       $ 1.41
  Granted............................................................   237,250         1.40
  Canceled...........................................................   (32,850)        1.37
                                                                        -------       ------
Balance at September 30, 1995........................................   846,435         1.41
  Exercised..........................................................    (1,205)        1.37
  Canceled...........................................................   (44,420)        1.37
                                                                        -------       ------
Balance at September 30, 1996........................................   800,810         1.41
  Exercised..........................................................    (5,110)        1.37
  Canceled...........................................................   (14,965)        1.37
  Expired............................................................   (54,750)        1.51
                                                                        -------       ------
Balance at September 30, 1997........................................   725,985         1.40
                                                                        -------       ------
  Exercisable at September 30, 1997..................................   531,367         1.41
                                                                        -------       ------

  Warrants

     In connection with the issuance of the promissory note in 1991 referred to in Note 5(a), the Company has granted warrants to purchase 165,155 shares of common stock. The warrants expire May 1, 2002 and are exercisable at $1.82 a share. The fair value of the warrants when issued was estimated to be $150,000.

     In connection with the issuance of the promissory note in 1992 referred to in Note 5(c), the Company has granted warrants to purchase 129,305 shares of common stock. The warrants expire April 13, 2000 and are exercisable at $1.64 per share. The fair value of the warrants when issued was estimated to be $100,000.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

6. STOCKHOLDERS' EQUITY--(CONTINUED)
     In connection with interest and principal moratoriums in 1994 for debt referred to in Note 5(a), (b) and (c), the Company has granted warrants to purchase 100,627 shares of common stock, respectively. The warrants expire on September 26, 2004 and are exercisable at $0.27 per share. The fair value of the warrants when issued was estimated to be $126,817.

     On February 24, 1994, the Company issued a five-year stock warrant to an investor for 27,375 common shares at the warrant price of $1.37 per share in connection with the issuance of a short-term promissory note that has since been paid. The fair value of the warrant when issued was estimated to be $19,650.

  Earnings Per Common Share

     The following table represents the computation of basic and diluted earnings per common share:

                                                           YEARS ENDED                         SIX MONTHS    SIX MONTHS
                                          -----------------------------------------------         ENDED         ENDED
                                          SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,       MARCH 31,     MARCH 31,
                                              1995             1996             1997             1997           1998
                                          -------------    -------------    -------------      -----------    -----------
                                                                                             (UNAUDITED)    (UNAUDITED)
Basic Earnings (Loss) per Share:
Net income (net loss).................    $   178,839       $(575,613)      $   387,717     $  (102,609)   $   434,323
                                         -------------    -------------    -------------    -----------    -----------
                                         -------------    -------------    -------------    -----------    -----------
Weighted average common shares
  outstanding.........................      1,555,053       1,803,761         2,159,902       2,153,562      2,281,641
                                         -------------    -------------    -------------    -----------    -----------
Basic earnings (loss) per common
  share...............................    $      0.12       $   (0.32)      $      0.18     $     (0.05)   $      0.19
                                         -------------    -------------    -------------    -----------    -----------
                                         -------------    -------------    -------------    -----------    -----------
Diluted Earnings per Share:
Net income (net loss).................    $   178,839       $(575,613)      $   387,717     $  (102,609)   $   434,323
                                         -------------    -------------    -------------    -----------    -----------
                                         -------------    -------------    -------------    -----------    -----------
Weighted average common shares
  outstanding.........................      1,555,053       1,803,761         2,159,902       2,153,562      2,281,641
Common stock equivalents..............         80,501              --           389,941              --        700,920
Assumed conversion of preferred
  stock...............................        156,950              --           156,950              --        156,950
                                         -------------    -------------    -------------    -----------    -----------
Total weighted average common
  shares..............................      1,792,504       1,803,761         2,706,793       2,153,562      3,139,511
                                         -------------    -------------    -------------    -----------    -----------
Diluted earnings (loss) per common
  share...............................    $      0.10       $   (0.32)      $      0.14     $     (0.05)   $      0.14
                                         -------------    -------------    -------------    -----------    -----------
                                         -------------    -------------    -------------    -----------    -----------

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

7. INCOME TAXES

     There was no income tax expense or benefit recorded in the years ended September 30, 1995 and 1996. The Company recorded a provision for income taxes in the year ended September 30, 1997 of $173,730.

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows:

                                                                           1996        1997
                                                                         --------    --------
Net operating loss carryforwards......................................   $316,901    $116,153
Federal business credit carryforwards.................................    189,114          --
Accrued liabilities...................................................         --     325,114
Depreciation and amortization.........................................     20,000     131,689
Allowance for doubtful accounts.......................................     43,568      90,890
Other.................................................................         --       4,175
                                                                         --------    --------
                                                                          569,583     668,021
Less valuation allowance..............................................   (569,583)   (112,600)
                                                                         --------    --------
Deferred tax asset, net...............................................   $     --    $555,421
                                                                         --------    --------
                                                                         --------    --------

     The Company recorded a valuation allowance with respect to the tax benefits and loss carryforwards recorded as a deferred tax asset at September 30, 1996 due to the uncertainty of their ultimate realization. At September 30, 1997 the valuation allowance relates to the state net operating loss carryforwards of MDx which was an S corporation for federal income tax purposes. The valuation allowance was established by MDx due to the uncertainty of the realization of the state loss carryforwards.

     The provision for income taxes is different from the amount computed using applicable statutory federal rates for the following reasons:

                                                                                  1995        1996         1997
                                                                                 -------    ---------    --------
Income taxes (benefit) at federal statutory rates.............................   $60,805    $(195,708)   $190,893
Adjustment due to:
  S Corporation status of MDx.................................................        --    $ 299,841    $341,455
  Utilization of net operating loss carryforwards.............................   (29,000)    (199,737)   (260,648)
  Utilization of general business credits.....................................        --           --    (189,114)
  State taxes, net of Federal benefit.........................................        --       41,347      99,132
  Other.......................................................................   (31,805)      54,257      (7,988)
                                                                                 -------    ---------    --------
Income taxes..................................................................   $    --    $      --    $173,730
                                                                                 -------    ---------    --------
                                                                                 -------    ---------    --------

8. RELATED PARTY TRANSACTIONS

     In April 1992, the Company signed an agreement with FMC Corporation to conduct joint research and development programs designed to expand the applications of DNA analysis products to both the research and identity markets. Lifecodes provides the primary facilities and the scientific and/or technical effort as set forth in the agreement. FMC Corporation initially contributed $300,000 of equity capital and received 109,500 shares at $2.74 per share that have since expired. For each year ended September 30, 1995, 1996 and 1997, Lifecodes recognized $45,000, $22,500 and $22,500, respectively, of research funding under this agreement. The Company also purchases certain inventory items from FMC during fiscal 1995, 1996, 1997, and for the six month period ended March 31, 1998, which amounted to $59,494, $94,113 and $74,962, and respectively.

     During 1995 and 1996, the Company provided management services to an entity in which the Chief Executive Officer and other investors of the Company own an interest. Services include accounting, purchasing,

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

8. RELATED PARTY TRANSACTIONS--(CONTINUED) administration, and rental of office space. During 1996, the Company made various loans to this entity. As of December 31, 1996, all outstanding loans as of September 30, 1996 were paid. For the year ended September 30, 1996, the Company received $56,800 in management fees and rent which are reflected in the accompanying statement of operations as reductions in expense.

     Prior to the business combination, MDx sold all its eligible accounts receivable with limited recourse to Century II, Corp., whose chairman at that time was also MDx's Chairman and shareholder. At December 31, 1996, and December 31, 1997, $375,306, and $766,430 of receivables, respectively, were sold and were reflected as reductions of trade accounts receivable. Fees and discounting expense were recorded as operating expenses and totaled approximately $19,616 and 1996, and $117,712 in 1997.

     Prior to the business combination, MDx used Century II Staffing, Inc. as its provider for the provision of employees and services incidental to employee payroll, benefits, supervision and management. Century II Staffing, Inc. was owned by MDx's Chairman until January 1, 1997 when it was sold to an unrelated party. Total expenses incurred with Century II Staffing, Inc. for the leased employees were $506,695 in 1996 and $1,479,476 in 1997 and $845,233 for the six
month period ended March 31, 1998.

9. INVESTMENT IN AND ADVANCES TO AFFILIATE

     During fiscal 1997, through an arrangement with its Chief Executive Officer, the Company acquired a 40 percent interest in Medical Molecular Diagnostics GmbH ('MMD'). As part of the investment agreement, the Chief Executive Officer assumed the role of managing director of MMD and obtained veto power on all significant matters relating to its operations. The Company received a promissory note from its Chief Executive Officer in the principal amount of $150,000 bearing interest at 8% per annum, interest receivable annually and maturing on December 31, 2001. The promissory note contains a put and call feature set forth in the agreement. As security for the payment of the principal amount, the Company entered into an agreement transferring the Chief Executive Officer's business interest in MMD to the Company. As of September 30, 1997, the outstanding principal on the note was $104,097.

     During fiscal 1997, the Company made various loans to MMD totaling $469,398. In return, the Company received a promissory note in the principal amount of $350,000, bearing interest at 8% per annum, interest receivable annually and maturing on December 31, 2001 with the balance of $119,398 remaining as unsecured short-term advances. In conjunction with the loan agreement MMD qualified for reimbursement from Saxony Redevelopment Bank estimated at approximately $150,000. MMD has agreed to repay the Company any unsecured short-term advances outstanding upon receipt and release of the development money.

     At September 30, 1997, the Company had a trade receivable of $87,351 due from MMD which is included in accounts receivable on the supplemental consolidated balance sheet. Effective October 1, 1997, the Company increased its interest to 60 percent through the conversion of debt to equity.

10. EMPLOYEE BENEFIT PLAN

     Effective October 1, 1991, the Company established a retirement plan pursuant to Section 401(k) of the Internal Revenue Code, whereby employees over the age of 21 years with at least 12 months of service are eligible to contribute a percentage of their compensation to the plan, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary matching contribution by the Company. During the years ended September 30, 1996 and 1997, the Company's expense relating to the matching contributions amounted to $47,796 and $142,462, respectively. There was no matching contribution in 1995.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  Office Space and Laboratory Facilities

     The Company has long-term operating leases for office space and laboratory facilities in Stamford, Connecticut, Germantown, Maryland, Nashville, Tennessee, Buffalo, New York and Rochester, New York. The leases provide for monthly rental payments and, in addition, the Company is responsible for certain building and operating expenses of such facilities based upon its proportionate share of occupancy.

  Equipment and Automobiles

     The Company also leases certain office equipment and automobiles under operating leases which expire at various dates through 1999.

     During September 1997, the Company entered into an agreement to amend its long-term operating lease for approximately 7,595 square feet of new office space in Stamford, Connecticut. The additional space is scheduled for occupancy September 1, 1998, pending completion of construction. Commencing on the second month anniversary of the commencement date through and including April 30, 2002, the fixed annual rent will be increased by $106,880 per annum.

  Office Space and Laboratory Facilities

     On August 12, 1997, Cellmark Diagnostics extended the operating lease for office space and laboratory facilities in Germantown, Maryland to November 2007. Per terms of the new agreement, the available space will be increased from 8,956 to 16,361 square feet upon completion of scheduled leasehold improvements commencing in December 1997. The Landlord granted an improvement allowance of $196,332 to revitalize and expand the current facilities. A deferred liability was recorded in the amount of this improvement allowance which is being amortized against rent expense on a straight-line basis over the term of the lease. Rent expense is being charged to operations on a straight-line basis over the term of the lease.

     Future minimum rental payments for office space, equipment and automobiles under the above leases, are as follows:

YEAR ENDING SEPTEMBER 30,                                        AMOUNT
------------------------------------------------------------   ----------
1998........................................................   $  861,644
1999........................................................      975,341
2000........................................................      788,395
2001........................................................      904,045
2002........................................................      732,969
                                                               ----------
Total future minimum lease payments.........................   $4,262,394
                                                               ----------
                                                               ----------

     Annual rent expense under these leases for the years ended September 30, 1995, 1996 and 1997 were $288,315, $588,152, and $770,444, respectively.

CAPITAL LEASES

     The Company leases certain machinery and equipment costing $343,184 and $402,171 at September 30, 1996 and 1997, respectively, under capital lease agreements. Accumulated depreciation on this equipment was $68,317 and $176,517 at September 30, 1996 and 1997, respectively.

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     Minimum lease payments, including interest, under these capital leases at September 30, 1997 are as follows:

YEAR ENDING SEPTEMBER 30,                                        AMOUNT
------------------------------------------------------------   ----------
1998........................................................   $  135,347
1999........................................................      127,629
2000........................................................       86,064
                                                               ----------
Total minimum lease payments................................      349,040
Less amounts representing interest..........................       46,488
                                                               ----------
Present value of future minimum lease payments..............      302,552
Less current portion of obligations.........................      108,569
                                                               ----------
Obligations under capital leases, net of current portion....   $  193,983
                                                               ----------
                                                               ----------

     On December 9, 1991, the Company purchased certain patent rights and licenses from Genmark and the University of Utah Research Foundation (the 'University'). The patent rights purchased allow for the commercial development, use and sale of the patent rights.

     Included as part of the patent rights acquired are certain sublicense and distribution agreements assumed by the Company, which provide for royalty payments to be made to the Company based on net sales, as defined. In addition, Lifecodes has assumed the responsibility to pay the annual royalties due to the University over the life of the patent rights of seventeen years. The royalties are based upon a percentage of sales or a minimum guaranteed amount of $25,000 per year. For the years ended September 30, 1995, 1996 and 1997, Lifecodes paid $37,539, $72,968 and $119,638, respectively, in royalties to the University.

     On August 26, 1997, the MDx entered into a Licensing Agreement with Roche Molecular Service Sublicense Agreement with PE Applied Biosystems to perform PCR-based forensic testing. The sublicense agreement assumed by the Company provides for royalty payments to be made by the Company based on net sales, as defined. On September 10, 1997, MDx entered into a Licensing Agreement with Roche Molecular Systems to perform PCR-based paternity testing. The license agreement assumed by the Company, provides for royalty payments to be made by the Company based on net sales, as defined.

     The Company has claims against it arising out of the conduct of its business. The ultimate resolution of such matters, in the opinion of management, will not have a material effect on Lifecodes' financial statements. At September 30, 1997, the Company has accrued approximately $721,000 for domestic and foreign litigation.

     The Company has entered into agreements with four key executives and the Chief Executive Officer to provide them with certain compensation and benefits, including up to one year's salary upon termination. As of September 30, 1997, the Company's total potential payments under such severence agreements is approximately $400,000.

12. RECENT ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, 'Reporting Comprehensive Income' ('SFAS 130'), and No. 131, 'Disclosures About Segments of an Enterprise and Related Information' (SFAS 131), were issued in June 1997.

     SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as the other financial statements. Comprehensive income is defined as 'the

                     LIFECODES CORPORATION AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

12. RECENT ACCOUNTING PRONOUNCEMENTS--(CONTINUED) change in equity of a business during a period from transactions and other events and circumstances from non-owner sources.' It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. This statement is effective for fiscal years beginning after December 15, 1997.

     SFAS 131 establishes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements beginning after December 15, 1997.

     As the Company does not have material changes in equity other than from investments by owners and distributions to owners and operates in a single segment the implementation of both these standards are not expected to have a material effect on the Company.


13. ACQUISITIONS

     In February 1998, the Company acquired substantially all the assets of National Legal Laboratories ('NLL'), a division of Group Benefit Services, Inc. for cash and stock the value of which aggregated $807,000. NLL is a paternity testing laboratory, with contracts in seven Midwestern and Eastern states. NLL is located in Okemos, Michigan. The acquisition will be accounted for using the purchase method.

     In April 1998, the Company acquired all of the outstanding stock of International Support for Bone Marrow Drives, Ltd. ('ISBMD'), a provider of HLA testing services in Germany for cash and stock, the value of which aggregated $1,433,000. ISBMD arranges HLA testing to be performed for large marrow donor database organizations and contracts with a small group of specially selected laboratories in Germany and the United States to perform both DNA and serological HLA testing. The acquisition will be accounted for using the purchase method.

     In July 1998, the Company acquired substantially all of the assets of Helix Biotech Ltd. for cash and stock the value of which aggregated $1,203,200. Helix is a full service DNA testing laboratory servicing the Canadian market. The acquisition will be accounted for using the purchase method. In addition, Lifecodes will make monthly payments of $57,000 per month for up to 36 months depending upon the occurrence of certain events as set forth in the agreement.

     In July 1998, the Company entered into a letter of intent with GeneScreen, Inc. ('GeneScreen') of Dallas, Texas whereby the Company agreed to acquire the capital stock of GeneScreen for cash and Company stock valued at $12.5 million. GeneScreen is a provider of paternity testing services, primarily to the public testing market. The closing of the transaction is contingent upon the completion of an under written public offering of the Company's common stock.

                                  * * * * * *

                          INDEPENDENT AUDITORS' REPORT

Micro Diagnostics, Inc.
Nashville, Tennessee

We have audited the accompanying balance sheets of Micro Diagnostics, Inc. (the 'Company') as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

_____/s/ DELOITTE & TOUCHE LLP_____
     DELOITTE & TOUCHE LLP

Nashville, Tennessee
May 22, 1998

                            MICRO DIAGNOSTICS, INC.
                                 BALANCE SHEETS
           DECEMBER 31, 1996 AND 1997 AND MARCH 31, 1998 (UNAUDITED)

                                                                               DECEMBER 31,            MARCH 31,
                                                                         -------------------------       1998
                                                                            1996          1997        -----------
                                                                         ----------    -----------    (UNAUDITED)
                                                                                                       (NOTE 11)
                                ASSETS
Current assets:
  Cash................................................................   $      848    $    47,431    $    39,889
  Inventories.........................................................       93,847        249,918        184,346
  Prepaid expenses and other current assets...........................        7,967          5,509         21,153
                                                                         ----------    -----------    -----------
Total current assets..................................................      102,662        302,858        245,388
Property and equipment--net (Note 2)..................................      467,864        527,013        615,492
Other assets--net (Note 3)............................................       40,749         32,677         31,303
                                                                         ----------    -----------    -----------
Total.................................................................   $  611,275    $   862,548    $   892,183
                                                                         ----------    -----------    -----------
                                                                         ----------    -----------    -----------

               LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Accounts payable....................................................   $  324,825    $   607,837    $   522,045
  Accrued expenses and other current liabilities......................       51,384         94,629        119,908
  Current portion of obligations under capital lease (Note 8).........       31,345         68,480         74,821
  Notes payable (Note 4)..............................................      558,851        675,000        775,000
  Deferred revenue (Note 2)...........................................           --             --         99,000
  Advances from related party (Note 7)................................           --             --        150,000
                                                                         ----------    -----------    -----------
Total current liabilities.............................................      966,405      1,445,946      1,740,774
Obligations under capital lease (Note 8)..............................      226,757        157,987        138,345
                                                                         ----------    -----------    -----------
Total liabilities.....................................................    1,193,162      1,603,933      1,879,119
Commitments and contingencies (Note 8)
Stockholders' deficiency (Note 6):
  Common stock--no par value; 200,000, 1,000,000 and 1,000,000 shares authorized at December 31, 1996, 1997, and March 31, 1998
     respectively; 100,000, 273,000 and 273,000 shares issued and outstanding at December 31, 1996, 1997 and March 31, 1998,
     respectively.....................................................      300,000      1,165,000      1,165,000
  Notes receivable from stock sales...................................           --        (20,217)       (18,928)
  Accumulated deficit.................................................     (881,887)    (1,886,168)    (2,133,008)
                                                                         ----------    -----------    -----------
Total stockholders' deficiency........................................     (581,887)      (741,385)      (986,936)
                                                                         ----------    -----------    -----------
Total.................................................................   $  611,275    $   862,548    $   892,183
                                                                         ----------    -----------    -----------
                                                                         ----------    -----------    -----------

                       See notes to financial statements.

                            MICRO DIAGNOSTICS, INC.
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                                                                                                   (NOTE 11)
                                                                      YEARS ENDED               THREE MONTHS ENDED
                                                                      DECEMBER 31,                  MARCH 31,
                                                                ----------------------     --------------------------
                                                                  1996         1997           1997           1998
                                                                --------    ----------     -----------    -----------
                                                                                          (UNAUDITED)    (UNAUDITED)
Revenues (Note 9)............................................   $621,904    $2,963,633     $ 372,268      $ 773,932
Cost of revenues.............................................    797,925     2,601,818       413,477        697,050
                                                                --------    ----------    -----------    -----------
     Gross (loss) profit.....................................   (176,021)      361,815       (41,209)        76,882
Selling, general and administrative expenses.................    669,933     1,286,911       243,821        296,821
                                                                --------    ----------    -----------    -----------
Loss from operations.........................................    845,954       925,096       285,030        219,939
                                                                --------    ----------    -----------    -----------
Other income (expense):
  Interest expense...........................................    (38,553)      (83,234)      (16,665)       (27,932)
  Other income...............................................      2,620         4,049           711          1,031
                                                                --------    ----------    -----------    -----------
Net loss.....................................................   $881,887    $1,004,281     $ 300,984      $ 246,840
                                                                --------    ----------    -----------    -----------
                                                                --------    ----------    -----------    -----------

                       See notes to financial statements.

                            MICRO DIAGNOSTICS, INC.
           STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (NOTE 6)
                   YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
          FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)

                                                                            NOTES
                                                     COMMON STOCK         RECEIVABLE
                                                 ---------------------    FROM STOCK    ACCUMULATED
                                                 SHARES       AMOUNT        SALES         DEFICIT         TOTAL
                                                 -------    ----------    ----------    -----------    -----------
Issuance of common stock......................   100,000    $  300,000     $     --     $        --    $   300,000
  Net loss....................................        --            --           --        (881,887)      (881,887)
                                                 -------    ----------    ----------    -----------    -----------
Balance, December 31, 1996....................   100,000       300,000           --        (881,887)      (581,887)
  Issuance of common stock....................   173,000       865,000           --              --        865,000
  Notes receivable from stock sales...........        --            --      (20,217)             --        (20,217)
  Net loss....................................        --            --           --      (1,004,281)    (1,004,281)
                                                 -------    ----------    ----------    -----------    -----------
Balance, December 31, 1997....................   273,000     1,165,000      (20,217)     (1,886,168)      (741,385)
  Payment received for notes receivable
     (unaudited)..............................        --            --        1,289              --          1,289
  Net loss (unaudited)........................        --            --           --        (246,840)      (246,840)
                                                 -------    ----------    ----------    -----------    -----------
Balance, March 31, 1998 (unaudited) (Note
  11).........................................   273,000    $1,165,000     $(18,928)    $(2,133,008)   $  (986,936)
                                                 -------    ----------    ----------    -----------    -----------
                                                 -------    ----------    ----------    -----------    -----------

                       See notes to financial statements.

                            MICRO DIAGNOSTICS, INC.
                            STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                                                                                                      (NOTE 11)
                                                                                                     THREE MONTHS
                                                                YEARS ENDED DECEMBER 31,            ENDED MARCH  31,
                                                               ------------------------     --------------------------
                                                                  1996          1997           1997           1998
                                                               ---------    -----------    -----------    -----------
                                                                                           (UNAUDITED)    (UNAUDITED)
Operating activities:
  Net loss..................................................   $(881,887)   $(1,004,281)    $(300,984)     $(246,840)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      96,552        219,831        45,141         46,419
     Noncash interest expense...............................      14,118             --            --             --
  Net change in assets and liabilities:
     (Increase) decrease in inventories.....................     (93,847)      (156,071)      (13,197)        65,572
     (Increase) decrease in prepaid expenses and other
       current assets.......................................      (7,967)         2,458        (2,834)       (15,644)
     Decrease (increase) in other assets....................     (43,037)         2,580         2,580             --
     Increase (decrease) in accounts payable................     324,825        283,012       (39,964)       (85,792)
     Increase (decrease) in accrued expenses and other
       current liabilities..................................      51,384         43,245       (45,005)        25,279
     Advances from related party............................          --             --            --        150,000
                                                               ---------    -----------    -----------    -----------
       Net cash used in operating activities................    (539,859)      (609,226)     (354,263)       (61,006)
Investing activities:
  Purchases of property and equipment.......................    (318,144)      (273,488)      (51,046)       (34,524)
Financing activities:
  Proceeds from notes payable...............................     916,753        815,000        90,000        100,000
  Proceeds from issuance of common stock....................     300,000        844,783       750,000          1,289
  Payments on notes payable.................................    (357,902)      (698,851)     (290,000)            --
  Payments on capital lease obligations.....................          --        (31,635)      (19,308)       (13,301)
                                                               ---------    -----------    -----------    -----------
       Net cash provided by financing activities............     858,851        929,297       530,692         87,988
                                                               ---------    -----------    -----------    -----------
Net increase (decrease) in cash.............................         848         46,583       125,383         (7,542)
Cash, beginning of year.....................................          --            848           848         47,431
                                                               ---------    -----------    -----------    -----------
Cash, end of year...........................................   $     848    $    47,431     $ 126,231      $  39,889
                                                               ---------    -----------    -----------    -----------
                                                               ---------    -----------    -----------    -----------
Supplemental disclosures of cash flow information-- cash
  paid during the year for interest.........................   $  13,500    $    82,330     $  11,450      $  27,932
                                                               ---------    -----------    -----------    -----------
                                                               ---------    -----------    -----------    -----------
Supplemental disclosures of noncash flow information:
  Purchase of property and equipment included in obligations
     under capital lease....................................   $ 243,984    $        --     $      --      $      --
                                                               ---------    -----------    -----------    -----------
                                                               ---------    -----------    -----------    -----------
  Common stock issued in exchange for notes receivable......   $      --    $    23,000     $      --      $      --
                                                               ---------    -----------    -----------    -----------
                                                               ---------    -----------    -----------    -----------
  Nonmonetary assets exchanged..............................   $      --    $        --     $      --      $  99,000
                                                               ---------    -----------    -----------    -----------
                                                               ---------    -----------    -----------    -----------

                       See notes to financial statements.

                            MICRO DIAGNOSTICS, INC.
                         NOTES TO FINANCIAL STATEMENTS
 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Micro Diagnostics, Inc. (the 'Company') was incorporated in January 1996. The Company provides serologic and DNA testing services in the areas of 1) paternity testing for state, county and municipal child support agencies, 2) forensics casework testing for state and municipal law enforcement agencies, 3) convicted felon database profiling for state law enforcement agencies and 4) bone marrow donor screening for hospitals and donor centers throughout the United States and in certain foreign locations. The Company is accredited by the American Association of Blood Banks for paternity testing, the American Society for Histocompatibility and Immunogenetics for serologic and DNA based HLA testing, the National Forensic Sciences Training Center for DNA based forensic testing and by the Department of Health and Human Services, Health Care Financing Administration under the Clinical Laboratory Improvement Amendments Public Law 100-578 for interstate transportation of clinical samples. In addition, the Company is licensed by the Department of Health of the State of New York to perform DNA based paternity, forensic and HLA testing.

     Effective April 30, 1998, all of the Company's outstanding shares were acquired by Lifecodes Corporation ('Lifecodes'). The Company's shareholders received one Lifecodes' share for every 5.25 shares of the Company's stock. Notes payable to shareholders and advances from related party were converted to the Company's common stock at an exchange price of $5 per share and were included in the acquisition by Lifecodes. A total of 89,143 Lifecodes shares were issued in the transaction. The acquisition will be accounted for as a pooling of interests.

  Inventories

     Inventories, consisting principally of raw materials, are valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

  Depreciation and Amortization

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using an accelerated method over the estimated useful lives of the assets (five to seven years). Leasehold improvements are amortized on a straight-line basis over the term of the lease which is not in excess of the estimated useful life of the improvement.

  Other Assets

     Other assets, which consist primarily of organization costs, are generally being amortized over five years. The AICPA recently issued Statement of Position 98-5 ('SOP 98-5'), Reporting on the Costs of Start-Up Activities, which the Company is required to adopt effective January 1, 1999. SOP 98-5 requires that costs of start-up activities, including organization costs, be expensed as incurred. The adoption of SOP 98-5 on January 1, 1999 will result in the write-off of organization costs expected to approximate $14,000.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            MICRO DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Revenue Recognition

     Revenue is recognized when testing services are provided to the customer.

  Income Taxes

     The Company has elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the current federal taxable income of the Company is allocated to the stockholders who are responsible for the payment of federal taxes thereon. State income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the asset and liability approach requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

  Accounting for Stock-Based Compensation

     The Company accounts for its stock-based compensation arrangements under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, whereby companies may elect to account for stock-based compensation using a fair value based method or the intrinsic value method prescribed in Accounting Principles Board ('APB') Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123 requires that companies electing to use the intrinsic value method make pro forma disclosure of net income as if the fair value based method of accounting had been applied.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                                     1996        1997
                                                                                   --------    --------
Leasehold improvements..........................................................   $  4,030    $  6,935
Furniture, fixtures and equipment...............................................    314,114     584,697
Furniture, fixtures and equipment under capital lease...........................    243,984     243,984
                                                                                   --------    --------
  Total.........................................................................    562,128     835,616
  Less accumulated depreciation and amortization................................     94,264     308,603
                                                                                   --------    --------
  Property and equipment--net...................................................   $467,864    $527,013
                                                                                   --------    --------
                                                                                   --------    --------

     Included in furniture, fixtures and equipment is $99,000 of lab equipment at March 31, 1998 which is restricted under an agreement with an unrelated party. Under the terms of the agreement, the Company will test and evaluate the equipment for the unrelated party. Based on the terms of the agreement, the equipment may be returned to the unrelated party. A corresponding amount has been recorded in deferred revenue on the balance sheet as of March 31, 1998.

3. OTHER ASSETS

     Other assets consist of the following:

                                                                                     1996        1997
                                                                                   --------    --------
Organizational costs--net of accumulated amortization of $2,288 and $7,780 at
  December 31, 1996 and 1997, respectively......................................   $ 25,169    $ 19,677
Security deposits...............................................................     15,580      13,000
                                                                                   --------    --------
Other assets--net...............................................................   $ 40,749    $ 32,677
                                                                                               --------
                                                                                   --------    --------
                                                                                   --------

                            MICRO DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

4. NOTES PAYABLE

     Notes payable consist of the following:

                                                                                     1996        1997
                                                                                   --------    --------
Demand notes from stockholders..................................................   $500,000    $675,000
Term note agreement.............................................................     58,851          --
                                                                                   --------    --------
Notes payable...................................................................   $558,851    $675,000
                                                                                   --------    --------
                                                                                   --------    --------


     The Company's interest rate for demand notes from shareholders was 12% as of December 31, 1996 and 1997. The notes can be converted to common stock at the conversion rate of 1 share for each $5 of notes outstanding.

     The notes were subsequently converted into the Company's common stock at the rate of $5 per share and exchanged for Lifecodes shares in connection with the acquisition discussed in Note 1.

     In March 1996, the Company entered into a term note agreement of $116,753 with One Lambda, Inc. The term note agreement was payable in monthly installments through September 1997. The term note agreement was collateralized by certain assets of the Company purchased from One Lambda, Inc.

5. INCOME TAXES

     Deferred income tax assets as of December 31, 1996 and 1997 were approximately $52,700 and $112,600, respectively, consisting primarily of net operating loss carryforwards. The Company recorded a valuation allowance of approximately $52,700 and $112,600 during 1996 and 1997, respectively, for the full amount of the deferred tax assets due to the uncertainty of their realization. At December 31, 1996 and 1997, the Company had approximately $869,000 and $1,848,000, respectively, of net operating loss carryforwards for state tax purposes which begin to expire in 2011.

6. STOCKHOLDERS' DEFICIENCY

  Common Stock

     From time to time the Company offers shares of common stock to its employees, officers, directors and outside investors. The amounts disclosed in the table below and throughout the accompanying financial statements and notes thereto reflect a 100:1 stock split that occurred in October 1996.

                                                              YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                                       1996                             1997
                                           -----------------------------    -----------------------------
                                                     AVERAGE                          AVERAGE
                                           SHARES     PRICE     PROCEEDS    SHARES     PRICE     PROCEEDS
                                           ------    -------    --------    ------    -------    --------
Employees...............................   20,000     $  --     $     --    23,000     $5.00     $115,000
President...............................   20,000        --           --        --        --           --
Chairman................................   30,000      5.00      150,000    80,000      5.00      400,000
Investors...............................   30,000      5.00      150,000    70,000      5.00      350,000
                                                                --------                         --------
                                                                $300,000                         $865,000
                                                                --------                         --------
                                                                --------                         --------

     The shares issued to the President and an employee in 1996 were issued in accordance with the original incorporation agreement. All subsequent shares were issued for $5.00 per share upon authorization by the Board of Directors.

                            MICRO DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

6. STOCKHOLDERS' DEFICIENCY--(CONTINUED)
     Included in stockholders' deficiency at December 31, 1997 is $20,217 of notes receivable from shareholders taken in connection with such shareholders' purchase of the Company's common stock during 1997. The notes are full recourse promissory notes bearing interest at 8% and are collateralized by the stock issued. Interest is payable weekly and principal is due from June 1997 through June 2001.

  Stock Options

     In 1997, the Board of Directors adopted a stock option plan and awarded 23,000 warrants to senior management. Each warrant entitles the holder to purchase one share of common stock at a price of $.01 subject to certain conditions as described in the stock option plan. The warrants were to expire on June 30, 2007. Compensation expense related to such warrants was not material to the financial statements for the year ended December 31, 1997.

     In April 1998, the Company rescinded the 23,000 warrants. Accordingly, the pro forma effect of disclosures required by SFAS No. 123 was not material to the financial statements for the year ended December 31, 1997.

7. RELATED PARTY TRANSACTIONS

     In June 1996, the Company entered into an agreement to sell all its eligible accounts receivable, with limited recourse, to Century II Corp., whose Chairman is also the Company's Chairman and shareholder. At December 31, 1996 and 1997, $375,306 and $764,430 of outstanding receivables, respectively, were sold under the agreement and were reflected as reductions of trade accounts receivable. Fees and discounting expense were recorded as operating expenses and totaled approximately $19,616 in 1996 and $117,712 in 1997. In March and April 1998, Century II Corp. provided $150,000 and $50,000, respectively, of advances to the Company (See Note 10).

     The Company uses Century II Staffing, Inc. as its provider of employees and services incidental to employee payroll, benefits, supervision and management. Century II Staffing, Inc. was owned by the Company's Chairman until January 1, 1997 when it was sold to an unrelated party. Total expenses paid to Century II Staffing, Inc. for the leased employees and related services were $506,692 and $1,479,476 in 1996 and 1997, respectively.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Office Space and Laboratory Facilities--The Company has operating leases for office space and laboratory facilities in Nashville, Tennessee, Buffalo, New York and Rochester, New York. Lease terms generally cover periods from one year to five years. The leases provide for monthly rental payments and, in addition, the Company is responsible for certain building and operating expenses of such facilities based upon its proportionate share of occupancy.

                            MICRO DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

8. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     Future minimum rental payments for office space and laboratory facilities under these leases at December 31, 1997, are as follows:

YEAR ENDING DECEMBER 31,                                                             AMOUNT
--------------------------------------------------------------------------------   ----------
1998............................................................................   $  155,345
1999............................................................................      150,895
2000............................................................................       23,130
2001............................................................................      138,780
2002............................................................................      138,780
Thereafter......................................................................      393,210
                                                                                   ----------
Total future minimum lease payments.............................................   $1,000,140
                                                                                   ----------
                                                                                   ----------

     Annual rent expense under these leases for the years ended December 31, 1996 and 1997 was $125,298 and $155,255, respectively.

  Capital Leases

     In connection with the operating lease of the Nashville, Tennessee facility, the Company received the use of furniture, fixtures and equipment which the Company has capitalized totaling $243,984 at December 31, 1996 and 1997. Accumulated depreciation on the furniture, fixtures and equipment was $51,365 and $132,468 at December 31, 1996 and 1997, respectively. These amounts are included in property and equipment (See Note 2).

     Future minimum lease payments, including interest, under these capital leases at December 31, 1997 are as follows:

YEAR ENDING DECEMBER 31,                                                              AMOUNT
----------------------------------------------------------------------------------   --------
1998..............................................................................   $ 92,263
1999..............................................................................     96,375
2000..............................................................................     80,312
                                                                                     --------
Total future minimum lease payments...............................................    268,950
Less amount representing interest.................................................    (42,483)
                                                                                     --------
Present value of net minimum lease payments.......................................    226,467
Less current maturities...........................................................    (68,480)
                                                                                     --------
Long-term obligations under capital lease.........................................   $157,987
                                                                                     --------
                                                                                     --------

  Patent and License Agreement

     On August 26, 1997, the Company entered into a Commercial Service Sublicense Agreement with PE Applied Biosystems to perform PCR-based forensic testing. The sublicense agreement assumed by the Company provides for royalty payments to be made by the Company based on net sales, as defined.

     On September 10, 1997, the Company entered into a Licensing Agreement with Roche Molecular Systems, Inc. to perform PCR-based paternity testing. The license agreement assumed by the Company provides for royalty payments to be made by the Company based on net sales, as defined.

                            MICRO DIAGNOSTICS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 YEARS ENDED DECEMBER 31, 1996 AND 1997 AND THE THREE MONTH PERIODS ENDED MARCH
              31, 1997 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

8. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
  Compensation Agreements

     In January 1996, the Company entered into agreements with two key executives to provide them with certain compensation and benefits, including up to six months' salary upon termination. All agreements are similar in nature and were approved by the Board of Directors in March 1996.

9. MAJOR CUSTOMERS

     The Company had one major customer in 1996 and two major customers in 1997, which individually accounted for 10% or more of net sales. Net sales to these customer(s) represented approximately 54% and 39% of net sales for the years ended December 31, 1996 and 1997, respectively.

10. SUBSEQUENT EVENTS

     During April 1998, the Company rescinded all of its 23,000 outstanding common stock warrants (See Note 6).

     Effective April 30, 1998, the Company repurchased accounts receivable that it had sold previously to Century II Corp. (See Note 7). The receivables were purchased at their net invoice value of $1,117,141 and had no statement of operations impact. In addition, the Company issued a $200,000 demand note to Century II Corp. for advances received previously.

     Effective April 30, 1998, the Company was acquired by Lifecodes in which the Company was merged directly into Lifecodes (See Note 1).

11. UNAUDITED FINANCIAL STATEMENTS

     The balance sheet of the Company as of March 31, 1998, and the statements of operations, stockholders' deficiency, and cash flows for the quarters ended March 31, 1998 and 1997 have been prepared by the Company without an audit. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year.

                                  * * * * * *

                          INDEPENDENT AUDITORS' REPORT

International Support for Bone Marrow Drives, Ltd.

We have audited the accompanying balance sheet of International Support for Bone Marrow Drives, Ltd. (the 'Company') as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of International Support of Bone Marrow Drives, Ltd. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
June 19, 1998

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                                 BALANCE SHEETS
                DECEMBER 31, 1997 AND MARCH 31, 1998 (UNAUDITED)


                                                                                DECEMBER 31, 1997    MARCH 31, 1998
                                                                                -----------------    --------------
                                                                                                       (UNAUDITED)
                                    ASSETS
Current assets:
  Cash and cash equivalents...................................................      $   526,847        $    406,427
  Accounts receivable.........................................................          591,540             898,919
  Refundable income taxes.....................................................                0              21,960
  Prepaid expenses and other current assets...................................            6,906               6,906
                                                                                 -----------------    --------------
     Total current assets.....................................................        1,125,293           1,334,212
Deferred tax assets...........................................................           31,900              31,900
                                                                                 -----------------    --------------
Total assets..................................................................      $ 1,157,193        $  1,366,112
                                                                                 -----------------    --------------
                                                                                 -----------------    --------------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable............................................................      $ 1,327,844        $  2,271,301
  Accrued expenses............................................................           68,017               7,760
  Income taxes payable........................................................          136,977                   0
                                                                                 -----------------    --------------
     Total current liabilities................................................        1,532,838           2,279,061
                                                                                 -----------------    --------------

                        COMMITMENTS AND CONTINGENCIES
Stockholders' deficit:
  Common stock ($1 par value, 100,000 shares authorized, shares issued and
     outstanding).............................................................              200                 200
  Retained earnings...........................................................          154,255             194,871
  Notes receivable--stockholders..............................................         (530,100)         (1,108,020)
                                                                                 -----------------    --------------
     Total stockholders' deficit..............................................         (375,645)           (912,949)
                                                                                 -----------------    --------------
Total liabilities and stockholders' deficit...................................      $ 1,157,193        $  1,366,112
                                                                                 -----------------    --------------
                                                                                 -----------------    --------------

                       See notes to financial statements.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1997, AND THE
             THREE MONTHS ENDED MARCH 31, 1997 AND 1998 (UNAUDITED)



                                                                                             THREE MONTHS ENDED
                                                                    YEAR ENDED        --------------------------------
                                                                 DECEMBER 31, 1997    MARCH 31, 1997     MARCH 31, 1998
                                                                 -----------------    --------------     --------------
                                                                                       (UNAUDITED)        (UNAUDITED)
Revenues......................................................      $ 4,824,421          $704,722         $1,766,038
Cost of revenues..............................................        3,523,032           482,270          1,298,088
                                                                 -----------------    --------------    --------------
     Gross profit.............................................        1,301,389           222,452            467,950
Other costs and expenses:
  General and administrative..................................          737,753           246,806            423,010
  Equity in losses on investment in Medical Molecular
     Diagnostics GmbH.........................................           68,975                 0                  0
  Write off of amounts due from
     Marco International, Inc.................................           64,500            63,108                  0
                                                                 -----------------    --------------    --------------
Income (loss) from operations.................................          430,161           (87,372)            44,940
Other income--net:
  Interest income.............................................           34,944            18,366             20,676
  Other income................................................            2,500             2,500                  0
                                                                 -----------------    --------------    --------------
Income (loss) before income taxes.............................          467,605           (66,506)            65,616
Provision for income taxes (income tax benefit)...............          190,900           (27,100)            25,000
                                                                 -----------------    --------------    --------------
Net income (loss).............................................      $   276,705          $(39,406)        $   40,616
                                                                 -----------------    --------------    --------------
                                                                 -----------------    --------------    --------------

                       See notes to financial statements.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
   FOR THE YEAR ENDED DECEMBER 31, 1997 AND THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                         COMMON STOCK                        NOTES            TOTAL
                                                       ----------------    ACCUMULATED    RECEIVABLE-     STOCKHOLDERS'
                                                       SHARES    AMOUNT      DEFICIT      STOCKHOLDERS       DEFICIT
                                                       ------    ------    -----------    ------------    -------------
Balance, January 1, 1997............................     200      $200      $(122,450)    $   (230,293)     $(352,543)
  Net income........................................                          276,705                         276,705
  Increase in notes receivable--stockholders........                                          (299,807)      (299,807)
                                                       ------    ------    -----------    ------------    -------------
Balance, December 31, 1997..........................     200       200        154,255         (530,100)      (375,645)
  Net income (unaudited)............................                           40,616                          40,616
  Increase in notes receivable--stockholders
     (unaudited)....................................                                          (577,920)      (577,920)
                                                       ------    ------    -----------    ------------    -------------
Balance, March 31, 1998 (unaudited).................     200      $200      $ 194,871     $ (1,108,020)     $(912,949)
                                                       ------    ------    -----------    ------------    -------------
                                                       ------    ------    -----------    ------------    -------------

                       See notes to financial statements.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                           STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997,
         AND THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 (UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                           YEAR ENDED     --------------------------
                                                                           DECEMBER 31,    MARCH 31,      MARCH 31,
                                                                              1997           1997           1998
                                                                          ------------    -----------    -----------
                                                                                          (UNAUDITED)    (UNAUDITED)
Operating activities:
  Net income (loss)....................................................    $  276,705      $ (39,406)    $    40,616
  Adjustments to reconcile net income to net cash provided by operating activities:
     Equity in loss on investment in Medical Molecular Diagnostics
       GmbH............................................................        68,975                              0
     Write-off of amounts due from
       Marco International, Inc........................................        64,500         63,018               0
     Deferred income tax benefit.......................................       (28,100)             0               0
     Net change in operating assets and liabilities:
       Increase in accounts receivable.................................       (77,313)       (45,851)       (307,379)
       Increase in refundable income taxes.............................             0              0         (21,960)
       Increase in prepaid expenses and other current assets...........        (6,381)        (6,381)              0
       Increase (decrease) in accounts payable.........................        80,839        (72,675)        943,457
       Increase (decrease) in accrued expenses and other current
          liabilities..................................................        57,373         20,431         (60,257)
       Increase (decrease) in accrued income taxes.....................       108,009        (76,107)       (136,977)
                                                                          ------------    -----------    -----------
Net cash provided by (used in) operating activities....................       544,607       (156,971)        457,500
                                                                          ------------    -----------    -----------
Investing activities:
  Investment in Medical Molecular Diagnostics GmbH.....................       (68,975)       (21,904)              0
  Loans provided to Marco International, Inc...........................       (64,500)       (63,018)              0
                                                                          ------------    -----------    -----------
Net cash used in investing activities..................................      (133,475)       (84,922)              0
                                                                          ------------    -----------    -----------
Financing activities--Loans provided to stockholders...................      (299,807)       (67,939)       (577,920)
                                                                          ------------    -----------    -----------
Net increase (decrease) in cash and cash equivalents...................       111,325       (309,832)       (120,420)
Cash and cash equivalents, beginning...................................       415,522        415,522         526,847
                                                                          ------------    -----------    -----------
Cash and cash equivalents, end.........................................    $  526,847      $ 105,690     $   406,427
                                                                          ------------    -----------    -----------
                                                                          ------------    -----------    -----------
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest.............................    $        0      $       0     $         0
  Cash paid during the period for income taxes.........................    $   81,340      $   5,250     $   184,000

                       See notes to financial statements.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997
           AND THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization--International Support for Bone Marrow Drives, Ltd. ('ISBMD' or the 'Company') is a provider of genetic typing of potential donors of bone marrow. The Company is headquartered in High Point, North Carolina with operations in the United States and Germany.

Cash and Cash Equivalents--The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

     Investment in Affiliate--The Company's investment in Medical Molecular Diagnostics GmbH ('MMD') is accounted for by the equity method. Beginning in October 1997, the Company's ownership percentage in MMD exceeded 20%.

     Revenue Recognition--Revenue is recognized when results are shipped and/or services are provided to the customer.

     Income Taxes--Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Statements--The accompanying balance sheet as of March 31, 1998 and the statements of operations and cash flows for the three months ended March 31, 1997 and 1998 are unaudited but, in the opinion of management, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. Results for interim periods are not necessarily indicative of results for the entire year.

2. RELATED PARTY TRANSACTIONS

     Professor Dr. Gerhard Ehninger, one of the 50% owners of the Company, is a director of Deutsche Knochenmarkspenderdatei gemeinnuetzige GMBH ('DKMS'). ISBMD's revenues from services provided to DKMS were $4,824,421 and $1,766,038, representing 100% of net sales, for the year ended December 31,1997 and the three months ended March 31,1998, respectively. Amounts receivable from DKMS as of December 31, 1997 and March 31, 1998 were $591,549 and $898,919, respectively. Consulting fees of $24,000 and $6,000 were paid in 1997 and the period ended March 31, 1998 respectively, to Claudia Rutt, Director, of DKMS.

     Consulting fees were paid in 1997 to Claude L. Buller and Professor Dr. Gerhard Ehninger, each 50% owner of the Company, of $213,800 and $81,205, respectively. For the three months ended March 31,1998, Mr. Buller and Professor Dr. Ehninger received $147,547 and $179,920, respectively. In addition, consulting fees relating to services provided by Ulf Ehninger, nephew of Professor Dr. Gerhard Ehninger, in 1997 of $38,033 remained in accrued expenses at December 31, 1997. For the three months ended March 31, 1998, Ulf Ehninger earned $16,570.

     During 1997, the Company loaned $299,807 to Mr. Buller at 8% interest. The total notes receivable of $530,100 as of December 31, 1997 were secured by Lifecodes Corporation ('Lifecodes') stock subsequent to year end (see Note 7). Notes receivable from Professor Dr. Ehninger were $0 as of December 31, 1997. During the three months ended March 31, 1998, the Company loaned Mr. Buller and Professor Dr. Gerhard $11,292 and $566,628, respectively. The entire notes receivable amount is subject to forgiveness if certain post acquisition operational results are met.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
           AND THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)

2. RELATED PARTY TRANSACTIONS--(CONTINUED)
     Loans were made to Marco International, Inc. ('Marco') in the amount of $64,500 during 1997. The notes had an imputed interest rate of 8% but no interest income was accrued during 1997 due to valuation issues. Marco is a related party as Mr. Buller is the president of Marco and became a controlling stockholder of Marco on April 1, 1997. These loans were written off as of December 31, 1997 due to deemed insolvency of Marco. As of December 31, 1996, loan to Marco aggregating $440,107 of principal and accrued interest were written off due to the insolvency of Marco.

3. INVESTMENT IN AND ADVANCES TO AFFILIATE

     In October, 1997, the Company invested $47,071 in MMD (see Note 1), increasing its ownership interest to approximately 30%. The Company's share of MMD's losses for 1997 exceeded the Company's investment in MMD. Therefore, the investment in MMD as of December 31, 1997 is $0 as the Company is not committed beyond its original investment. Certain owners of MMD are also owners of the Company or officers of Lifecodes.

4. INCOME TAXES

     The components of income tax expense (benefits) is as follows:

                                                                             PERIOD ENDED
                                                                      ---------------------------
                                                                      DECEMBER 31,      MARCH 31,
                                                                          1997           1998
                                                                      ------------    -----------
                                                                                      (UNAUDITED)
Current:
  Federal..........................................................     $195,900        $23,300
  State............................................................       23,100          1,700
                                                                      ------------    -----------
Total..............................................................      219,000         25,000
Deferred benefit...................................................      (28,100)            --
                                                                      ------------    -----------
Income tax expense (benefit).......................................     $190,900        $25,000
                                                                      ------------    -----------
                                                                      ------------    -----------

     The provision for income taxes is different from the amount computed using the applicable statutory federal rate of 34% as follows:

                                                                             PERIOD ENDED
                                                                      ---------------------------
                                                                      DECEMBER 31,     MARCH 31,
                                                                          1997          1998
                                                                      ------------    -----------
                                                                                      (UNAUDITED)
Income taxes at federal statutory rate.............................     $159,000        $23,400
Adjustment due to:
  State taxes, net of Federal benefit..............................       15,200          1,200
  Other............................................................       16,700            400
                                                                      ------------    -----------
Income tax expense (benefit).......................................     $190,900        $25,000
                                                                      ------------    -----------
                                                                      ------------    -----------

     The tax effect of temporary differences that give rise to deferred tax assets as of December 31, 1997 and March 31, 1998 primarily related to losses on its investment in MMD and certain interest that are not currently deductible.

               INTERNATIONAL SUPPORT FOR BONE MARROW DRIVES, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
           AND THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)

5. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Office Space and Equipment--The Company has operating leases for office space and office equipment in High Point, NC. The leases provide for monthly rental payments and, in addition, the Company is responsible for certain building and operating expenses of such facilities based upon its proportionate share of occupancy. The leases expire in June 1998. Future committed lease payments are $3,150.

     Annual rent expense under these leases for the year ended December 31, 1997 was $8,163.

6. RECENT ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, 'Reporting Comprehensive Income' ('SFAS 130'), and No. 131, 'Disclosures About Segments of an Enterprise and Related Information' (SFAS 131), were issued in June 1997.

     SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as the other financial statements. Comprehensive income is defined as 'the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources.' It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. This statement is effective for fiscal years beginning after December 15, 1997.

     SFAS 131 establishes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements beginning after December 15, 1997.

     As the Company does not have material changes in equity and operates in a single segment, the implementation of both these standards are not expected to have a material effect on the Company.

7. SUBSEQUENT EVENTS

     In April 1998, Lifecodes acquired all of the outstanding stock of ISBMD. Prior to the acquisition, Lifecodes laboratories processed less than 10% of the specimens originated by ISBMD. Lifecodes laboratories are now performing an increasing share of this testing.

                                 * * * * * * *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Stockholders of GeneScreen, Inc.:

We have audited the accompanying consolidated balance sheets of GeneScreen, Inc. and subsidiaries (the 'Company') at December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of GeneScreen, Inc. and subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 26, 1998

                       GENESCREEN, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,           MARCH 31,
                                                                                       ------------------------    -----------
                                                                                          1996          1997          1998
                                                                                       ----------    ----------    -----------
                                                                                                                   (UNAUDITED)
                                       ASSETS
Current Assets:
  Cash..............................................................................   $  509,841    $   22,268    $   147,256
  Accounts receivable--net (Notes 4 and 7)..........................................    1,305,245     2,251,013      2,408,634
  Laboratory materials and supplies (Note 7)........................................      221,951       334,630        394,630
  Prepaids and other assets.........................................................       17,173         5,581          6,874
                                                                                       ----------    ----------    -----------
          Total current assets......................................................    2,054,210     2,613,492      2,957,394
Property And Equipment--Net (Notes 5 and 7).........................................      752,094       850,016        771,909
Deferred Production Process Costs--Net (Note 3).....................................      171,257        40,515         36,567
Intangible Assets--Net (Note 6).....................................................      210,963       133,848        126,232
Investment In Discontinued Operations (Note 2)......................................    1,217,635       708,477        719,778
                                                                                       ----------    ----------    -----------
Total...............................................................................   $4,406,159    $4,346,348    $ 4,611,880
                                                                                       ----------    ----------    -----------
                                                                                       ----------    ----------    -----------
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Note payable--bank (Note 7).......................................................   $       --    $1,000,000    $ 1,170,000
  Current portion of long--term debt (Note 7).......................................      176,258            --             --
  Accounts payable..................................................................      498,614     1,204,586      1,410,262
  Accrued compensation..............................................................      228,881       251,758        152,927
  Other accrued liabilities (Note 8)................................................      342,079       349,776        517,384
  Deferred revenue..................................................................       76,979       142,917        117,667
                                                                                       ----------    ----------    -----------
          Total current liabilities.................................................    1,322,811     2,949,037      3,368,240
Long-term Debt And Other--Net of current portion (Note 7)...........................       87,285         8,250          8,250
Commitments And Contingencies (Note 8)..............................................
Stockholders' Equity (Notes 10 and 11):
  Convertible preferred stock, Series A, $.05 par value; 350,000 shares authorized, issued and outstanding (liquidation preference of $1,289,000 at December 31,
     1997, and $1,307,000 at March 31, 1998)........................................       17,500        17,500         17,500
  Convertible preferred stock, Series B, $.05 par value; 700,000 shares authorized;
     691,723 shares issued and outstanding (liquidation preference of $2,450,000 at
     December 31, 1997, and $2,496,000 at
     March 31, 1998)................................................................       34,586        34,586         34,586
  Common stock, $.01 par value; 10,000,000 shares authorized; 2,618,817 shares issued at December 31, 1996, and 2,619,497 shares issued at December 31, 1997,
     and March 31, 1998.............................................................       26,188        26,196         26,196
Additional paid-in capital..........................................................    7,695,236     7,695,408      7,695,408
Accumulated deficit.................................................................   (4,652,447)   (6,299,290)    (6,452,961)
Treasury stock--53 common shares....................................................                        (22)           (22)
Notes receivable--stockholders......................................................     (125,000)      (85,317)       (85,317)
                                                                                       ----------    ----------    -----------
     Total stockholders' equity.....................................................    2,996,063     1,389,061      1,235,390
                                                                                       ----------    ----------    -----------
Total...............................................................................   $4,406,159    $4,346,348    $ 4,611,880
                                                                                       ----------    ----------    -----------
                                                                                       ----------    ----------    -----------

                See notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEARS ENDED                         THREE MONTHS ENDED
                                            --------------------------------------------    --------------------------
                                             DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
                                                 1995            1996            1997           1997           1998
                                             ------------    ------------    ------------    -----------    -----------
                                                                                            (UNAUDITED)    (UNAUDITED)
Net revenues:
  Paternity testing......................    $6,565,905      $6,675,218     $  7,727,082    $ 1,739,302    $ 2,467,032
  Genetic testing........................       725,444       1,875,732        3,283,478        639,736        876,164
  Forensic testing.......................       136,622         276,996          206,013         47,370         62,727
                                            ------------    ------------    ------------    -----------    -----------
          Total net revenues.............     7,427,971       8,827,946       11,216,573      2,426,408      3,405,923
Costs and expenses:
  Cost of testing revenues:
     Salaries and benefits...............     1,650,128       1,790,973        2,523,149        478,914        780,957
     Laboratory supplies.................     1,679,043       2,524,431        3,676,343        638,363      1,043,414
     Drawing costs.......................       865,781       1,023,146        1,432,954        298,305        468,096
     Royalties...........................         7,232          59,216           60,388         20,000         24,081
     Depreciation--lab equipment.........       118,733         143,000          264,793         60,605         69,810
     Facility allocation.................       236,858         227,797          320,587         75,122         99,258
                                            ------------    ------------    ------------    -----------    -----------
          Total cost of testing
            revenues.....................     4,557,775       5,768,563        8,278,214      1,571,309      2,485,616
  Operating expenses:
     Research and development (Note 3)...       101,106              --          651,595         43,390         40,850
     Other salaries and benefits.........     1,439,554       1,552,883        1,645,519        416,406        531,364
     Advertising and marketing...........       100,188         104,863          187,792         19,862         46,894
     General and administrative..........       660,648         908,610        1,129,522        243,159        249,284
     Depreciation--non-lab
       equipment.........................        50,885          52,345          105,682         25,974         29,462
     Amortization--intangible assets.....       189,441         202,225          113,128         32,665         21,083
                                            ------------    ------------    ------------    -----------    -----------
          Total operating expenses.......     2,541,822       2,820,926        3,833,238        781,456        918,937
                                            ------------    ------------    ------------    -----------    -----------
            Total costs and expenses.....     7,099,597       8,589,489       12,111,452      2,352,765      3,404,553
                                            ------------    ------------    ------------    -----------    -----------
Operating income (loss)..................       328,374         238,457         (894,879)        73,643          1,370
Other income (expense):
  Interest expense.......................       (87,953)        (38,174)         (22,597)        (4,532)       (26,638)
  Rent and other income..................            --          40,190           16,486          5,458             --
                                            ------------    ------------    ------------    -----------    -----------
            Total other income
               (expense).................       (87,953)          2,016           (6,111)           926        (26,638)
                                            ------------    ------------    ------------    -----------    -----------
Income (loss) from continuing operations
  before extraordinary
  item...................................       240,421         240,473         (900,990)        74,569        (25,268)
Loss on discontinued operations (Note
  2).....................................            --        (838,741)        (768,212)      (211,801)      (128,403)
                                            ------------    ------------    ------------    -----------    -----------
Income (loss) before extraordinary
  item...................................       240,421        (598,268)      (1,669,202)      (137,232)      (153,671)
Extraordinary item--Gain on early
  extinguishment of debt.................            --              --           22,359             --             --
                                            ------------    ------------    ------------    -----------    -----------
Net income (loss)........................    $  240,421      $ (598,268)    $ (1,646,843)   $  (137,232)   $  (153,671)
                                            ------------    ------------    ------------    -----------    -----------
                                            ------------    ------------    ------------    -----------    -----------

                See notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             CONVERTIBLE PREFERRED STOCK
                                        -------------------------------------
                                            SERIES A            SERIES B           COMMON STOCK       ADDITIONAL
                                        -----------------   -----------------   -------------------    PAID-IN     ACCUMULATED
                                        SHARES    AMOUNT    SHARES    AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
Balance at January 1, 1995............  350,000   $17,500        --   $    --   1,660,783   $16,608   $4,769,905   $(4,294,600)
  Exercise of common stock options....                                                 30                     15
  Net income..........................                                                                                 240,421
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
Balance at December 31, 1995..........  350,000    17,500        --        --   1,660,813    16,608    4,769,920    (4,054,179)
  Issuance of Series B convertible
     preferred stock (Note 2):
     Acquisition of net assets........                      243,902    12,195                            787,805
     For cash.........................                      447,821    22,391                          1,431,660
  Issuance of common stock:
     Acquisition of net assets (Note
       2).............................                                            906,284     9,063      580,022
     Exercise of common stock
       options........................                                              1,720        17        1,329
     Exercise of common stock
       warrants.......................                                             50,000       500      124,500
  Net loss............................                                                                                (598,268)
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
Balance at December 31, 1996..........  350,000    17,500   691,723    34,586   2,618,817    26,188    7,695,236    (4,652,447)
  Exercise of common stock warrants...                                                732         8          172
  Purchase of treasury stock..........                                                (52)
  Collections on note receivable from
     shareholders.....................
  Net loss............................                                                                              (1,646,843)
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
Balance at December 31, 1997..........  350,000    17,500   691,723    34,586   2,619,497    26,196    7,695,408    (6,299,290)
  Net loss (unaudited)................                                                                                (153,671)
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
Balance at March 31, 1998
  (unaudited).........................  350,000   $17,500   691,723   $34,586   2,619,497   $26,196   $7,695,408   $(6,452,961)
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------
                                        -------   -------   -------   -------   ---------   -------   ----------   -----------



                                                      NOTES
                                        TREASURY   RECEIVABLE--
                                         STOCK     STOCKHOLDERS    TOTAL
                                        --------   -----------   ----------
Balance at January 1, 1995............    $ --      $      --    $  509,413
  Exercise of common stock options....                                   15
  Net income..........................                              240,421
                                        --------   -----------   ----------
Balance at December 31, 1995..........      --             --       749,849
  Issuance of Series B convertible
     preferred stock (Note 2):
     Acquisition of net assets........                              800,000
     For cash.........................                            1,454,051
  Issuance of common stock:
     Acquisition of net assets (Note
       2).............................                              589,085
     Exercise of common stock
       options........................                                1,346
     Exercise of common stock
       warrants.......................               (125,000)           --
  Net loss............................                             (598,268)
                                        --------   -----------   ----------
Balance at December 31, 1996..........      --       (125,000)    2,996,063
  Exercise of common stock warrants...                                  180
  Purchase of treasury stock..........     (22)                         (22)
  Collections on note receivable from
     shareholders.....................                 39,683        39,683
  Net loss............................                           (1,646,843)
                                        --------   -----------   ----------
Balance at December 31, 1997..........     (22)       (85,317)    1,389,061
  Net loss (unaudited)................                             (153,671)
                                        --------   -----------   ----------
Balance at March 31, 1998
  (unaudited).........................    $(22)     $ (85,317)   $1,235,390
                                        --------   -----------   ----------
                                        --------   -----------   ----------

                See notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED                         THREE MONTHS ENDED
                                              --------------------------------------------    --------------------------
                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
                                                  1995            1996            1997           1997           1998
                                              ------------    ------------    ------------   -----------    -----------
                                                                                              (UNAUDITED)    (UNAUDITED)
Operating activities:
  Net income (loss):
    Continuing operations..................    $  240,421     $   240,473      $ (900,990)    $   74,569      $ (25,268)
    Discontinued operations................                      (838,741 )      (768,212)      (211,801 )     (128,403)
  Noncash items in net income:
    Depreciation and amortization..........       359,059         397,570         483,603        119,244        120,355
    Gain on early extinguishment of debt...                                        22,359
    Write-off of deferred production
      costs................................                                       106,020
  Cash from (used for) operating working
    capital:
    Accounts receivable....................      (194,339)         (9,106 )      (945,768)       (86,362 )     (157,621)
    Laboratory supplies....................       (48,330)        (49,393 )      (112,679)                      (60,000)
    Prepaids and other assets..............        17,088          (9,748 )        11,592         (7,515 )       (1,293)
    Accounts payable.......................       (80,927)        123,167         705,972         48,482        205,676
    Accrued liabilities....................       263,950          30,235          30,574        123,517         68,777
    Deferred revenue.......................        (4,462)          8,685          65,938          9,689        (25,250)
    Discontinued operations items--net.....                       735,112         786,753        211,804        125,556
                                              ------------    ------------    ------------    -----------    -----------
Net cash from (used for) operating
  activities...............................       552,460         628,254        (514,838)       281,627        122,529
                                              ------------    ------------    ------------    -----------    -----------
Investing activities:
  Additions to property and equipment......      (149,602)       (487,270 )      (486,938)      (158,197 )      (21,165)
  Additions to deferred production process
    costs and intangible assets............                      (184,042 )       (11,291)        (8,509 )       (6,673)
  Acquisition of MTool (Note 2)............                      (235,771 )
  Advances to MTool........................                      (327,891 )      (259,054)      (110,743 )     (139,703)
                                              ------------    ------------    ------------    -----------    -----------
Net cash used for investing activities.....      (149,602)     (1,234,974 )      (757,283)      (277,449 )     (167,541)
                                              ------------    ------------    ------------    -----------    -----------
Financing activities:
  Borrowings (net payments) under line of
    credit.................................      (240,000)        (80,000 )     1,000,000                       170,000
  Payments on long-term obligations........      (225,483)       (308,234 )      (255,293)       (71,278 )
  Issuance of common stock and Series B
    convertible preferred stock (Note 2)...                     1,454,051
  Exercise of common stock options.........            15           1,346             180
  Buyback of common stock..................                                           (22)
  Collections on notes receivable from
    shareholders...........................                                        39,683         18,353
                                              ------------    ------------    ------------    -----------    -----------
Net cash from (used for) financing
  activities...............................      (465,468)      1,067,163         784,548        (52,925 )      170,000
                                              ------------    ------------    ------------    -----------    -----------
Net increase (decrease) in cash............       (62,610)        460,443        (487,573)       (48,747 )      124,988
Cash:
  Beginning of period......................       112,008          49,398         509,841        509,841         22,268
                                              ------------    ------------    ------------    -----------    -----------
  End of period............................    $   49,398     $   509,841      $   22,268     $  461,094      $ 147,256
                                              ------------    ------------    ------------    -----------    -----------
                                              ------------    ------------    ------------    -----------    -----------
Supplemental information:
  Interest paid............................    $   88,139     $    38,723      $   24,265     $       --      $      --
                                              ------------    ------------    ------------    -----------    -----------
                                              ------------    ------------    ------------    -----------    -----------
  Income taxes paid........................    $    8,000     $     9,110      $   13,000     $       --      $      --
                                              ------------    ------------    ------------    -----------    -----------
                                              ------------    ------------    ------------    -----------    -----------
  Noncash investing and financing
    activities:
    Acquisition of net assets for common
      stock and Series B convertible
      preferred stock (Note 2).............    $       --     $ 1,389,085      $       --     $       --      $      --
                                              ------------    ------------    ------------    -----------    -----------
                                              ------------    ------------    ------------    -----------    -----------
    Exercise of common stock warrants for
      notes receivable (Note 10)...........    $       --     $   125,000      $       --     $       --      $      --
                                              ------------    ------------    ------------    -----------    -----------
                                              ------------    ------------    ------------    -----------    -----------

                See notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business GeneScreen, Inc. ('GeneScreen') operates genetic testing laboratories in Dallas, Texas; Dayton, Ohio (acquired in 1992); and Sacramento, California (acquired in 1994). GeneScreen performs paternity testing, forensic identification testing to assist in criminal investigations and medical genetic testing using technologies developed at the University of Texas Southwestern Medical Center and other medical research facilities. GeneScreen's primary source of revenue represents paternity testing under contracts with several state government agencies.

     During 1996, GeneScreen acquired all of the members' capital of Molecular Tool, LLC ('MTool') of Baltimore, Maryland, through issuance of common and preferred stock. MTool performs research and development activities for third parties under contract and for its own account and has developed and patented a proprietary technology called genetic bit analysis ('GBA(Registered)') for the analysis of DNA. This technology could be used in new areas of testing, including animal and plant testing, and in a product format. On May 26, 1998, the board of directors approved a plan to sell the MTool assets (see Note 2).

     Consolidated Financial Statements include the accounts of GeneScreen and its wholly owned subsidiaries, GeneScreen of Texas, Inc. (established in 1995) and MTool (collectively referred to as the 'Company'), from the dates of their formation. Significant intercompany balances and transactions are eliminated in consolidation. Financial statement preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recognized in the period they become known.

     Laboratory Materials and Supplies are stated at the lower of cost or market. Cost is determined by the first-in, first-out ('FIFO') method.

     Property and Equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for financial statement purposes are provided by the straight-line method over the various estimated useful lives of the property and equipment, which range from two to seven years.

     Deferred Production Process Costs represent direct project costs incurred in 1996 to ready prototype tests using GBA Technology of MTool (see Note 2) for high-volume production of specific testing revenues at specified quality levels reasonably expected to be realized by 1997, and are stated net of accumulated amortization. Amortization, which begins upon production of specific testing revenues, is provided based on the greater of the ratio of current tests processed to the estimated total tests for that particular testing process or the straight-line method over the remaining estimated economic life of the testing process of 36 months.

     Intangible Assets are amortized on a straight-line basis over the estimated lives as follows: costs of obtaining certain patented and unpatented testing technologies in 1987 (ten years), assigned costs of noncompete contracts with former owners (the contract lives of 30 to 60 months) and goodwill from acquisitions in 1994 and 1996 (five to six years).

     Financial Instruments consist of cash, accounts and notes receivable, payables and notes payable, the carrying values of which are a reasonable estimate of their fair values due to their short maturities or current interest rates.

     Paternity and Genetic Testing Revenues, primarily under contracts, are recognized on a percentage-of-completion basis. Percentage of completion for tests in process is estimated by relating labor and supplies costs expended to date to expected total labor and supplies costs. Deferred revenue represents the unearned portion of payments received in advance related to tests in process. Other testing revenues are recognized when tests results are delivered.

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Research and Development costs are expensed as incurred, and the amounts in operating expenses represent in 1997 and in the 1998 period (unaudited) primarily production process costs that do not satisfy capitalization criteria. The results of operations for the acquired MTool research and development facility to be sold are reported as discontinued operations (see Note 2).

     Stock-Based Compensation arising from stock option grants is accounted for by the intrinsic value method under Accounting Principles Board Opinion No. 25 ('APB No. 25'). Statement of Financial Accounting Standards ('SFAS') No. 123 was effective for GeneScreen beginning January 1, 1996, and encourages (but does not require) compensation cost of stock-based compensation arrangements with employees to be measured based on the fair value of the equity instrument awarded. As permitted by SFAS No. 123, GeneScreen applies APB No. 25 to its stock-based compensation awards to employees and discloses the required pro forma effect on net income.

     Unaudited Interim Financial Information at March 31, 1998, and for the three months ended March 31, 1997 and 1998, have been prepared on the same basis as the audited financial statements presented. In the opinion of management, such unaudited information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this interim information. The results of the three months ended March 31, 1998, are not necessarily indicative of future results.

     New Accounting Standards In June 1997, the Financial Accounting Standards Board (the 'FASB') issued SFAS No. 130, 'Reporting Comprehensive Income,' which establishes standards for the reporting and display of comprehensive income and its components in the financial statements, and is effective for fiscal years beginning after December 15, 1997. In June 1997, the FASB also issued SFAS No. 131, 'Disclosure About Segments of an Enterprise and Related Information,' which establishes standards for the way public companies disclose information about operating segments, products and services, geographic areas and major customers, and is effective for periods beginning after December 31, 1997. The Company believes initial adoption of these standards will not have a material impact on its financial statements.

2. ACQUISITION AND DISCONTINUED OPERATIONS OF MTOOL

     Effective February 26, 1996, GeneScreen acquired all of the members' capital of MTool for $300,000 cash, 906,284 shares of GeneScreen common stock valued at $589,085, 243,902 shares of GeneScreen Series B convertible preferred stock valued at $800,000, and $39,400 of acquisition costs paid in cash. This transaction was accounted for by the purchase method, with the total purchase price allocated to the identifiable assets acquired and liabilities assumed in proportion to their fair values, as follows:

Current assets acquired (including cash of $103,629)......................................  $    505,383
Property and equipment acquired...........................................................       532,597
Current liabilities assumed...............................................................      (254,996)
Contracts and license acquired (includes $168,093 for 1996 contracts).....................       345,501
Goodwill..................................................................................       600,000
                                                                                            ------------
Net assets acquired.......................................................................  $  1,728,485
                                                                                            ------------
                                                                                            ------------

     In conjunction with the acquisition, GeneScreen also raised $1,454,051 (net of issuance costs of $14,802) in proceeds from the sale of 447,821 shares of Series B convertible preferred stock, priced at $3.28 per share.

     On May 26, 1998, the board of directors approved a plan to sell the MTool assets, except that the Company will retain certain rights to the GBA technology of MTool to permit the Company to continue implementation of the GBA testing processes. A sale consistent with this plan is currently being negotiated. Under these

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

2. ACQUISITION AND DISCONTINUED OPERATIONS OF MTOOL--(CONTINUED)

negotiations, the Company expects to realize a gain from the MTool sale and would distribute a substantial portion of the proceeds to its current stockholders. Accordingly, the accompanying financial statements include the Company's investment in MTool on the equity basis and MTool's operations as discontinued operations.

     The Company's investment, on the equity basis, in the net assets of MTool for December 31, 1996 and 1997, and March 31, 1998, is based on the following:

                                                                         DECEMBER 31,           MARCH 31,
                                                                    ----------------------     -----------
                                                                       1996         1997         1998
                                                                    ----------    --------     -----------
                                                                                              (UNAUDITED)
MTool's net assets:
  Current assets.................................................   $  598,601    $190,914     $ 299,858
  Property and equipment.........................................      245,814     150,885       121,669
  Intangible assets--net.........................................      687,008     517,856       475,568
  Current liabilities............................................     (313,788)   (151,178)     (177,317)
                                                                    ----------    --------    -----------
Total............................................................   $1,217,635    $708,477     $ 719,778
                                                                    ----------    --------    -----------
                                                                    ----------    --------    -----------

     Revenues and expenses for the MTool research and development facility for December 31, 1996 and 1997, and March 31, 1997 and 1998, are as follows:

                                                          YEAR ENDED               THREE MONTHS ENDED
                                                          DECEMBER 31,                 MARCH 31,
                                                    ------------------------     --------------------------
                                                       1996          1997          1997           1998
                                                    ----------    ----------     -----------    -----------
                                                                                (UNAUDITED)    (UNAUDITED)
Research and development revenue.................   $1,399,696    $1,126,066     $ 306,667      $ 267,312
Operating expenses:
  Cost of revenue................................    1,435,363     1,332,678       384,299        281,335
  General and administrative.....................      258,826       137,761        50,146         11,646
  Patent legal fees..............................      124,120       172,853        30,067         43,786
  Depreciation and amortization..................      419,579       282,621        69,999         71,506
                                                    ----------    ----------    -----------    -----------
Total operating expenses.........................    2,237,888     1,925,913       534,511        408,273
Other income (expense)...........................         (549)       31,635        16,043         12,558
                                                    ----------    ----------    -----------    -----------
Net loss.........................................   $ (838,741)   $ (768,212)    $(211,801)     $(128,403)
                                                    ----------    ----------    -----------    -----------
                                                    ----------    ----------    -----------    -----------


3. GBA PRODUCTION PROCESS COSTS

     Deferred production process costs at December 31, 1996 and 1997, and March 31, 1998, consist of the following:

                                                                         DECEMBER 31,          MARCH 31,
                                                                    ----------------------    -----------
                                                                       1996         1997         1998
                                                                    ----------    --------    -----------
                                                                                              (UNAUDITED)
Capitalizable costs..............................................   $  184,043    $ 88,581     $  88,581
Less accumulated amortization....................................       12,785      48,066        52,014
                                                                    ----------    --------    -----------
Net carrying value...............................................   $  171,258    $ 40,515     $  36,567
                                                                    ----------    --------    -----------
                                                                    ----------    --------    -----------

     Capitalizable costs represent direct project costs incurred in 1996 to ready prototypes using GBA technology of MTool (see Note 2) for specific testing applications reasonably expected to generate revenues in 1997. At

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

3. GBA PRODUCTION PROCESS COSTS--(CONTINUED)

December 31, 1996, $106,020 of such costs relate to the development project for paternity testing applications, which amount was written off in 1997 when revenue generation status was not achieved. This write-off is included with research and development amounts in 1997 that consist primarily of further production process costs to use GBA technology in paternity testing; such development costs have continued to be incurred in the 1998 period (unaudited). The remaining net carrying value of capitalized costs at December 31, 1997, and March 31, 1998 (unaudited) relate to revenue generating projects.

4. ACCOUNTS RECEIVABLE AND CREDIT RISKS

     Accounts receivable at December 31, 1996 and 1997, and March 31, 1998, consist of the following:

                                                                         DECEMBER 31,          MARCH 31,
                                                                    ----------------------    -----------
                                                                       1996         1997         1998
                                                                    ----------    --------    -----------
                                                                                              (UNAUDITED)
Billed trade receivables......................................   $1,241,945    $1,538,200    $ 1,485,667
Accrued revenues on tests completed...........................                    535,386        617,000
Accrued revenues on tests in process..........................      130,760       240,527        368,695
                                                                 ----------    ----------    -----------
Total.........................................................    1,372,705     2,314,113      2,471,362
Less allowance for doubtful accounts..........................       67,460        63,100         62,728
                                                                 ----------    ----------    -----------
Accounts receivable--net......................................   $1,305,245    $2,251,013    $ 2,408,634
                                                                 ----------    ----------    -----------
                                                                 ----------    ----------    -----------

     GeneScreen's accounts receivable is primarily composed of amounts owed by private institutions. GeneScreen performs periodic credit evaluations of its customers' financial condition and generally does not require a deposit from government agencies or private institutions. GeneScreen believes private pay accounts for paternity testing represent the most significant credit risk and generally requires a deposit for all or a portion of the services to be rendered. Credit losses have consistently been within management's expectations.

5. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 and 1997, and March 31, 1998, consist of the following:

                                                                         DECEMBER 31,          MARCH 31,
                                                                    ----------------------    -----------
                                                                       1996         1997         1998
                                                                    ----------    --------    -----------
                                                                                             (UNAUDITED)
Laboratory and office equipment...............................   $1,474,554    $1,879,356    $ 1,900,523
Leasehold improvements........................................       87,619       151,954        151,945
                                                                 ----------    ----------    -----------
Total.........................................................    1,562,173     2,031,310      2,052,468
Less accumulated depreciation and amortization................      810,079     1,181,294      1,280,559
                                                                 ----------    ----------    -----------
Property and equipment--net...................................   $  752,094    $  850,016    $   771,909
                                                                 ----------    ----------    -----------
                                                                 ----------    ----------    -----------

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

6. INTANGIBLE ASSETS

     Intangible assets at December 31, 1996 and 1997, and March 31, 1998, consist of the following:

                                                                         DECEMBER 31,          MARCH 31,
                                                                    ----------------------    -----------
                                                                       1996         1997         1998
                                                                    ----------    --------    -----------
                                                                                             (UNAUDITED)
Technologies acquired and technology license.....................   $  200,000    $200,000     $ 207,500
Noncompete contracts (amortized fully in 1997)...................      394,850          --            --
Goodwill.........................................................      257,502     257,503       257,503
                                                                    ----------    --------    -----------
                                                                       852,352     457,503       465,003
Less accumulated amortization....................................      641,389     323,655       338,771
                                                                    ----------    --------    -----------
Intangible assets--net...........................................   $  210,963    $133,848     $ 126,232
                                                                    ----------    --------    -----------
                                                                    ----------    --------    -----------

7. CREDIT FACILITY AND DEBT

     In 1997, the Company renewed its existing revolving line of credit agreement for borrowings of up to $1,000,000, subject to borrowing base requirements and interest at prime plus 1% (9.5% at December 31, 1997) payable monthly, and collateralized by accounts receivable, inventory, equipment and intangibles. In January 1998, this line of credit was increased by $250,000.

     Long-term debt and other at December 31, 1996 and 1997, and March 31, 1998, consists of the following:

                                                                         DECEMBER 31,          MARCH 31,
                                                                    ----------------------    -----------
                                                                       1996         1997         1998
                                                                    ----------    --------    -----------
                                                                                             (UNAUDITED)
Note payable to former owners, due in quarterly principal
  installments of $63,500. Paid in 1997..........................   $  219,500    $     --     $      --
Note payable to bank in monthly principal installments of $3,889.
  Paid in 1997...................................................       34,758          --            --
Deferred rent (Note 8)...........................................        9,285       8,250         8,250
                                                                    ----------    --------    -----------
Total............................................................      263,543       8,250         8,250
Less current portion.............................................      176,258          --            --
                                                                    ----------    --------    -----------
Long-term debt and other--net of current portion.................   $   87,285    $  8,250     $   8,250
                                                                    ----------    --------    -----------
                                                                    ----------    --------    -----------

8. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases its facilities under noncancelable operating leases with options to renew. Future minimum rental payments as of December 31, 1997, under the leases are as follows:

1998..............................................................................  $  216,209
1999..............................................................................     214,418
2000..............................................................................     233,762
2001..............................................................................     204,041
2002..............................................................................      87,861
                                                                                    ----------
                                                                                    $  956,291
                                                                                    ----------
                                                                                    ----------

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

8. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     The Company recognizes rent expense on a straight-line basis over the initial and renewal terms of the leases and has recorded a liability of $9,485 and $8,250 at December 31, 1996 and 1997, respectively, and $8,250 at March 31, 1998 (unaudited), for deferred rent, which is included in long-term debt on the accompanying balance sheet. Rent expense in 1995, 1996 and 1997 was $170,227, $159,232 and $227,369, respectively.

  Self-Insurance Reserve

     The Company is self-insured for the risk of loss relating to certain litigation claims that might arise from the Company's testing results. However, due to provisions in certain service contracts, the Company is insured for claims arising from testing performed under the Texas, Ohio and Arizona contracts. Insurance coverage began in 1995 for testing under the Texas contract and in 1997 for testing under the Ohio and Arizona contracts. Management estimates future litigation costs based on historical litigation experience. The accrued litigation reserve for the self-insured risk at December 31, 1996 and 1997, was $209,679 and $173,783, respectively, and $172,898 at March 31, 1998
(unaudited).

  Employment Contracts

     Under employment contracts with two individuals, the Company is contingently liable through December 31, 2001, for minimum payments in the event of involuntary termination or death of those individuals. This total contingency at December 31, 1997, is $785,562, and is reduced by defined compensation payments in the future.

9. INCOME TAXES

     Net deferred tax assets consist of the following at December 31, 1996 and 1997:

                                                                       DECEMBER 31,
                                                                 ------------------------
                                                                    1996          1997
                                                                 ----------    ----------
Current:
  Allowances and accruals, not currently deductible...........   $   19,923    $  168,911
  Valuation allowance.........................................      (19,923)     (168,911)
                                                                 ----------    ----------
          Net current asset...................................   $       --    $       --
                                                                 ----------    ----------
                                                                 ----------    ----------
Long-term:
  Depreciation and amortization, not currently deductible.....   $  179,128    $ (318,075)
  Deferred production process costs deducted for tax
     purposes.................................................           --        13,775
  Allowances and accruals, not currently deductible...........      (46,755)        8,777
  Other.......................................................       11,174        14,227
  Net operating loss carryforward.............................    1,330,574     1,912,724
                                                                 ----------    ----------
                                                                  1,474,121     1,631,428
  Valuation allowance.........................................   (1,474,121)   (1,631,428)
                                                                 ----------    ----------
          Net long-term assets................................   $       --    $       --
                                                                 ----------    ----------
                                                                 ----------    ----------

     At December 31, 1997, net operating loss carryforwards of approximately $5,039,000 for income tax reporting purposes, begin expiring in 2003. The Tax Reform Act of 1986 imposed a limitation on the use of tax loss carryforwards following certain actual or deemed ownership changes. As a result of an equity financing in a prior year, GeneScreen sustained a 'deemed change in ownership,' which limits the amount of tax losses

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

9. INCOME TAXES--(CONTINUED)
available for use in any given year. GeneScreen does not believe the tax loss limitation will have a material adverse effect on the use of its net operating loss carryforwards.

10. STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue a total of 5,000,000 shares of various series of preferred stocks. The Series A and Series B Preferred Stocks are convertible into common stock on a 1-for-1 basis, subject to adjustment for dilution, are entitled to vote with common stock on the basis of common shares into which they are convertible, and provide for noncumulative annual dividends at rates of $.20 and $.26 per share, respectively, when and if declared.

     The Series A and Series B Preferred Stocks may be redeemed in whole or in part, at the Company's option, at any time beginning after March 31, 1999, and January 31, 2003, respectively. The per-share redemption price for Series A is $2.50 plus $.20 for each year outstanding since February 1992. The per-share redemption price for Series B is $3.28 plus $.02 for each month outstanding since February 1996. For both series, the liquidation value is computed in the same manner as redemption price. The Series A and Series B Preferred Stocks have a liquidation preference over common stock.

     All shares of the Series A and Series B Preferred Stocks will automatically convert to common stock upon the sale of the Company's common stock pursuant to a public offering, subject to certain offering criteria. At December 31, 1997, the Company had reserved approximately 1,050,000 shares of common stock for issuance upon conversion of all preferred stock.

  Common Stock Warrants

     Warrants to purchase 50,000 shares of common stock at $2.50 per share, granted in 1992 to the former owners of an acquired business, were outstanding at December 31, 1995. These warrants were exercised in 1996 for receivables totaling $125,000, which are classified as a reduction of stockholders' equity, of which $39,683 was received in 1997. The balance in notes receivable bears interest at the prime rate and is payable in quarterly principal installments of $5,332 plus interest through December 31, 2001.

11. STOCK OPTION PLAN

     Under the Stock Option Plan (the 'Plan'), options to purchase up to 686,667 shares of common stock may be granted to certain key employees and officers of the Company. Options are exercisable immediately and expire no later than ten years from the date of grant. The Board may determine the individuals to whom and the time at which options shall be granted and the number of shares of common stock covered by each option. The option price per share will be determined by the Board but may not be less than 85% of the fair value of the common stock on the date of grant. Common stock issued related to the options is subject to repurchase by GeneScreen upon termination of employment. The percentage of stock eligible for repurchase will decrease ratably over a period varying from three to five years from the date of grant. Options for stock no longer eligible for repurchase are considered vested.

                       GENESCREEN, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

               YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND
       THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND 1998 (UNAUDITED)

11. STOCK OPTION PLAN--(CONTINUED)
     The following information summarizes the shares subject to options:

                                                                                         WEIGHTED
                                                                                          AVERAGE
                                                                                         EXERCISE
                                                             NUMBER OF SHARES         PRICE PER SHARE
                                                           --------------------       ---------------
                                                             1996        1997         1996       1997
                                                           --------    --------       ----       ----
Options outstanding, beginning of year..................    340,144     574,044       $.21       $.45
Granted.................................................    238,800       6,000        .80        .80
Exercised...............................................     (1,720)       (732)       .78        .24
Terminated..............................................     (3,180)     (1,635)       .79        .76
                                                           --------    --------
Options outstanding, end of year........................    574,044     577,677        .45        .45
                                                           --------    --------
                                                           --------    --------
Options vested, end of year.............................    395,816     455,903        .30        .36
                                                           --------    --------
                                                           --------    --------
Reserved for future options at December 31, 1997........                108,257
                                                                       --------
                                                                       --------

     The following table summarizes additional information about stock options outstanding and vested at December 31, 1997:

                          OPTIONS OUTSTANDING
                 --------------------------------------         OPTIONS VESTED
                                WEIGHTED                    ----------------------
                                 AVERAGE       WEIGHTED                   WEIGHTED
  RANGE OF                      REMAINING      AVERAGE                    AVERAGE
  EXERCISE       NUMBER OF     CONTRACTUAL     EXERCISE     NUMBER OF     EXERCISE
   PRICES         SHARES          LIFE          PRICE        SHARES        PRICE
-------------    ---------     -----------     --------     ---------     --------
    $.12          169,828          3.7           $.12        169,828        $.12
     .25          140,000          4.0            .25        140,000         .25
     .50           29,250          6.2            .50         21,880         .50
     .80          238,600          8.0            .80        124,195         .80
                 ---------                                  ---------
$.12 to $.80      577,678          5.7            .45        455,903         .36
                 ---------                                  ---------
                 ---------                                  ---------

     The Company applies the provisions of APB No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan in 1996 and 1997 consistent with the method prescribed by SFAS No. 123, the Company's pro forma net loss would have been $613,000 and $1,647,000 in 1996 and 1997, respectively, and $154,000 in the 1998 period (unaudited).

     In the pro forma calculations, the weighted average fair value of options granted in 1996 and 1997 was estimated at $.24 and $.22, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997: risk-free interest rate of 5.9% and 5.5% in 1996 and 1997, respectively, expected lives of six years, no divided yield and no expected volatility (because the Company's stock is not publicly traded).

12. SUBSEQUENT FINANCING AND SALE OF THE COMPANY

     In April and May 1998, the Company received cash of $864,000 in exchange for 18% demand notes payable ('Notes') to existing shareholders. The Notes mature April 30, 1999, unless the individual shareholders demand payment at an earlier date. Accrued interest at 18% and principal will be due at maturity.

     On May 26, 1998, the board of directors approved a plan for the Company's stockholders to sell their GeneScreen stock to Lifecodes Corporation. This sale is contingent, among other things, on the sale of MTool or the distribution of the shares of MTool to the Company's shareholders, as discussed in Note 2.

                                     ******

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
National Legal Laboratories

We have audited the accompanying balance sheets of National Legal Laboratories (a separate Division of a Michigan Corporation) as of September 30, 1997 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, regarding the current and prior year end, the financial statements present fairly, in all material respects, the financial position of National Legal Laboratories, as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

 _____SCHLATTMAN & ASSOCIATES,
           P.C._____
 Certified Public Accountants

Mason, Michigan
February 20, 1998

                          NATIONAL LEGAL LABORATORIES
                                 BALANCE SHEETS
              SEPTEMBER 30, 1997 AND DECEMBER 31, 1997 (UNAUDITED)

                                                                              SEPTEMBER 30, 1997    DECEMBER 31, 1997
                                                                              ------------------    -----------------
                                                                                                        (UNAUDITED)
                                  ASSETS
Current assets:
  Cash.....................................................................       $  182,688           $   142,670
  Accounts receivable--trade...............................................          222,368               301,085
  Accounts receivable--other...............................................           44,801                63,883
  Work-in-progress.........................................................           29,535                29,535
  Prepaid expenses and other...............................................           44,197                81,818
                                                                              ------------------    -----------------
Total current assets.......................................................          523,589               618,991
                                                                              ------------------    -----------------
Property, plant and equipment:
  Vehicles.................................................................           55,153                55,153
  Equipment................................................................          470,960               470,960
  Furniture................................................................           41,633                41,633
  Leasehold improvements...................................................           39,205                39,205
                                                                              ------------------    -----------------
Total......................................................................          606,951               606,951
Accumulated depreciation...................................................         (372,278)             (390,563)
                                                                              ------------------    -----------------
Total, net.................................................................          234,673               216,388
                                                                              ------------------    -----------------
Other assets--Loans to officers............................................          125,000               125,000
                                                                              ------------------    -----------------
Total assets...............................................................       $  883,262           $   960,379
                                                                              ------------------    -----------------
                                                                              ------------------    -----------------

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Accounts payable.........................................................       $  294,101           $   343,082
  Accrued liabilities......................................................           41,249                18,242
  Current portion of long-term debt........................................          129,881               129,881
                                                                              ------------------    -----------------
Total current liabilities..................................................          465,231               491,205
                                                                              ------------------    -----------------
Long-term liabilities--Notes payable-net of current portion................          435,366               596,674
                                                                              ------------------    -----------------
Total liabilities..........................................................          900,597             1,087,879
                                                                              ------------------    -----------------

Stockholders' deficiency:
  Common stock, no par value--50,000 shares authorized, 3,000 shares issued
     and outstanding.......................................................            3,000                 3,000
  Accumulated deficit......................................................          (20,335)             (130,500)
                                                                              ------------------    -----------------
Total stockholders' deficiency.............................................          (17,335)             (127,500)
                                                                              ------------------    -----------------
Total liabilities and stockholders' deficiency.............................       $  883,262           $   960,379
                                                                              ------------------    -----------------
                                                                              ------------------    -----------------

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL LEGAL LABORATORIES
                            STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
            AND THE THREE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)

                                                                                                       THREE MONTHS
                                                                                       YEAR ENDED           ENDED
                                                                                      SEPTEMBER 30,     DECEMBER 31,
                                                                                          1997            1997
                                                                                      -------------    -------------
                                                                                                        (UNAUDITED)
Revenues:
  Lab..............................................................................    $ 2,034,720       $ 558,876
  Less: refunds....................................................................         (2,994)         (1,314)
                                                                                      -------------    -------------
     Total revenues................................................................      2,031,726         557,562
Cost of revenues...................................................................      1,686,847         501,612
                                                                                      -------------    -------------
     Gross margin..................................................................        344,879          55,950
Selling and administrative expenses................................................        720,831         210,332
                                                                                      -------------    -------------
Loss from operations...............................................................        375,952         154,382
Other income:
  Interest income..................................................................          4,402           2,100
  Other............................................................................          1,669              --
                                                                                      -------------    -------------
Loss before income taxes...........................................................        369,881         152,282
Income tax benefits................................................................        111,674          42,117
                                                                                      -------------    -------------
Net loss...........................................................................    $   258,207       $ 110,165
                                                                                      -------------    -------------
                                                                                      -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL LEGAL LABORATORIES
                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
         AND THE THREE MONTH PERIOD ENDED DECEMBER 31, 1997 (UNAUDITED)

                                                                                           YEAR         THREE MONTHS
                                                                                           ENDED           ENDED
                                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                                           1997           1997
                                                                                       -------------   ------------
                                                                                                        (UNAUDITED)

Accumulated Deficit, Beginning......................................................     $ 237,872       $  (20,335)

Net Loss............................................................................       258,207          110,165
                                                                                       -------------    ------------

Accumulated Deficit, Ending.........................................................     $ (20,335)      $ (130,500)
                                                                                       -------------    ------------
                                                                                       -------------    ------------

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL LEGAL LABORATORIES
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
              THE THREE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)

                                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                                           1997             1997
                                                                                       -------------    ------------
                                                                                                        (UNAUDITED)
Operating Activities:
  Net loss..........................................................................     $(258,207)      $ (110,165)
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation.................................................................        57,000           18,285
       Increase in accounts receivable..............................................      (154,567)         (78,717)
       Increase in work-in-progress.................................................        (1,171)              --
       Increase in prepaid and other assets.........................................       (24,535)         (56,703)
       Increase in accounts payable.................................................       238,041           48,981
       Decrease in accrued liabilities..............................................        (2,004)         (23,007)
                                                                                       -------------    ------------
Net cash used in operating activities...............................................      (145,443)        (201,326)
                                                                                       -------------    ------------
Investing Activities:
  Acquisition of property, plant and equipment......................................      (219,296)              --
                                                                                       -------------    ------------
Net cash used in investing activities...............................................      (219,296)              --
                                                                                       -------------    ------------
Financing Activities:
  Proceeds from issuance of debt....................................................     1,044,576          169,416
  Retirement of debt................................................................      (563,081)          (8,108)
                                                                                       -------------    ------------
Net cash provided by financing activities...........................................       481,495          161,308
                                                                                       -------------    ------------
Net increase (decrease) in cash and cash equivalents................................       116,756          (40,018)
Cash and cash equivalents, beginning................................................        65,932          182,688
                                                                                       -------------    ------------
Cash and cash equivalents, end......................................................     $ 182,688       $  142,670
                                                                                       -------------    ------------
                                                                                       -------------    ------------

   The accompanying notes are an integral part of these financial statements.

                          NATIONAL LEGAL LABORATORIES
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1. NATURE OF BUSINESS

  Organization

     National Legal Laboratories is a division of Group Benefit Services, Inc. This entity performs paternity testing for state governments and private individuals. The accompanying financial statements were prepared from the accounting records maintained by National Legal Laboratories, Inc., a division of Group Benefit Services, Inc., which are maintained separate from Group Benefit Services, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies of National Legal Laboratories, (the 'Company') are as follows:

  Income Recognition

     Revenues are recognized as the testing and drawing services are performed.

  Bad Debts

     Bad debts are written off on a direct write off basis.

  Inventories

     Inventories are stated at the lower of cost or market.

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated over the estimated life of the asset using rates stipulated under the tax code. The annual provisions for depreciation are computed using the following range of lives:

Leasehold Improvements........................................................   Life of lease
Furniture and Fixtures........................................................   7 years
Equipment.....................................................................   5 years

     Upon disposition, the cost of the asset and the related accumulated depreciation are eliminated from the accounts and any gain or loss is included in the determination of net income.

  Federal Income Taxes

     Federal income tax is calculated using the rates provided in the tax laws. Deferred tax assets and liabilities, if any, are determined based upon the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates.

  Common Stock

     Common stock consists of 50,000 shares authorized with 3,000 shares issued and outstanding.

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assess these estimates and, while actual results may differ, management believes that the estimates are reasonable.

                          NATIONAL LEGAL LABORATORIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Recent Accounting Pronouncements

     Statements of Financial Accounting Standards No. 130, 'Reporting Comprehensive Income' ('SFAS 130'), and No. 131, 'Disclosures About Segments of an Enterprise and Related Information' ('SFAS 131'), were issued in June 1997.

     SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as the other financial statements. Comprehensive income is defined as 'the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources.' It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. This statement is effective for fiscal years beginning after December 15, 1997.

     SFAS 131 establishes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements beginning after December 15, 1997.

     As the Company does not have material changes in equity other than from investments by owners and distributions to owners and operates in a single segment the implementation of both these standards are not expected to have a material effect on the Company.

3. NOTES PAYABLE

     Notes payable at September 30, 1997 consist of the following:

                                                                                            SEPTEMBER 30,
                                                                                                1997
                                                                                            -------------
Note payable to bank with monthly payments of $467, (including principal and interest at
  7.858%)................................................................................     $  10,003
Line of credit with bank, secured by the assets of the company; maximum amount of line
  $97,000 at .5% above prime.............................................................        97,000
Note payable to bank with monthly payments of $327, (including principal and interest at
  10.75%) secured by equipment...........................................................         9,058
Note payable to creditor with monthly payments of $1,742, (including principal and
  interest at 16.25%) secured by equipment...............................................        69,685
Note payable to creditor with monthly payments of $1,705, (including principal and
  interest at 16.25%) secured by equipment...............................................        68,993
Note payable to creditor with monthly payments of $1,388, (including principal and
  interest at 18.25%) secured by equipment...............................................        51,192
Line of credit with creditor secured by assets of the company. Maximum amount of credit
  $300,000 at 10% above prime............................................................       159,316
Line of credit with employee.............................................................       100,000
                                                                                            -------------
                                                                                                565,247
Less Current Portion.....................................................................       129,881
                                                                                            -------------
Total....................................................................................     $ 435,366
                                                                                            -------------
                                                                                            -------------

     All of the above notes payable to a bank were guaranteed by the shareholders.

                          NATIONAL LEGAL LABORATORIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1997

3. NOTES PAYABLE--(CONTINUED)
     Future minimum payments under loan agreements at September 30, 1997 are as follows:

YEAR ENDING SEPTEMBER 30,
--------------------------------------------------------------------------------------------
1999........................................................................................   $200,388
2000........................................................................................     40,982
2001........................................................................................     45,492
2002........................................................................................    148,504
                                                                                               --------
                                                                                               $435,366
                                                                                               --------
                                                                                               --------

4. COMMITMENTS AND CONTINGENCIES

     The Company currently pays $6,487 a month for a lease at its current location. The lease expires on July 31, 1998.

5. CASH FLOW INFORMATION

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     Cash paid for interest and income taxes for 1997 was as follows:

                                                                             1997
                                                                            -------
Interest.................................................................   $50,137
                                                                            -------
Income Taxes.............................................................   $     0
                                                                            -------
                                                                            -------

6. ECONOMIC DEPENDENCY

     The National Legal Laboratories division, performs laboratory work primarily for the Michigan Department of Social Services under a contract which requires renewal under a bid process every three years. The contract was renewed and expires on September 30, 1998, with one year renewable options for two additional years. The revenues under this contract amounted to $756,570 for the year ended September 30, 1997 representing 37% of the total revenues received in 1997.

     The Company has become an authorized vendor with the States of Illinois, Wisconsin, Minnesota, Indiana, Pennsylvania and the City of Baltimore.

7. BENEFIT PLANS

     The Company adopted a 401(k) pension plan in 1995 and contributed $3,424 in 1997. Employees must be employed for one year before they are eligible to participate. Contributions are matched by the Company based on a percentage of income contributed by each employee.

     An employee must be employed by the Company for 6 years before they are fully vested in Company matching contributions.

     The Company adopted a cafeteria benefit plan in 1995. The Company allocates from their funds $214 per month for each employee. The employees may choose from several different options. Any monies not used at the end of the year are forfeited back to the Company. If the employee chooses options that exceed their allotment, the excess is deducted from their wages.

                          NATIONAL LEGAL LABORATORIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1997

8. RELATED PARTIES

     Certain officers and directories of National Legal Laboratories are also officers and directors of the parent company Group Benefit Services, Inc. and other assorted ventures (Group Benefit Services Care, Inc., J & D Associates, and School Administrative Services). These officers and directors have significant stockholdings/ownership in all companies and/or partnerships.

9. SUBSEQUENT EVENT

     This division was sold to a third party in February, 1998 for stock and assets. The estimated proceeds to be recognized from this sale are $771,744.

                                  * * * * * *

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS, THE UNDERWRITERS OR ANY DEALER OF AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY THE COMMON STOCK TO ANY PERSON IN ANY JURISDICTION WHERE, OR IN ANY CIRCUMSTANCE IN WHICH, SUCH OFFER OR SOLICITATION MAY NOT LEGALLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE INFORMATION SET FORTH IN THE PROSPECTUS IS CORRECT AS OF ANY TIMES SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................     3
Risk Factors...................................     6
The Company....................................    15
Use of Proceeds................................    15
Dividend Policy................................    15
Capitalization.................................    16
Dilution.......................................    17
Selected Historical Consolidated Financial
  Data.........................................    18
Unaudited Pro Forma Condensed Combined
  Financial Data...............................    19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    24
Business.......................................    31
Management.....................................    47
Certain Transactions...........................    54
Principal and Selling Stockholders.............    56
Description of Capital Stock...................    58
Shares Eligible for Future Sale................    60
Underwriting...................................    62
Legal Matters..................................    63
Experts........................................    64
Available Information..........................    64
Index to Financial Statements..................   F-1

                            ------------------------

UNTIL             , 1998 (25 DAYS AFTER THE DATE OF
THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                3,200,000 SHARES

                                    [LOGO]

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                      , 1998
                            ------------------------

VOLPE BROWN WHELAN & COMPANY
VECTOR SECURITIES INTERNATIONAL, INC.
                                  ADVEST, INC.

================================================================================

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

                  SUBJECT TO COMPLETION, DATED JULY 17, 1998

PROSPECTUS

                                 681,818 SHARES

                                    [LOGO]

                                  COMMON STOCK

                            ------------------------

     All of the 681,818 shares of Common Stock offered hereby are being offered by Lifecodes Corporation (the 'Company') pursuant to an Agreement and Plan of Merger (the 'Plan of Merger') between the Company and GeneScreen Inc. ('GeneScreen'). Pursuant to the Plan of Merger, the Company is acquiring all of the issued and outstanding capital stock of GeneScreen in consideration for $5.0 million in cash and the number of shares equal to $7.5 million divided by
$       , the price to public in the Company's concurrent initial public offering (the 'IPO'). Prior to this offering and the concurrent IPO, there has been no public market for the Common Stock of the Company. It is currently anticipated that the initial public offering price of the Common Stock offered in the IPO will be between $10 and $12 per share. The Common Stock has been applied for quotation on the Nasdaq National Market under the symbol 'LFCD.'

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                       SEE 'RISK FACTORS' ON PAGES 6-14.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS               , 1998

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including information set forth in 'Risk Factors,' 'Unaudited Pro Forma Condensed Combined Financial Data,' the Consolidated Financial Statements, including Notes thereto, included elsewhere in this Prospectus and the Supplemental Consolidated Financial Statements, including Notes thereto, included elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus has been adjusted to give retroactive effect to the split of the Common Stock at the rate of 3.65-for-1, to be effected prior to the closing of this offering, and assumes (i) the consummation of the GeneScreen Acquisition described under the heading 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.' to be completed contemporaneously with the closing of this offering and the Company's initial public offering of 2,900,000 shares of Common Stock at an initial public offering price of
$       , (ii) the Underwriters' over-allotment option is not exercised and
(iii) the conversion of 21,500 shares of Series A Convertible Preference Stock ('Preferred Stock') into 156,950 shares of Common Stock at a rate of 7.3 shares of Common Stock for each share of Preferred Stock upon the closing of this offering. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those results discussed in those forward-looking statements and from results historically experienced. Factors that might cause such a difference include, but are not limited to, those discussed in 'Risk Factors.'

                                  THE COMPANY

     Lifecodes is a leading provider of DNA testing services and related products for human paternity and forensic identification ('identity testing') and for genetic typing of potential donors and recipients of bone marrow and organ transplants ('transplant testing'). Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect. Transplant testing detects the genetic sequence of certain human leukocyte antigens ('HLA') contained in DNA which are believed to be a principal determinant of whether a donor's bone marrow or organ transplant may be rejected by the recipient's immune system ('rejection') or may attack the recipient's immune system ('graft vs. host disease'). The Company is one of the largest providers of paternity, forensic and transplant testing services in the United States and is one of the largest providers of transplant testing in Europe. In addition to testing services, the Company offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized test kits.

     Lifecodes was the first company to commercially offer DNA testing for paternity and forensic identification. In 1987, the Company assisted law enforcement officials in obtaining the first conviction in the United States based on DNA testing. The Company's Cellmark subsidiary was the first and is one of only two commercial forensic laboratories accredited by the American Society of Crime Laboratory Directors for DNA testing and regularly performs casework and provides expert DNA testimony in criminal cases nationwide. The Company's HLA test kits are used by the Naval Medical Research Institute and by 15 of the 19 screening laboratories (including three of the Company's laboratories) performing DNA testing for the National Marrow Donor Program, which together are generally regarded as being among the most influential institutions worldwide in setting transplant testing standards.

     Historically, the Company has focused on developing and incorporating its DNA technology into products to be sold as stand-alone test kits and to a lesser extent as DNA testing services. Since 1997, the Company has emphasized offering testing services to end-users of DNA testing information in an effort to meet demand for an integrated DNA testing solution and to take advantage of access to new DNA testing process technologies from Molecular Dynamics, Inc., Amersham Pharmacia Biotech and Molecular Innovations, Inc. which the Company believes, when fully developed, will improve the speed, quality and breadth of information provided by its testing services at a reduced cost. In addition, the Company believes this strategy will allow the Company to exploit opportunities not otherwise available to it as a marketer of DNA testing products.

     Since January 1, 1998, the Company has substantially increased its testing service revenue base and expanded its market coverage and laboratory infrastructure by completing the acquisitions of (i) National Legal Laboratories ('NLL'), the fifth largest paternity testing laboratory in the United States,
(ii) International Support

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

for Bone Marrow Drives, Ltd. ('ISBMD'), the largest provider of HLA testing services in Germany, (iii) Micro Diagnostics, Inc. ('MDx'), a full service DNA testing laboratory and (iv) Helix Biotech Ltd. ('Helix'), a full service DNA testing laboratory serving the Canadian market (collectively, the 'Recent Acquisitions'). In addition, the Company has agreed to acquire GeneScreen Inc. ('GeneScreen') for cash and stock valued at $12.5 million (the 'GeneScreen Acquisition'). GeneScreen is a leading provider of paternity testing services and had revenues of $11.2 million during the year ended December 31, 1997. The GeneScreen Acquisition will close concurrently with this offering. See 'Business--Recent and Pending Acquisitions.' The Company intends to increase its revenue and profitability by leveraging its DNA testing process technology currently under development across its existing laboratory operations and those which it may acquire in the future and, to a lesser extent, by taking advantage of operational efficiency brought about as a result of a larger laboratory infrastructure.

     The Company's goal is to be the leading international supplier of integrated DNA testing solutions. The Company's business strategy to meet this goal consists of the following primary elements: (i) continuing to improve its DNA testing process to increase the speed, quality and breadth of the information provided by its testing services and to lower its costs; (ii) pursuing strategic acquisitions; (iii) expanding internationally through joint venture and licensing arrangements; (iv) maintaining its industry leadership position by working to set industry standards; and (v) extending the Company's technologies into other diagnostic testing areas.

                                  THE OFFERING

Common Stock being offered by:

     The Company..........................  681,818 shares

Common Stock to be outstanding after the
  offering................................  6,560,857 shares(1)

Use of proceeds...........................  The Company will not receive any cash proceeds from the sale of shares hereunder. See 'Use of Proceeds.'

Proposed Nasdaq National Market symbol....  LFCD

------------------
(1) Based upon the number of shares outstanding on July 15, 1998. Does not include: (i) 1,322,501 shares of Common Stock issuable upon the exercise of stock options and warrants outstanding as of such date, of which 1,049,335 stock options and warrants were then exercisable; and (ii) 1,101,287 additional shares available for grant under the 1992 Employee Stock Option Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Plan. See 'Management--Stock Option Plans.'

                  (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

such Preferred Stock could have a material adverse effect on the market value of the Common Stock. Although the Company has no present intention to issue any shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future. These provisions, as well as other provisions contained in the Company's Certificate of Incorporation, may also have the effect of discouraging, delaying or preventing a change in control of the Company. See 'Description of Capital Stock.'

     In addition, the Company's Certificate of Incorporation provides for a staggered Board of Directors. Certain provisions of Delaware law applicable to the Company could also delay or make more difficult a merger, tender offer or proxy contest involving the Company, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The potential issuance of Preferred Stock, the existence of a staggered Board of Directors, and provisions of Delaware law could have the effect of delaying, deferring or preventing a change in control of the Company, including without limitation, discouraging a proxy contest, making more difficult the acquisition of a substantial block of the Common Stock or limiting the price that investors might be willing to pay in the future for shares of the Common Stock.

     Year 2000 Risks. The Company has initiated communications with its software vendors to determine the extent to which the Company is vulnerable to those third parties' failure to remediate the Year 2000 issue. The Company relies on the ability of its outside software vendors for remedial action. There can be no assurance that the systems of these third party software vendors on which the Company relies will be converted on a timely basis, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company. The total remaining cost of completion of the Company's Year 2000 compliance plan is estimated to be less than $100,000 and will be funded through operating cash flows. The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Any disruption of its operations caused by the computer systems of any of the Company's vendors or customers could have a material adverse effect on the Company's financial position or results of operations, including customer satisfaction issues and potential lawsuits. In addition, there can be no assurance that the Company will not experience significant cost overruns or delays in connection with upgrading software or the programming of changes required to address the Year 2000 issue. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000.'

     Shares Eligible for Future Sale. Sales of a substantial number of shares of the Common Stock in the public market following this offering, or the perception that such sales could occur, could materially adversely affect the prevailing market price of the Common Stock. Immediately after completion of this offering, the Company will have 6,560,857 shares of Common Stock outstanding, of which the 681,818 shares offered hereby and the 3,200,000 shares offered pursuant to the concurrent IPO will be eligible for sale without regard to volume or other limitations pursuant to Rule 144 ('Rule 144') under the Securities Act of 1933, as amended (the 'Securities Act'), unless purchased by 'affiliates' of the Company as that term is defined under Rule 144. The Company, its executive officers, directors and certain stockholders, who in the aggregate own beneficially 2,802,186 of the remaining outstanding shares of Common Stock, have agreed pursuant to lock-up agreements that they will not sell or otherwise dispose of any shares of Common Stock beneficially owned by them (except for shares sold in this offering) for a period of 180 days from the date of this Prospectus other than as bona fide gifts or as distributions to the stockholders or limited partners of certain stockholders, provided that, in either event, the transferee agrees to be bound by similar restrictions. Such agreements provide that Volpe Brown Whelan & Company, LLC may, in its sole discretion, and at any time or from time to time, without notice, release all or any portion of the shares subject to these lock-up agreements. Upon the expiration of these lock-up agreements, all of such outstanding shares will become immediately eligible for sale in the public market, subject in some cases to the volume and other restrictions of Rule 144 or Rule 701 under the Securities Act. Promptly after the date of this Prospectus, the Company intends to register on one or more registration statements on Form S-8 all shares of Common Stock issuable under its stock option plans. Shares covered by such registration statements will be eligible for sale in the public market after the effective date of such registration. In addition, the holders of 591,943 shares of Common Stock ( shares if the Underwriters' over-allotment option is

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

exercised in full) are entitled to certain registration rights with respect to such shares. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales may have a material adverse effect on the market price of the Common Stock. In addition, certain employees of the Company's subsidiary Cellmark Diagnostics, Inc. ('Cellmark') own an aggregate of 1,960 shares of the common stock of Cellmark (representing 19.6% of the common stock of Cellmark). The Company has agreed to allow the Cellmark employees to exchange, beginning in March 1999, each share of common stock of Cellmark for 43.654 shares of the Company's Common Stock, representing a potential issuance of an aggregate of 85,562 shares of the Company's Common Stock. If such holders, by exercising their exchange rights, cause a large number of shares to be sold in the public market, such sales may have a material adverse effect on the market price of the Common Stock. See 'Management--Executive Compensation' and '--Stock Option Plans,' 'Description of Capital Stock' and 'Shares Eligible for Future Sale.'

     No Prior Public Market; Possible Volatility of Stock Price. Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that an active public market for the Common Stock will develop or be sustained after this offering. The initial public offering price will be determined through negotiations between the Company and the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the closing of this offering. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly held medical diagnostics companies have in the past been, and may in the future be, especially volatile. Announcements of technological innovations or new services or products by the Company or its competitors, release of reports by securities analysts, developments or disputes concerning patents or proprietary rights, regulatory developments, economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. Such litigation could result in substantial costs and a diversion of management attention and resources, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Immediate and Substantial Dilution. Purchasers of shares of Common Stock in this offering will incur immediate and substantial dilution in the pro forma net tangible book value per share from the public offering price. In addition, investors purchasing shares in this offering will incur additional dilution to the extent that Company stock options and warrants (whether currently outstanding or subsequently issued or granted) are exercised. See 'Dilution.'

     Lack of Dividends. The Company currently intends to retain all earnings, if any, for future growth and, therefore, does not intend to pay cash dividends on the Common Stock in the foreseeable future. See 'Dividend Policy.'

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

                                  THE COMPANY

     Lifecodes Corporation was incorporated in New York in April 1982 and was purchased by, and became a wholly-owned subsidiary of, Quantum Chemical Corporation ('Quantum') in 1985. In September 1991, existing management and stockholders acquired all of Quantum's interest in the Company and relocated the Company to Stamford, Connecticut. The Company reincorporated in Delaware in January 1993. In March 1996, the Company acquired Cellmark, a division of Zeneca, plc. In February 1997, the Company, ISBMD and its founders formed Medical Molecular Diagnostics GmbH ('MMD') to perform HLA testing in Germany. In October 1997, the Company acquired a controlling interest in MMD.

     In 1998, the Company has completed or has pending a number of acquisitions as part of its strategic plan, including the recently completed acquisitions of National Legal Laboratories (the 'NLL Acquisition'), International Support for Bone Marrow Drives, Ltd. (the 'ISBMD Acquisition'), Micro Diagnostics, Inc. (the 'MDx Acquisition'), Helix Biotech Ltd. (the 'Helix Acquisition'), and the pending acquisition of GeneScreen Inc. (the 'GeneScreen Acquisition,' and together with the NLL Acquisition, the ISBMD Acquisition, the MDx Acquisition and the Helix Acquisition, the 'Recent and Pending Acquisitions'). See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.'

     The Company's principal executive offices are located at 550 West Avenue, Stamford, Connecticut 06902 and its telephone number is (203) 328-9500.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the offering of shares pursuant to the GeneScreen Acquisition. The net proceeds to the Company from the concurrent IPO, after deducting underwriting discounts and commissions and estimated expenses payable by the Company in connection with such offering, are estimated to be approximately $28.5 million assuming an initial public offering price of $11.00 per share. The Company will not receive any of the proceeds from the sales of Common Stock by the Selling Stockholders. See 'Principal and Selling Stockholders.'

     From time to time in the ordinary course of business, the Company evaluates the potential acquisition of businesses and technologies that complement the Company's business, for which a portion of the net proceeds may be used. Currently, the Company does not have any commitments or agreements with respect to any such acquisitions other than with respect to the GeneScreen Acquisition. See 'Business--Recent and Pending Acquisitions' and '--GeneScreen Acquisition.' Pending such uses, the net proceeds will be invested in short-term, investment grade securities.

                                DIVIDEND POLICY

     Lifecodes Corporation has never declared or paid any cash dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the general financial condition of the Company, contractual restrictions and general business conditions. In addition, the Credit Facility prohibits the payment of dividends without the consent of First Union.

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have 6,560,857 shares of Common Stock outstanding (based upon shares of Common Stock outstanding as of the date of this Prospectus, the conversion of all outstanding shares of Series A Convertible Preference Stock, the issuance of 681,818 shares in this offering pursuant to the GeneScreen Acquisition and assuming no exercise of outstanding stock options). Of these shares, the 3,200,000 shares sold in the concurrent IPO will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by 'affiliates' of the Company, as that term is defined in Rule 144 ('Rule 144') under the Securities Act ('Affiliates'), may generally only be sold in compliance with the limitations of Rule 144 described below. The remaining 2,679,039 shares of Common Stock (the 'Restricted Shares') held by existing stockholders upon completion of this offering, other than holders pursuant to the GeneScreen Acquisition, will be 'restricted' securities within the meaning of Rule 144 and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144.

SALES OF RESTRICTED SHARES

     Beginning 180 days after the date of this Prospectus, approximately 1,829,259 Restricted Shares subject to lock-up agreements (the 'Lock-up Agreements') between the Underwriters and certain stockholders, including officers and directors, will become eligible for sale in the public market pursuant to Rule 144(k), Rule 144 or Rule 701. In addition, certain existing holders of an aggregate of 591,943 shares of Common Stock have the right to require registration of their shares under certain circumstances. However, such stockholders and holders of Common Stock pursuant to the GeneScreen Acquisition have entered into Lock-up Agreements with respect to all shares owned by them and not sold in this offering, which provide that they will not sell or otherwise dispose of any shares of Common Stock (except for shares sold in this offering) without the prior written consent of Volpe Brown Whelan & Company, LLC for a period of 180 days from the date of this Prospectus other than bona fide gifts or distributions to the stockholders or limited partners of such stockholders, provided that, in either event, the transferee agrees to be bound by similar restrictions. Volpe Brown Whelan & Company, LLC may, in its sole discretion, and at any time or from time to time, without notice, release all or any portion of the securities subject to the Lock-up Agreements. See '--Registration Rights' and 'Underwriting.'

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an Affiliate, who has beneficially owned Restricted Shares for at least one year (including the holding period of certain prior owners) is entitled to sell in 'brokers' transactions' or to market makers, within any three-month period commencing 90 days after the Company becomes subject to reporting requirements of Section 13 of the Exchange Act, a number of such shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 65,609 shares immediately after this offering) or (ii) the average weekly trading volume in the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of such sale is filed. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements and availability of current public information about the Company. In addition, under Rule 144(k), a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the limitations described above. In meeting the one and two year holding periods described above, a holder of Restricted Shares can include the holding periods of a prior owner who was not an Affiliate. Further, Rule 144A under the Securities Act as currently in effect permits the immediate sale of restricted shares to certain qualified institutional buyers without regard to the volume restrictions described above.

STOCK OPTIONS

     In general, under Rule 701 of the Securities Act as currently in effect, any employee, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or other written compensatory agreement is entitled to resell such shares without having to comply with the public-information, holding-period, volume-limitation or notice provisions of Rule 144, and Affiliates are entitled to sell their Rule 701 shares under Rule 144 without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the Company becomes subject to the reporting requirements

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

                       CONCURRENT INITIAL PUBLIC OFFERING

     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the 'Underwriters'), and each of such Underwriters, for whom Volpe Brown Whelan & Company, LLC, Vector Securities International, Inc. and Advest, Inc. (collectively, the 'Representatives'), are acting as representatives, have agreed severally to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below. The Underwriters are committed to purchase and pay for all shares if any shares are purchased.

                                                                                                NUMBER
UNDERWRITERS                                                                                   OF SHARES
--------------------------------------------------------------------------------------------   ---------
Volpe Brown Whelan & Company, LLC...........................................................
Vector Securities International, Inc........................................................
Advest, Inc.................................................................................

                                                                                               ---------
     Total..................................................................................
                                                                                               ---------
                                                                                               ---------

     The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectusand to certain dealers at
such price less a concession not in excess of $     per share, of which $
per share may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

     Certain Selling Stockholders have granted the Underwriters an option for 45 days after the date of this Prospectus to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus, up to 480,000 additional shares of Common Stock at the same price per share as the Company and the Selling Stockholders receive for the 3,200,000 shares of Common Stock offered hereby, solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by each of them, as shown in the foregoing table, bears to the 3,200,000 shares of Common Stock offered hereby. The Underwriters may exercise such option only to cover the over-allotments in connection with the sale of the 3,200,000 shares of Common Stock offered hereby. To the extent that the Underwriters exercise such over-allotment option in part, such shares shall be purchased pro-rata among the Company and the individual Selling Stockholders.

     Certain of the Company's executive officers, directors and existing stockholders owning in the aggregate 2,802,186 shares of Common Stock have agreed not to offer, pledge, sell, contract to sell, make any short sale or otherwise dispose of any shares of Common Stock, options to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the 180 day period following the date of this Prospectus, without the prior written consent of Volpe Brown Whelan & Company, LLC. The Company also has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or any rights to purchase or acquire shares of Common Stock, during the 180 day period following the date of this Prospectus without the prior written consent of Volpe Brown Whelan & Company, LLC, except for the granting of options pursuant to the Plan or the issuance of shares of Common Stock upon the

                 (ALTERNATE PAGE FOR ACQUISITION PROSPECTUS)

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS, THE UNDERWRITERS OR ANY DEALER OF AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY THE COMMON STOCK TO ANY PERSON IN ANY JURISDICTION WHERE, OR IN ANY CIRCUMSTANCE IN WHICH, SUCH OFFER OR SOLICITATION MAY NOT LEGALLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE INFORMATION SET FORTH IN THE PROSPECTUS IS CORRECT AS OF ANY TIMES SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................     3
Risk Factors...................................     6
The Company....................................    15
Use of Proceeds................................    15
Dividend Policy................................    15
Capitalization.................................    16
Dilution.......................................    17
Selected Historical Consolidated Financial
  Data.........................................    18
Unaudited Pro Forma Condensed Combined
  Financial Data...............................    19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    24
Business.......................................    31
Management.....................................    47
Certain Transactions...........................    54
Principal and Selling Stockholders.............    56
Description of Capital Stock...................    58
Shares Eligible for Future Sale................    60
Concurrent Initial Public Offering.............    62
Legal Matters..................................    63
Experts........................................    64
Available Information..........................    64
Index to Financial Statements..................   F-1

                            ------------------------

UNTIL             , 1998 (25 DAYS AFTER THE DATE OF
THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 681,818 SHARES

                                    [LOGO]

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                      , 1998
                            ------------------------

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses payable by the Company in connection with the distribution of the securities being registered hereby are as follows (asterisks indicate an estimate):

AMOUNT
------------------------------------------------------------
SEC Registration Fee........................................   $   18,049
NASD Filing Fee.............................................   $    4,916
Printing and Engraving Expenses.............................   $  150,000*
Accounting Fees and Expenses................................   $  605,000*
Legal Fees and Expenses.....................................   $  300,000*
Blue Sky Fees and Expenses..................................   $   15,000*
NASDAQ Listing Fee..........................................   $   75,000*
Registrar and Transfer Agent Fees...........................   $   10,000*
Miscellaneous Expenses......................................   $   22,035*
                                                               ----------
     Total..................................................   $1,200,000*
                                                               ----------
                                                               ----------

     All of the foregoing expenses are being borne by the Company. None of the expenses are being borne by the Selling Stockholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any director or officer to the full extent permitted by the Delaware General Corporation Law (the 'GCL'). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following discussion does not give effect to the stock split of the Company's Common Stock effected immediately prior to the offering. During the past three years, the Company has sold and issued the following unregistered securities:

          In February 1996, the Company issued an aggregate of 50,028 shares of Common Stock to certain stockholders without additional consideration under the terms of a 1993 agreement requiring the Company to meet a specific sales target.

          In May and August of 1996, the Company issued an aggregate of 1,160 shares of Common Stock to certain of its employees at prices ranging from $5.00 per share to $5.36 per share.

          In August, October and November 1996 and September and November 1997 and January 1998, the Company issued an aggregate of 22,430 shares of Common Stock to employees upon the exercise of various stock options each at an exercise price of $5.00 per share.

          In March 1997, the Company issued an aggregate of 6,770 shares of Common Stock to certain of its employees for $5.00 per share.

          In September 1997, the Company issued 22,000 shares of Common Stock to its Chairman of the Board and Chief Financial Officer, Richard A. Sandberg for $9.50 per share in cash and promissory notes. See 'Certain Transactions.'

          In April 1998, the Company issued an aggregate of 100,000 shares of Common Stock to Gerhard Ehninger and Claude L. Buller, the stockholders of International Support for Bone Marrow Drives, Ltd., under the terms of Agreement and Plan of Reorganization dated April 3, 1998 among the Company, Gerhard Ehninger and Claude L. Buller.

          In May 1998, the Company issued an aggregate of 89,143 shares of Common Stock to the stockholders of Micro Diagnostics, Inc. under the terms of an Agreement and Plan of Merger dated as of April 30, 1998 among the Company's subsidiary, Genomics International Corporation, and Ross Hickey, Deborah Torgersen and L. Brian Whitfield.

          In May 1998, the Company issued an aggregate of 4,000 shares of Common Stock to Group Benefit Services, Inc. under the terms of an Asset Purchase Agreement dated as of January 26, 1998 between the Company's subsidiary, Genomics International Corporation and Group Benefit Services, Inc.

          In July 1998, the Company issued an aggregate of 34,000 shares of Common Stock to Helix BioPharma Corp. under the terms of an Asset Purchase Agreement dated July 10, 1998 among the Company, 3018524 Nova Scotia ULC and Helix BioPharma Corp.

     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sales of securities were without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

 1.1      --   Form of Underwriting Agreement
 2.1      --   Letter of Intent dated July 13, 1998 between the Company and GeneScreen Inc.
 3.1      --   Form of Amended and Restated Certificate of Incorporation
 3.2      --   Amended and Restated By-Laws
 5.1      --   Opinion of Wiggin & Dana*
10.1      --   Lifecodes Corporation 1992 Employee Stock Option Plan
10.2      --   Lifecodes Corporation 1995 Employee Stock Option Plan
10.3      --   Lifecodes Corporation1998 Stock Plan
10.4      --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Walter O. Fredericks
10.5      --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Ivan Balazs
10.6      --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Jacob Victor
10.7      --   Consulting Agreement dated April 3, 1998 between International Support for Bone Marrow Drives, Ltd.
               ('ISBMD') and Claude L. Buller
10.8      --   Consulting Agreement dated April 3, 1998 between ISBMD and Gerhard Ehninger
10.9      --   Promissory Note from Claude L. Buller to ISBMD
10.10     --   Promissory Note from Gerhard Ehninger to ISBMD
10.11     --   Stock Pledge Agreement dated April 3, 1998 between Claude L. Buller and ISBMD
10.12     --   Stock Pledge Agreement dated April 3, 1998 between Gerhard Ehninger and ISBMD
10.13     --   Non-Recourse Promissory Note and Agreement dated December 19, 1996 between the Registrant and Walter
               O. Fredericks
10.14     --   Advance on Sales Bonuses dated June 1, 1997 from Michael Petrillo to the Registrant
10.15     --   Promissory Note dated September 30, 1997 from Richard A. Sandberg to the Registrant
10.16     --   Promissory Note dated October 1, 1997 from Medical Molecular Diagnostics, GmbH to the Registrant

10.17     --   Full Recourse Promissory Note dated January 2, 1998 from Walter O. Fredericks to the Registrant
10.18     --   Letter Agreement dated February 26, 1997 between the Registrant and Roche Molecular Systems, Inc.
10.19     --   License Agreement effective as of April 1, 1997 by and among the Registrant, F. Hoffmann-LaRoche Ltd.
               and Roche Molecular Systems, Inc. (Confidential treatment has been requested for portions of this
               Exhibit)
10.20     --   Technology Access Agreement dated January 15, 1998 among the Registrant and Nycomed Amersham plc and
               Molecular Dynamics, Inc. (Confidential treatment has been requested for portions of this Exhibit)
10.21     --   Letter of Intent dated January 15, 1998 between the Registrant and Nycomed Amersham plc (Confidential
               treatment has been requested for portions of this Exhibit)
10.22     --   Parentage Testing Product Agreement effective April 1, 1998 by and among the Registrant, Roche
               Molecular Systems, Inc., and F. Hoffman-La Roche, Ltd. (Confidential treatment has been requested for portions of this Exhibit)
10.23     --   Purchase and License Agreement dated April 20, 1998 between the Registrant and Molecular Innovations,
               Inc. (Confidential treatment has been requested for portions of this Exhibit)
10.24     --   Stock Purchase Agreement dated September 30, 1997 between the Registrant and Richard Sandberg
10.25     --   Stock Warrant Agreement dated April 13, 1992 between the Registrant and the Connecticut Development
               Authority
10.26     --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and the Connecticut Development
               Authority
10.27     --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Crossroads Constitution, L.P.
10.28     --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Crossroads Constitution,
               L.P.
10.29     --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Dean Fenton
10.30     --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Dean Fenton
10.31     --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Theodore Elliott
10.32     --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Theodore Elliott
10.33     --   Stock Warrant Agreement dated September 26, 1994 between the Registrant and Connecticut Innovations,
               Inc.
10.34     --   Form of Agreement with Cellmark Employees*
10.35     --   Stock Warrant Agreement dated February 24, 1994 between the Registrant and Joseph Bishop
10.36     --   Lease Agreement, as amended, dated December 15, 1991 by and between RM Stamford Realty Associates, successor-in-interest to Robert Martin Company.
21.1      --   Subsidiaries of the Registrant
23.1      --   Consent of Wiggin & Dana (included in Exhibit 5.1)
23.2      --   Consent of Deloitte & Touche LLP
23.3      --   Consent of Schlattman & Associates, P.C.
24.1      --   Power of Attorney (included on signature page)
27.1      --   Financial Data Schedule
99.1      --   Consent of John Hansen M.D.
99.2      --   Consent of Keith W. Brown

------------------

  * To be filed by amendment.

 (b) Financial Statement Schedules

     None.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on July 16, 1998.

                                          LIFECODES CORPORATION
                                          (Registrant)

                                          By: /s/ WALTER O. FREDERICKS
                                             -----------------------------------
                                          Name: Walter O. Fredericks
                                          Title:  President and Chief Executive
                                          Officer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter O. Fredericks and Richard A. Sandberg his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

         /s/ RICHARD A. SANDBERG            Chairman, Chief Financial Officer                   July 16, 1998
------------------------------------------  and Director (Principal Financial Officer)
           Richard A. Sandberg

         /s/ WALTER O. FREDERICKS           President, Chief Executive Officer                  July 16, 1998
------------------------------------------  and Director (Principal Executive Officer)
           Walter O. Fredericks

          /s/ IVAN BALAZS, PH.D.            Vice President--Research & Development and          July 16, 1998
------------------------------------------  Director
            Ivan Balazs, Ph.D.

           /s/ JOSEPH I. BISHOP             Director                                            July 16, 1998
------------------------------------------
             Joseph I. Bishop

           /s/ CLAUDE L. BULLER             Director                                            July 16, 1998
------------------------------------------
             Claude L. Buller

      /s/ PROF. DR. GERHARD EHNINGER        Director                                            July 16, 1998
------------------------------------------
        Prof. Dr. Gerhard Ehninger

            /s/ DEAN E. FENTON              Director                                            July 16, 1998
------------------------------------------
              Dean E. Fenton

            /s/ MILTON STEELE               Director                                            July 16, 1998
------------------------------------------
              Milton Steele

          /s/ ROSS V. HICKEY JR.            Director                                            July 16, 1998
------------------------------------------
            Ross V. Hickey Jr.

            /s/ DEAN L. SOMER               Controller, Treasurer and Secretary                 July 16, 1998
------------------------------------------  (Principal Accounting Officer)
              Dean L. Somer

                                 EXHIBIT INDEX

EXHIBIT                                                                                                   SEQUENTIAL
NUMBER   DESCRIPTION                                                                                       PAGE NO.
------   ----------------------------------------------------------------------------------------------   -----------
  1.1     --   Form of Underwriting Agreement
  2.1     --   Letter of Intent dated July 13, 1998 between the Company and GeneScreen Inc.
  3.1     --   Form of Amended and Restated Certificate of Incorporation
  3.2     --   Amended and Restated By-Laws
  5.1     --   Opinion of Wiggin & Dana*
 10.1     --   Lifecodes Corporation 1992 Employee Stock Option Plan
 10.2     --   Lifecodes Corporation 1995 Employee Stock Option Plan
 10.3     --   Lifecodes Corporation1998 Stock Plan
 10.4     --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Walter O.
               Fredericks
 10.5     --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Ivan
               Balazs
 10.6     --   Executive Severance Agreement dated January 2, 1992 between the Registrant and Jacob
               Victor
 10.7     --   Consulting Agreement dated April 3, 1998 between International Support for Bone Marrow
               Drives, Ltd. ('ISBMD') and Claude L. Buller
 10.8     --   Consulting Agreement dated April 3, 1998 between ISBMD and Gerhard Ehninger
 10.9     --   Promissory Note from Claude L. Buller to ISBMD
 10.10    --   Promissory Note from Gerhard Ehninger to ISBMD
 10.11    --   Stock Pledge Agreement dated April 3, 1998 between Claude L. Buller and ISBMD
 10.12    --   Stock Pledge Agreement dated April 3, 1998 between Gerhard Ehninger and ISBMD
 10.13    --   Non-Recourse Promissory Note and Agreement dated December 19, 1996 between the
               Registrant and Walter O. Fredericks
 10.14    --   Advance on Sales Bonuses dated June 1, 1997 from Michael Petrillo to the Registrant
 10.15    --   Promissory Note dated September 30, 1997 from Richard A. Sandberg to the Registrant
 10.16    --   Promissory Note dated October 1, 1997 from Medical Molecular Diagnostics, GmbH to the
               Registrant
 10.17    --   Full Recourse Promissory Note dated January 2, 1998 from Walter O. Fredericks to the
               Registrant
 10.18    --   Letter Agreement dated February 26, 1997 between the Registrant and Roche Molecular
               Systems, Inc.
 10.19    --   License Agreement effective as of April 1, 1997 by and among Registrant, F.
               Hoffmann-LaRoche Ltd. and Roche Molecular Systems, Inc. (Confidential treatment has been requested for portions of this Exhibit)
 10.20    --   Technology Access Agreement dated January 15, 1998 among the Registrant and Nycomed
               Amersham plc and Molecular Dynamics, Inc. (Confidential treatment has been requested for portions of this Exhibit)
 10.21    --   Letter of Intent dated January 15, 1998 between the Registrant and Nycomed Amersham plc
               (Confidential treatment has been requested for portions of this Exhibit)
 10.22    --   Parentage Testing Product Agreement effective April 1, 1998 by and among the Registrant,
               Roche Molecular Systems, Inc., and F. Hoffman-La Roche, Ltd. (Confidential treatment has been requested for portions of this Exhibit)

EXHIBIT                                                                                                   SEQUENTIAL
NUMBER   DESCRIPTION                                                                                       PAGE NO.
------   ----------------------------------------------------------------------------------------------   -----------
 10.23    --   Purchase and License Agreement dated April 20, 1998 between the Registrant and Molecular
               Innovations, Inc. (Confidential treatment has been requested for portions of this
               Exhibit)
 10.24    --   Stock Purchase Agreement dated September 30, 1997 between the Registrant and Richard
               Sandberg
 10.25    --   Stock Warrant Agreement dated April 13, 1992 between the Registrant and the Connecticut
               Development Authority
 10.26    --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and the Connecticut
               Development Authority
 10.27    --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Crossroads
               Constitution, L.P.
 10.28    --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Crossroads
               Constitution, L.P.
 10.29    --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Dean Fenton
 10.30    --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Dean Fenton
 10.31    --   Stock Warrant Agreement dated August 1, 1994 between the Registrant and Theodore Elliott
 10.32    --   Stock Warrant Agreement dated December 9, 1991 between the Registrant and Theodore
               Elliott
 10.33    --   Stock Warrant Agreement dated September 26, 1994 between the Registrant and Connecticut
               Innovations, Inc.
 10.34    --   Form of Agreement with Cellmark Employees*
 10.35    --   Stock Warrant Agreement dated February 24, 1994 between the Registrant and Joseph Bishop
10.36.................................   --   Lease Agreement, as amended, dated December 15, 1991 by and between RM Stamford Realty
               Associates, successor-in-interest to Robert Martin Company.
 21.1     --   Subsidiaries of the Registrant
 23.1     --   Consent of Wiggin & Dana (included in Exhibit 5.1)
 23.2     --   Consent of Deloitte & Touche LLP
 23.3     --   Consent of Schlattman & Associates, P.C.
 24.1     --   Power of Attorney (included on signature page)
 27.1     --   Financial Data Schedule
 99.1     --   Consent of John Hansen M.D.
 99.2     --   Consent of Keith W. Brown

------------------

  * To be filed by amendment.

 (b) Financial Statement Schedules

     None.